As filed with the Securities and Exchange Commission on October 18, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GYRODYNE, LLC
(Exact name of Registrant as specified in its charter)

New York	6512	46-3838291
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
One Flowerfield, Suite 24 Saint James, New York 11780 (631) 584-5400
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Frederick C. Braun III
President and Chief Executive Officer
Gyrodyne, LLC
One Flowerfield, Suite 24
Saint James, New York 11780
(631) 584-5400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Thomas H. Kennedy, Esq. Timothy M. Fesenmyer, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000 (212) 735-2000 (facsimile)	Alon Y. Kapen, Esq. Farrell Fritz, P.C. 1320 RXR Plaza Uniondale, New York 11556-1320 (516) 227-0700 (516) 227-0777 (facsimile)

Approximate date of commencement of proposed sale of the securities to the public: As promptly as practicable after the filing of this registration statement and other conditions to the commencement of the exchange offer described herein have been satisfied or, where permissible, waived.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accredited filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☑	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
common shares representing limited liability company interests in Gyrodyne, LLC	1,482,680	N/A	$112,491,676.65	$14,488.93

(1)
  Represents the maximum number of common shares representing limited liability company interests in Gyrodyne, LLC, a New York limited liability company, that may be issuable pursuant to the merger of Gyrodyne Company of America, Inc., a self-managed and self-administered real estate investment trust formed under the laws of the State of New York, with and into Gyrodyne, LLC, pursuant to the Agreement and Plan of Merger, as described in the proxy statement/prospectus that forms a part of this Registration Statement based upon the number of shares of each class of common stock, par value $1.00 per share, of Gyrodyne Company of America, Inc. issued at the close of business on October 16, 2013. Pursuant to the merger, each issued share of Gyrodyne Company of America, Inc. common stock (other than those that elect to exercise their appraisal rights) will be converted into one common share representing a limited liability company interest in Gyrodyne, LLC.
(2)
  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) and Rule 457(c) under the Securities Act of 1933 (the “Securities Act”), based on $75.87, the average of the high and low sales prices of Gyrodyne Company of America, Inc. common stock on the NASDAQ Capital Market on October 16, 2013.
(3)
  Computed in accordance with Rule 457(f) under the Securities Act to be $14,488.93, which is equal to 0.00012880 multiplied by the proposed maximum aggregate offering price.
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
The proxy statement/prospectus that forms a part of this Registration Statement consists of (i) a proxy statement relating to the annual meeting of the shareholders of Gyrodyne Company of America, Inc. and (ii) a prospectus relating to the common shares representing limited liability interests in Gyrodyne, LLC.
REFERENCES TO ADDITIONAL INFORMATION
This document incorporates by reference important business and financial information about Gyrodyne from documents that it has filed with the SEC but that are not being included in or delivered with this document. This information is available to you without charge upon your written or oral request. You may read and copy documents incorporated by reference in this proxy statement/prospectus, other than certain exhibits to those documents, and other information about Gyrodyne that is filed with the SEC under the Exchange Act at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You can also obtain such documents free of charge through the SEC’s web site (www.sec.gov) or by requesting them in writing or by telephone at the following address and telephone number:
For more information about Gyrodyne:

By Mail:	Gyrodyne One Flowerfield, Suite 24 Saint James, New York 11780 Attention: Corporate Secretary
By Telephone:	(631) 584-5400
By Internet:	http://www.gyrodyne.com/proxy/php
IF YOU WOULD LIKE TO REQUEST ANY DOCUMENTS, PLEASE DO SO BY [            ], 2013 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING.
For additional information on documents incorporated by reference in this document, please see “Incorporation By Reference.”
ABOUT THIS DOCUMENT
Gyrodyne has supplied all information contained in, or incorporated by reference into, this proxy statement/prospectus relating to Gyrodyne. Gyrodyne, LLC has supplied all information contained in or incorporated by reference into this proxy statement/prospectus relating to Gyrodyne, LLC. Gyrodyne and Gyrodyne, LLC have both contributed information relating to the transactions contemplated herein, including the merger.
This proxy statement/prospectus forms a part of a registration statement on Form S-4 (Registration No. 333-       ) filed by Gyrodyne, LLC with the SEC. It constitutes a prospectus of Gyrodyne, LLC under Section 5 of the Securities Act, with respect to the common shares representing limited liability company interests in Gyrodyne, LLC to be issued to holders of Gyrodyne common stock in the merger. It also constitutes a proxy statement under Section 14(a) of the Exchange Act and a notice of annual meeting and action to be taken with respect to the Gyrodyne annual meeting of shareholders at which Gyrodyne shareholders will consider and vote on the proposal to adopt the merger agreement and to approve the transactions contemplated by the merger agreement, including the merger.
You should rely only on the information contained in or incorporated by reference into this document. No one has been authorized to provide you with information that is different from that contained in or incorporated by reference into this document. This document is dated October 18, 2013. You should not assume that the information contained in this document is accurate as of any date other than the date hereof. You should not assume that the information contained in any document incorporated by reference herein is accurate as of any date other than the date of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this document modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document. Neither the mailing of this document to the shareholder of Gyrodyne, nor the taking of any actions contemplated hereby by Gyrodyne or Gyrodyne, LLC at any time will create any implication to the contrary.
This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

The information in this proxy statement/prospectus is not complete and may be changed. Gyrodyne, LLC may not sell or issue these securities until the registration statement filed with the Securities and Exchange Commission of which this proxy statement/prospectus forms a part is effective. This proxy statement/prospectus is not an offer to sell these securities and Gyrodyne, LLC is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

One Flowerfield, Suite 24 Saint James, New York 11780	PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION DATED OCTOBER 18, 2013
Dear Shareholders:
I cordially invite you to the 2013 annual meeting of shareholders of Gyrodyne Company of America, Inc., which we will hold at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780 on December [10], 2013, at 11:00 a.m., Eastern Time. Shareholders of record at the close of business on October 28, 2013, will be entitled to vote at the annual meeting or its adjournment or postponement, if any.
As previously announced, further to Gyrodyne’s previously stated goal of providing one or more tax efficient liquidity events to its shareholders and taking into account, among other factors, Gyrodyne’s receipt of a private letter ruling from the Internal Revenue Service that permits Gyrodyne to distribute, by means of a special dividend, the gains realized from its receipt of additional damages in July 2012 in connection with judgments in Gyrodyne’s favor in condemnation litigation with the State of New York regarding 245.5 acres of Gyrodyne’s Flowerfield property in St. James and Stony Brook, New York, subject to a 4% excise tax but without incurring a REIT-level 35% capital gains tax, our board of directors concluded that it is in the best interests of Gyrodyne and its shareholders to liquidate Gyrodyne in an orderly manner. On that basis, on September 12, 2013, our board of directors adopted a plan of liquidation within the meaning of the Internal Revenue Code.
At the annual meeting, we will ask you to authorize a plan of merger and the transactions contemplated thereby, including the merger of Gyrodyne with and into a limited liability company. The plan of merger is designed to facilitate the liquidation of Gyrodyne for tax purposes. Following the merger, if implemented, it is the current intent of our board of directors that the company would operate with a business plan to dispose of its current real property assets in an orderly manner designed to obtain the best value reasonably available for such assets. In addition, we are asking you to elect two directors, ratify the appointment of our independent registered public accounting firm for the 2013 fiscal year and, on an advisory basis, to approve certain executive compensation matters and the frequency of future advisory votes on such matters and to consider such other matters as may properly come before the meeting. Our board of directors believes that the proposals being submitted for shareholder action are in the best interests of Gyrodyne and its shareholders and recommends a vote “FOR” each proposal.
This proxy statement/prospectus is the proxy statement of Gyrodyne Company of America, Inc. for the annual meeting and also the prospectus of Gyrodyne, LLC for the common shares representing limited liability company interests in the limited liability company that will be issued to Gyrodyne shareholders in connection with the merger, if it is implemented. This proxy statement/prospectus contains information about the meeting and will serve as your guide to the matters on which you will be asked to vote.
Your vote is very important to us and it is important that your shares be represented at the annual meeting. The plan of merger and the transactions contemplated thereby cannot be completed unless shareholders of at least two-thirds of all outstanding shares of Gyrodyne common stock entitled to vote thereon vote in favor of such proposal. Whether or not you plan to attend the annual meeting, I encourage you to promptly vote your shares by proxy by following the instructions beginning on page [-] of this proxy statement. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

If you have any questions or need assistance voting your shares of Gyrodyne common stock, please call MacKenzie Partners, Inc., our proxy solicitor, toll-free at 1-800-322-2885.
Thank you for your continued support of Gyrodyne. I look forward to seeing you at the meeting.
Sincerely,
Frederick C. Braun III
President and Chief Executive Officer
Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the plan of merger or the transactions contemplated thereby, passed upon the merits or fairness of the plan of merger and the transactions contemplated thereby, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
This proxy statement/prospectus is dated [ ], 2013 and is first being mailed to shareholders on or about [ ], 2013.

One Flowerfield, Suite 24 Saint James, New York 11780	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS to be held on December [10], 2013
NOTICE IS HEREBY GIVEN, pursuant to the by-laws, that the annual meeting of shareholders (the “annual meeting”) of Gyrodyne Company of America, Inc. (the “Company” or “Gyrodyne”) will be held at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780, on December [10], 2013, at 11:00 a.m., Eastern Time.
At the annual meeting, shareholders will be asked to consider and vote upon the following proposals and to transact such other business as may properly come before the annual meeting or any adjournment thereof:
Proposal 1 —
  to authorize a proposed plan of merger and the transactions contemplated thereby (the “Plan of Merger”) under the New York Business Corporation Law, including the merger of the Company into Gyrodyne, LLC;
Proposal 2 —
  to elect two (2) directors to a three-year term of office, and until their successors shall be duly elected and qualified;
Proposal 3 —
  to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement;
Proposal 4 —
  to determine, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of the Company’s named executive officers;
Proposal 5 —
  to approve, by a non-binding, advisory vote, certain compensation arrangements for certain executive officers that will be triggered by the merger; and
Proposal 6 —
  to ratify the engagement of Baker Tilly Virchow Krause, LLP (successor to Holtz Rubenstein Reminick LLP) as independent accountants of the Company and its subsidiaries for the 2013 fiscal year.
Our board of directors unanimously recommends that you vote “FOR” each of proposals 1 – 3 and 5 – 6, and “three years” on proposal 4.
Each of the proposals is described more fully in the proxy statement/prospectus accompanying this notice, which you are urged to read carefully. In particular, see sections titled “Risk Factors” and “Federal Income Tax Considerations” of this proxy/prospectus.
Our board of directors has fixed the close of business on October 28, 2013 as the record date for determining shareholders entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. In addition to this notice, enclosed in this mailing are the proxy statement/prospectus, proxy card, annual report and attendance registration form.
To obtain an admittance card for the annual meeting, please complete the enclosed attendance registration form and return it with your proxy card. If your shares are held by a bank or broker, you may obtain an admittance card by returning the attendance registration form your bank or broker forwarded to you. If you do not receive an attendance registration form, you may obtain an admittance card by sending a written request, accompanied by proof of share ownership, to the undersigned. For your convenience, we recommend that you bring your admittance card to the annual meeting so you can avoid registration and proceed directly to the annual meeting. However, if you do not have an admittance card by the time of the annual meeting, please bring proof of share ownership to the registration area where our staff will assist you.

YOUR VOTE IS IMPORTANT
The transactions contemplated by THE PLAN OF MERGER cannot be completed unless shareholders of at least two-thirds of all outstanding shares of Gyrodyne common stock ENTITLED TO VOTE THEREON vote in favor of proposal 1. if you abstain from voting, your abstention will have the same effect as a “no” vote for purposes of determining whether approval of proposal 1 has been obtained. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND THE annual MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE. GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING, BUT WILL HELP ASSURE A QUORUM AND AVOID FURTHER PROXY SOLICITATION COSTS. ATTENDANCE AT THE ANNUAL MEETING IS LIMITED TO SHAREHOLDERS, THEIR PROXIES AND INVITED GUESTS OF THE COMPANY. FOR IDENTIFICATION PURPOSES, “STREET NAME” SHAREHOLDERS WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE.
By Order of the Board of Directors,
Peter Pitsiokos
Corporate Secretary
[-], 2013
In addition to delivering the proxy materials for the Annual Meeting to shareholders by mail, this proxy statement/prospectus also is available at http://www.gyrodyne.com/proxy.php

i

SUMMARY TERM SHEET
This Summary Term Sheet, together with the following section entitled “Questions and Answers,” highlights selected information from this proxy statement/prospectus and does not contain all of the information that may be important to you. You should read carefully the entire proxy statement/prospectus and the additional documents referred to in this proxy statement/prospectus for a more complete understanding of the matters being considered at the annual meeting. This summary includes references to other parts of this proxy statement/prospectus to direct you to a more complete description of the topics presented in this summary. In this proxy statement/prospectus, “we,” “us,” “our,” “Gyrodyne” and the “Company” refer to Gyrodyne Company of America, Inc., “Gyrodyne, LLC” refers to Gyrodyne, LLC and “GSD” refers to Gyrodyne Special Distribution, LLC. This proxy statement/prospectus is dated [•], 2013 and is first being mailed to shareholders on or about [•], 2013.
Gyrodyne Company of America, Inc. (see page •)
Gyrodyne, a self-managed and self-administered real estate investment trust (“REIT”) formed under the laws of the State of New York, manages a diversified portfolio of real estate properties comprising office, industrial and service-oriented properties primarily in the New York metropolitan area. Gyrodyne owns a 68 acre site approximately 50 miles east of New York City on the north shore of Long Island, which includes industrial and office buildings and undeveloped property that is the subject of development plans. Gyrodyne also owns medical office buildings in Port Jefferson Station, New York, Cortlandt Manor, New York and Fairfax, Virginia. Gyrodyne is also a limited partner in the Callery Judge Grove, L.P. (the “Grove”). Gyrodyne’s common stock, par value $1.00 per share (“Common Stock”), is traded on the NASDAQ Capital Market (“NASDAQ”) under the symbol “GYRO.” Gyrodyne’s principal executive offices are located at One Flowerfield, Suite 24, Saint James, New York 11780 and its telephone number is (631) 584-5400.
Gyrodyne, LLC (see page •)
Gyrodyne, LLC, a New York limited liability company and direct wholly-owned subsidiary of Gyrodyne, was formed on October 3, 2013 solely in connection with the transactions contemplated by the Plan of Liquidation and the Plan of Merger (each as described below). Gyrodyne, LLC has not commenced any operations, has only nominal assets solely related to its entry into the Plan of Merger and has no liabilities or contingent liabilities, nor any outstanding commitments, other than as set forth in the Plan of Merger. Gyrodyne, LLC’s principal executive offices are located at One Flowerfield, Suite 24, Saint James, New York 11780 and its telephone number is (631) 584-5400.
Gyrodyne Special Distribution, LLC (see page •)
Gyrodyne Special Distribution, LLC, a New York limited liability company and direct wholly-owned subsidiary of Gyrodyne, was formed on October 15, 2013 solely in connection with the transactions contemplated by the Plan of Liquidation and the Plan of Merger. GSD has not commenced any operations, has only nominal assets solely related to its entry into the Plan of Merger and has no liabilities or contingent liabilities, nor any outstanding commitments, other than as set forth in the Plan of Merger. As part of an internal restructuring, we expect to contribute all of Gyrodyne’s real estate assets to GSD prior to the consummation of the transactions contemplated by the Plan of Liquidation and the Plan of Merger. GSD’s principal executive offices are located at One Flowerfield, Suite 24, Saint James, New York 11780 and its telephone number is (631) 584-5400.
The annual meeting (see page •)
Date, Time and Place
The annual meeting will be held at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780 on December [10], 2013, at 11:00 a.m., Eastern Time.

Purpose
At the annual meeting, shareholders will be asked to consider and vote upon the following proposals and to transact such other business as may properly come before the annual meeting or any adjournment thereof:
Proposal 1 —
  to authorize a proposed plan of merger and the transactions contemplated thereby (the “Plan of Merger”) under the New York Business Corporation Law, including the merger of the Company into Gyrodyne, LLC;
Proposal 2 —
  to elect two (2) directors to a three-year term of office, and until their successors shall be duly elected and qualified;
Proposal 3 —
  to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement/prospectus;
Proposal 4 —
  to determine, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of the Company’s named executive officers;
Proposal 5 —
  to approve, by a non-binding, advisory vote, certain compensation arrangements for certain executive officers that will be realized by the Tax Liquidation (as described below); and
Proposal 6 —
  to ratify the engagement of Baker Tilly Virchow Krause, LLP (successor to Holtz Rubenstein Reminick LLP, “Baker Tilly”) as independent accountants of the Company and its subsidiaries for the 2013 fiscal year.
Record Date; Stock Entitled to Vote; Quorum
All shareholders who hold shares of Common Stock of record at the close of business on October 28, 2013 (the “record date”) are entitled to notice of and to vote at the annual meeting. Each share of Common Stock issued and outstanding on the record date is entitled to one vote at the annual meeting on each proposal presented. Shareholders do not have cumulative voting rights. A quorum will be present at the annual meeting if a majority of the outstanding Common Stock entitled to vote at the annual meeting are represented in person or by proxy.
On the record date, 1,482,680 shares of Common Stock were issued and outstanding and held by 1,597 holders of record. This proxy statement/prospectus and the enclosed proxy card were mailed starting on or about [•], 2013.
Votes Required
Proposal 1.   An affirmative vote of the holders of at least two-thirds of all outstanding shares of Common Stock entitled to vote thereon is required to authorize Proposal 1. If you abstain from voting, your abstention will have the same effect as an “Against” vote for purposes of determining whether approval of Proposal 1 has been obtained. In such cases, broker non-votes also will have the same effect as an “Against” vote.
Proposal 2.   A plurality of the votes cast by the holders of shares of Common Stock entitled to vote thereon is required for the election of each director in Proposal 2, meaning that the two individuals receiving the most votes will be elected. A majority vote is not required.
Proposal 3.   An affirmative vote of the holders of a majority of shares of Common Stock either present in person or represented by proxy and entitled to vote thereon is required to approve Proposal 3. Abstentions and broker non-votes will have no effect.
Proposal 4.   A plurality of the votes cast by the holders of shares of Common Stock either present in person or represented by proxy and entitled to vote thereon is required to approve Proposal 4.
Proposal 5.   An affirmative vote of the holders of a majority of shares of Common Stock either present in person or represented by proxy and entitled to vote thereon is required to approve Proposal 5. Abstentions and broker non-votes will have no effect.

Proposal 6.   Proposal 6 will be decided by a majority of the votes cast in favor of or against the proposal by the holders of shares of Common Stock entitled to vote thereon. A shareholder who abstains from voting on Proposal 6 will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted, however, either in favor of or against Proposal 6.
Proxies
Except for certain items for which brokers are prohibited from exercising their discretion, a broker who holds shares in “street name” has the authority to vote on routine items when it has not received instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” If the broker returns a properly executed proxy, the shares are counted as present for quorum purposes. If the broker crosses out, does not vote with respect to, or is prohibited from exercising its discretion, resulting in a broker non-vote, the effect of the broker non-vote on the result of the vote depends upon whether the vote required for that proposal is based upon a proportion of the votes cast (no effect) or a proportion of the votes entitled to be cast (effect of a vote against). If the broker returns a properly executed proxy, but does not vote or abstain with respect to a proposal and does not cross out the proposal, the proxy will be voted “FOR” all of the proposals and in the proxy holder’s discretion with respect to any other matter that may come before the meeting or any adjournments or postponements thereof. Approval of Proposal 1 is a matter for which brokers are prohibited from exercising their discretion. Therefore, shareholders will need to provide brokers with specific instructions on whether to vote in the affirmative for or against Proposal 1.
Background; The Tax Liquidation (see page •)
Adoption of the Plan of Liquidation
Further to the Company’s previously stated goal of providing one or more tax efficient liquidity events to its shareholders and taking into account, among other factors, the Company’s receipt of a private letter ruling from the Internal Revenue Service (the “PLR”) (as described below), our board of directors concluded that it is in the best interests of Gyrodyne and its shareholders to liquidate the Company for federal income tax purposes. See “Background; The Tax Liquidation — The Special Dividend.” On that basis, on September 12, 2013, our board of directors adopted a Plan of Liquidation and Dissolution (the “Plan of Liquidation”), pursuant to which we intend to dispose of our remaining assets in an orderly manner designed to obtain the best reasonably available value for such assets and to complete the liquidation of the Company for federal income tax purposes within the two year period from the adoption of the Plan of Liquidation, as provided by Section 562(b)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”). In this proxy statement/prospectus, we refer to such liquidation as the “Tax Liquidation.”
The Special Dividend (see page •)
On September 13, 2013, our board of directors declared a special dividend in the amount of $98,685,000, or $66.56 per Gyrodyne share, of which approximately $68,000,000, or $45.86 per share, will be paid in cash. In this proxy statement/prospectus, we refer to such dividend as the “Special Dividend.” The balance of the Special Dividend will be payable in the form of cash proceeds from any further asset dispositions effected prior to payment of the dividend, notes payable by Gyrodyne (which we refer to as “Dividend Notes”), interests in GSD or any other limited liability company to which Gyrodyne may transfer its remaining assets (or into which it may merge), or a combination of such forms at the discretion of our board of directors. On October 9, 2013, our board of directors determined that, if a merger into Gyrodyne, LLC is not completed by December 31, 2013, it intends that a significant component of the non-cash portion of the Special Dividend will be paid in nontransferable interests in GSD currently anticipated to constitute approximately two-thirds of the equity interest in GSD.

The Special Dividend was facilitated by our receipt of the PLR from the Internal Revenue Service. The PLR permits us to distribute, by means of the Special Dividend, the gains realized from our receipt of additional damages in July 2012 (the “2012 Proceeds”) in connection with judgments in our favor in condemnation litigation with the State of New York regarding 245.5 acres of our Flowerfield property in St. James and Stony Brook, New York. We will be subject to a 4% excise tax on the 2012 Proceeds, but will not incur a REIT-level 35% capital gains tax.
The dividend is payable on December 30, 2013 to shareholders of record as of November 1, 2013. We will announce the final form of the non-cash portion of the Special Dividend on or prior to December 27, 2013. As required by NASDAQ rules governing special dividends of this magnitude, the ex-dividend date will be set one business day following the payment date. Payment of the Special Dividend is NOT conditioned on the approval of the proposal to authorize the Plan of Merger. However, failure to complete the Tax Liquidation of Gyrodyne by the second anniversary of the adoption date of the Plan of Liquidation will impact the tax characteristics of the Special Dividend to the recipients. See “Federal Income Tax Considerations.”
Solvency Opinion
In connection with the Special Dividend, our board of directors requested the opinion of Valuation Research Corporation (“Valuation Research”) as to the solvency of Gyrodyne after giving effect to the Special Dividend. On September 13, 2013, at a meeting of our board of directors, Valuation Research delivered its opinion that, immediately after the completion of the Special Dividend, (i) each of our fair value and the present fair saleable value of our aggregate assets exceeds the sum of our total liabilities (including, without limitation, the stated liabilities, the identified contingent liabilities and the Dividend Notes (assuming they are issued)); (ii) we will be able to pay our debts (including our respective stated liabilities, identified contingent liabilities and the Dividend Notes (assuming they are issued)), as such debts mature or otherwise become absolute or due; and (iii) we do not have unreasonably small capital.
The Plan of Merger (see page •)
Adoption of the Plan of Merger
In connection with the adoption of the Plan of Liquidation, our board of directors has approved and recommends that you approve the proposal to authorize the Plan of Merger and the transactions contemplated thereby. The Plan of Merger is designed to facilitate the Tax Liquidation. Following the merger, if implemented, it is the current intent of the board that the company would operate with a business plan to dispose of its current real property assets in an orderly manner designed to obtain the best value reasonably available for such assets. If approved, each of Gyrodyne and GSD would be merged with and into Gyrodyne, LLC, which would be the surviving entity in the merger. Gyrodyne, LLC is intended to be a pass-through entity for federal income tax purposes and the common shares representing limited liability company interests in Gyrodyne, LLC (“Gyrodyne, LLC Shares”) are intended to become publicly traded on NASDAQ under the symbol “GYRO” if the merger is effected as a result of the transactions described in this proxy statement/prospectus. No assurance can be given that NASDAQ will permit trading of Gyrodyne, LLC Shares. The terms of the merger are set forth in the Plan of Merger attached as Annex C to this proxy statement/prospectus.
At the annual meeting, shareholders are being asked to vote “FOR” Proposal 1 to authorize the Plan of Merger. However, even if our shareholders approve the proposal to authorize the Plan of Merger, our board of directors has reserved the right, in its discretion, to abandon or delay implementation of the merger and any other transaction contemplated by the Plan of Merger, in order, for example, to permit us to pursue new strategic opportunities.
Effect of Authorization of the Plan of Merger
If our shareholders approve the proposal to authorize the Plan of Merger and the transactions contemplated thereby, our board of directors will have the power to effect the Tax Liquidation by consummating the merger. Our board of directors would determine whether to consummate the merger exercising its best judgment based on circumstances existing at the time the merger is susceptible of being consummated, and could determine not to consummate the merger if it determined that a more favorable alternative to Gyrodyne and its shareholders then existed. Pursuant to the terms of the Plan of Merger and in accordance with New York law, each of Gyrodyne and GSD will be merged with and into Gyrodyne, LLC, whereupon the separate corporate existence of each of Gyrodyne and GSD will cease and Gyrodyne, LLC will be the surviving entity of the merger. Upon the effectiveness of the merger, each share of Common Stock will be converted into such number of validly issued common shares of Gyrodyne, LLC as shall be determined by the Board of Directors of Gyrodyne and announced at least ten days prior to the annual meeting and each common share of GSD will be converted into such number of validly issued common shares of Gyrodyne, LLC as shall be determined by the Board of Directors of Gyrodyne and announced at least ten days prior to the annual meeting, whereupon holders of such shares automatically will be admitted to Gyrodyne, LLC as members. Further, at the effective time of the merger, Gyrodyne, LLC will assume each of the liabilities and obligations of each of Gyrodyne and GSD, including Gyrodyne’s Incentive Compensation Plan.
Pursuant to the Plan of Merger, each certificate (or evidence of shares in book-entry form) representing shares of Common Stock or GSD Shares will be deemed for all purposes to represent the number of Gyrodyne, LLC Shares into which the Common Stock or GSD Shares represented by such certificate is converted in the merger, and such shares of Common Stock or GSD Shares will be converted in the merger, without any action on the part of shareholders.
Effect on Gyrodyne and Gyrodyne Shareholders if the Plan of Merger is Not Authorized (see page •)
If our shareholders do not approve the proposal to authorize the Plan of Merger and the transactions contemplated thereby, we will continue our business operations as a self-managed and self-administered REIT. In light of our announced intent to liquidate and the impact of the Special Dividend, prospective employees, suppliers, tenants and other third parties may be less likely to form relationships or conduct business with us if they do not believe we will continue to operate as a going concern.
In addition, because the payment of the Special Dividend is not conditioned upon authorization or consummation of the merger, if shareholders receive GSD Shares in connection with the payment thereof, our shareholders would be required to hold such GSD Shares for an indefinite period of time pending implementation of an alternative transaction, if any, or the liquidation of GSD. For a description of the tax consequences of such scenario, see “Federal Income Tax Considerations — If the Plan of Merger is Not Authorized.”
Plan for Gyrodyne, LLC Subsequent to the Merger
Although consummation of the merger will complete the Tax Liquidation, our board of directors currently intends that, following the merger, Gyrodyne, LLC will operate with a business plan to dispose of its current real property assets in an orderly manner designed to obtain the best value reasonably available for such assets. Proceeds of such dispositions will be used to settle any claims, pending or otherwise, against Gyrodyne and to make distributions to holders of Gyrodyne, LLC Shares. When all properties of Gyrodyne, LLC are disposed of, it is intended Gyrodyne, LLC will dissolve and a final distribution will be made.
Our board of directors is, however, currently unable to predict the precise nature, amount or timing of such distributions, other than the Special Dividend. The actual nature, amount and timing of all distributions will be determined by Gyrodyne, LLC’s board of directors, in its sole discretion, and will depend in part upon our ability to convert our remaining assets into cash and pay and settle our remaining liabilities and obligations.
Conditions to Completion of the Merger
In addition to approval of Proposal 1 by the holders of shares of Common Stock in accordance with Section 903(a)(2)(A)(ii) of the New York Business Corporation Law, the completion of the Plan of Merger is subject to satisfaction or, if not prohibited by law, waiver of the following conditions:
•
  approval for listing on NASDAQ of Gyrodyne, LLC Shares, subject to official notice of issuance;

•
  the effectiveness of the registration statement, of which this proxy statement is a part, without the issuance of a stop order or initiation of any proceeding seeking a stop order by the U.S. Securities and Exchange Commission (the “SEC”);
•
  no governmental authority shall have enacted, issued, promulgated, enforced or entered into law (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, conditions, makes illegal or otherwise prohibits the consummation of the transactions contemplated by the Plan of Merger;
•
  all necessary material consents, waivers, approvals, authorizations or orders required to be obtained, and the making of all material filings required to be made, by any party hereto for the authorization, execution and delivery, and performance of the Plan of Merger, and the consummation by Gyrodyne, GSD and Gyrodyne, LLC of the merger, shall have been obtained or made; and
•
  holders of fewer than 5% of the outstanding shares of Common Stock shall have perfected their statutory appraisal rights to obtain the “fair value” of their shares of Common Stock.
Termination of the Plan of Merger
We may terminate the Plan of Merger at any time prior to consummation of the merger, even if our shareholders approve the proposal to authorize a merger pursuant to the Plan of Merger and the other conditions to the completion of the merger are satisfied or, if not prohibited by law, waived, or if our board of directors determines that, for any reason, the completion of the merger would be inadvisable or not in the best interests of Gyrodyne or its shareholders.
Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC
Following completion of the merger, your rights as a holder of Gyrodyne, LLC Shares will be governed by the amended and restated limited liability company agreement of Gyrodyne, LLC (which will be effective immediately prior to or concurrently with the consummation of the merger) (the “Amended and Restated Limited Liability Company Agreement”). The articles of organization of Gyrodyne, LLC (the “Articles of Organization”), as in effect immediately prior to the consummation of the merger, will be the Articles of Organization after the consummation of the merger.
After the merger, it is anticipated that Gyrodyne, LLC will be managed by a board of directors with the same members as our board of directors, and have the same officers and management personnel as that of Gyrodyne prior to the merger. Further, it is anticipated that the board of directors will form the same committees with identical members and substantially similar governing charters as those of Gyrodyne prior to the merger. See “Proposal 1 — The Plan of Merger — Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC.”
Comparison of Rights of Gyrodyne Shareholders and Holders of Gyrodyne’s LLC Shares
Although, as a result of the merger, Gyrodyne shareholders will (i) own Gyrodyne, LLC Shares and be subject to the governing documents of Gyrodyne, LLC and (ii) be governed by the New York Limited Liability Company Law, Gyrodyne, LLC’s organizational documents and the rights of holders of Gyrodyne, LLC Shares will be substantially similar in all material respects to Gyrodyne’s organizational documents and Gyrodyne shareholders’ rights prior to the merger, other than the differences noted in “Comparison of Rights of Holders of Common Stock and Holders of Gyrodyne, LLC Shares,” including, among others, the differences incident to holding limited liability company interests instead of corporate stock. See “Proposal 1 — The Plan of Merger — Comparison of Rights of Gyrodyne Shareholders and Holders of Gyrodyne, LLC’s Shares.”
Comparison of Rights of Holders of GSD Shares and Holders of Gyrodyne’s LLC Shares
Although, as a result of the merger, holders of GSD Shares will own Gyrodyne, LLC Shares and be subject to the governing documents of Gyrodyne, LLC. Gyrodyne, LLC’s organizational documents and the rights of holders of Gyrodyne, LLC Shares will still be governed by the New York Limited Liability Company

Law. Prior to merger GSD will be managed by Gyrodyne and GSD Shares may not be assigned or transferred, voluntarily or involuntarily, and will not be listed on any exchange. See “Proposal 1 — The Plan of Merger — Comparison of Rights of Holders of GSD Shares and Holders of Gyrodyne, LLC’s Shares.”
Recommendations of Our Board of Directors; Reasons for the Plan of Liquidation and the Plan of Merger
Board of Directors’ Recommendations (see page •)
Our board of directors unanimously approved and declared advisable the Plan of Merger and the transactions contemplated thereby. Our board of directors recommends that Gyrodyne shareholders vote “FOR” the proposal to authorize the Plan of Merger and the transactions contemplated thereby. See “Proposal 1 — The Plan of Merger — Recommendation of our Board of Directors; Reasons for the Plan of Merger.”
In addition, our board of directors unanimously recommends that Gyrodyne shareholders vote “FOR” the proposals to elect two (2) directors and ratify the appointment of independent accountants and “FOR” the advisory approval of executive compensation, “FOR” every three (3) years on the advisory determination on the frequency of the advisory vote on executive compensation, “FOR” the advisory approval of certain compensation arrangements for certain executive officers that will be triggered by the Tax Liquidation.
Reasons for the Plan of Liquidation and the Plan of Merger
For a discussion of the material factors considered by our board of directors in reaching their conclusions and the reasons why our board of directors unanimously determined that the Plan of Liquidation, the Plan of Merger and transactions contemplated thereby, including the utilization of the merger to accomplish the Tax Liquidation, may be in the best interests of the Company and its shareholders, see “Proposal 1 — The Plan of Merger — Recommendation of our Board of Directors; Reasons for the Plan of Merger.”
Interests of the Company’s Directors and Executive Officers (see page •)
In considering the recommendation of our board of directors in favor of the proposal to authorize the Plan of Merger and the transactions contemplated thereby, you should be aware that consummation of the transactions contemplated thereby will result in the payment of certain pre-existing benefits to our directors and executive officers. See “Background; The Tax Liquidation — Interests of Our Directors and Executive Officers.”
Statutory Appraisal Rights
Pursuant to Section 910 of the New York Business Corporation Law, holders of our Common Stock have statutory appraisal rights, which may entitle them to receive the “fair value” of their shares if they dissent from Proposal 1. In order to properly exercise dissenters’ rights, dissenting shareholders will be required to follow the procedure outlined in “Proposal 1 — The Plan of Merger — Statutory Appraisal Rights to Transactions Contemplated by the Plan of Merger” and “Statutory Appraisal Rights to Transactions Contemplated by Proposal 1.”
Federal Income Tax Considerations (see page •)
Pursuant to the receipt of the PLR, we have designated the Special Dividend as a dividend paid with respect to our taxable year ending December 31, 2012, and have paid an approximately 4% excise tax on this amount.
If Proposal 1 to authorize the Plan of Merger and the transactions contemplated thereby is approved, the Special Dividend, and any additional distributions of cash, Dividend Notes or interests in GSD (or other limited liability company) will generally be treated as a tax-free reduction of a shareholder’s basis in its shares, with any distributions in excess of such shareholder’s basis constituting a capital gain. If the Plan of Merger is not authorized, the Special Dividend will generally be treated as a capital gain dividend to shareholders. Certain foreign shareholders are subject to additional rules.

For more information, see “Federal Income Tax Considerations.”
Accounting Treatment of the merger (see page •)
For accounting purposes, we expect that the merger will be treated as a transaction between entities under common control. The accounting basis used to record the consolidated assets and liabilities of Gyrodyne, LLC will be the liquidation value of Gyrodyne’s assets and liabilities in accordance with the liquidation basis of accounting.
Regulatory Matters (see page •)
No state or federal regulatory approval is required in connection with the Plan of Liquidation or the Plan of Merger.

QUESTIONS AND ANSWERS
The following questions and answers are intended to address briefly some commonly asked questions regarding the annual meeting, the Plan of Liquidation and the Plan of Merger. These questions and answers may not address all questions that may be important to you as a Gyrodyne shareholder. Please refer to the “Summary Term Sheet” preceding this section and the more detailed information contained elsewhere in this proxy statement/prospectus, the annexes to this proxy statement/prospectus and the documents referred to in this proxy statement/prospectus, all of which you should read carefully.
Q:
  Why am I receiving these materials?
A:
  Our board of directors is furnishing this proxy statement/prospectus and form of proxy card to Gyrodyne shareholders in connection with the solicitation of proxies to be voted at the 2013 annual meeting of shareholders or at any adjournments or postponements of the annual meeting.
Q:
  When and where is the annual meeting?
A:
  The annual meeting will be held at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780 on December [10], 2013, at 11:00 a.m., Eastern Time.
Q:
  Who is entitled to vote at the annual meeting?
A:
  Only holders of record of shares of Common Stock at the close of business on the record date, October 28, 2013, are entitled to notice of and to vote at the annual meeting. Each share of Common Stock issued and outstanding on the record date is entitled to one vote at the annual meeting on each proposal presented. On the record date, 1,482,680 shares of Common Stock were issued and outstanding and held by 1,597 holders of record.
Q:
  May I attend the annual meeting and vote in person?
A:
  Yes. All shareholders as of the record date may attend the annual meeting and vote in person. Seating will be limited. To obtain an admittance card for the annual meeting, please complete the enclosed attendance registration form and return it with your proxy card. If your shares are held in “street name” by a bank or broker, you may obtain an admittance card by returning the attendance registration form your bank or broker forwarded to you. If you do not receive an attendance registration form, you may obtain an admittance card by sending a written request, accompanied by proof of share ownership, to the undersigned. For your convenience, we recommend that you bring your admittance card to the annual meeting so you can avoid registration and proceed directly to the annual meeting. However, if you do not have an admittance card by the time of the annual meeting, please bring proof of share ownership to the registration area where our staff will assist you.
Your vote is very important to us and it is important that your shares be represented at the annual meeting. The Plan of Merger and the transactions contemplated thereby cannot be completed unless at least two-thirds of all outstanding shares of Common Stock entitled to vote thereon vote in favor of such proposal. Even if you plan to attend the annual meeting in person, we encourage you to promptly vote your shares by proxy by following the instructions beginning on page [-] of this proxy statement/prospectus to ensure that your shares will be represented at the annual meeting. If you attend the annual meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you hold your shares in “street name,” because you are not the shareholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your bank, broker or other nominee.
Q:
  What am I being asked to vote on at the annual meeting?
A:
  At the annual meeting, shareholders will be asked to consider and vote upon the following proposals and to transact such other business as may properly come before the annual meeting or any adjournment thereof:
Proposal 1 —
  to authorize the Plan of Merger under the New York Business Corporation Law, including the merger of the Company into Gyrodyne, LLC;

Proposal 2 —
  to elect two (2) directors to a three-year term of office, and until their successors shall be duly elected and qualified;
Proposal 3 —
  to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement/prospectus;
Proposal 4 —
  to determine, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of the Company’s named executive officers;
Proposal 5 —
  to approve, by a non-binding, advisory vote, certain compensation arrangements for certain executive officers that will be realized by the Tax Liquidation; and
Proposal 6 —
  to ratify the engagement of Baker Tilly as independent accountants of the Company and its subsidiaries for the 2013 fiscal year.
Q:
  What vote is required to approve the Proposals?
A:
  The authorization of the Plan of Merger and the transactions contemplated thereby requires the presence of a quorum and the affirmative vote of at least two-thirds of all outstanding shares of Common Stock entitled to vote thereon. If you abstain from voting, your abstention will have the same effect as an “Against” vote for purposes of determining whether authorization of the Plan of Merger has been obtained. In such cases, broker non-votes also will have the same effect as an “Against” vote.
Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election, meaning that the two individuals receiving the most votes will be elected. A majority vote is not required.
The proposal to ratify the appointment of independent accountants will be decided by a majority of the votes cast in favor of or against the proposal by the holders of shares entitled to vote. A shareholder who abstains from voting on the proposal to ratify the appointment of independent accountants will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted, however, either in favor of or against the proposal to ratify the appointment of independent accountants.
Q:
  What is the Plan of Liquidation and what effects will it have on Gyrodyne?
A:
  Our board of directors adopted the Plan of Liquidation, pursuant to which we intend to dispose of our remaining assets in an orderly manner designed to obtain the best reasonably available value for such assets and to complete the Tax Liquidation of the Company within the two year period from the adoption of the Plan of Liquidation, as provided by Section 562(b)(1)(B) of the Code. At the annual meeting, shareholders are being asked to approve Proposal 1 to authorize the Plan of Merger, which, if approved, would permit Gyrodyne to accomplish the Tax Liquidation by effecting the merger. However, even if the merger pursuant to the Plan of Merger is authorized by our shareholders, our board of directors has reserved the right, in its discretion, to abandon or delay implementation of the transactions contemplated by the Plan of Merger, in order, for example, to permit us to pursue new strategic opportunities.
Q:
  Do you have agreements to sell your assets?
A:
  As of the date of this proxy statement/prospectus, we have not entered into any binding agreements to sell our interests in any of our remaining assets.
Q:
  Is the Special Dividend conditioned upon the Plan of Merger being authorized?
A:
  No. The Special Dividend is not conditioned upon the Plan of Merger being authorized. Regardless of whether our shareholders approve the proposal to authorize the Plan of Merger and the transactions contemplated thereby, we intend to pay the Special Dividend on December 30, 2013 to shareholders of record as of November 1, 2013. On October 9, 2013, our board of directors determined that, if a merger into Gyrodyne, LLC is not completed by December 31, 2013, it intends that a significant component of the non-cash portion of the Special Dividend will be paid in nontransferable interests in GSD currently anticipated to constitute approximately two-thirds of the equity interest in GSD.

However, the determination by our board of directors as to the final form of the balance of the Special Dividend, which we will announce on or prior to December 27, 2013, and the tax consequences to the shareholders of the Special Dividend may be impacted by whether or not the proposal to authorize the Plan of Merger is approved.
Q:
  What happens if the Plan of Merger is not authorized?
A:
  If our shareholders do not approve the proposal to authorize the Plan of Merger and the transactions contemplated thereby, we will continue our business operations as a self-managed and self-administered REIT. In light of our announced intent to liquidate and the impact of the Special Dividend, prospective employees, suppliers, tenants and other third parties may be less likely to form relationships or conduct business with us if they do not believe we will continue to operate as a going concern. In addition, the tax consequences to shareholders of the Special Dividend may be impacted.
In addition, because the payment of the Special Dividend is not conditioned upon authorization or consummation of the merger, if shareholders receive GSD Shares in connection with the payment thereof, our shareholders would be required to hold such GSD Shares for an indefinite period of time pending implementation of an alternative transaction, if any, or the liquidation of GSD.
Q:
  Can the Plan of Liquidation be amended or abandoned?
A:
  Yes. Even if the shareholders approve the proposal to authorize the Plan of Merger, our board of directors may amend or abandon the Plan of Liquidation if it determines such action is in the best interest of the Company or the shareholders.
Q:
  What is the Plan of Merger and what effects will it have on Gyrodyne?
A:
  Pursuant to the terms of the Plan of Merger and in accordance with New York law, each of Gyrodyne and GSD will be merged with and into Gyrodyne, LLC, whereupon the separate corporate existence of each of Gyrodyne and GSD will cease and Gyrodyne, LLC will be the surviving entity of the merger. Upon the effectiveness of the merger, each share of Common Stock will be converted into such number of validly issued common shares of Gyrodyne, LLC as shall be determined by the Board of Directors of Gyrodyne and announced at least ten days prior to the annual meeting and each common share of GSD will be converted into such number of validly issued common shares of Gyrodyne, LLC as shall be determined by the Board of Directors of Gyrodyne and announced at least ten days prior to the annual meeting, whereupon holders of such shares automatically will be admitted to Gyrodyne, LLC as members. Further, at the effective time of the merger, Gyrodyne, LLC will assume each of the liabilities and obligations of each of Gyrodyne and GSD, including Gyrodyne’s Incentive Compensation Plan.
Q:
  Can the Plan of Merger be amended or abandoned?
A:
  Even if the Plan of Merger, including the merger, is authorized by our shareholders, our board of directors has reserved the right, in its discretion, to abandon or delay implementation of the transactions contemplated by the Plan of Merger, in order, for example, to permit us to pursue new strategic opportunities.
Q:
  What are the recommendations of our board of directors?
A:
  Our board of directors unanimously approved and declared advisable the Plan of Merger. Our board of directors recommends that Gyrodyne shareholders vote “FOR” the proposal to authorize the Plan of Merger. See “Proposal 1 — The Plan of Merger — Recommendation of our Board of Directors; Reasons for the Plan of Merger.”
In addition, our board of directors unanimously recommends that Gyrodyne shareholders vote “FOR” the proposals to elect two (2) directors and ratify the appointment of independent accountants and “FOR” the advisory approval of executive compensation, “FOR” every three (3) years on the advisory determination on the frequency of the advisory vote on executive compensation, “FOR” the advisory approval of certain compensation arrangements for certain executive officers that will be triggered by the Tax Liquidation.

Q:
  Are there any interests in the liquidation that differ from my own?
A:
  Yes, some of our directors and officers have interests in the Plan of Liquidation and Plan of Merger that are different from your interests as a shareholder. In considering the recommendation of our board of directors in favor of the proposal to authorize the Plan of Merger, you should be aware that consummation of the transactions contemplated thereby will result in the payment of certain pre-existing benefits to our directors and executive officers. See “Background; The Tax Liquidation—Interests of Our Directors and Executive Officers.”
Q:
  Am I entitled to statutory appraisal or dissenters’ rights in connection with the Plan of Merger?
A:
  If the Plan of Merger is authorized and implemented, holders of shares of Common Stock who did not vote in favor of the proposal to authorize the Plan of Merger and who timely dissent and follow precisely the procedures in Sections 623 and 910 of the New York Business Corporation Law (see Annex E to this proxy statement/prospectus) will have certain rights to demand payment for the “fair value” of their shares of Common Stock. If Gyrodyne fails to make a timely offer to a dissenting shareholder or the dissenting shareholder and Gyrodyne cannot agree on the “fair value” within the statutory period, and if Gyrodyne fails to institute a judicial proceeding to fix “fair value” within the statutory period, any dissenting shareholders may seek judicial determination of the “fair value” in New York State Supreme Court in the judicial district in which the headquarters of Gyrodyne is located. Holders receiving payment for their shares of Common Stock in accordance with dissenter’s rights will not also be entitled to receive Gyrodyne, LLC Shares. No appraisal or dissenters’ rights are available to holders of GSD Shares in connection with the Plan of Merger. See “Proposal 1 — The Plan of Merger — Statutory Appraisal Rights to Transactions Contemplated by the Plan of Merger” and “Statutory Appraisal Rights to Transactions Contemplated by Proposal 1.”
Q:
  How will the merger be treated for accounting purposes?
A:
  For accounting purposes, we expect that the merger will be treated as a transaction between entities under common control. The accounting basis used to record the consolidated assets and liabilities of Gyrodyne, LLC will be the liquidation value in accordance with the liquidation basis of accounting.
Q:
  What are the tax implications to shareholders of the approval of the Plan of Merger?
A:
  In general, if our shareholders approve the proposal to authorize the Plan of Merger, a shareholder will recognize, for federal income tax purposes, gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value of other property distributed to such shareholder in the Special Dividend and in any other distributions we may make pursuant to the Tax Liquidation, whether by merger or otherwise, and (ii) such shareholder’s adjusted tax basis in its shares of Common Stock. Any gain will be recognized in such year(s) when the shareholder receives a distribution that, in the aggregate with all other distributions received pursuant to the Tax Liquidation, whether by merger or otherwise, is in excess of the shareholder’s basis in its shares of Common Stock; loss will be recognized only in the year in which the final distribution to the shareholder is made, and only if the shareholder has not received distributions equal to the shareholder’s basis in its shares of Common Stock.
For more information, see “Federal Income Tax Considerations.”
WE URGE EACH SHAREHOLDER TO CONSULT WITH ITS TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE PLAN OF MERGER AND THE SPECIAL DIVIDEND.
Q:
  What constitutes a quorum?
A:
  If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. As of the date of this proxy statement/prospectus, we had 1,482,680 shares of Common Stock issued and outstanding and entitled to a vote.

Q:
  What do I need to do now?
A:
  We encourage you to read carefully this proxy statement/prospectus, the annexes to this proxy statement/prospectus and the documents to which we refer in this proxy statement/prospectus, and then vote your shares of Common Stock by proxy by following the instructions beginning on page [-] of this proxy statement/prospectus to ensure that your shares will be represented at the annual meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares.
Q:
  What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A:
  If your shares are registered directly in your name with our transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, to be the “shareholder of record.” In this case, this proxy statement/prospectus and your proxy card have been sent directly to you by the Company.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of the shares of Common Stock held in “street name.” In that case, this proxy statement/prospectus has been forwarded to you by your bank, broker or other nominee, who is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You also are invited to attend the annual meeting; however, because you are not the shareholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your bank, broker or other nominee.
Q:
  How do I vote my proxy?
A:
  Shareholders of record can vote by mail if they received a printed copy of the proxy card. Complete and return that proxy card in the reply envelope provided (which does not require postage if mailed in the U.S.). If you are a shareholder of record and you choose to vote by mail, your vote will be counted so long as it is received prior to the closing of the polls at the annual meeting, but we urge you to complete, sign, date and return the proxy card as soon as possible.
If your shares are held through a bank, broker or other nominee, this proxy statement/prospectus has been forwarded to you by your bank, broker or other nominee. In order to vote, you should direct your bank, broker or other nominee how to vote your shares by following their instructions for voting.
Q:
  If my broker holds my shares in “street name,” will my broker vote my shares for me?
A:
  Except for certain items for which brokers are prohibited from exercising their discretion, a broker who holds shares in “street name” has the authority to vote on routine items when it has not received instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” If the broker returns a properly executed proxy, the shares are counted as present for quorum purposes. If the broker crosses out, does not vote with respect to, or is prohibited from exercising its discretion, resulting in a broker non-vote, the effect of the broker non-vote on the result of the vote depends upon whether the vote required for that proposal is based upon a proportion of the votes cast (no effect) or a proportion of the votes entitled to be cast (effect of a vote against). If the broker returns a properly executed proxy, but does not vote or abstain with respect to a proposal and does not cross out the proposal, the proxy will be voted “FOR” all of the proposals and in the proxy holder’s discretion with respect to any other matter that may come before the meeting or any adjournments or postponements thereof. Approval of Proposal 1 is a matter for which brokers are prohibited from exercising their discretion. Therefore, shareholders will need to provide brokers with specific instructions on whether to vote in the affirmative for or against Proposal 1.
Q:
  May I change my vote after I have mailed my signed proxy card?
A:
  Any shareholder of record may revoke or change that shareholder’s proxy at any time before the proxy is voted at the annual meeting by (1) sending a written notice of revocation of the proxy to our

Corporate Secretary at One Flowerfield, Suite 24, Saint James, New York 11780, (2) properly delivering a subsequently dated proxy, or (3) voting in person at the annual meeting. Please note that to be effective, your new proxy card or written notice of revocation must be received by the Corporate Secretary prior to the annual meeting.
Q:
  What is a proxy?
A:
  A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Common Stock. The written document describing the matters to be considered and voted on at the annual meeting is called a “proxy statement/prospectus.” The document used to designate a proxy to vote your shares of Common Stock is called a “proxy card.” Our board of directors has designated Frederick C. Braun III, Gary J. Fitlin and Peter Pitsiokos, and each of them, with full power of substitution, as proxies for the annual meeting.
Q:
  If a shareholder gives a proxy, how are the shares voted?
A:
  The individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the annual meeting.
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the Plan of Merger proposal, “FOR” the election of both nominees for director, “FOR” the advisory approval of executive compensation, “FOR” every three (3) years on the advisory determination on the frequency of the advisory vote on executive compensation, “FOR” the advisory approval of certain compensation arrangements for certain executive officers that will be triggered by the Tax Liquidation and “FOR” the ratification of the appointment of Baker Tilly as independent accountants for the fiscal year ending December 31, 2013. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card or his replacement) will vote your shares using his or her best judgment.
Q:
  What should I do if I receive more than one set of voting materials?
A:
  You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return each proxy card and voting instruction card that you receive.
Q:
  Who will count the votes?
A:
  The votes will be counted by an independent inspector of election appointed for the annual meeting.
Q:
  Who will bear the costs of soliciting votes for the meeting?
A:
  We will bear the entire cost of the solicitation of proxies from our shareholders. The Company has retained MacKenzie Partners, Inc. to assist the Company in soliciting your proxy for an estimated fee of $6,500 plus reasonable out-of-pocket expenses. MacKenzie Partners expects that approximately 25 of its employees will assist in the solicitation. MacKenzie Partners will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of shares of Common Stock. If so, the Company will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of shares of Common Stock.
Q:
  Where can I find the voting results of the annual meeting?
A:
  The Company intends to announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the annual meeting. All reports Gyrodyne files with the SEC are publicly available when filed. See “Where Shareholders Can Find More Information.”

Q:
  When do you expect the Plan of Liquidation or the Plan of Merger to be effected?
A:
  Pursuant to the Plan of Liquidation, we intend to dispose of our remaining assets in an orderly manner designed to obtain the best reasonably available value for such assets and to complete the Tax Liquidation of the Company within the two year period from the adoption of the Plan of Liquidation, as provided by Section 562(b)(1)(B) of the Code. Even if the Plan of Merger is authorized by our shareholders, our board of directors has reserved the right, in its discretion, to abandon or delay implementation of the transactions contemplated by the Plan of Liquidation and the Plan of Merger, in order, for example, to permit us to pursue new strategic opportunities. However, if authorized on a timely basis, and our board of directors determines to consummate the merger, the Company currently plans to effect the merger by December 31, 2013.
Q:
  Who can help answer my questions?
A:
  If you have any questions concerning the annual meeting, the proposals to be considered at the annual meeting or this proxy statement/prospectus, or if you would like additional copies of this proxy statement/prospectus or need help voting your shares of Common Stock, please contact MacKenzie Partners, Inc. at 1-800-322-2885.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
This proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus contain forward-looking statements about Gyrodyne within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements containing the words “believes,” “anticipates,” “estimates,” “expects,” “intends,” “plans,” “seeks,” “will,” “may,” “should,” “would,” “projects,” “predicts,” “continues” and similar expressions or the negative of these terms constitute forward-looking statements that involve risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and they are included in this proxy statement/prospectus for the purpose of invoking these safe harbor provisions. Such statements are based on current expectations and are subject to risks, uncertainties and changes in condition, significance, value and effect. Such risks, uncertainties and changes in condition, significance, value and effect could cause Gyrodyne’s actual results to differ materially from anticipated results, such as risks and uncertainties relating to the process of exploring strategic alternatives, risks associated with our ability to implement the Tax Liquidation, Plan of Liquidation or the Plan of Merger, the risk that the proceeds from the sale of our assets may be substantially below the Company’s estimates, the risk that the proceeds from the sale of our assets may not be sufficient to satisfy our obligations to our current and future creditors, the risk of shareholder litigation against the Tax Litigation, the Plan of Liquidation or the Plan of Merger and other unforeseeable expenses related to the proposed liquidation, the tax treatment of condemnation proceeds, the effect of economic and business conditions, risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, Palm Beach County in Florida and Fairfax County in Virginia, the ability to obtain additional capital to develop the Company’s existing real estate and other risks detailed from time to time in the Company’s SEC reports. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

RISK FACTORS
In addition to the other information included in this proxy statement/prospectus and found in the Annexes attached hereto, including the matters addressed in “Cautionary Statement Concerning Forward-Looking Information,” or incorporated in to this proxy statement/prospectus by reference, you should carefully consider the following risk factors before deciding whether to vote in favor of the proposal to authorize the Plan of Merger and the transactions contemplated thereby. Additional risks and uncertainties not presently known to us or that are not currently believed to be material, if they occur, also may adversely affect the transactions contemplated by the Plan of Liquidation or the Plan of Merger. See “Where Shareholders Can Find More Information.”
There are risks and uncertainties associated with the transactions.
There are a number of risks and uncertainties relating to the Plan of Liquidation, the Plan of Merger and the respective transactions contemplated thereby. For example:
•
  the transactions may not be consummated (including as a result of a legal injunction) or may not be consummated as currently anticipated;
•
  there can be no assurance that approval of our shareholders will be obtained;
•
  there can be no assurance other conditions relating to implementation of the Plan of Merger will be satisfied or waived or that other events will not intervene to delay or result in our board of directors rescinding the Plan of Liquidation or terminating the Plan of Merger;
•
  if the transactions are not completed, the share price of shares of Common Stock may change to the extent that the current market price of Gyrodyne shares reflects an assumption that the transactions contemplated by the Plan of Liquidation and the Plan of Merger will be consummated;
•
  we may incur significant costs arising from efforts to engage in the transactions contemplated by the Plan of Liquidation and the Plan of Merger, and these expenditures may not result in the successful completion of such transactions; and
•
  even if the transactions contemplated by the Plan of Liquidation and the Plan of Merger are effected, achieving the anticipated benefits of the transactions is subject to a number of uncertainties. Failure to achieve anticipated benefits could result in increased costs and could materially adversely affect our business, financial condition and results of operations and the value of Gyrodyne to our shareholders.
If our shareholders do not authorize the Plan of Merger, it may be difficult for us to continue our business operations.
Our board of directors adopted the Plan of Liquidation, pursuant to which we intend to dispose of our remaining assets in an orderly manner designed to obtain the best reasonably available value for such assets and to complete the Tax Liquidation. At the annual meeting, shareholders are being asked to approve Proposal 1 to authorize the Plan of Merger, which, if approved, would permit us to accomplish the Tax Liquidation by effecting a merger with Gyrodyne, LLC. In the event that Proposal 1 is not approved, we will continue our business operations as a self-managed and self-administered REIT. In light of our announced intent to liquidate and the impact of the Special Dividend, prospective employees, suppliers, tenants and other third parties may be less likely to form relationships or conduct business with us if they do not believe we will continue to operate as a going concern.
In addition, because the payment of the Special Dividend is not conditioned upon authorization or consummation of the merger, if shareholders receive GSD Shares in connection with the payment thereof, our shareholders would be required to hold such GSD Shares for an indefinite period of time pending implementation of an alternative transaction, if any, or the liquidation of GSD.

We cannot assure you of the exact timing and amount of any distribution to our shareholders under the Plan of Liquidation.
Although consummation of the merger will complete the Tax Liquidation, our board of directors currently intends that, following the merger, Gyrodyne, LLC will operate with a business plan to dispose of its current real property assets in an orderly manner designed to obtain the best value reasonably available for such assets. The liquidation process is subject to numerous uncertainties, may fail to create value to our shareholders and may not result in any remaining proceeds for distribution to our shareholders. The precise nature and timing of any distribution to our shareholders subsequent to the Special Dividend and the merger, if effected, will depend on and could be delayed by, among other things, sales of our non-cash assets, claim settlements with creditors, resolution of outstanding litigation matters, and unanticipated or greater-than-expected expenses. Examples of uncertainties that could reduce the value of or eliminate distributions to our shareholders include unanticipated costs relating to:
•
  failure to achieve favorable values for our properties in their disposition;
•
  the defense, satisfaction or settlement of lawsuits or other claims that may be made or threatened against us in the future; and
•
  delays in our liquidation, including due to our inability to settle claims.
As a result, we cannot determine with certainty the amount or timing of distributions to our shareholders or to holders of Gyrodyne, LLC Shares.
Our board of directors may abandon or delay implementation of the Plan of Liquidation or the Plan of Merger even if the Plan of Merger is authorized by our shareholders.
Even if the merger pursuant to the Plan of Merger is authorized by our shareholders, our board of directors has reserved the right, in its discretion, to abandon or delay implementation of the transactions contemplated thereby and by the Plan of Liquidation, in order, for example, to permit us to pursue new strategic opportunities.
If our board of directors so abandons or delays, all distributions, including the Special Dividend, made to shareholders after the adoption of the Plan of Liquidation but prior to the abandonment or delay, may be treated as capital gain dividends to the extent such distribution does not exceed our actual net capital gain for the applicable taxable year. Dividends in excess of the Company’s earnings and profits would be tax-free to shareholders to the extent of their tax basis in their shares of Common Stock, and thereafter would be taxable as capital gains.
If our Common Stock were delisted from NASDAQ, shareholders may find it difficult to dispose of their shares.
If our Common Stock or, subsequent to the merger, Gyrodyne, LLC Shares were to be delisted from NASDAQ, trading of our Common Stock or, subsequent to the merger, Gyrodyne, LLC Shares most likely will be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. Such trading will reduce the market liquidity of our Common Stock or, subsequent to the merger, Gyrodyne, LLC Shares. As a result, an investor would find it more difficult to dispose of, or obtain accurate quotations for the price of, our Common Stock or, subsequent to the merger, Gyrodyne, LLC Shares.
If the Plan of Merger is not authorized, the board may decide to pursue the Plan of Liquidation in another manner.
If the Plan of Merger is not approved, the board may determine not to withdraw the Plan of Liquidation but to continue to pursue a Tax Liquidation by other means, including a dissolution under New York law or a merger under different terms than those set forth in the Plan of Merger. In such event, Gyrodyne may suffer from a period of uncertainty (including, if authorization of our shareholders is required in connection with any such alternative transaction), costs of the liquidation may increase, and shareholders may be delayed in their receipt of liquidation proceeds and the amount of such proceeds may be reduced significantly.

We may not be able to settle all of our obligations to creditors at the amount we have estimated.
We have current and may incur future obligations to creditors. Our estimated distribution to shareholders takes into account all of our known obligations and our best estimate of the amount reasonably required to satisfy such obligations. As part of the wind-down process, we will attempt to settle those obligations with our creditors. We cannot assure you that we will be able to settle all of these obligations for the amount we have estimated for purposes of calculating the likely distribution to shareholders. If we are unable to reach an agreement with a creditor relating to an obligation, that creditor may bring a lawsuit against us. Amounts required to settle obligations or defend lawsuits in excess of the amounts estimated by us will reduce the amount of remaining proceeds available for distribution to shareholders.
Our shareholders may be liable to our creditors for an amount up to the amount distributed by us if our reserves for payments to creditors are inadequate.
In the event our shareholders receive funds by means of the Special Dividend or as distributions from Gyrodyne, LLC and there are not left sufficient funds to pay any creditors who seek payment of claims against Gyrodyne, shareholders (or holders of Gyrodyne, LLC Shares) could be held liable for payments made to them and could be required to return all or a part of distributions made to them.
If the Plan of Merger is authorized, but the merger does not occur, shareholders may not be able to recognize a loss for federal income tax purposes until they receive a final distribution from us, which may be up to two years after our adoption of the Plan of Liquidation.
In general, if our shareholders approve the proposal to authorize the Plan of Merger, a shareholder will recognize, for federal income tax purposes, gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value of other property distributed to such shareholder in the Special Dividend and in any other distributions we may make pursuant to the Tax Liquidation, whether by merger or otherwise, and (ii) such shareholder’s adjusted tax basis in its shares of Common Stock. Liquidating distributions pursuant to the Plan of Liquidation and/or Plan of Merger may occur at various times and in more than one tax year. Any gain will be recognized in such year(s) when the shareholder receives a distribution that, in the aggregate with all other distributions received pursuant to the Tax Liquidation, whether by merger or otherwise, is in excess of the shareholder’s basis in its shares of Common Stock; loss will be recognized only in the year in which the final distribution to the shareholder is made, and only if the shareholder has not received distributions equal to the shareholder’s basis in its shares of Common Stock. Shareholders are urged to consult their tax advisors as to the specific tax consequences to them of a Tax Liquidation pursuant to the Plan of Liquidation and/or Plan of Merger.
We may be unable to complete the merger in 2013, which could subject us to a REIT-level tax on assets we acquired in our REIT conversion.
If a regular corporation taxed under Subchapter C of the Code (a “regular C corporation”) converts into a REIT in a transaction in which the adjusted tax basis of the assets in the REIT’s hands is determined by reference to the adjusted tax basis of the assets in the hands of the regular C corporation, and if the REIT subsequently disposes of any such assets (including through a taxable merger) during a specified period (the “recognition period”) following the REIT conversion from the regular C corporation, the REIT will be subject to tax at the highest corporate tax rates on any gain from such assets to the extent of the excess of the fair market value of the assets on the date of the REIT conversion over the basis of such assets on such date (such tax, the “built-in gains tax”). In connection with our REIT conversion in 2006, we acquired assets that are subject to the built-in gains tax. Under current law, a 10-year recognition period would apply to assets disposed of in taxable years beginning in 2014 or later. As a result, if we effect the merger in our 2014 or 2015 taxable years, we could be subject to the built-in gains tax as a result of the merger.
We may be the potential target of a reverse acquisition or other acquisition.
Until the merger, we will continue to exist as a public company. Public companies that exist with limited operations have from time to time been the target of “reverse” acquisitions, meaning acquisitions of public companies by private companies in order to bypass the costly and time-intensive registration process to become publicly traded companies. In addition, we could become an acquisition target, through a hostile tender offer or other means, as a result of our cash holdings or for other reasons. In the event of a hostile acquisition bid, approval of the acquisition would be subject to our board of directors and/or shareholder approval. If we become the target of a successful acquisition, notwithstanding the shareholder authorization of the Plan of Merger, our board of directors could potentially decide to either delay or completely abandon the merger, and our shareholders may not receive any proceeds that would have otherwise been distributed in connection with the liquidation and may receive less than they would have received in the liquidation.
Our directors and executive officers may have interests that are different from, or in addition to, those of our shareholders generally.
You should be aware of interests of, and the benefits available to, our directors and executive officers when considering the recommendation of our board of directors in favor of the proposal to authorize the Plan of Merger and the transactions contemplated thereby. Our board of directors and executive officers may have interests in the Plan of Liquidation and the Plan of Merger that may be in addition to, or different from, your interests as a shareholder. In connection with the Plan of Liquidation and the Plan of Merger, some of our executive officers will be entitled to receive severance benefits and other payments for health insurance. In addition, following the merger, our directors and executive officers will be entitled to continuing indemnification and liability insurance. For a more detailed discussion of the interests of our management, see pages [•] of this proxy statement/prospectus.
We will continue to incur the expenses of complying with public company reporting requirements.
We have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act and it is anticipated that Gyrodyne, LLC will continue to be subject to such requirements during the period its assets are liquidated even though compliance with such reporting requirements involves time and expense.
The board of directors of Gyrodyne, LLC may at any time turn management of its liquidation over to a third party, and some or all of our directors may resign from the board of directors of Gyrodyne, LLC at that time.
The board of directors of Gyrodyne, LLC may at any time turn certain aspects of our management over to a third party to complete the liquidation of our remaining assets and distribute the available proceeds to our shareholders. If management is turned over to a third party, the third party could have control over the liquidation process, including the sale or distribution of any remaining assets and such third party could charge significant fees related thereto, each of which could impact the nature, amount or timing of any liquidating distributions.
Tax treatment of liquidating distributions may vary from shareholder to shareholder.
The tax treatment of any liquidating distributions we make may vary from shareholder to shareholder, and the discussions in this proxy statement/prospectus regarding such tax treatment are general in nature. You should consult your tax advisor instead of relying on the discussions of tax treatment in this proxy for tax advice.
We have not requested a ruling from the Internal Revenue Service with respect to the anticipated tax consequences of the Plan of Liquidation or Plan of Merger, and we will not seek an opinion of counsel with respect to the anticipated tax consequences of any liquidating distributions. If any of the anticipated tax consequences described in this proxy statement/prospectus proves to be incorrect, the result could be increased taxation at the corporate and/or shareholder level, thus reducing the benefit to our shareholders and us from the liquidation and distributions. Tax considerations applicable to particular shareholders may vary with and be contingent upon the shareholder’s individual circumstances.
Provisions of Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement, including its classified board of directors and 20% ownership limitation could make it more difficult for a third party to acquire Gyrodyne, LLC, discourage a takeover and adversely affect its members.
Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement contains certain provisions that may have the effect of making more difficult, delaying, or deterring attempts by others to obtain control of Gyrodyne, LLC, even when these attempts may be in the best interests of its members. These include provisions on maintaining a classified board of directors, limiting members’ powers to remove directors and an ownership limitation that prohibits members from holding Gyrodyne, LLC Shares representing in excess of 20% of the outstanding Gyrodyne, LLC Shares at any time. These provisions and others that could be adopted in the future may have the effect of discouraging unsolicited takeover proposals and therefore may delay or prevent a change of control not approved by Gyrodyne, LLC’s board of directors or may delay or prevent changes in Gyrodyne, LLC’s control or management, including transactions in which holders of Gyrodyne, LLC Shares might otherwise receive a premium for their shares over then current market prices.

THE ANNUAL MEETING
We are furnishing this proxy statement/prospectus to you as part of the solicitation of proxies by our board of directors for use at the annual meeting.
Date, Time and Place
The annual meeting will be held at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780 on December [10], 2013, at 11:00 a.m., Eastern Time.
Purpose
At the annual meeting, shareholders will be asked to consider and vote upon the following proposals and to transact such other business as may properly come before the annual meeting or any adjournment thereof:
Proposal 1 —
  to authorize the Plan of Merger under the New York Business Corporation Law, including the merger of the Company into Gyrodyne, LLC;
Proposal 2 —
  to elect two (2) directors to a three-year term of office, and until their successors shall be duly elected and qualified;
Proposal 3 —
  to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement/prospectus;
Proposal 4 —
  to determine, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of the Company’s named executive officers;
Proposal 5 —
  to approve, by a non-binding, advisory vote, certain compensation arrangements for certain executive officers that will be realized by with the Tax Liquidation; and
Proposal 6 —
  to ratify the engagement of Baker Tilly as independent accountants of the Company and its subsidiaries for the 2013 fiscal year.
Our board of directors unanimously recommends that you vote “FOR” each of proposals 1 – 3 and 5 – 6, and “three years” for proposal 4.
Record Date; Stock Entitled to Vote; Quorum
All shareholders who hold Common Stock of record at the close of business on the record date, October 28, 2013, are entitled to notice of and to vote at the annual meeting. Each share of Common Stock issued and outstanding on the record date is entitled to one vote at the annual meeting on each proposal presented. Shareholders do not have cumulative voting rights. A quorum will be present at the annual meeting if a majority of the outstanding Common Stock entitled to vote at the annual meeting are represented in person or by proxy.
On the record date, 1,482,680 shares of Common Stock were issued and outstanding and held by 1,597 holders of record. This proxy statement/prospectus and the enclosed proxy card were mailed starting on or about [•], 2013.
Votes Required
Proxies solicited by our board of directors will be voted in accordance with the instructions given therein. Where no instructions are indicated, proxies will be voted “FOR” authorization of the Plan of Merger, “FOR” the election of the nominees for director, “FOR” the advisory approval of executive compensation, “FOR” every three (3) years for the advisory determination on the frequency of the advisory vote on executive compensation, “FOR” the advisory approval of certain compensation arrangements for certain executive officers that will be triggered by the Tax Liquidation and “FOR” the ratification of the engagement of independent accountants.
Proposal 1.   An affirmative vote of the holders of at least two-thirds of all outstanding shares of Common Stock entitled to vote thereon is required to authorize Proposal 1. If you abstain from voting, your abstention will have the same effect as an “Against” vote for purposes of determining whether approval of Proposal 1 has been obtained. In such cases, broker non-votes also will have the same effect as an “Against” vote.

Proposal 2.   A plurality of the votes cast by the holders of shares of Common Stock entitled to vote thereon is required for the election of each director in Proposal 2, meaning that the two individuals receiving the most votes will be elected. A majority vote is not required.
Proposal 3.   An affirmative vote of the holders of a majority of shares of Common Stock either present in person or represented by proxy and entitled to vote thereon is required to approve Proposal 3. Abstentions and broker non-votes will have no effect.
Proposal 4.   A plurality of the votes cast by the holders of shares of Common Stock either present in person or represented by proxy and entitled to vote thereon is required to approve Proposal 4.
Proposal 5.   An affirmative vote of the holders of a majority of shares of Common Stock either present in person or represented by proxy and entitled to vote thereon is required to approve Proposal 5. Abstentions and broker non-votes will have no effect.
Proposal 6.   Proposal 6 will be decided by a majority of the votes cast in favor of or against the proposal by the holders of shares of Common Stock entitled to vote thereon. A shareholder who abstains from voting on Proposal 6 will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted, however, either in favor of or against Proposal 6.
Proxies
Except for certain items for which brokers are prohibited from exercising their discretion, a broker who holds shares in “street name” has the authority to vote on routine items when it has not received instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” If the broker returns a properly executed proxy, the shares are counted as present for quorum purposes. If the broker crosses out, does not vote with respect to, or is prohibited from exercising its discretion, resulting in a broker non-vote, the effect of the broker non-vote on the result of the vote depends upon whether the vote required for that proposal is based upon a proportion of the votes cast (no effect) or a proportion of the votes entitled to be cast (effect of a vote against). If the broker returns a properly executed proxy, but does not vote or abstain with respect to a proposal and does not cross out the proposal, the proxy will be voted “FOR” all of the proposals and in the proxy holder’s discretion with respect to any other matter that may come before the meeting or any adjournments or postponements thereof. Approval of the sale of all of the assets of a corporation and the dissolution of a corporation are both matters for which brokers are prohibited from exercising their discretion. Therefore, shareholders will need to provide brokers with specific instructions on whether to vote in the affirmative for or against the Plan of Merger proposal.
At the time this proxy statement/prospectus was mailed to shareholders, management was not aware of any matter other than the matters described above that would be presented for action at the annual meeting. The shares shall be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof.
In addition to sending you these materials, some of the Company’s directors and officers as well as management and non-management employees may contact you by telephone, mail, e-mail, or in person. You may also be solicited by means of press releases issued by the Company and postings on the Company’s website, www.gyrodyne.com. None of the Company’s officers or employees will receive any extra compensation for soliciting you. The Company has retained MacKenzie Partners, Inc. to assist the Company in soliciting your proxy for an estimated fee of $6,500 plus reasonable out-of-pocket expenses. MacKenzie Partners expects that approximately 25 of its employees will assist in the solicitation. MacKenzie Partners will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of shares of Common Stock. If so, the Company will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of shares of Common Stock.

Any shareholder executing the enclosed proxy card has the right to revoke it at any time prior to its exercise by delivering to the Company a written revocation or a duly executed proxy card bearing a later date, or by attending the annual meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to attend the annual meeting and to vote personally at the annual meeting.

BACKGROUND; THE TAX LIQUIDATION
Gyrodyne Company of America, Inc.
Gyrodyne, a self-managed and self-administered real estate investment trust formed under the laws of the State of New York, manages a diversified portfolio of real estate properties comprising office, industrial and service-oriented properties primarily in the New York metropolitan area. Gyrodyne owns a 68 acre site approximately 50 miles east of New York City on the north shore of Long Island, which includes industrial and office buildings and undeveloped property that is the subject of development plans and is referred to in this proxy statement/prospectus as “Flowerfield.” Gyrodyne also owns medical office buildings in Port Jefferson Station, New York, Cortlandt Manor, New York and Fairfax, Virginia. Gyrodyne is also a limited partner in the Grove, which until recently owned a 3,700 plus acre property in Palm Beach County, Florida. Gyrodyne’s Common Stock is traded on NASDAQ under the symbol GYRO. Gyrodyne’s principal executive offices are located at One Flowerfield, Suite 24, Saint James, New York 11780 and its telephone number is (631) 584-5400. Gyrodyne’s shares on the traded on NASDAQ under the symbol “GYRO.”
Background: Flowerfield and Other Properties; Condemnation Litigation
Following its inception in 1946 and for the next 25 years, Gyrodyne engaged in design, testing, development, and production of coaxial helicopters primarily for the U.S. Navy. Following a sharp reduction in the Company’s helicopter manufacturing business and its elimination by 1975, the Company began converting its vacant manufacturing facilities and established its rental property operation at its principal location, Flowerfield. The Company has since concentrated its efforts on the management and development of real estate. The Company subsequently completed its conversion to a REIT, effective May 1, 2006. As a REIT that converted from a regular C corporation, Gyrodyne is subject to a federal corporate level tax at the highest regular corporate rate (currently 35%) on all or a portion of any gain recognized from a sale of assets occurring during a specified period after the date of its conversion (the “recognition period,” and such tax, the “built-in gain tax”), to the extent of the built-in gain in those assets on the date of the conversion. The recognition period is generally 10 years.
On November 2, 2005, the State University of New York at Stony Brook (the “University”) filed an acquisition map with the Suffolk County Clerk’s office and vested title in approximately 245.5 acres of property at Flowerfield pursuant to the New York Eminent Domain Procedure Law (the “EDPL”). On March 27, 2006, the Company received payment from the State of New York in the amount of $26,315,000, which the Company had previously elected under the EDPL to accept as an advance payment for such property.
On May 1, 2006, the Company filed a Notice of Claim with the Court of Claims of the State of New York seeking $158 million in damages from the State of New York resulting from the eminent domain taking by the University of the 245.5 acres of the Flowerfield property (the “Condemnation Litigation”).
Thereafter, Gyrodyne acquired ten buildings in the Port Jefferson Professional Park, Port Jefferson Station, New York in June 2007, Cortlandt Medical Center in Cortlandt Manor, New York in July 2008 (and additional properties in Cortlandt Manor in August 2008 and May 2010), and the Fairfax Medical Center, Fairfax City, Virginia in 2009.
The Company has maintained an interest in the Grove, which originally represented a 20% limited partnership interest in the Grove. Based on four subsequent capital raises through 2009, each of which the Company chose not to participate in, the Company’s share was approximately 9.99% as of December 31, 2010, and has since been diluted to 9.32%. On March 18, 2011, the Grove’s lender, Prudential Industrial Properties, LLC (“Prudential”), commenced a foreclosure action against the Grove by filing a complaint in the Circuit Court of Palm Beach County to foreclose upon the Grove property, alleging that the Grove has defaulted on its loan from Prudential and that the Grove is indebted to Prudential in the amount of over $37 million in principal and over $8 million in interest and fees. On September 19, 2013, the Grove was sold, the foreclosure lawsuit was dismissed and the Grove was conveyed to Minto, a family-owned real estate development, construction and management company and Grove’s debt to Prudential was repaid. The investment is held in a taxable REIT subsidiary of the Company with $0 value and the Company has a $1,315,000 deferred tax liability related to the Grove, which represents taxable losses not yet recorded pursuant to the equity method of accounting. Gyrodyne did not receive any distribution in connection with the sale. Under the agreement with Minto, Grove may receive certain additional payments if certain development benchmarks are achieved by Minto, which could enable future distributions to Gyrodyne. Gyrodyne cannot predict whether these benchmarks will be achieved or as to the timing or amount of any further distributions by Grove. Gyrodyne does anticipate it will be required to recognize its deferred tax liability during 2014.
In July 2012, the Company received $167,501,656.95 from New York State pursuant to judgments in the Company’s favor in the Condemnation Litigation, which consisted of $98,685,000 in additional damages (the “2012 Proceeds”), $1,474,940.67 in costs, disbursements and expenses, and $67,341,716.28 in interest. As the interest portion was considered REIT taxable income (although not for purposes of the REIT gross income tests, pursuant to a private letter ruling received by the company in 2011) for the 2012 taxable year, our board of directors determined that it was in the best interests of shareholders to distribute $56,786,644 in the form of a cash dividend. On November 19, 2012, our board of directors declared a special cash dividend of $38.30 per share, which was paid on December 14, 2012. The declaration of the dividend also required a cash payment to participants of the Company’s Incentive Compensation Plan in the aggregate amount of $4,213,000 to be allocated and paid to Plan participants in accordance with Plan rules. As of December 31, 2012, the Company intended to defer, for federal income tax purposes, recognition of the $98,685,000 gain on receipt of the 2012 Proceeds by investing this amount in qualifying REIT properties.
Background: Strategic Review, PLR
In August 2012, the Company announced that it was undertaking a strategic review, which was designed to maximize shareholder value through one or more potential cash distributions and/or through a potential sale, merger or other strategic combination, consistent with the Company’s stated goal of providing one or more tax efficient liquidity events to its shareholders. In August 2012, the Company retained Rothschild, Inc., as financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP, as legal advisor, and authorized a committee of its board of directors composed of four directors, Messrs. Bhatia, Levine, Macklin and Salour (the “Strategic Alternatives Committee”), to lead the strategic review process. The Strategic Alternatives Committee had over 40 meetings in the August 2012 – August 2013 period and made regular reports on its process to the full board of directors. Commencing in October 2012, the Company solicited interest in proposals to acquire the Company from over 260 entities, and, in March 2013, an information memorandum was circulated to over 30 entities who had executed nondisclosure agreements. In the several months thereafter, members of our board of directors and management met with several bidders, permitted such bidders to conduct due diligence and indicative bids were received from a number of parties. Some of such indicative bids were for the whole Company and others contemplated the sale of a partial interest to a bidder who would assume control, but none of such bids were fully developed or contained value parameters and other terms acceptable to our board of directors and the Strategic Alternatives Committee.
In a meeting on August 2, 2013, our board of directors met and considered the status of such bidding process as well as other business alternatives available to the Company, including continuing as an operating REIT, distributing a smaller portion of the 2012 Proceeds, and reinvesting all or part of the 2012 Proceeds in qualifying REIT property. At the meeting, the Strategic Alternatives Committee recommended that, if the Company received the PLR (discussed below), the Company should seek to distribute up to $98.7 million, the full amount of the 2012 Proceeds, and that the Company also would need to provide for funding of that distribution amount plus an amount necessary to keep the Company operational during a liquidation process. The Strategic Alternatives Committee also recommended that, in the event that the Company did not receive the PLR, it be authorized to negotiate with bidders regarding potential transactions. The Strategic Alternatives Committee also recommended that the Company enter into confidentiality agreements with the Company’s two largest shareholders. The Company did enter into such agreements and engaged in a dialogue with such holders. In addition to participating in numerous calls and emails, our board of directors had lengthy informal working sessions on August 27, August 30, and September 6, 2013 as well, to consider the Company’s strategic alternatives, including the impact thereon of the PLR described in the next paragraph.
Following a change in tax law in January 2013 reducing the recognition period applicable for the 2012 taxable year to 5 years, the Company applied for a private letter ruling from the IRS in March 2013 and ultimately received a favorable ruling on August 28, 2013, which we call “the PLR” in this proxy statement/

prospectus. The PLR concludes that the Company’s receipt of the 2012 Proceeds occurred outside of the applicable recognition period for 2012, and therefore permits the Company to distribute, by means of a dividend such as the Special Dividend described below, the gains realized from its receipt of the 2012 Proceeds, subject to a 4% excise tax but without incurring the built-in gains tax.
In the informal session held on September 6, 2013, our board of directors considered the financial effects of a range of distribution scenarios, ranging from no distribution and reinvestment in REIT qualified assets to a full distribution of the $98.7 million using funded debt. In doing so, it considered the impact of the 4% excise tax applicable to a 2013 distribution of the 2012 Proceeds, transaction costs and payments required to be made to the ICP participants as a result of a Special Dividend.
At its September 9, 2013 meeting, our board of directors discussed that, in light of the receipt of the PLR and the timeframe necessary to achieve the benefits thereof, and given the lack of any developed acceptable third party acquisition or other control transaction with a third party with respect to the Company, that it appeared unlikely any such transaction would be developed on a basis more favorable to shareholders than the distribution permitted by the PLR. Our board of directors continued to review the issues related to a significant distribution of cash to its shareholders, including whether such distribution should be as part of a Plan of Liquidation.
The Tax Liquidation; Adoption of the Plan of Liquidation
Further to the Company’s previously stated goal of providing one or more tax efficient liquidity events to its shareholders and taking into account, among other factors, the Company’s receipt of the PLR, our board of directors concluded that it is in the best interests of Gyrodyne and its shareholders to liquidate the Company for federal income tax purposes. On that basis, on September 12, 2013, our board of directors adopted the Plan of Liquidation, pursuant to which we intend to dispose of our remaining assets in an orderly manner designed to obtain the best reasonably available value for such assets and to complete the Tax Liquidation, including pursuant to a merger into Gyrodyne, LLC, within the two year period from the adoption of the Plan of Liquidation.
The Special Dividend
On September 13, 2013, our board of directors declared the Special Dividend, in the amount of $98,685,000, or $66.56 per Gyrodyne share, of which approximately $68,000,000, or $45.86 per share, will be paid in cash. The balance of the Special Dividend will be payable in the form of cash proceeds from any further asset dispositions effected prior to payment of the dividend, Dividend Notes, interests in Gyrodyne, LLC or any other limited liability company to which Gyrodyne may transfer its remaining assets (or into which it may merge), or a combination of such forms at the discretion of our board of directors. The form of the balance of the Special Dividend, if other than cash, is referred to as the non-cash portion of the Special Dividend.
In a meeting held on October 9, 2013, the Board determined that in order to most clearly and directly accomplish its goal of distribution of the $98.7 million as a return of capital to shareholders, and in light of relevant consideration of issues of business continuity, shareholder liquidity and timeliness of execution, the Company would pursue the Tax Liquidation by means of a merger of the Company into Gyrodyne, LLC. At such meeting, it also determined that, if the merger into Gyrodyne, LLC is not completed by December 31, 2013, the most likely in-kind distribution in the Special Dividend would be of nontransferable interests in GSD, having the characteristics set forth in the following paragraph. In order to achieve the full benefits of the Special Dividend, the Company must make a distribution of in-kind assets with a value of at least $30,685,000 in the aggregate.
The non-cash portion of the Special Dividend may, at the discretion of our board of directors, be payable in nontransferable interests in GSD (the “Distributed Interests”) or notes of the Company (“Dividend Notes”). The Distributed Interests would constitute GSD Shares having the legal and economic characteristics set forth in “Proposal 1 — The Plan of Merger — Comparison of Rights of Holders of GSD Shares and Holders of Gyrodyne, LLC’s Shares,” provided that at the time of the Special Dividend through the latest of December 31, 2014, the date of termination of the Plan of Merger and the date up on which all required actions have been taken under applicable law to permit unrestricted transferability thereof, such interests will be recorded on the books of GSD but may not be assigned or transferred, voluntarily or involuntarily, by the registered holder and will not be listed on any exchange. Any attempted assignment or transfer driving this period shall be void, except as provided in the following sentence, in which case the Distributed Interests may be transferred only on the books of GSD. GSD will permit transfers pursuant to the laws of bankruptcy, inheritance, descent or distribution, or to the successor to any holder that is a corporate or other entity. If a transfer is requested, GSD may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and GSD may require a holder to pay any taxes and fees required by law. At the time of the Special Dividend through the latest of December 31, 2014, the date of termination of the Plan of Merger and the date up on which all required actions have been taken under applicable law to permit unrestricted transferability thereof, GSD will be managed by Gyrodyne, which will own all interests in GSD other than the Distributed Interests. The percentage interest in GSD represented by the Distributed Interests currently is anticipated to constitute approximately two-thirds of the equity interest in GSD. The fixed percentage interest represented by the Distributed Interests will be announced prior to their distribution, following completion of additional valuation work by Gyrodyne.
Depending on a number of factors, including the valuation of GSD and legal limitations on the portion of our assets we may transfer without shareholder approval, a portion of the in-kind dividends could be made in Dividend Notes. A copy of the form of such Dividend Notes is attached to this proxy statement/prospectus as Annex D, and this summary is qualified in its entirety by reference to such Annex D. The Dividend Notes, if issued, will bear interest at 5.0% per annum, payable semi-annually on June 15 and December 15 of each year, commencing June 15, 2014, and may be payable in cash or in the form of additional Notes (“PIK Interest”).
The Company may, in its sole discretion, at any time and from time to time without premium or penalty, prepay all or any portion of the outstanding principal amount of, or interest on, the Dividend Notes. In connection with each prepayment of principal under the Dividend Notes, the Company also is obligated to pay all accrued and unpaid interest thereunder. The Company is required to effect any optional prepayment on a pro rata basis, provided that such restriction does not apply to, and the Company may redeem from a holder one or more Dividend Notes with an aggregate principal amount of $10,000 or less. The Company is permitted to repurchase Dividend Notes on a voluntary basis in a transaction with one or more holders from time to time on such terms as the Company determines, in its sole discretion, and such repurchase shall not be required to be effected on a pro rata basis.
Upon the first to occur of (i) a sale or (ii) a complete liquidation of the Company, the Company shall pay, in cash or in kind, the outstanding principal amount of the Dividend Notes, together with all accrued and unpaid interest on the principal amount being repaid. In the case of a complete liquidation, the valuation of any interest distributed in-kind in redemption of the Dividend Notes shall be made in good faith by our board of directors of the Company and shall be conclusively binding on the Holders.
The Dividend Notes will be registered on the books of the Company and may not be assigned or transferred, voluntarily or involuntarily. Any attempted assignment or transfer shall be void, except as provided in the following sentence, in which case the Dividend Notes may be transferred only on the books of the Company. The Company will permit transfers pursuant to the laws of bankruptcy, inheritance, descent or distribution, or to the successor to any holder that is a corporate or other entity. If a transfer is requested, the Company may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a holder to pay any taxes and fees required by law. The Company need not exchange or register the transfer of any Dividend Note or portion of a Dividend Note selected for redemption, except for the unredeemed portion of any Dividend Note being redeemed in part.
For so long as any of the Dividend Notes are outstanding, the Company will be prohibited from making any payments with respect to its capital stock, including paying dividends thereon or making distributions in respect thereof, except (i) as specifically permitted under the Plan of Liquidation and (ii) such distributions as are required for the Company to qualify as, and maintain its qualification as, a REIT or to avoid the payment of federal or state income or excise tax.
The Dividend Notes will be subordinate to the prior payment in full of all senior debt (whether outstanding on the date of issuance or thereafter created, incurred, assumed or guaranteed) (other than unasserted contingent indemnification obligations and any unasserted contingent expense reimbursement obligations that, at such time, have not been incurred) (“Senior Debt”), which subordination is for the benefit of the holders of Senior Debt. The Dividend Notes contain certain provisions with respect to amendments, defaults and remedies and other terms and will be governed by New York law.
The dividend is payable on December 30, 2013 to shareholders of record as of November 1, 2013. We will announce the final form of the balance of the Special Dividend on or prior to December 27, 2013. As required by NASDAQ rules governing special dividends of this magnitude, the ex-dividend date will be set one business day following the payment date.
Payment of the Special Dividend is NOT conditioned on the approval of the proposal to authorize the Plan of Merger. However, failure to complete the Tax Liquidation of Gyrodyne by the second anniversary of the of the adoption date of the Plan of Liquidation will impact the tax characteristics of the Special Dividend to the recipients. See “Federal Income Tax Considerations.”
In connection with the Special Dividend, the company expects to incur costs of $3.4 million for the 4% excise tax, $1.6 million for transaction costs, and $6.2 million for ICP payments.
Solvency Opinion
In connection with the Special Dividend, our board of directors requested the opinion of Valuation Research Corporation as to the solvency of Gyrodyne after giving effect to the special distribution. On September 13, 2013, at a meeting of our board of directors, Valuation Research delivered its opinion that, immediately after the completion of the Special Dividend, (i) each of our fair value and the present fair saleable value of our aggregate assets, exceeds the sum of our total liabilities (including, without limitation, the stated liabilities, the identified contingent liabilities and Dividend Notes); (ii) we will be able to pay our debts (including our respective stated liabilities, identified contingent liabilities and the Dividend Notes), as such debts mature or otherwise become absolute or due; and (iii) we do not have unreasonably small capital.
Prior to the meeting of our board of directors on September 13, 2013, at which our board of directors approved the Special Dividend, Valuation Research engaged in various discussions with our management regarding its analysis with respect to the proposed solvency opinion to be delivered by Valuation Research. The topics of these discussions included the objectives of our Plan of Liquidation and the Special Dividend, our past and current operations and financial condition, our most recent unaudited balance sheet, projected cash flows associated with our dissolution, our public filings with the SEC, our outstanding litigation and our stated liabilities and identified contingent liabilities. On September 13, 2013, Valuation Research delivered to our management and board of directors its opinion that, as of September 13, 2013, and based on the matters described in the opinion, assuming payment of, and after giving effect to the Special Dividend, the following tests of solvency and capital adequacy are satisfied for Gyrodyne:
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  each of our fair value and the present fair saleable value of our aggregate assets, exceeds the sum of our total liabilities (including, without limitation, the, stated liabilities, the identified contingent liabilities and Dividend Notes);
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  each of our fair value and the present fair saleable value of our aggregate assets exceed our total liabilities (including our stated liabilities, identified contingent liabilities and Dividend Notes), by an amount greater than the amount identified to Valuation Research by us as the par value of our capital stock;
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  we will be able to pay our debts (including our respective stated liabilities, identified contingent liabilities and the Dividend Notes), as such debts mature or otherwise become absolute or due; and
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  we do not have unreasonably small capital.
The full text of the solvency opinion letter, which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken by Valuation Research in connection with the solvency opinion is attached to this proxy statement/prospectus as Annex B. Valuation Research Corporation’s solvency opinion has several assumptions and limiting conditions. You are urged to read Valuation Research’s solvency opinion letter in its entirety. The solvency opinion does not constitute a recommendation to you as to how you should vote in connection with the Plan of Liquidation. The solvency opinion does not address the relative merits of any other transactions or business strategies discussed by our board of directors as alternatives to the Special Dividend or the underlying business decision of our board of directors to proceed with or affect the Special Dividend, except with respect to the solvency of Gyrodyne immediately after the Special Dividend. The solvency opinion is valid only for our pro forma capital structure immediately after and giving effect to the consummation of the Special Dividend and is not valid for any subsequent dividend, share repurchase, debt or equity financing, restructuring or other actions or events not specifically referred to in the solvency opinion. Furthermore, the solvency opinion does not represent an assurance, guarantee, or warranty that we will not default on any of its debt obligations; Valuation Research does not make any assurance, guarantee, or warranty that any covenants, financial or otherwise, associated with any financing will not be broken in the future. A summary of Valuation Research’s solvency opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of Valuation Research’s solvency opinion letter.
In rendering the Opinion, Valuation Research conducted such reviews, analyses and inquiries deemed necessary and appropriate under the circumstances. Among other things, Valuation Research:
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  reviewed Gyrodyne’s 10-K SEC filings for the fiscal years ended 2011 and 2012, as well as Gyrodyne’s 10-Q SEC filings for the first and second quarter of 2013;
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  reviewed appraisal reports for the Company’s real estate assets prepared by Cushman & Wakefield dated as of December 1, 2012 (Port Jefferson and Flowerfield), October 1, 2012 (Fairfax) and December 27, 2012 (Cortlandt Manor);
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  reviewed a report compiled by Rothschild outlining broker opinions of value for the Company’s real estate assets dated February 2013;
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  reviewed the Plan of Liquidation;
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  reviewed a draft of the document outlining the terms of the Dividend Note (which is attached to this proxy statement/prospectus as Annex D);
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  reviewed a draft of the press release regarding the announcement of our board of directors declaration of the Special Dividend dated September 13, 2013;
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  reviewed a draft of the resolutions of our board of directors of Gyrodyne dated September 13, 2013;
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  reviewed operating assumptions and forecasts for the Company for the fiscal years ending 2013 through 2016 (the “Forecast”), which included sources and uses of cash and earnings and cash flow assumptions for the Company;
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  had discussions with Management concerning the past, present, and future operating results, financial condition and legal affairs of the Company, among other subjects;
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  visited the Company’s Flowerfield real estate asset located in Long Island, New York and the Port Jefferson real estate asset located in Jefferson Station, New York;
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  reviewed the industry in which the Company operates, which included an analysis of certain companies deemed comparable to the Company by Valuation Research as well as a review of analyst reports involving companies deemed comparable to the Company by Valuation Research;
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  obtained a written representation from a responsible officer of the Company that there are no Identified Contingent Liabilities;
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  obtained a written representation from a responsible officer of the Company that there have not been any material adverse changes in the assets or liabilities of the Company, on a consolidated basis, between June 30, 2013 (the date of the most recent audited balance sheet made available to Valuation Research) and the date hereof, that would reasonably be expected to materially affect, without limitation, the Company’s business operations or conditions (financial or otherwise);

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  received a written representation from a responsible officer of the Company that the financial forecasts prepared by the Company, on a consolidated and pro-forma basis, and provided to Valuation Research reflect Management’s best estimates, and are reasonable and have been prudently prepared;
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  performed a cash flow and debt repayment analysis for the Company;
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  reviewed information concerning businesses similar to each of the Company, and investigated their financial performance;
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  developed indications of value for the Company using generally accepted valuation methodologies; and
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  conducted such other reviews, analyses and inquiries and considered such other economic, industry, market, financial and other information and data deemed appropriate by Valuation Research.
The following is a summary of the material analyses performed by Valuation Research in connection with its solvency opinion.
Solvency Analysis.   In conducting its review and arriving at its solvency opinion, Valuation Research relied on and assumed, without independent verification, that the financial forecasts and projections provided to them by our management have been reasonably prepared and reflect our management’s best currently available estimates. Valuation Research did not make any independent appraisal of any of our properties or assets. The opinion of Valuation Research is based on business, economic, market and other conditions as they existed and could be evaluated by Valuation Research as of September 13, 2013.
Valuation Summary — Balance Sheet Analysis.   Valuation Research estimated the fair value and fair saleable value of our aggregate assets using information including financial forecasts that were provided by our management, prior appraisals and other data provided to Valuation Research or using publicly available data. Valuation Research also conducted due diligence interviews with our senior management and our outside legal advisors with regard to our stated liabilities and identified contingent liabilities. Valuation Research noted that, assuming payment of and after giving effect to the Special Dividend, the estimated fair value and present fair saleable value of our aggregate assets exceeded our estimated total liabilities (including our stated liabilities, identified contingent liabilities and Dividend Notes) by approximately $19.2 million to $25.7 million, or 34.4% to 41.2% of our fair value or present fair saleable value of our aggregate assets. Valuation Research also noted that the excess was greater than the amount identified to Valuation Research by us as the aggregate par value of our capital stock of our issued capital stock plus any additional amounts that our board of directors has determined to be capital. Based on the preceding sentence, Valuation Research concluded that each of our fair value and the present fair saleable value of our aggregate assets, exceeds the sum of our total liabilities (including, without limitation, the stated liabilities, the identified contingent liabilities and Dividend Notes)and statutory capital by approximately $17.7 million to $24.2 million, or 31.7% to 38.8% of our fair value or present fair saleable value of our aggregate assets.
Cash Flow Analysis.   Valuation Research reviewed the projected cash flows provided by our management associated with our dissolution as prepared by management. Valuation Research noted that, taking into account a starting cash balance of $92.3 million, assuming payment of and after giving effect to the special distribution, estimated cash inflows (including net proceeds expected from the sale of real estate) exceeded estimated cash outflows over the projection period, by at least $6.2 million. Based on the excess net cash inflow, Valuation Research concluded that we will be able to pay our respective debts as they mature, and we will have adequate capital to pay our obligations and dissolution costs as they come due.
Terms of the Financial Arrangement with Valuation Research.   Pursuant to its letter agreement with us, Valuation Research has been paid $250,000 for its services in connection with rendering the solvency opinion. If an additional solvency opinion is required in connection with closing this transaction, we have agreed to pay Valuation Research an additional fee. We have not paid Valuation Research any other consideration in the last two years. We also have agreed to reimburse Valuation Research for its out-of-pocket expenses and to indemnify and hold harmless Valuation Research and its affiliates and any person, director or any person controlling Valuation Research or its affiliates, for losses, claims, damages, expenses and liabilities relating to or arising out of services provided by Valuation Research in rendering its opinion. The terms of the fee arrangement with Valuation Research, which we and Valuation Research believe are customary for opinions of this nature, were negotiated at arm’s-length between Valuation Research and us, and our board of directors was aware of the fee arrangement.
Internal Structure
In order to facilitate the Special Dividend and the merger pursuant to the Plan of Merger described below in Proposal 1, in October 2013 the Company expects to contribute all of its interests in Flowerfield as well as its Port Jefferson, Cortlandt Manor and Fairfax City properties and its interest in the Grove to a new subsidiary entity, GSD, a limited liability company, of which Gyrodyne currently is the sole member.
Interests of Our Directors and Executive Officers
Members of our board of directors and one of our executive officers may have interests in the approval of the proposal to authorize the Plan of Merger that are different from, or are in addition to, the interests of our shareholders generally. Our board of directors was aware of these interests and considered them, among other matters, in approving the Plan of Merger.
In connection with any liquidating distributions, members of our board of directors and our executive officers who hold shares of our Common Stock will be entitled to the same cash distributions as our shareholders based on their ownership of shares of our Common Stock, which is detailed below.
Golden Parachute Compensation
SEC rules require us to disclose and conduct an advisory vote on the compensation that would be payable to our named executive officers based on or that otherwise relates to the Plan of Liquidation of the Company. The following sets forth the amounts Frederick C. Braun III, our President and Chief Executive Officer, Gary J. Fitlin, our Senior Vice President and Chief Financial Officer, and Peter Pitsiokos, our Chief Operating Officer and Chief Compliance Officer, will or may be eligible to receive in connection with the Plan of Liquidation. This compensation is referred to as “golden parachute” compensation and is subject to a non-binding advisory vote of the shareholders described under “Proposal 5: Advisory Vote on Certain Compensation Arrangements For Certain Executive Officers That Will Be Realized By the Tax Liquidation.”
On May 17, 2013, the Company entered into new employment agreements with Frederick C. Braun III and Gary J. Fitlin, respectively (the “Employment Agreements”), each dated May 15, 2013 and effective April 1, 2013, pursuant to which Messrs. Braun and Fitlin continued to serve as President and Chief Executive Officer and as Senior Vice President and Chief Financial Officer, respectively. Pursuant to the Employment Agreements, each of Mr. Braun and Mr. Fitlin earn a bonus equal to $125,000 if he is employed by the Company as of the effective date of a change-in-control (the “Change-in-Control Bonus”). The Employment Agreements define a change-in-control as the first to occur of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as each such term is defined under Section 409A of the Code. Pursuant to the terms of the Employment Agreements, there is no required minimum period of employment, and either the Company or the executive may terminate at any time, with or without cause. If the executive is terminated without cause, the Company must provide him with at least 60 days’ prior written notice of termination, and must pay him (i) the pro rata share of his base salary through those 60 days, (ii) the Change-in-Control Bonus, and (iii) severance pay equal to six months’ base salary from the date of termination. If the executive is terminated for cause (as defined in the Employment Agreements), he will be paid the pro rata share of his base salary through the date of termination. Each of the executives may also terminate upon 60 days’ prior written notice.
The Company established an incentive compensation plan in 1999, and our board of directors approved amendments to the plan on February 2, 2010 which are set forth in an Amended and Restated Incentive Compensation Plan dated as of February 2, 2010 (as amended, the “Incentive Compensation Plan”), a copy of which was included as an exhibit to the Company’s Current Report on Form 8-K, filed with the SEC on February 8, 2010. Our board of directors approved the amendments to the Incentive Compensation Plan to better align the interests of the participants with those of the Company’s shareholders as the Company pursued its strategic plan to position itself over a reasonable period of time for one or more liquidity events that will maximize shareholder value. Full-time employees and members of our board of directors are eligible to participate, and rights of all participants vested immediately on February 2, 2010.
Peter Pitsiokos is a participant in the Incentive Compensation Plan. Neither Frederick C. Braun III (the Company’s Chief Executive Officer), who joined the Company in February 2013, nor Gary Fitlin (the Company’s Chief Financial Officer), who joined the Company in 2009, is a participant in the Incentive Compensation Plan.
Benefits under the Incentive Compensation Plan are realized upon either a change-in-control of the Company, or upon the issuance by the Company of an “Excess Dividend” following certain asset sales.
“Change-in-control” is defined to include one or more sales or transfers by the Company during the twelve-month period ending on the date of the most recent transfer of assets having a total gross fair market value equal to or more than 90% of the total gross fair market value of all of the assets of the Company immediately before such transfer or transfers. In the event of a change-in-control, the Incentive Compensation Plan provides for a cash payment equal to the difference between the Incentive Compensation Plan’s “establishment date” price of $15.39 per share and the per share price of the Common Stock on the closing date, multiplied by the equivalent of 110,000 shares of Common Stock (such number of shares subject to adjustments to reflect changes in capitalization).
An “Excess Dividend” is defined as a dividend in excess of income from operations, paid to shareholders following certain sales of assets, in which the sale of assets equals or exceeds 15 percent of the total gross fair market value of all assets of the Company immediately prior to the sales. In the event of an Excess Dividend, the Company shall pay to the plan participants a “Disposition Dividend” which in the aggregate is equal to the Excess Dividend paid per share multiplied by the number of Incentive Compensation Units in the plan, currently 110,000. This Disposition Dividend is allocated to the plan participants according to their weighted percentages, as described below.
Payments under the Incentive Compensation Plan may be deemed to be a form of deferred compensation (within the meaning of Section 409A of the Code), and if the Incentive Compensation Plan fails certain tests, the Company may have certain income tax withholding obligations under Section 409A and face interest and penalties if it fails to, or has failed to, fulfill these obligations.
For any individual who becomes a participant with an effective date after December 31, 2009, the average trading price of the Company’s stock for the 10 trading days ending on the trading day prior to the participant’s initial date of participation will replace the price of $15.39 for the purpose of calculating the benefit. Currently, Peter Pitsiokos is the only executive officer who is a participant in the Incentive Compensation Plan, as is each of the directors. Neither Frederick C. Braun III (the Company’s Chief Executive Officer), who joined the Company in February 2013, nor Gary Fitlin (the Company’s Chief Financial Officer), who joined the Company in 2009, is a participant in the Incentive Compensation Plan. The payment amount would be distributed to eligible participants based upon their respective weighted percentages (ranging from 0.5% to 18.5%). Stephen V. Maroney, the Company’s former Chief Executive Officer who resigned in August 2012 and Peter Pitsiokos, the Company’s Chief Operating Officer, are currently entitled to 18.5% and 13.5%, respectively, of any distribution under the Incentive Compensation Plan with the balance being distributable to other eligible employees (11.5%) and members of our board of directors (56.5%), except that the amount payable to Mr. Maroney is subject to a limitation under the Incentive Compensation Plan that prevents former officers and/or directors from benefiting from any post-departure increase in the valuation of the Company. See “Compensation Discussion and Analysis.” There are currently 110,000 units granted under the Incentive Compensation Plan, equal to 110,000 shares of Common Stock.
In July 2012, the Company received $167,530,657 from the State of New York in payment of the judgments in the Company’s favor in the Company’s condemnation litigation with the State; as of December 31, 2013 the Company intended to defer recognition of $98,685,000 for federal income tax purposes and recognize $68,845,657 as REIT taxable income in 2012. On November 19, 2012, the Company declared a special cash dividend of $56,786,644 or $38.30 per share of Common Stock, which was paid on December 14, 2012, to shareholders of record on December 1, 2012, and approved an aggregate payment of $4,213,000 as required under the terms of the Incentive Compensation Plan to be allocated and paid to individual participants in accordance with the rules of the Incentive Compensation Plan. On September 13, 2013, our board of directors declared the Special Dividend, consisting of $98,685,000 or $66.56 per share of Common Stock, payable on December 30, 2013 to shareholders of record as of November 1, 2013, and approved an aggregate payment of up to $7,321,600 as required under the terms of the Incentive Compensation Plan to be allocated and paid to individual participants in accordance with the rules of the Incentive Compensation Plan.
Indemnification and Insurance
In connection with the Tax Liquidation of the Company pursuant to the Plan of Liquidation, we will continue to indemnify our directors and officers to the maximum extent permitted in accordance with applicable law, our Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”) and Amended and Restated By-laws (“By-laws”), and any contractual arrangements, for actions taken in connection with the Plan of Liquidation and the winding up of our business and affairs. Our board of directors is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover such indemnification obligations, including seeking an extension in time and coverage of our insurance policies currently in effect.
As a result of these benefits, our directors generally could be more likely to vote to approve the Plan of Merger than our other shareholders.
Other than as set forth above, it is not currently anticipated that the Plan of Liquidation or the Plan of Merger will result in any material benefit to any of our executive officers or to directors who participated in the vote to adopt the Plan of Merger.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
Set forth below is selected consolidated financial data of Gyrodyne for each of the five years ended December 31, 2012, which we are providing to assist you in your analysis of the financial aspects of the merger. Neither GSD nor Gyrodyne, LLC has any independent assets or operations.
The following is a summary of selected statement of operations and balance sheet data for each of the periods indicated. The selected financial data presented below for the years ended December 31, 2012, 2011, 2010 and 2009 are derived from our audited consolidated financial statements and related notes. The selected consolidated financial data presented below for the six months ended June 30, 2013 and 2012, are derived from our unaudited consolidated financial statements and related notes.
The selected consolidated financial data presented below should be read in conjunction with our consolidated financial statements and the notes to the consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2012 and in our Quarterly Report for the quarter ended June 30, 2013, which are incorporated herein by reference. The historical results included below and elsewhere in this proxy statement/prospectus are not necessarily indicative of the future performance of Gyrodyne, GSD or Gyrodyne, LLC. We have not presented historical financial information for GSD or Gyrodyne, LLC because each was formed in October 2013 and has no operations, assets or liabilities other than those incident to its formation and the Plan of Merger.

	Year Ended December 31,					Six Months Ended June 30,
	2012	2011	2010	2009	2008	2013	2012
Statement of Operations Data
Total gross revenues	$4,989,108	$5,519,704	$5,550,863	$4,834,416	$3,385,519	$2,509,482	2,581,060
Total rental expenses	2,308,036	2,347,400	2,218,589	1,953,613	1,519,027	1,270,603	1,150,182
Condemnation income/(costs)	167,370,518	(333,308)	(109,354)	(1,307,184)	(520,469)	(2,360)	167,314,479
Mortgage interest expense	965,506	1,193,875	1,117,963	942,986	465,963	(5,748)	(513,017)
Federal tax provision (benefit)	61,649,000	—	109,000	(4,130,000)	(2,496,000)	—	61,649,000
Net income (loss)	99,048,253	(1,124,665)	(1,081,465)	1,522,890	1,542,249	(1,327,514)	105,225,100
Net income (loss) per common share	66.80	(0.84)	(0.84)	1.18	1.20	(0.90)	70.97
Balance Sheet Data
Real estate operating assets, net	$32,533,102	$32,976,274	$33,071,570	$32,267,032	$18,060,074	32,336,820	32,684,515
Land held for development	2,274,312	2,166,066	2,041,037	1,925,429	1,771,558	2,328,146	2,221,260
Total assets	134,518,999	47,806,589	39,768,219	36,105,005	30,189,687	128,285,576	214,378,777
Mortgages including interest rate swap	5,013,415	21,143,780	21,845,279	18,164,266	10,560,486	—	20,837,797
Cash distribution paid	56,786,652	—	—	—	—	—	—
Total equity	64,768,002	23,987,798	14,961,340	14,633,741	12,686,301	63,345,842	129,227,341
Other Data
Funds from operations(1)	$(5,712,917)	$(179,490)	$(233,911)	$(1,892,197)	$(890,482)	(818,535)	34,899
Adjusted funds from operations(1)	(48,911)	183,201	(124,557)	(585,013)	(370,013)	150,847	36,713
Cash flows provided by (used in):
operating activities	161,712,775	(477,273)	(346,936)	(1,705,447)	(843,073)	(929,493)	(381,153)
investing activities	(5,010,995)	(905,834)	(1,524,192)	(6,269,146)	(6,310,030)	306,484	(5,392,447)
financing activities	(72,913,052)	9,617,579	3,143,864	7,637,486)	4,903,855	(5,013,415)	(308,454)
Net increase (decrease) in cash and cash equivalents	83,788,728	8,234,472	1,272,736	(337,107)	(2,249,248)	(5,636,424)	(6,082,054)
Medical property
Rentable square footage	131,125	131,113	130,648	127,213	71,462	131,125	131,113
Occupancy Rate	78%	88%	95%	89%	92%	81%	79%
Industrial property
Rentable square footage	128,586	128,141	127,062	127,062	127,062	128,586	128,141
Occupancy	85%	83%	81%	83%	89%	86%	74%
Cash dividend declared per share	$38.30	—	—	—	—	—	—
Funds from operations (FFO) per common share	(3.86)	(0.13)	(0.18)	(1.46)	(0.69)	(0.55)	0.02
Company Adjusted funds from operations (“AFFO”) per common shares	(0.03)	0.13	(0.09)	(0.45)	(0.28)	0.10	0.02
Basic and diluted weighted average common shares outstanding	1,482,680	1,340,706	1,290,039	1,290,039	1,290,039	1,482,680	1,482,680

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
Under accounting principles generally accepted in the U.S., under the Plan of Liquidation, we expect that the merger will be accounted for under the liquidation basis of accounting whereby Gyrodyne, LLC’s consolidated assets will be stated at their estimated net realizable value and consolidated liabilities, including those estimated costs associated with implementing the Plan of Liquidation, will be stated at their estimated settlement amounts. Accordingly, the condensed consolidated financial statements of Gyrodyne, LLC immediately following the merger will be substantially different compared to the consolidated financial statements of Gyrodyne immediately prior to the merger.
Comparative Historical Per Share Data and Pro Forma Net Assets Per Share Data
The following tables set forth selected historical per share data for Gyrodyne and selected unaudited pro forma per share data after giving effect to the merger. You should read this information in conjunction with the “Selected Historical Financial Data” and the information appearing under “— Unaudited Pro Forma Net Assets Per Share” included elsewhere in this proxy statement/prospectus and the historical financial statements and related notes that are incorporated in this proxy statement/prospectus by reference. In addition, taking into account on a pro forma basis the effect of the merger and the Plan of Liquidation, the consolidated financial statements of Gyrodyne, LLC after the merger will not be identical to those of Gyrodyne prior to the merger. Since the condensed consolidated financial statements of Gyrodyne, LLC will be substantially different compared to those of Gyrodyne, the unaudited pro forma condensed consolidated financial information is presented for informational purposes only and are subject to a number of estimates, assumptions and uncertainties and do not purport to represent what our statement of net assets and statement of changes in net assets would have been if the transactions had occurred as of the dates indicated, or what such results will be for any future periods. The unaudited pro forma condensed consolidated financial information is based on certain assumptions, which are described in the accompanying notes and which management believes are reasonable.
Historical Data Per Share
The historical book value per share data of Gyrodyne presented below is computed by dividing total stockholders’ equity of $63,345,842, $64,768,002, $23,987,799, and $14,961,340 on June 30, 2013, December 31, 2012, December 31, 2011, and December 31, 2010, respectively, by the number of shares outstanding on those dates.

	Six Months Ended June 30, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
Net Income (Loss) per common share:
Basic & Diluted	$(0.90)	$66.80	$(0.84)	$(0.84)
Distributions declared per common share:	—	—	—	—
Special Dividend per common share	—	$38.30	—	—
Book value per share:	$42.72	$43.68	$17.89	$11.60
Unaudited Pro Forma Net Assets Per Share
The unaudited pro forma net assets per share information is computed using pro forma net assets after giving effect to the merger, and dividing by the weighted average shares outstanding during each period presented. The unaudited pro forma net assets give effect to the merger, but exclude non-recurring charges and credits directly attributable to the merger.

	Six Months Ended June 30, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011
Net assets per common share:
Basic & Diluted	$27.29	$27.43	$30.64
Distributions declared per common share:	—	—	—
Special Dividend per common share(A)	—	—	—

(A)
  Pro forma financial information assumes the merger/liquidation took place on December 31, 2011, therefore the net assets, as well as the net assets per share assumes both the Special Dividend of $38.30 per share paid in December 2012 and the Special Dividend of $45.86 scheduled to be paid in December 2013 have already been paid.

Unaudited Pro Forma Condensed Consolidated Financial Data
The following unaudited pro forma condensed consolidated financial data should be read in conjunction with “Selected Historical Financial Data” included elsewhere in this proxy statement/prospectus, and the historical financial statements of Gyrodyne and the notes thereto incorporated by reference into this proxy statement/prospectus.
The unaudited pro forma statement of net assets gives effect to the merger as if the merger had occurred on June 30, 2013.
The unaudited pro forma statement of changes in net assets for the year ended December 31, 2012 and the six months ended June 30, 2013 are presented as if the Special Dividend and the merger had each occurred on January 1, 2012. The unaudited pro forma condensed consolidated financial information was derived from the historical Gyrodyne unaudited balance sheet, as of June 30, 2013, the historical Gyrodyne audited statement of operations for the year ended December 31, 2012, the historical Gyrodyne unaudited condensed consolidated statement of operations for the six months ended June 30, 2013 and by applying certain pro forma adjustments.
The total transaction costs for 2012 and 2013 are estimated to be in approximately $7.0 million, of which approximately $3.4 million relates to the excise tax payable as a result of the Special Dividend.
The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and are subject to a number of estimates, assumptions and uncertainties and do not purport to represent what such financial information would have been if the Special Dividend and the merger had occurred as of the dates indicated, or what such results will be for any future periods. The unaudited pro forma condensed consolidated financial information is based on certain assumptions, which are described in the accompanying notes and which management believes are reasonable.
The pro forma statement of net assets and statement of changes in net assets should be reviewed in conjunction with the tables titled pro forma balance sheet and pro forma statement of operations and the related notes there to.

GYRODYNE, LLC AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF NET ASSETS
(Liquidation Basis)
June 30, 2013 (unaudited)

Liquidation Basis June 30, 2013
Assets
Real estate held for sale	$37,929,000
Cash and cash equivalents	15,487,993
Investment in Marketable Securities	3,776,530
Rent Receivable	131,977
Prepaid Expenses and Other Assets	603,039
Total Assets	57,928,539
Liabilities
Accounts payable	518,277
Accrued liabilities	226,426
Deferred rent liability	83,967
Tenant security deposits payable	478,113
Pension Cost Liability	2,000,000
Deferred income taxes	1,315,000
Estimated liquidation and operating costs net of receipts	11,618,787
ICP Payable	1,229,800
Total Liabilities	17,470,370
Net assets in liquidation	$40,458,169
Gyrodyne, LLC shares o/s	1,482,680
Net assets per share	27.29

GYRODYNE, LLC AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
(Liquidation Basis)
Year Ended December 31, 2012 (unaudited)

Year ended December 31, 2012
Gyrodyne Company of America Stockholders’ Equity at December 31, 2011 — going concern basis	$23,987,799
Cash dividend distribution	(68,000,000)
ICP payment	(5,040,305)
Stockholders’ Equity Balance Prior to Merger	(49,052,506)
Effects of Adopting the Merger and Liquidation Basis of Accounting:
Change in Fair Value of Real Estate Investments	2,786,660
Operating receipts in excess of estimated liquidation and operating costs	85,620,909
Cash dividend distribution 12/12	(56,786,644)
Reversal of deferred taxes on condemnation	61,649,000
Other decreases in net assets
Change in value of deferred rent	(137,220)
Change in value of prepaid other	(610,994)
Change in pension asset	(1,064,843)
Total other decreases in net assets
Change in value of pension costs	(1,331,050)
Change in other net assets	14,404
Total Effects of Adoption the Liquidation Basis of Accounting	90,140,222
Net Assets in Liquidation, at January 1, 2012	41,087,716
Changes in Fair Value of Assets and Liabilities:
Change in market value of securities	74,287
Change in fair value of pension liability	(501,900)
Change in assets and liabilities due to activity in assets	6,436
Total changes in Net assets in Liquidation	(421,177)
Net Assets in Liquidation, December 31, 2012	$40,666,539
See accompanying notes to unaudited pro forma statement of changes in net assets

GYRODYNE, LLC AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
(Liquidation Basis)
Six Months Ended June 30, 2013 (unaudited)

Six Months Ended June 30, 2013
Gyrodyne Company of America Net Assets in Liquidation at December 31, 2012	$40,666,539
Changes in fair value of assets and liabilities:
Change in market value of securities	(94,642)
Change in fair value of other net assets	(113,728)
Total Changes in Net Assets in Liquidation	(208,370)
Net Assets in Liquidation, June 30, 2013	$40,458,169
The below tables reflect pro forma financial statements in a financial reporting format for companies who are not in a plan of liquidation. The column titled ‘‘pro forma adjustments’’ reflect the adjustments necessary under the merger and to adopt the liquidation basis of accounting. Furthermore, the related notes provide further detail of the related adjustment. The tables and related notes will present the impact on historical reporting from the merger. Following the merger, the Company's financial statements will be the Statement of Net Assets and Statement of Changes in Net Assets.

Unaudited Pro Forma Condensed Consolidated Balance Sheet June 30, 2013

	Gyrodyne Co of America, Inc.	Gyrodyne, LLC	Pro Forma Adjustments		Pro Forma Adjusted Totals
Assets
Real Estate:
Rental property:
Land	$5,163,093	$—
Building and improvements	33,580,785	—
Machinery and equipment	344,733	—
	39,088,611	—
Less Accumulated Depreciation	(6,751,791)	—
	32,336,820	—
Land held for development:
Land	558,466	—
Land development costs	1,769,680	—
	2,328,146	—
Total Real Estate, net	34,664,966	—	$3,264,034	a	$37,929,000
Cash and Cash Equivalents	88,528,298	—	(73,040,305)	b	15,487,993
Investment in Marketable Securities	3,776,530	—			3,776,530
Rent Receivable, net of allowance for doubtful
accounts of $73,000 and $64,000 (@12/12) respectively	131,977	—			131,977
Deferred Rent Receivable	223,559	—	(223,559)	c	—
Prepaid Expenses and Other Assets	960,246	—	(357,207)	d	603,039
Total Assets	$128,285,576	$—	(70,357,037)		$57,928,539
Liabilities and Stockholders' Equity
Accounts payable	$518,278	$—			518,278
Accrued liabilities	226,426	—			226,426
Deferred rent liability	83,967	—			83,967
Tenant security deposits payable	478,113	—			478,113
Pension Cost Liability	668,950	—	1,331,050	e	2,000,000
Deferred income taxes	62,964,000	—	(61,649,000)	f	1,315,000
Income tax payable					—
Estimated liquidation and operating costs net of receipts			11,618,787	g	11,618,787
ICP payable			1,229,800	h	1,229,800
Total Liabilities	64,939,734	—	(47,469,363)		17,470,371
Commitments and Contingencies
Stockholders' Equity:
Common stock, $1 par value; authorized 4,000,000 shares; 1,723,888 shares issued; 1,482,680 shares outstanding, respectively	1,723,888	—			1,723,888
Additional paid-in capital	17,753,505	—			17,753,505
Accumulated other comprehensive loss	(1,290,449)	—	(1,331,050)	i	(2,621,499)
Balance of undistributed income from other than gain or loss on sales of properties	46,696,595	—	(21,556,624)	j	25,139,971
	64,883,539	—	(22,887,674)		41,995,865
Less Cost of Shares of Common Stock Held in Treasury; 241,208	(1,537,697)	—			(1,537,697)
Total Stockholders' Equity	63,345,842	—	(22,887,674)		40,458,168
Total Liabilities and Stockholders' Equity	$128,285,576	$—	$(70,357,037)		$57,928,539

Unaudited Pro Forma Condensed Consolidated Statements of Operations

	Six Months Ended June 30, 2013
	Gyrodyne Co of America, Inc.	Gyrodyne, LLC	Pro Forma Adjustments		Pro Forma Adjusted Totals
Revenues
Rental income	$2,204,086	$—	$1,873	a	$2,205,959
Rental income – tenant reimbursements	305,396	—	—		305,396
Total Rental income	2,509,482	—	1,873		2,511,355
Expenses
Rental expenses	1,270,603	—	372,220	b	1,642,823
General and administrative expenses	1,564,615	—	(43,342)	c	1,521,273
Strategic alternative expenses	651,629	—	—		651,629
Depreciation	470,670	—	(470,670)	d	—
Total	3,957,517	—	(141,792)		3,815,725
Other Income (Expense):
Interest income	128,629	—	—		128,629
Interest expense	(5,748)	—	—		(5,748)
Total	122,881	—	—		122,881
Net Loss Before Condemnation and Provision for Income Taxes	(1,325,154)	—	143,665		(1,181,489)
Income (expense) on condemnation	(2,360)	—	—		(2,360)
Interest income on condemnation	—	—	—
Net Income (Loss) Before Provision (Benefit) for Income Taxes	(1,327,514)	—	143,665		(1,183,849)
Provision (Benefit) for Income Taxes	—	—	—		—
Net Income (Loss)	$(1,327,514)	$—	$143,665		$(1,183,849)

Unaudited Pro Forma Condensed Consolidated Statements of Operations

	Year Ended December 31, 2012
	Gyrodyne Co of America, Inc.	Gyrodyne, LLC	Pro Forma Adjustments		Pro Forma Adjusted Totals
Revenues
Rental income	$4,448,402	$—	$(88,212)	a	$4,360,190
Rental income – tenant reimbursements	540,706	—			540,706
Total Rental income	4,989,108	—	(88,212)		4,900,896
Expenses
Rental expenses	2,308,036	—	512,687	b	2,820,723
General and administrative expenses	6,561,910	—	(286,420)	c	6,275,490
Strategic alternative expenses	1,013,043	—	—		1,013,043
Depreciation	900,095	—	(900,095)	d	—
Total	10,783,084	—	(673,828)		10,109,256
Other Income (Expense):
Interest income	86,217	—	—		86,217
Interest expense	(965,506)	—	—		(965,506)
Total	(879,289)	—	—		(879,289)
Net Loss Before Condemnation and Provision for Income Taxes	(6,673,265)	—	585,616		(6,087,649)
Income (expense) on condemnation	100,028,802	—	—		100,028,802
Interest income on condemnation	67,341,716	—	—		67,341,716
Net Income (Loss) Before Provision (Benefit) for Income Taxes	160,697,253	—	585,616		161,282,869
Provision (Benefit) for Income Taxes	61,649,000	—	(61,649,000)	e	—
Net Income (Loss)	$99,048,253	$—	$62,234,616		$161,282,869

Gyrodyne, LLC and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
June 30, 2013

(a) Total Real Estate, net
Adjustment for the estimated fair value of real estate	$3,264,034
(b) Cash and Cash Equivalents
Payment of Dividend	$(68,000,000)
Payment under the incentive compensation plan (ICP) triggered by the dividend	(5,040,305)
$(73,040,305)
(c) Deferred Rent Receivable
Write off of historical straight line rent receivable	$(223,559)
(d) Prepaid Expenses and Other Assets
Write off of deferred leasing costs	$(357,207)
(e) Pension Cost Liability
Underfunded pension costs	$1,331,050
(f) Deferred Income Taxes
Reversal of deferred tax related to the condemnation	$(61,649,000)
(g) Estimated liquidation and operating costs net of receipts	$11,618,787
(h) ICP Payable
Balance due on payment under the ICP due to reduced cash portion of dividend	$1,229,800
(i) Accumulated other comprehensive loss
Underfunded pension costs effect on equity	$(1,331,050)
(j) Balance of Undistributed Income
Net impact on equity of the above adjustment	$(21,556,624)

Gyrodyne, LLC and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
Six Months Ended June 30, 2013

(a) Rental Income
Change in deferred rent receivable	$1,873
(b) Rental Expenses
Capital Expenditures	$333,138
Write off of deferred leasing costs, net	39,082
$372,220
(c) General and administrative expenses
Office depreciation	$(3,120)
Amortization of loan administration fees	(40,222)
$(43,342)
(d) Depreciation	$(470,670)
Gyrodyne, LLC and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2012

(a) Rental Income
Change in deferred rent receivable	$(88,212)
(b) Rental Expenses
Capital Expenditures	$563,202
Write off of deferred leasing costs, net	(50,515)
$512,687
(c) General and administrative expenses
Office depreciation	$(5,965)
Amortization of loan administration fees	(280,455)
$(286,420)
(d) Depreciation	$(900,095)
(e) Provision (Benefit) for Income Taxes
Reversal of provision for income taxes	$(61,649,000)
Note 1 — Basis of pro forma presentation
The Company’s unaudited pro forma condensed consolidated financial information is presenting the conversion of financial statements based on historical cost converted to financial statements based on the liquidation basis of accounting. Under the liquidation basis of accounting the consolidated financial statements are no longer presented (except for periods prior to the adoption of the liquidation basis of accounting): a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows. The consolidated statement of net assets and the consolidated statement of changes in net assets are the principal financial statements presented under the liquidation basis of accounting. Under the liquidation basis of accounting, all of Gyrodyne, LLC and Subsidiaries’ assets have been stated at their estimated net realizable value and are based on current contracts, estimates and other indications of sales value net of estimated selling costs. All liabilities of the Gyrodyne, LLC and Subsidiaries, including those estimated costs associated with implementing the Plan of Liquidation, have been stated at their estimated settlement amounts. These amounts are presented in the pro forma condensed consolidated statement of net assets. There can be no assurance that these estimated values will be realized. Such amounts should not be taken as an indication of the timing or amount of future distributions or our actual dissolution. The valuation of assets at their net realizable value and liabilities at their anticipated settlement amount represent estimates, based on present facts and circumstances, of the net realizable value of the assets and the costs associated with carrying out the Plan of Liquidation. The actual values and costs associated with carrying out the Plan of Liquidation are expected to differ from amounts reflected in the pro forma condensed consolidated financial statements because of the plan’s inherent uncertainty. These differences may be material. In particular, the estimates of our costs will vary with the length of time necessary to complete the Plan of Liquidation. Accordingly, it is not possible to predict with certainty the timing or aggregate amount which may ultimately be distributed to stockholders and no assurance can be given that the distributions will equal or exceed the estimate presented in the pro forma condensed consolidated statement of net assets in liquidation.
Note 2 — Pro forma adjustments

	June 30, 2013	December 31, 2012	December 31, 2011
GAAP Stockholders Equity	63,345,842	64,768,002	23,987,798
Fair value real estate	3,264,034	3,121,586	2,786,660
Cash due to special dividend & incentive compensation Plan	(73,040,305)	(73,040,305)	(129,826,949)
Change in other current assets	(580,766)	(468,260)	(748,214)
Estimated receipts net of liquidation and operating costs	—	—	86,850,709
Estimated liquidation and operating costs net of receipts	(11,618,787)	(12,802,635)	—
Pension costs	(1,331,050)	(1,331,050)	(2,395,893)
Deferred taxes	61,649,000	61,649,000	61,649,000
Incentive compensation plan payable	(1,229,800)	(1,229,800)	(1,229,800)
Net Assets — Pro forma	40,458,169	40,666,538	41,073,311
Selected Unaudited Pro Forma Consolidated Financial and Other Data
The Financial Information presents Gyrodyne’s Net Assets and Changes in Net Assets, including per share data, after giving effect to the consummation of the merger and associated Plan of Liquidation. The statements set forth the information as if the merger had become effective on June 30, 2013, with respect to the Statement of Net Assets information, and as of January 1, 2012, with respect to the Statement of Changes in Net Assets for the year ended December 31, 2012 and Statement of Changes in Net Assets for the six months ended June 30, 2013. As previously discussed, the pro forma financial data presented are based on the liquidation basis of accounting.
The information is based on, and should be read together with, the historical financial statements, including the notes thereto, of Gyrodyne that have been presented in prior filings with the SEC, and the more detailed unaudited pro forma financial information, including the notes thereto, appearing elsewhere in this joint proxy statement/prospectus. See “Where You Can Find More Information” and “Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.”
We anticipate the merger to provide the most efficient strategy for maximizing shareholder value through one or more tax efficient liquidity events. Company pro forma information, while helpful in illustrating the financial characteristics of the resulting combined company under one set of assumptions, does not reflect benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our company been combined during these periods.
Comparative Per Share Data
The table presents, for the periods indicated, selected historical per share data for Gyrodyne common shares as well as unaudited pro forma per share amounts for Gyrodyne common shares and unaudited pro forma per share equivalent amounts, assuming the issuance of 1,482,680 Gyrodyne, LLC common shares in the merger. The pro forma amounts included in the table below are presented as if the merger had been effective for the periods presented, and are based on the liquidation basis of accounting.

You should read this information in conjunction with, and the information is qualified in its entirety by, the consolidated financial statements and accompanying notes of Gyrodyne, incorporated into this proxy statement/prospectus by reference and the unaudited pro forma combined financial information and accompanying discussions and notes beginning on page F-1. Please see “Where You Can Find More Information”. The pro forma amounts in the table below are presented for informational purposes only. You should not rely on the pro forma amounts as being indicative of the financial
Dividend Policies
Gyrodyne’s board of directors determines the time and amount of dividends to shareholders. Future Gyrodyne dividends will be authorized at the discretion of Gyrodyne’s board of directors and will depend on Gyrodyne’s actual cash flow, its financial condition, its capital requirements, the actual and contingent liabilities that are or will be incurred to complete its liquidation and the remaining amounts available for liquidating distributions, and for the period prior to the merger, the distribution requirements under the REIT provisions of the Internal Revenue Code and such other factors as Gyrodyne’s board of directors may deem relevant.
Gyrodyne common shareholders will continue to receive liquidating special dividends as authorized by Gyrodyne’s board of directors and declared by Gyrodyne. The merger agreement permits Gyrodyne to pay special dividends following the liquidation of each of its assets after adjusting the proceeds received for any amounts needed to cover the liabilities or contingent liabilities to complete its liquidation. The Company’s ICP will continue to result in liabilities and related payments to its participants under the plan in conjunction with any liquidating dividends, pursuant and limited to the provisions of the Plan.
Merger Fees, Costs and Expenses
All expenses incurred in connection with the merger agreement, the merger and the related transactions are included in the estimated liquidation and operating costs to complete the liquidation.
Pre Merger Dividend
Gyrodyne Company of America, prior to the merger will pay a special dividend to the holders of Gyrodyne common stock in order to satisfy its REIT distribution requirement and avoid entity-level income tax but will incur excise taxes of approximately 4% on its final taxable year ending with the merger.
Gyrodyne, LLC
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Net Assets
June 30, 2013
In the proposed merger, each Gyrodyne Company of America stockholder will receive 1.0 common shares of Gyrodyne, LLC in exchange for each share of Gyrodyne Company of America that the stockholder owns immediately prior to the effective date of the merger.
The Unaudited Pro Forma Condensed Consolidated Statement of Net Assets and Statement of Changes in Net Assets are prepared under the liquidation basis of accounting. Under the liquidation basis of accounting the consolidated financial statements are no longer presented (except for periods prior to the adoption of the liquidation basis of accounting): a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows. The consolidated statement of net assets and the consolidated statement of changes in net assets are the principal financial statements presented under the liquidation basis of accounting. Under the liquidation basis of accounting, all of Gyrodyne, LLC and Subsidiaries’ assets have been stated at their estimated net realizable value and are based on current contracts, estimates and other indications of sales value net of estimated selling costs. All liabilities of the Gyrodyne, LLC and Subsidiaries, including those estimated costs associated with implementing the Plan of Liquidation, have been stated at their estimated settlement amounts. These amounts are presented in the pro forma condensed consolidated statement of net assets. There can be no assurance that these estimated values will be realized. Such amounts should not be taken as an indication of the timing or amount of future distributions or our actual dissolution. The valuation of assets at their net realizable value and liabilities at their anticipated settlement amount represent estimates, based on present facts and circumstances, of the net realizable value of the assets and the costs associated with carrying out the Plan of Liquidation. The actual values and costs associated with carrying out the Plan of Liquidation are expected to differ from amounts reflected in the pro forma condensed consolidated financial statements because of the plan’s inherent uncertainty. These differences may be material. In particular, the estimates of our costs will vary with the length of time necessary to complete the Plan of Liquidation. Accordingly, it is not possible to predict with certainty the timing or aggregate amount which may ultimately be distributed to stockholders and no assurance can be given that the distributions will equal or exceed the estimate presented in the pro forma condensed consolidated statement of net assets in liquidation.

MARKET PRICE AND DIVIDEND DATA
Markets and Historical Market Prices for Gyrodyne Common Stock
Neither Gyrodyne, LLC Shares nor GSD Shares are currently traded or listed on any stock exchange or market. Gyrodyne Common Stock is traded under the symbol “GYRO” on NASDAQ and we expect Gyrodyne, LLC Shares to trade on NASDAQ under the symbol “GYRO” following the merger. On September 13, 2013, the last trading day completed prior to announcement of the Plan of Liquidation, the closing price per share of Gyrodyne Common Stock was $71.03. On October 17, 2013, the most recent trading day for which prices were available, the closing price closing price per share of Gyrodyne Common Stock was $76.00.
The following table presents the reported high and low sale prices of Gyrodyne Common Stock on NASDAQ for the periods presented and as reported in the report. You should obtain a current stock price quotation for Gyrodyne Common Stock. The historical trading prices of Gyrodyne Common Stock are not necessarily indicative of the future trading prices of Gyrodyne, LLC Shares because, among other things, the current stock price of Gyrodyne Common Stock does not necessarily take into account the changes in Gyrodyne’s form of organization to a limited liability company structure as a result of the merger or the other transactions described in this proxy statement/prospectus.
Period from January 1, 2013 to October 17, 2013

	Sales Price
	High	Low
From October 1, 2013 to October 17, 2013	$77.479	$75.36
Quarter Ended September 30, 2013	$80.04	$69.29
Quarter Ended June 30, 2013	$74.10	$69.01
Quarter Ended March 31, 2013	$76.00	$71.36
Year Ended December 31, 2012

	Sales Price
Quarter Ended	High	Low
December 31, 2012	$114.80	$68.01
September 30, 2012	$115.22	$107.00
June 30, 2012	$116.40	$97.86
March 30, 2012	$106.00	$96.61
Year Ended December 31, 2011

	Sales Price
Quarter Ended	High	Low
December 31, 2011	$110.01	$54.99
September 30, 2011	$70.00	$52.03
June 30, 2011	$76.34	$63.52
March 31, 2011	$82.94	$69.75
Dividends
There was a special cash dividend declared on Gyrodyne Common Stock during the year ended December 31, 2012 and none in 2011. If regular dividends are declared in a quarter, those dividends will be paid during the subsequent quarter. There was a special dividend declared in the amount of $38.30 per share to shareholders of record as of December 1, 2012 and paid on December 14, 2012 resulting in a total dividend distribution of $56,786,652. On September 13, 2013, our board of directors declared the Special

Dividend in the amount of $98,685,000, or $66.56 per Gyrodyne share, of which approximately $68,000,000, or $45.86 per share, will be paid in cash. The balance of the Special Dividend will be payable in the form of cash proceeds from any further asset dispositions effected prior to payment of the dividend, Dividend Notes, interests in GSD or any other limited liability company to which Gyrodyne may transfer its remaining assets (or into which it may merge), or a combination of such forms at the discretion of our board of directors. See “— The Special Dividend.” Future dividend declarations, if any, are at the discretion of our board of directors and will depend on our actual cash flow, our financial condition, capital requirements and such other factors as the board of directors deems relevant.
If the Plan of Merger is approved, the Tax Liquidation is expected to be concluded prior to the second anniversary of the adoption date of the Plan of Liquidation, by a merger of Gyrodyne and GSD with and into Gyrodyne, LLC, which would be the surviving entity, with Gyrodyne shareholders and holders of GSD Shares receiving interests in Gyrodyne, LLC pursuant to the merger. The proportionate interests of all of Gyrodyne shareholders and holders of GSD Shares shall be fixed on the basis of their respective holdings at the close of business on the final record date, and after such date, any distributions made by us shall be made solely to Gyrodyne shareholders and holders of GSD Shares of record on the close of business on the final record date, except to reflect permitted transfers. Our board of directors is, however, currently unable to predict the precise nature, amount or timing of this distribution or any other distributions pursuant to the Plan of Liquidation or otherwise. The actual nature, amount and timing of all distributions will be determined by our board of directors or a trustee designated by our board of directors, in its sole discretion. See “Proposal 1 — The Plan of Merger — Recommendation of our Board of Directors; Reasons for the Plan of Merger.”
YOU ARE URGED TO READ THE SECTION TITLED “FEDERAL INCOME TAX CONSIDERATIONS,” AND TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU OF THE SPECIAL DIVIDEND, PLAN OF LIQUIDATION AND PLAN OF MERGER IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES.

PROPOSAL 1: AUTHORIZATION OF THE PLAN OF MERGER
The discussion of the Plan of Merger and the transactions contemplated thereby contained in this section summarizes the material terms of the Plan of Merger and the transactions contemplated thereby, including the possible merger of the Company into Gyrodyne, LLC. Although we believe that the description covers the material terms of the transactions contemplated by the Plan of Merger, this summary may not contain all of the information that is important to you. For a more complete understanding of the Plan of Merger and the transactions contemplated thereby, we urge you to read carefully this proxy statement/prospectus, the Plan of Merger, a copy of which is attached to this proxy statement/prospectus as Annex C, and the other documents referred to herein (including the annexes).
Parties to the Merger
Gyrodyne Company of America, Inc.
Gyrodyne, a self-managed and self-administered REIT formed under the laws of the State of New York, manages a diversified portfolio of real estate properties comprising office, industrial and service-oriented properties primarily in the New York metropolitan area. Gyrodyne owns Flowerfield, a 68 acre site approximately 50 miles east of New York City on the north shore of Long Island, which includes industrial and office buildings and undeveloped property which is the subject of development plans. Gyrodyne also owns medical office buildings in Port Jefferson Station, New York, Cortlandt Manor, New York and Fairfax, Virginia. Gyrodyne is also a limited partner in the Grove. Gyrodyne’s Common Stock is traded on NASDAQ under the symbol “GYRO.” Gyrodyne’s principal executive offices are located at One Flowerfield, Suite 24, Saint James, New York 11780 and its telephone number is (631) 584-5400.
Gyrodyne, LLC
Gyrodyne, LLC, a New York limited liability company and direct wholly-owned subsidiary of Gyrodyne, was formed on October 3, 2013 solely in connection with the transactions contemplated by the Plan of Liquidation and the Plan of Merger. Gyrodyne, LLC has not commenced any operations, has only nominal assets solely related to its entry into the Plan of Merger and has no liabilities or contingent liabilities, nor any outstanding commitments, other than as set forth in the Plan of Merger. Gyrodyne, LLC’s principal executive offices are located at One Flowerfield, Suite 24, Saint James, New York 11780 and its telephone number is (631) 584-5400.
Gyrodyne Special Distribution, LLC
GSD, a New York limited liability company and direct wholly-owned subsidiary of Gyrodyne, was formed on October 15, 2013 solely in connection with the transactions contemplated by the Plan of Liquidation and the Plan of Merger. GSD has not commenced any operations, has only nominal assets solely related to its entry into the Plan of Merger and has no liabilities or contingent liabilities, nor any outstanding commitments, other than as set forth in the Plan of Merger. As part of an internal restructuring, we expect to contribute all of Gyrodyne’s real estate assets to GSD prior to the consummation of the transactions contemplated by the Plan of Liquidation and the Plan of Merger. GSD’s principal executive offices are located at One Flowerfield, Suite 24, Saint James, New York 11780 and its telephone number is (631) 584-5400.
Adoption of the Plan of Merger
In connection with the adoption of the Plan of Liquidation, our board of directors has approved and recommends that you approve the proposal to authorize the Plan of Merger and the transactions contemplated thereby. The Plan of Merger is designed to facilitate the Tax Liquidation. Following the merger, if implemented, it is the current intent of the board that the company would operate with a business plan to dispose of its current real property assets in an orderly manner designed to obtain the best value reasonably available for such assets. If approved, each of Gyrodyne and GSD would be merged with and into Gyrodyne, LLC, which would be the surviving entity in the merger. Gyrodyne, LLC is intended to be a pass-through entity for federal income tax purposes and Gyrodyne, LLC Shares are intended to become publicly traded on NASDAQ under the symbol “GYRO” if the merger is effected as a result of the transactions described in this proxy statement/prospectus. No assurance can be given that NASDAQ will permit trading of Gyrodyne, LLC Shares. The terms of the merger are set forth in the Plan of Merger attached as Annex C to this proxy statement/prospectus.
At the annual meeting, shareholders are being asked to vote “FOR” Proposal 1 to authorize the Plan of Merger. However, even if our shareholders approve the proposal to authorize the Plan of Merger, our board of directors has reserved the right, in its discretion, to abandon or delay implementation of the merger and any other transaction contemplated by the Plan of Merger, in order, for example, to permit us to pursue new strategic opportunities.
Effect of Authorization of the Plan of Merger
If our shareholders approve the proposal to authorize the Plan of Merger and the transactions contemplated thereby, our board of directors will have the power to effect the Tax Liquidation by consummating the merger. Our board of directors would determine whether to consummate the merger exercising its best judgment based on circumstances existing at the time the merger is susceptible of being consummated, and could determine not to consummate the merger if it determined that a more favorable alternative to Gyrodyne and its shareholders then existed. Pursuant to the terms of the Plan of Merger and in accordance with New York law, each of Gyrodyne and GSD will be merged with and into Gyrodyne, LLC, whereupon the separate corporate existence of each of Gyrodyne and GSD will cease and Gyrodyne, LLC will be the surviving entity of the merger. Upon the effectiveness of the merger, each share of Common Stock will be converted into such number of validly issued common shares of Gyrodyne, LLC as shall be determined by the Board of Directors of Gyrodyne and announced at least ten days prior to the annual meeting and each common share of GSD will be converted into such number of validly issued common shares of Gyrodyne, LLC as shall be determined by the Board of Directors of Gyrodyne and announced at least ten days prior to the annual meeting, whereupon holders of such shares automatically will be admitted to Gyrodyne, LLC as members. Further, at the effective time of the merger, Gyrodyne, LLC will assume each of the liabilities and obligations of each of Gyrodyne and GSD, including Gyrodyne’s Incentive Compensation Plans.
Effect on Gyrodyne and Gyrodyne Shareholders if the Plan of Merger is Not Authorized
If our shareholders do not approve the proposal to authorize the Plan of Merger and the transactions contemplated thereby, we will continue our business operations as a self-managed and self-administered REIT. In light of our announced intent to liquidate and the impact of the Special Dividend, prospective employees, suppliers, tenants and other third parties may refuse to form relationships or conduct business with us if they do not believe we will continue to operate as a going concern.
In addition, because the payment of the Special Dividend is not conditioned upon authorization or consummation of the merger, if shareholders receive GSD Shares in connection with the payment thereof, our shareholders would be required to hold such GSD Shares for an indefinite period of time pending implementation of an alternative transaction, if any, or the liquidation of GSD. For a description of the tax consequences of such scenario, see “Federal Income Tax Considerations — If the Plan of Merger is Not Authorized.”
Plan for Gyrodyne, LLC Subsequent to the Merger
It is the current intent of the board of directors that, although the consummation of the merger will complete the Tax Liquidation, following the merger Gyrodyne, LLC will operate with a business plan to dispose of its current real property assets in an orderly manner designed to obtain the best value reasonably available for such assets. Proceeds of such dispositions will be used to settle any claims, pending or otherwise, against Gyrodyne and to make distributions to holders of Gyrodyne, LLC Shares. When all properties of Gyrodyne, LLC are disposed of, it is intended Gyrodyne, LLC will dissolve and a final distribution will be made.
Our board of directors is, however, currently unable to predict the precise nature, amount or timing of such distributions, other than the Special Dividend. The actual nature, amount and timing of all distributions will be determined by Gyrodyne, LLC’s board of directors, in its sole discretion, and will depend in part upon our ability to convert our remaining assets into cash and pay and settle our remaining liabilities and obligations. See “Proposal 1 — The Plan of Merger — Recommendation of our Board of Directors; Reasons for the Plan of Merger.”

Sales of our assets by Gyrodyne, LLC could take the form of individual sales of assets, sales of groups of assets organized by business, type of asset or otherwise, a single sale of all or substantially all of our assets, or some other form of sale. Sales of assets will be made on such terms as are approved by Gyrodyne, LLC’s board of directors in its sole discretion. The assets may be sold to one or more purchasers in one or more transactions over a period of time.
It is not anticipated that any further shareholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by Gyrodyne, LLC’s board of directors. The prices at which Gyrodyne, LLC will be able to sell our various assets depends largely on factors beyond our control, including, without limitation, the condition of financial markets, the availability of financing to prospective purchasers of the assets, U.S. and foreign regulatory approvals, public market perceptions, and limitations on transferability of certain assets. In addition, we may not obtain as high a price for a particular asset as we might secure if we were not in liquidation.
Uncertainties as to the precise value of our non-cash assets and the ultimate amount of our liabilities make it impracticable to predict the aggregate net value ultimately distributable to shareholders in the liquidation of Gyrodyne, LLC. Claims, liabilities and expenses from operations, including operating costs, salaries, income taxes, payroll and local taxes, legal, accounting and consulting fees and miscellaneous office expenses, although currently declining, will continue to be incurred following shareholder approval of the Plan of Merger. Certain professional fees, such as legal expenses and the fees of outside financial advisors have recently increased, however, as a result of the strategic review, the PLR and the liquidation process. These expenses will reduce the amount of assets available for ultimate distribution to shareholders, and, while a precise estimate of those expenses cannot currently be made, management and our board of directors believe that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims (including contingent liabilities) and to make cash distributions to shareholders and holders of Gyrodyne, LLC Shares. However, no assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims and to make cash distributions to shareholders and holders of Gyrodyne, LLC Shares. If such available cash and amounts received on the sale of assets are not adequate to provide for our obligations, liabilities, expenses and claims, distributions of cash and other assets to our shareholders and holders of Gyrodyne, LLC Shares will be reduced and could be eliminated. See “Proposal 1 — The Plan of Merger — Recommendation of our Board of Directors; Reasons for the Plan of Merger.”
Following is a table showing management’s estimate of cash proceeds and outlays and of our ultimate distribution to shareholders and holders of Gyrodyne, LLC Shares as of the date of this proxy statement/prospectus. The following estimates are not guarantees and they do not reflect the total range of possible outcomes. For a discussion of the risk factors related to the Plan of Liquidation and any potential proceeds which we may be able to distribute to shareholders and holders of Gyrodyne, LLC Shares, see “Proposal 1 — The Plan of Merger — Recommendation of our Board of Directors; Reasons for the Plan of Merger.”
Estimated Distribution to Shareholders (including Estimated Distribution to holders of Gyrodyne, LLC Shares)
(In millions except Shares Outstanding and per share Amounts)

	Low	High
Cash and Cash Equivalents as of June 30, 2013	$88.5	$88.5
Special Dividend — Cash Portion	$(68.0)	$(68.0)
Estimated Cash at December 31, 2013, Net of the Special Dividend	$10.4	$10.4
Under various analyses, assuming the merger is effected and completion of the liquidation of Gyrodyne, LLC’s assets took until December 31, 2016, and giving effect to its estimated cash flow from operation of its existing properties until their sale, the Company expects Gyrodyne, LLC would have a cash balance of approximately $8.6-$9.0 million at the end of December 31, 2016. Taking into account, the expected proceeds from the sale of real estate as well as the payment of various estimated wind-down expenses/

liabilities, the Company is expected to have distributable cash of $37.0-$44.8 million available as further distribution to holders of Gyrodyne, LLC Shares. If the maximum amount of Divided Notes were issued ($20.70 per share), such distributions would include amounts on account of repayment of the Dividend Notes and payment of PIK interest thereon.
Estimated Cash Proceeds and Outlays; Indicated Distribution Range
(In millions except Shares Outstanding and per share Amounts)

	Low		High
Proceeds
Cash at end of liquidation period (December 31, 2016)	$8.6		$9.0
Gross Real Estate Proceeds(1)	36.4		44.3
Gross Cash	$45.0		$53.3
Uses
Severance Obligations	$0.6		$0.6
Real Estate Selling Costs (6%)	2.1		2.6
Unfunded Pension Plan Costs	2.0		2.0
Deferred Taxes on Grove	1.3		1.3
D&O Insurance Expenses	0.4		0.4
Liquidation Costs(2)	1.0		1.0
Litigation Contingency	0.6		0.6
Total Uses	$8.0	(3)	$8.5	(3)
Estimated Distributable Cash	$37.0	(4)	$44.8	(4)
Shares Outstanding as of August 9, 2013	1,482,680		1,482,680
Estimated Per Share Distribution, Net of the Special Dividend	$24.95		$30.22
Estimated Per Share Distribution, Inclusive of the Cash Portion of the Special Dividend of $45.86(3) per Share	$70.81		$76.08

(1)
  Gross Real Estate Proceeds computed based on application of an asset appraisal and a comparable companies approach. The aggregate value received upon the disposition of Gyrodyne’s properties may be less than or may exceed the indicated value range.
(2)
  Estimated legal, accounting and other costs related to the liquidation of the Company’s assets.
(3)
  Does not reflect any liability for corporate level tax on capital gains. Such capital gains tax may be payable under certain circumstances.
(4)
  For purposes of this analysis, the Special Dividend is assumed to be $45.86 per share in cash and $20.70 per share in GSD Shares. If the maximum amount of Dividend Notes were issued ($20.70 per share), such distributions would include amounts on account of repayment of the Dividend Notes and payment of PIK interest thereon.
If the maximum amount ($30.7 million, or $20.70 per share) of Dividend Notes were issued in the Special Dividend, and if the maximum PIK interest of $4.9 million were paid thereon, the indicated distribution range would be as follows:
(In millions except Shares Outstanding and per share Amounts)

Total Uses	$43.6	(3)	$44.1	(3)
Estimated Distributable Cash	$1.4	(4)	$9.2	(4)
Shares Outstanding as of August 9, 2013	1,482,680		1,482,680
Estimated Per Share Distribution	$0.94		$6.20
Estimated Per Share Distribution, Inclusive of the Cash Portion of the Special Dividend and Repayment of Dividend Notes and Payment of PIK Interest	$70.81		$76.08

Accounting Treatment of the Merger
For accounting purposes, we expect that the merger will be treated as a transaction between entities under common control. The accounting basis used to record the consolidated assets and liabilities of Gyrodyne, LLC will be the liquidation value of Gyrodyne’s assets and liabilities in accordance with the liquidation basis of accounting.
Conditions to Completion of the Merger
In addition to approval of Proposal 1 by the holders of shares of Common Stock in accordance with Section 903(a)(2)(A)(ii) of the New York Business Corporation Law, the completion of the Plan of Merger is subject to satisfaction or, if not prohibited by law, waiver of the following conditions:
•
  approval for listing on NASDAQ of Gyrodyne, LLC Shares, subject to official notice of issuance;
•
  the effectiveness of the registration statement, of which this proxy statement is a part, without the issuance of a stop order or initiation of any proceeding seeking a stop order by the SEC;
•
  no governmental authority shall have enacted, issued, promulgated, enforced or entered into law (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, conditions, makes illegal or otherwise prohibits the consummation of the transactions contemplated by the Plan of Merger;
•
  all necessary material consents, waivers, approvals, authorizations or orders required to be obtained, and the making of all material filings required to be made, by any party hereto for the authorization, execution and delivery, and performance of the Plan of Merger, and the consummation by Gyrodyne, GSD and Gyrodyne, LLC of the merger, shall have been obtained or made; and
•
  holders of fewer than 5% of the outstanding shares of Common Stock shall have perfected their statutory appraisal rights to obtain the “fair value” of their shares of Common Stock.
In addition, even if all of the foregoing conditions are satisfied, our board of directors has the right to cancel or defer the merger even if our shareholders of Gyrodyne vote to approve the merger and the other conditions to the consummation of the merger are satisfied or waived.
Termination of the Plan of Merger
The Plan of Merger provides that it may be terminated and the merger abandoned at any time prior to its completion, before or after approval of the merger by the shareholders of Gyrodyne or the sole member of Gyrodyne, LLC, by the mutual consent of our board of directors and the sole member of Gyrodyne, LLC.
We have no current intention of abandoning the merger subsequent to the annual meeting if shareholder approval is obtained and the other conditions to the merger are satisfied or, if not prohibited by law, waived. However, our board of directors reserves the right to cancel or defer the merger even if our shareholders of Gyrodyne vote to approve the merger and the other conditions to the completion of the merger are satisfied or waived. See “Risk Factors — Our Board of Directors may abandon or delay implementation of the Plan of Liquidation or the Plan of Merger even if the Plan of Merger is authorized by our shareholders.”

Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC
The discussion of the Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC contained in this section summarizes the material terms of the Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC. Although we believe that the description covers the material terms of the Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC, this summary may not contain all of the information that is important to you. For a more complete understanding of the Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC, we urge you to read carefully this proxy statement/prospectus, the Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC, a copy of which is attached to this proxy statement/prospectus as Annex F, and the other documents referred to herein (including the annexes).
Organization and Duration
Our wholly-owned subsidiary, a limited liability company, was formed on October 3, 2013 as Gyrodyne, LLC and will remain in existence until dissolved in accordance with its Limited Liability Company Agreement, dated October 3, 2013. Gyrodyne, LLC intends to adopt its Amended and Restated Limited Liability Company Agreement immediately prior to or concurrently with the consummation of the merger. The Articles of Organization, as in effect immediately prior to the consummation of the merger, will be the Articles of Organization after the consummation of the merger.
Purpose
Under its Amended and Restated Limited Liability Company Agreement, Gyrodyne, LLC will be permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under New York law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity; provided, however, that Gyrodyne, LLC’s management shall not cause the Company to engage, directly or indirectly, in any business activity that Gyrodyne, LLC’s board of directors determines would cause us to be treated as an association taxable as a corporation for federal income tax purposes.
Agreement to be Bound by Limited Liability Company Agreement; Power of Attorney
Upon receiving Gyrodyne, LLC Shares, you will be admitted as a member of Gyrodyne, LLC and will be deemed to have agreed to be bound by the terms of its Amended and Restated Limited Liability Company Agreement. Pursuant to this agreement, each member and each person who acquires Gyrodyne, LLC Shares from a member grants to certain of its officers and its board of directors (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants certain of Gyrodyne, LLC’s officers and board of directors the authority to make certain amendments to, and to make consents and waivers under and in accordance with, its Amended and Restated Limited Liability Company Agreement.
Ownership Limitation
Members of Gyrodyne, LLC may not hold Gyrodyne, LLC Shares representing in excess of 20% of the outstanding Gyrodyne, LLC Shares at any time. If a member of Gyrodyne, LLC exceeds 20% ownership, at any time for any reason whatsoever, including but not limited to additional contributions by members, purchases or other acquisitions by members, mergers, consolidations, acquisitions, or other business combinations involving the member, then Gyrodyne, LLC Shares in excess of such 20% ownership limit shall be transferred by such member to an irrevocable trust formed and administered by Gyrodyne, LLC and of which such member shall be the beneficiary. Such LLC Shares held in trust shall have no voting rights when held in the trust and shall be disregarded in computing any required votes under the Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC.
At the end of each fiscal quarter, or at such other earlier date as determined by the board of directors of Gyrodyne, LLC, Gyrodyne, LLC, on behalf of the trust, shall have the option to purchase such Gyrodyne, LLC Shares from the trust at a price determined by an independent appraiser or to offer such Gyrodyne, LLC Shares to third parties, including to other member of Gyrodyne, LLC in proportion to their relative ownership percentage, or to other persons at the appraised price. However, in the event such a member’s ownership percentage including Gyrodyne, LLC Shares held beneficially in the trust on behalf of such member, at any time becomes less than the 20% ownership limit due to the sale of Gyrodyne, LLC Shares by such member or due to additional issuances of Gyrodyne, LLC Shares by Gyrodyne, LLC, then the trust (to the extent such member’s Gyrodyne, LLC Shares have not been sold pursuant) has an obligation to return such Gyrodyne, LLC Shares up to the 20% ownership limit.
Duties of Officers and Board of Directors
Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement will provide that its business and affairs shall be managed under the direction of its board of directors, which shall have the power to appoint our officers. Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement further provides that the authority and function of its board of directors and officers shall be identical to the authority and functions of a board of directors and officers of a corporation organized under the New York Business Corporation Law, except as expressly modified by the terms of the Amended and Restated Limited Liability Company Agreement.
Prior to the merger, Gyrodyne, LLC will be managed by Gyrodyne, which will own all interests in Gyrodyne, LLC other than the Distributed Interests. The percentage interest in Gyrodyne, LLC represented by the Distributed Interests will be announced prior to their distribution, following completion of additional valuation work by Gyrodyne.
After the merger, it is anticipated that Gyrodyne, LLC will be managed by a board of directors with the same members of our board of directors, and have the same officers and management personnel, as that of Gyrodyne prior to the merger. Further, it is anticipated that the board of directors will form the same committees with identical members and substantially similar governing charters as those of Gyrodyne prior to the merger.
Election of Members of Gyrodyne, LLC’s Board of Directors
At its first annual meeting of members following the consummation of the merger, certain members of Gyrodyne, LLC’s board of directors will be re-elected by its members on a staggered basis.
Removal of Members of Gyrodyne, LLC’s Board of Directors
Any director may be removed, with or without cause, by holders of a majority of the total voting power of all of our outstanding shares then entitled to vote at an election of directors.
Size of Board of Directors
Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement will provide that Gyrodyne, LLC’s board of directors shall consist of not less than three (3) nor more than seven (7) directors, who need not be members of Gyrodyne, LLC. Within these limits, the number of directors of Gyrodyne, LLC shall be fixed from time to time by resolution of the board of directors.
Costs and Expenses
Following consummation of the merger, all of Gyrodyne, LLC’s expenses, including all expenses incurred by or attributable solely to Gyrodyne, including expenses incurred in connection with the merger, will be accounted for as expenses of Gyrodyne, LLC.
Limited Liability
The New York Limited Liability Company Law provides that a member who receives a distribution from a New York limited liability company and knew at the time of the distribution that the distribution was in violation of the New York Limited Liability Company Law shall be liable to the company for the amount of the distribution for three years. Under the New York Limited Liability Company Law, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the company, other than liabilities to members on account of their shares and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the company. For the purpose of determining the fair value of the assets of a company, the New York Limited Liability Company Law provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the New York Limited Liability Company Law, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the Amended and Restated Limited Liability Company Agreement.
Limitations on Liability and Indemnification of Our Directors and Officers
Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement, will indemnify each of its board of directors, officers and employees to the fullest extent permitted by law, against all expenses, liabilities and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) arising from the performance of any of their obligations or duties in connection with their service to Gyrodyne, LLC or its Amended and Restated Limited Liability Company Agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been one of our directors or officers, except by reason of acts or omissions constituting fraud, willful misconduct or gross negligence.
In addition, none of Gyrodyne, LLC’s board of directors shall be liable to Gyrodyne, LLC or its members for monetary damages for breach of fiduciary duty as a director, except if a judgment or other final adjudication adverse to such director establishes that such director’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Sections 409(c) and 609 of the New York Limited Liability Company Law. If the New York Limited Liability Company Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Gyrodyne, LLC, in addition to the limitation on personal liability provided in its Amended and Restated Limited Liability Company Agreement, shall be limited to the fullest extent permitted by the amended New York Limited Liability Company Law.
Amendment of Our Amended and Restated Limited Liability Company Agreement
Gyrodyne, LLC’s board of directors will generally be able to make amendments to the Amended and Restated Limited Liability Company Agreement without the approval of the members of Gyrodyne, LLC, except for certain amendments described below.
Amendments that do not require a member vote include:
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  a change in its name, the location of its principal place of business, its registered agent or its registered office;
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  the admission, substitution, withdrawal or removal of members in accordance with its Amended and Restated Limited Liability Company Agreement;
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  the merger of Gyrodyne, LLC or any of its subsidiaries into, or the conveyance of all of its assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in its legal form into another limited liability entity;
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  a change that the Gyrodyne, LLC board of directors determines to be necessary or appropriate for it to continue as a company in which its members have limited liability under the laws of any state or to ensure that neither it, its operating subsidiaries nor any of its respective subsidiaries will be treated as an association taxable as a corporation for federal income tax purposes other than as Gyrodyne, LLC specifically so designates;
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  an amendment that is necessary, in the opinion of its board of directors, based upon the advice of counsel, to prevent it, its board of directors or officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;
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  an amendment that its board of directors determines to be necessary or appropriate for the authorization of additional securities, rights to acquire securities or rights with respect to its current securities;
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  any amendment expressly permitted in its Amended and Restated Limited Liability Company Agreement to be made by its board of directors acting alone;
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  an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of its Amended and Restated Limited Liability Company Agreement;
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  any amendment that its board of directors determines to be necessary or appropriate for the formation by it of, or its investment in, any real estate or related interest, as otherwise permitted by its Amended and Restated Limited Liability Company Agreement;
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  a change in its fiscal year or taxable year and related changes;
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  the designation of a new tax matters partner;
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  a merger, conversion or conveyance effected in accordance with its Amended and Restated Limited Liability Company Agreement; and
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  any other amendments substantially similar to any of the matters described in the clauses above.
In addition, Gyrodyne, LLC’s board of directors will be able to make amendments to its Amended and Restated Limited Liability Company Agreement without the approval of any member or assignee if our board of directors determines that those amendments:
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  do not adversely affect the members (including treatment of shares compared to another member) in any material respect;
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  are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;
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  are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares are or will be listed for trading, compliance with any of which its board of directors deems to be in the best interests of it and its members;
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  are necessary or appropriate for any action taken by its board of members relating to splits or combinations of shares under the provisions of its Amended and Restated Limited Liability Company Agreement; or
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  are required to effect the intent expressed in this proxy statement/prospectus, the intent of the Tax Liquidation, including the merger, or the intent of the provisions of its Amended and Restated Limited Liability Company Agreement or are otherwise contemplated by its Amended and Restated Limited Liability Company Agreement.
Holders of at least 75% of the outstanding Gyrodyne, LLC Shares would have to vote affirmatively in order to approve any amendment having the effects as described above.
Any other amendments to Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement would require written approval of the holders of the number of shares required to approve the amendment or call a meeting of its member to consider and vote upon the proposed amendment. Such amendment must be approved by holders of a majority of the total voting power of Gyrodyne, LLC Shares.

Merger, Sale or Other Disposition of Assets
Gyrodyne, LLC’s board of directors is generally prohibited, without the prior approval of holders of a majority of the outstanding Gyrodyne, LLC Shares, from causing it to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our behalf the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries, provided that its board of directors may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without that approval. Gyrodyne, LLC’s board of directors also may sell all or substantially all of our assets under a foreclosure or other realization upon the encumbrances above without that approval.
If the conditions specified in the Amended and Restated Limited Liability Company Agreement are satisfied, Gyrodyne, LLC’s board of directors may merge the Company or any of its subsidiaries into, or convey all of its assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity, in each case without any approval of its members.
Termination and Dissolution
Gyrodyne, LLC will continue as a limited liability company until terminated under its Amended and Restated Limited Liability Company Agreement. Gyrodyne, LLC will dissolve upon: (1) the election of its board of directors to dissolve us, if approved by holders of a majority of the outstanding Gyrodyne, LLC Shares; (2) the sale, exchange or other disposition of all or substantially all of its assets; or (3) the entry of a decree of judicial dissolution.
Books and Reports
Gyrodyne, LLC is required to keep appropriate books of its business at its principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and financial reporting purposes, its fiscal year is the calendar year. Gyrodyne, LLC has agreed to use reasonable efforts to furnish to you tax information (including Schedule K-1) as promptly as possible, which describes your allocable share of its income, gain, loss and deduction for our preceding taxable year. In preparing this information, Gyrodyne, LLC will use various accounting and reporting conventions to determine your allocable share of income, gain, loss and deduction. Delivery of this information by Gyrodyne, LLC will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which it holds an interest. It is therefore possible that, in any taxable year, members of Gyrodyne, LLC will need to apply for extensions of time to file their tax returns.
Advance Notice Requirements for Member Proposals and Director Nominations.
Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement will provide advance notice procedures for members seeking to bring business before our annual meeting of members or to nominate candidates for election as at our annual meeting of members. Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement will also specify certain requirements regarding the form and content of a member’s notice. These provisions might preclude our members from bringing matters before our annual meeting of members or from making nominations for directors at our annual meeting of members if the proper procedures are not followed. Gyrodyne, LLC expects that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Gyrodyne, LLC.
Comparison of Rights of Gyrodyne Shareholders and Holders of Gyrodyne, LLC’s Shares
Comparison of Certain Characteristics of a New York Corporation and a New York Limited Liability Company
The shareholders of Gyrodyne will become members of Gyrodyne, LLC, a newly-formed New York limited liability company. The following is a summary of certain differences between the provisions of the New York Business Corporation Law and the New York Limited Liability Company Law and the relevant sections of Gyrodyne’s governing documents or Gyrodyne, LLC’s amended and restated limited liability company agreement where those documents supersede the New York Business Corporation Law or the New York Limited Liability Company Law.
The following discussion summarizes the material differences between the current rights of Gyrodyne’s shareholders and the rights they will have as Gyrodyne, LLC members when they receive Gyrodyne, LLC Shares in the merger but does not purport to be a complete statement of all such differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. The following comparison of shareholders’ rights is necessarily a summary and is not intended to be complete or to identify all differences that may, under given situations, be material to Gyrodyne, LLC members. This summary is qualified in its entirety by reference to New York Business Corporation Law, New York Limited Liability Company Law, Gyrodyne’s Certificate of Incorporation, as amended, and By-laws and Gyrodyne, LLC’s Articles of Organization and Amended and Restated Limited Liability Company Agreement. The New York Limited Liability Company Law generally permits greater flexibility in the conduct of a company’s affairs in that in many instances it defers to the limited liability company agreement, which can vary the statutory requirements.
Capitalization
Gyrodyne’s Certificate of Incorporation authorizes the issuance of 4,000,000 shares of Common Stock, par value $1.00. A change in the number of authorized shares would require an amendment to Gyrodyne’s Certificate of Incorporation and shareholder approval. The Company’s Certificate of Incorporation and By-laws and the New York Business Corporation Law describe the rights attributed to such shares.
Under the New York Limited Liability Company Law, there is no requirement that a company set forth the number and type of interests it is authorized to issue. Therefore, there is no restriction on the number of membership interests Gyrodyne, LLC may issue or on the characteristics and relative rights of such interests, except as may be provided in Gyrodyne, LLC’s Limited Liability Company Agreement.
Preemptive Rights
Generally, the New York Business Corporation Law provides holders of the Company’s common stock with the preemptive right to subscribe for any new or increased shares of the common stock issued by the board of directors unless such rights are specifically excluded in the Company’s Certificate of Incorporation. The Amended and Restated Limited Liability Company Agreement that Gyrodyne intends to adopt prior to or concurrently with the consummation of the merger will specifically exclude any such preemptive rights.
Dissenters’ Rights Generally
Generally, the New York Business Corporation Law and New York Limited Liability Company Law provides that, upon compliance with the applicable requirements and procedures, a dissenting shareholder has the right to receive the fair value of his or her shares if he or she objects to: (i) certain mergers, (ii) a consolidation, (iii) a disposition of assets requiring shareholder approval or (iv) certain amendments to the Certificate of Incorporation which adversely affect the rights of such shareholder.
Rights and Options
The New York Business Corporation Law requires shareholder approval of any plan pursuant to which rights or options are to be granted to directors, officers or employees. Neither the New York Limited Liability Company Law nor will Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement require member approval of such plans, although various other relevant legal considerations such as those contained in the Code and Exchange Act may make shareholder approval of certain rights or option plans necessary or desirable.
The Board
New York Business Corporation Law states that a company’s board of directors must consist of one or more directors. The number of directors constituting Gyrodyne board of directors may be fixed by the by-laws, or by action of the shareholders or of the Gyrodyne board of directors under the specific provisions of a by-law adopted by the shareholders. Gyrodyne’s By-laws provide that the number of board of directors all be determined by resolutions of Gyrodyne board of directors or by the shareholders at the annual meeting, but shall not be less than three (3) or more than nineteen (19). The Gyrodyne board of directors is divided into three (3) classes of directors serving staggered terms of office with each class to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Gyrodyne board of directors. As of September 27, 2013, the Gyrodyne board of directors consists of six (6) directors.
New York Limited Liability Company Law provides that if the articles of organization provide that management of the limited liability company will be vested in a manager or managers or class or classes of managers, then the management of the limited liability will be vested in one or more managers, which may also be called directors. The articles of organization or operating agreement of a limited liability company may fix the number of directors. Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement will provide that the number of directors shall be determined only by resolution of the board of directors, but shall not be less than three (3) or more than seven (7). Following the consummation of the merger, it is expected that Gyrodyne, LLC will have six (6) directors.
Removal of Directors
The Company’s By-laws permit the removal of a member of our board of directors at any time, but only for “cause,” by an affirmative of two-thirds vote of our board of directors then in office or the shareholders at a special meeting called for that purpose.
Similarly, Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement will provide that a member of the board of directors may be removed only for “cause,” as defined therein, by an affirmative of two-thirds vote of the outstanding Gyrodyne, LLC Shares.
Amending the Governing Documents
The New York Business Corporation Law provides that the Company’s Certificate of Incorporation can be amended when authorized by a vote of the board of directors followed by a vote of holders of a majority of all outstanding shares entitled to vote at a meeting of shareholders. Under certain circumstances, the holders of shares of a class must also authorize an amendment when that class would be adversely affected by such amendment. The Company’s By-laws can be amended by a two-thirds vote of our board of directors when such amendment is proposed by a shareholder. When such amendment is proposed by our board of directors, it may be authorized by two-thirds vote of the shareholders or adopted by a two-thirds vote of our board of directors.
Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement will provide, generally, that it may be amended by vote of the majority of the board of directors.
Limitation on Liability of Directors and Officers; Indemnification
The Company’s By-laws provide that if a director, officer or employee of the Company is made party to a civil or criminal action or proceeding in any matter arising out of the performance by such person of his duties for, on behalf of, or at the request of the Company, then the Company may, to the full extent permitted by law, advance to such person all sums necessary and appropriate to conduct their defense and indemnify such person for all sums paid by him, including attorneys’ fees, in connection with the action.
Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement will provide, generally, that no directors or officers of Gyrodyne, LLC will be personally liable to Gyrodyne, LLC or any of Gyrodyne, LLC’s members for any loss suffered by Gyrodyne, LLC due to an act or omission performed or omitted by such directors or officers unless such actions or omissions were in bad faith or involved intentional misconduct, a knowing violation of law or such director or officer gained financially from such act or omission. All directors and officers of Gyrodyne, LLC are entitled to indemnification from Gyrodyne, LLC for any loss, damage or claim, including attorneys’ fees, suffered as a result of any act or omission by such director or officer, if his conduct did not constitute fraud, gross negligence, knowing breach of Gyrodyne, LLC’s Limited Liability Company Agreement or willful or wanton misconduct. In the event such indemnification is found to be unenforceable as against public policy, Gyrodyne, LLC’s Limited Liability Company Agreement provides for contribution among parties in accordance with their relative fault.

Comparison of Rights of Holders of GSD Shares and Holders of Gyrodyne’s LLC Shares
Distributed Interests
If the non-cash portion of the Special Dividend is paid in Distributed Interests constituting GSD Shares, such shares would have legal and economic characteristics identical to those of Gyrodyne, LLC Shares as set forth in “Proposal 1 — The Plan of Merger — Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC,” except as to the management of GSD and the transferability and assignment of GSD Shares as described in this section.
GSD, LLC intends to adopt its Amended and Restated Limited Liability Company Agreement immediately prior to or concurrently with the consummation of the Special Dividend. For a more complete understanding of the Amended and Restated Limited Liability Company Agreement of GSD, LLC, we urge you to read carefully this proxy statement/prospectus, the Amended and Restated Limited Liability Company Agreement of GSD, LLC, a copy of which is attached to this proxy statement/prospectus as Annex G, and the other documents referred to herein (including the annexes).
Management
At the time of the Special Dividend through the latest of December 31, 2014, the date of termination of the Plan of Merger and the date up on which all required actions have been taken under applicable law to permit unrestricted transferability thereof, GSD will be managed by Gyrodyne, which will own all interests in GSD other than the Distributed Interests. The percentage interest in GSD represented by the Distributed Interests currently is anticipated to constitute approximately two-thirds of the equity interest in GSD. The fixed percentage interest represented by the Distributed Interests will be announced prior to their distribution, following completion of additional valuation work by Gyrodyne.
Transferability and Assignment
GSD Shares will be recorded on the books of GSD but will not be certificated and at the time of the Special Dividend through the latest of December 31, 2014, the date of termination of the Plan of Merger and the date up on which all required actions have been taken under applicable law to permit unrestricted transferability thereof, such interests will be recorded on the books of GSD but may not be assigned or transferred, voluntarily or involuntarily, by the registered holder and will not be listed on any exchange. Any attempted assignment or transfer driving this period shall be void, except as provided in the following sentence, in which case the Distributed Interests may be transferred only on the books of GSD. GSD will permit transfers pursuant to the laws of bankruptcy, inheritance, descent or distribution, or to the successor to any holder that is a corporate or other entity. If a transfer is requested, GSD may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and GSD may require a holder to pay any taxes and fees required by law.
Structure and Completion of the Merger
Capital Stock
Upon the effectiveness of the merger, holders of shares of Common Stock of Gyrodyne and GSD Shares will receive common shares representing limited liability company interests in Gyrodyne, LLC, which we refer to in this proxy statement/prospectus as “Gyrodyne, LLC Shares.” Each share of Common Stock will be converted into such number of validly issued common shares of Gyrodyne, LLC as shall be determined by the Board of Directors of Gyrodyne and announced at least ten days prior to the annual meeting and each common share of GSD will be converted into such number of validly issued common shares of Gyrodyne, LLC as shall be determined by the Board of Directors of Gyrodyne and announced at least ten days prior to the annual meeting, whereupon holders of such shares automatically will be admitted to Gyrodyne, LLC as members.
The Plan of Merger provides that each share of Gyrodyne Common Stock owned by Gyrodyne as treasury stock will be automatically converted without any other consideration into a Gyrodyne, LLC Share. Shares of Gyrodyne Common Stock owned by shareholders with respect to which statutory appraisal has been properly demanded under New York law, unless the holder will have failed to perfect or will have effectively withdrawn or lost rights to statutory appraisal, will be cancelled. Such shareholders will instead be entitled to the statutory appraisal rights provided under New York law as described in this proxy statement/prospectus under the section titled “— Statutory Appraisal Rights to Transactions Contemplated by the Merger” and “Statutory Appraisal Rights to Transactions Contemplated by Proposal 1.” If, after completion of the merger, any shareholder fails to perfect, or effectively withdraws or loses, his, her or its demand for statutory appraisal, such shareholder’s shares will be deemed to have been converted into and become exchangeable for, as of the effective time, Gyrodyne, LLC Shares.
The Plan of Merger provides that each limited liability company interest in Gyrodyne, LLC issued and outstanding immediately prior to the effective time will cease to be outstanding, will be automatically canceled and retired, and each person or entity that was a member of Gyrodyne, LLC immediately prior to the merger will automatically cease to be a member of Gyrodyne, LLC. Any consideration paid by a member of Gyrodyne, LLC prior to the merger for any Gyrodyne, LLC Shares shall be returned to such member in connection with such cancelation and retirement.
Gyrodyne Incentive Arrangements, Benefit Plans and Pension Plans
Consummation of the merger will not trigger any payments to participants under the Incentive Compensation Plan or under its executive employment agreements. The Incentive Compensation Plan’s definition of “change-in-control”, which is a trigger for payments, contains an explicit exclusion for any merger in which “the Company’s shareholders immediately before the merger own immediately following the merger at least 70% of the combined voting power of the Company’s outstanding securities.” Immediately following consummation of the merger, the shareholders of the Company will own 100% of the outstanding post-merger shares of Gyrodyne, LLC. Although shareholders have statutory appraisal rights to obtain the “fair value” of their shares of Common Stock, it is a condition to the completion of the Plan of Merger that holders of fewer than 5% of the outstanding shares of Common Stock shall have perfected their appraisal rights. Similarly, the $125,000 bonus payable upon a “change-in-control” under the employment agreement of each of Mr. Braun and Mr. Fitlin, our Chief Executive Officer and Chief Financial Officer, respectively, will not be triggered upon consummation of the merger. “Change-in-control” is defined in these agreements as either a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as such terms are defined in Section 409A of the Code.
It is the current intent of the board of directors that Gyrodyne, LLC will operate with a business plan to dispose of its current real property. Proceeds of such dispositions will be used to settle any claims, pending or otherwise, against Gyrodyne and to make distributions to holders of Gyrodyne, LLC Shares. When all properties of Gyrodyne, LLC are disposed of, it is intended Gyrodyne, LLC will dissolve and a final distribution will be made. Such dispositions may trigger payments under the Incentive Compensation Plan either because of the magnitude of the post-disposition dividend or because a disposition constitutes a “change-in-control.” See “Background; The Tax Liquidation — Interests of Our Directors and Executive Officers.” Similarly, the $150,000 “change-in-control” bonuses contained in the employment agreements of Messrs. Braun and Fitlin will be triggered by the implementation of the intended plan to dispose of the Company’s current real property if one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.
Exchange of Stock Certificates
Upon the effectiveness of the merger, each certificate (or evidence of shares in book-entry form) representing shares of Gyrodyne Common Stock will be deemed for all purposes to represent the same number of shares of such series of Gyrodyne, LLC Shares into which such shares will be converted and exchanged in the merger, without any action on the part of shareholders.
At the completion of the merger, Gyrodyne will close its stock transfer books, and no subsequent transfers of Gyrodyne Common Stock will be recorded on its books.

Representations and Warranties
The Plan of Merger contains representations and warranties by Gyrodyne and Gyrodyne, LLC. These representations and warranties have been made solely for the benefit of the other party to the Plan of Merger and (i) have been qualified by disclosures that were made to the other party in connection with the entry into the Plan of Merger, which disclosures may not be reflected in the Plan of Merger; (ii) may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and (iii) were made only as of the date of the Plan of Merger or such other date or dates as may be specified in the Plan of Merger and are subject to more recent developments which may not be publicly disclosed. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.
The representations and warranties made by both Gyrodyne and Gyrodyne, LLC relate to, among other things, (i) corporate organization, standing and similar corporate matters; (ii) capital structure; and (iii) approval and authorization of the Plan of Merger.
Indemnification
The Plan of Merger provides that, upon the effective time of the merger, Gyrodyne, LLC will, to the fullest extent permitted by law and as provided in the governance documents of Gyrodyne and any of its subsidiaries immediately prior to the effective time, indemnify and hold harmless, and provide the advancement and reimbursement of reasonable expenses to, all past and present directors and officers of Gyrodyne or any of its subsidiaries.
Closing
The closing of the merger will take place at such time, date and place as Gyrodyne, GSD and Gyrodyne, LLC may agree but in no event will the closing occur prior to (i) the satisfaction or, to the extent not prohibited by law, waiver of the conditions set forth in the Plan of Merger (other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent not prohibited by law, waiver of those conditions) (see “— Conditions to Completion of the Merger”) and (ii) a date that is at least twenty days after the mailing of their proxy statement/prospectus (which constitutes the notice of statutory appraisal rights). No appraisal or dissenters’ rights are available to holders of GSD Shares in connection with the Plan of Merger. See “— Statutory Appraisal Rights” and “Statutory Appraisal Rights to Transactions Contemplated by Proposal 1.” The merger will become effective at the time the certificate of merger is filed with the Secretary of State of the State of New York or at such later time as is specified in the certificate of merger.
Recommendation of Our Board of Directors; Reasons for the Plan of Merger
Board of Directors’ Recommendation regarding the Plan of Merger
Our board of directors unanimously determined that it is in the best interests of the Company, and declared it advisable, to enter into the Plan of Merger. Our board of directors recommends that Gyrodyne shareholders vote “FOR” the proposal to authorize the Plan of Merger and the transactions contemplated thereby.
Reasons for the Plan of Merger
Our board of directors believes that authorization of the Plan of Merger and the transactions contemplated thereby will provide the most effective method of accomplishing the Tax Liquidation. If the proposal to authorize the Plan of Merger and the transactions contemplated thereby is approved, then, pursuant to the Plan of Merger and in accordance with New York law, each of Gyrodyne and GSD would be merged with and into Gyrodyne, LLC, whereupon the separate corporate existence of each of Gyrodyne and GSD will cease and Gyrodyne, LLC will be the surviving entity of the merger.

The following list contains some of the factors that our board of directors considered in connection with its adoption of and entry into the Plan of Merger:
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  the ability to make a distribution such as the Special Dividend in 2013 with return of capital tax treatment to Gyrodyne shareholders pursuant to the PLR and the possibility of accomplishing the Tax Liquidation in 2013;
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  the ability of Gyrodyne shareholders to retain an interest in a tradable equity security.
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  the extensive process in which the Company engaged to explore its strategic alternatives and our inability to find a strategic buyer for the Company, to find a purchaser for our existing assets or to identify an appropriate alternative to reinvest our cash resources in a manner that provided an acceptable level of return, in light of the related risks and the need to maintain a management structure capable of identifying and implementing such reinvestments, thereby indicating a low probability that we would be presented with or otherwise identify, within a reasonable period of time under current circumstances, any viable opportunities to engage in an attractive alternative transaction;
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  the substantial accounting, legal and other expenses associated with being a small publicly-traded company in light of our expected revenues;
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  the terms and conditions of the Plan of Merger, including that our board of directors may abandon the transactions contemplated thereby in the event that it determines that, in light of new proposals presented or changes in circumstances, the merger is not advisable and in the best interests of the Company and its shareholders;
•
  the fact that the New York Business Corporation Law requires that the Plan of Merger be approved by the affirmative vote of holders of two-thirds of all outstanding shares of Common Stock entitled to vote thereon; and
•
  our shareholders are entitled to exercise appraisal rights in the event the Plan of Merger is authorized and a shareholder does not wish to hold Gyrodyne, LLC Shares. See “— Statutory Appraisal Rights to Transactions Contemplated by the Plan of Merger” and “Statutory Appraisal Rights to Transactions Contemplated by Proposal 1.”
Our board of directors also identified and considered potentially negative factors involved in the merger of the Company pursuant to the Plan of Merger, including the following:
•
  the fact that, although tradable, the interests in Gyrodyne, LLC may not be listed for trading on NASDAQ and may be illiquid;
•
  the fact that we expect to incur costs to complete the merger and other merger-related transactions, including that a substantial amount of such costs will be incurred by us whether or not the merger is completed;
•
  the diversion of our management’s time and attention away from the day-to-day operations of our businesses; and
•
  the fact that the expected benefits of the merger may not be realized for a variety of reasons, including as a result of authorities disagreeing with our conclusions on the tax treatment of the merger or changing applicable tax laws and regulations with potentially retroactive effect.
The foregoing discussion of the information and positive and negative factors considered and given weight by our board of directors is not intended to be exhaustive. The members of our board of directors considered their knowledge of our business, financial condition and prospects, and the views of management and our financial and legal advisors. In view of the variety of factors considered, our board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. In addition, individual members of our board of directors may have given different weights to different factors.

Each of Gyrodyne, LLC and GSD is currently wholly-owned and managed by Gyrodyne, as its sole equity holder and member. Accordingly, no separate evaluation for the merger by the sole member of Gyrodyne, LLC or GSD was required and the sole member of each of Gyrodyne, LLC and GSD expressly adopts the conclusions and recommendations of our board of directors described in this proxy statement/prospectus.
Your approval of the Plan of Merger will constitute your approval of all of the transactions contemplated thereby, including the merger and the Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC.
Vote Required for Approval
Pursuant to Section 903 of the New York Business Corporation Law, the proposal will be approved if it is authorized by the affirmative vote of at least two-thirds of all outstanding shares of Gyrodyne Common Stock entitled to vote thereon.
Statutory Appraisal Rights to Transactions Contemplated by the Plan of Merger
If the Plan of Merger is authorized and implemented, holders of shares of Common Stock who did not vote for the Plan of Merger and who timely dissent and follow the procedures in Sections 623 and 910 of the New York Business Corporation Law set forth in Annex E to this proxy statement/prospectus (“Dissenting Holders”) will have certain rights to demand payment for the “fair value” of their shares of Common Stock to the extent and on the basis provided in Sections 623 and 910. Failure to follow precisely any required procedure on a timely basis may result in the loss of those rights. Dissenting Holders receiving payment pursuant to those rights would not also be entitled to receive Gyrodyne, LLC Shares. See “Statutory Appraisal Rights to Transactions Contemplated by Proposal 1.”
OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
PLAN OF MERGER. THIS IS IDENTIFIED AS ITEM 1 ON THE ENCLOSED PROXY CARD.

PROPOSAL 2: ELECTION OF DIRECTORS
The By-laws of the Company provide that there shall be not less than three (3), nor more than nineteen (19), directors. Our board of directors is divided into three (3) classes of directors serving staggered terms of office with each class to consist, as nearly as possible, of one-third of the total number of directors constituting our entire board of directors. Upon the expiration of the term of office for a class of directors, the nominees for that class will stand for election to three-year terms to serve until the election and qualification of their successors. At the annual meeting, two (2) directors of the Company are to be elected to three-year terms, each to serve until his successor is elected and has been qualified. Our board of directors of the Company has nominated Ronald J. Macklin and Philip F. Palmedo to three-year terms, upon the recommendation of our Nominating Committee. Both nominees are members of our present board of directors of the Company, with terms expiring at the annual meeting. Each properly executed proxy card received will be voted in accordance with the instruction given thereon. Where no instructions are indicated, proxies will be voted “FOR” the election of the foregoing two (2) nominees as directors to serve three-year terms or until their respective successors shall be elected and shall qualify. The nominees have consented to be named as nominees in this proxy statement/prospectus and to serve as directors if elected.
Should any nominee become unable or unwilling to accept a nomination for election, the persons named in the enclosed proxy card will vote for the election of a nominee designated by our board of directors.
(a)
  Information concerning the nominees and continuing directors of the Company, showing the principal occupation, year when first elected as a director of the Company, and term of office, is as follows:

Name & Principal Occupation or Employment	Age	First Became a Director	Current Board Term Expires
Nominees for Election
Ronald J. Macklin	51	2003	2013
Vice President and Deputy General Counsel, National Grid Director of the Company
Philip F. Palmedo	79	1996	2013
President of Palmedo Associates Director of the Company
Continuing Directors
Elliot H. Levine	60	2004	2014
CPA and Senior Member of Levine & Seltzer, LLP Director of the Company
Paul L. Lamb	68	1997	2015
Partner of Lamb & Barnosky, LLP Chairman of the Board of Directors of the Company
Nader G. M. Salour	55	2006	2015
Principal, Cypress Realty of Florida, LLC Director of the Company
Richard B. Smith	59	2002	2015
Vice President, Commercial Banking Division, First National Bank of L.I. Director of the Company
(b)
  Business Experience
Paul L. Lamb, age 68, has been a director since 1997 and became Chairman of our board of directors on March 14, 1999. He is a founding partner of the law firm Lamb & Barnosky, LLP, where he has practiced law since 1984; a past President of the Suffolk County Bar Association; and a Dean of the Suffolk

Academy of Law. He holds a B.A. from Tulane University, a J.D. from the University of Kentucky and an LL.M. from the University of London, England. Our board of directors concluded that Mr. Lamb should serve as a director of the Company because he is an experienced attorney in all phases of finance and real estate development, which skill set brings extraordinary value in light of the Company’s business and structure.
Philip F. Palmedo, age 79, was appointed to our board of directors in July 1996. Mr. Palmedo has been President of the management consulting firm Palmedo Associates since 1980 and from 1988 to 1991 was Managing Director and President of Kepler Financial Management. From 1978 to 2000, he was Chairman of International Resources Group, an international professional services firm, and, from 1992 to 1997, was President of the Long Island Research Institute. He was a founder of all four companies. In addition, Mr. Palmedo has been a director of Lixte Biotechnology Holdings, Inc., since 2005. Mr. Palmedo has shepherded numerous fledgling businesses in financial and technological markets and completed several financing agreements. He received his B.A. degree from Williams College and his M.S. and Ph.D. degrees from M.I.T. Our board of directors concluded that Mr. Palmedo should serve as a director of the Company because of his extensive background in successfully guiding a number of entities from initial formation to value recognition.
Elliot H. Levine, age 60, was appointed to our board of directors in October 2004. Mr. Levine is a founding member of the accounting firm Levine & Seltzer, LLP Certified Public Accountants, and a graduate (1975) of Queens College, City University of New York. He became a member of the American Institute of Certified Public Accountants in February 1978. Mr. Levine’s work experience includes five years at Arthur Young, eleven-and-a-half years as partner and director of taxes of Leslie Sufrin & Co. P.C., a one-year tenure as senior tax manager at Margolin, Winer & Evans CPAs and over 16 years as senior member of Levine & Seltzer. Our board of directors concluded that Mr. Levine should serve as a director of the Company because of his 34 years of experience as a certified public accountant and in the real estate industry and field of taxation.
Richard B. Smith, age 59, was appointed to our board of directors in November 2002. Mr. Smith has been a Vice President in the Commercial Banking Division of the First National Bank of Long Island since February 2006. He previously served as Senior Vice President for Private Banking at Suffolk County National Bank from May 2000 to February 2005. Previously, he worked for 10 years at Key Bank (Dime Savings Bank) and for three (3) years at L.I. Trust/Apple Bank. He received an MBA in Finance from SUNY Albany in 1983. Mr. Smith serves as the Mayor of the Incorporated Village of Nissequogue and as a Trustee of the Smithtown Historical Society. He is also a former Trustee for St. Catherine’s Medical Center in Smithtown, New York. Our board of directors concluded that Mr. Smith should serve as a director of the Company because of his background in both the Long Island financial sector and his role in, and experience with, local government issues and zoning matters.
Ronald J. Macklin, age 51, was appointed to our board of directors in June 2003. Mr. Macklin currently serves as Vice President and Deputy General Counsel for National Grid and formerly KeySpan Corporate Services, where he has held various positions within the Office of General Counsel since 1991. Previously, he was associated with the law firms of Rosenman & Colin and Cullen & Dykman. He received a B.A. degree from Stony Brook University and his Juris Doctorate from Union University’s Albany Law School. Our board of directors concluded that Mr. Macklin should serve as a director of the Company because of his legal expertise, which includes his legal experience in corporate transactions, real estate matters, litigation, compliance and business ethics.
Nader G.M. Salour, age 55, was appointed to our board of directors in October 2006 and then elected by the shareholders at the Company’s annual meeting in December 2006. Mr. Salour has been a Principal of Cypress Realty of Florida since 2000. He served as President of Abacoa Development Company from June 1996 to June 2006, and has served as a Director of Abacoa Partnership for Community since December 1997, and as a Director of the Economic Council of Palm Beach County since 2004. Our board of directors concluded that Mr. Salour should serve as a director of the Company because of his extensive experience in the real estate industry, including development, construction, project analysis and financing.
OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
ELECTION OF THE NOMINEES FOR DIRECTOR. THIS IS IDENTIFIED AS ITEM 2 ON
THE ENCLOSED PROXY CARD.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Principal Shareholders
The following table contains Common Stock ownership information for persons, other than the Company’s directors and executive officers, known by the Company to own beneficially more than 5% of the Company’s Common Stock, as of October [28], 2013. In general, beneficial ownership includes those shares that a person has the power to vote, sell or otherwise dispose of. Beneficial ownership disclosure rules require Companies to include in Common Stock ownership information that number of shares which an individual has the right to acquire (such as stock options) within 60 days of the date this table was prepared; none of the persons included in the following table have any such rights. Two or more persons may be considered the beneficial owner of the same shares. We obtained the information provided in the following table from filings with the SEC and from information otherwise provided to the Company. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock listed next to their name. In this proxy statement/prospectus, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose or direct the disposition of shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock
Bulldog Investors Brooklyn Capital Management Phillip Goldstein Andrew Dakos	[154,824]	(1)	[10.44]	%
60 Heritage Drive Pleasantville, NY 10570
Indaba Capital Management, LLC Indaba Partners, LLC Indaba Capital Fund, L.P. Derek C. Schrier	[144,932]	(5)	[9.78]	%
One Letterman Drive, Building D, Suite DM700 San Francisco, CA 94129
Leap Tide Capital Management, Inc. Jan Loeb	[95,889]	(3)	[6.47]	%
10451 Mill Run Circle Owings Mills, MD 21117

(1)
  On December 20, 2012, Bulldog Investors, Brooklyn Capital Management, Phillip Goldstein and Andrew Dakos filed a joint Schedule 13D/A with the SEC stating that Bulldog Investors, a group of investment funds, Brooklyn Capital Management, Phillip Goldstein and Andrew Dakos (collectively, “Bulldog”) beneficially own an aggregate of 154,824 shares of Common Stock. As set forth in the Schedule 13D/A, power to dispose and vote securities resides either with Mr. Goldstein, Mr. Dakos or with clients.
On March 14, 2012, our board of directors resolved that, for a period terminating not later than September 19, 2014, the purchase of additional shares by Bulldog and its affiliates shall not, by itself, cause the purchase rights under the Company’s Shareholder Rights Plan to become exercisable so long as Bulldog does not become the owner of 23% or more of the shares of Common Stock.
(2)
  On August 23, 2013, Indaba Capital Fund, L.P., Indaba Capital Management, LLC, Indaba Partners, LLC, and Derek C. Schrier filed a Schedule 13D with the SEC stating that Indaba Capital Fund, L.P., Indaba Capital Management, LLC, Indaba Partners, LLC, and Derek C. Schrier (collectively, “Indaba”) beneficially own 144,552 shares of Common Stock, and share the power to dispose and vote securities. Additionally, as set forth in the Schedule 13D, Derek C. Schrier beneficially owns 380 shares of Common Stock, with respect to which securities he has the sole power to dispose and to vote.

(3)
  On February 12, 2010, Leap Tide Capital Management, Inc. and Jan Loeb filed a Schedule 13G/A with the SEC stating that each reporting person beneficially owns 94,666 shares of Common Stock with the sole power to vote or direct the vote and to dispose or direct the disposition of all shares. Based on information received from Mr. Loeb in February 2012, Leap Tide Management, Inc. and Jan Loeb own 95,889 shares of Common Stock.
Security Ownership of Directors, Nominees and Executive Officers
The following table sets forth as of November [20], 2013, the outstanding voting securities beneficially owned by the directors, director nominees and named executive officers individually and the number of shares owned by directors and executive officers as a group. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock listed next to their name.

Name, Position(s) with the Company	Amount and Nature of Beneficial Ownership(1)		Percent of Common Stock
Paul L. Lamb, Chairman of the Board of Directors	[29,578]	(2)	[1.99]	%
Philip F. Palmedo, Director	[15,650]	(3)	[1.06]	%
Peter Pitsiokos, Chief Operating Officer, Chief Compliance Officer and Secretary	[0]	(4)	*
Nader G.M. Salour, Director	[194]		*
Richard B. Smith, Director	[1,000]		*
Ronald J. Macklin, Director	[66]		*
Elliot H. Levine, Director	[137]		*
Gary J. Fitlin, Chief Financial Officer and Treasurer	[0]		*
Frederick C. Braun III, President and Chief Executive Officer	[0]		*
All Directors and Executive Officers as a Group (Nine (9) Persons)	[46,625]		[3.14]	%(5)

*
  Less than one percent of the total shares of outstanding stock.
(1)
  For a definition of “beneficial ownership” see “— Principal Shareholders.”
(2)
  Consists of 2,277 shares held by Lamb & Barnosky, LLP Profit Sharing Plan, 11,923 shares held by the Paul L. Lamb, P.C. Defined Benefit Plan and 15,378 shares in an IRA account. Mr. Lamb is a Trustee of the Profit Sharing Plan and the Defined Benefit Plan.
(3)
  Does not include his wife’s ownership of 4,125 shares, or 400 shares in a trust for two relatives for which he is the Trustee, in which he denies any beneficial interest.
(4)
  Does not include his wife’s ownership of 7 shares, in which he denies any beneficial interest.
(5)
  The percent of Common Stock is calculated on the basis of the number of shares outstanding, which is 1,482,680 as of [November 20], 2013.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND MANAGEMENT
Board Meeting Attendance
There were [•] regular and special meetings of our board of directors during the fiscal year ended December 31, 2012. Each director attended at least 75% of the aggregate of the total number of meetings of our board of directors and meetings held by all committees of our board of directors on which such director served during the fiscal year ended December 31, 2012.
Independence
Each of the members of and nominees for election to our board of directors are independent directors as defined by the listing requirements of NASDAQ. The directors deemed to be independent under the independence standards of NASDAQ are Messrs. Lamb, Levine, Macklin, Palmedo, Salour and Smith, and formerly, Mr. Bhatia.
Committees
Our board of directors has established the following committees:
The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, and its current members are Messrs. Smith (Chairman), Levine and Macklin. The Audit Committee meets with the Company’s independent auditors and management quarterly to review financial results, audited and unaudited financial statements (as the case may be), internal financial controls and procedures and audit plans and recommendations. The Audit Committee also recommends the selection, retention or termination of the Company’s independent auditors, approves services to be provided by the independent public accountants and evaluates the possible effect the performance of such services will have on the accountants’ independence. The Company has adopted a written charter for the Audit Committee, which is available on the Company’s website, www.gyrodyne.com. All of the members of the Audit Committee are independent directors as defined by the listing requirements of NASDAQ. The Audit Committee met four (4) times during the fiscal year ended December 31, 2012. All members of the Audit Committee are “financially literate” within the meaning of SEC regulations and NASDAQ rules. Our board of directors has determined that at least one member, Mr. Levine, a CPA, qualifies as an “audit committee financial expert” as a result of relevant experience as a partner in the accounting firm of Levine & Seltzer, LLP. In addition, Mr. Levine has 12.5 years of accounting experience as a partner and director of taxes at Leslie Sufrin & Co. P.C. as well as several other years of experience in the field of public accounting.
The Compensation Committee of the Company’s board of directors consists of Messrs. Lamb, Levine, Macklin, Palmedo, Salour and Smith, all of whom our board of directors has determined are independent pursuant to the listing requirements of NASDAQ. The Compensation Committee oversees and administers the Company’s executive compensation programs and is therefore responsible for establishing guidelines and making recommendations for all compensation paid to executive officers and directors. The Compensation Committee adopted a charter in March of 2012, which is available on the Company’s website, www.gyrodyne.com. The Compensation Committee also negotiates the terms of all employment arrangements with executive officers which may include compensation arrangements designed to reward management for achieving certain performance goals and which are revisited on an as needed basis. The Compensation Committee met [•][•] times during the fiscal year ended December 31, 2012. During the fiscal year ended December 31, 2012, the members of the Compensation Committee were Messrs. Levine (Chairman), Palmedo, and Salour. The Company’s compensation program for executives is intended to motivate and retain key executives to manage the business affairs of the Company in the best interests of the Company and its shareholders. Beginning in 2006, the overriding objective of the Company’s executive compensation program has been to incentivize management to carry out the Company’s strategic plan for the future direction of the Company. The goal of the strategic plan, which was first announced at the Company’s annual shareholder meeting in December 2005, is to position the Company so that it is best able to achieve one or more shareholder liquidity events in a reasonable period of time that would put the maximum amount of cash or marketable securities in the hands of the Company’s shareholders in a tax efficient manner. The plan calls for achieving this objective by pursuing a conversion to a real estate investment trust (completed), reinvestment in a tax efficient manner of the $26 million received from New York State as an advance payment for the 245.5 acres of Flowerfield taken by eminent domain (completed), maximization of the value for the remaining 68 acres at Flowerfield, and vigorous pursuit of maximum value from the State of New York for the 245.5 acres of Flowerfield taken by eminent domain (completed). On September 12, 2013, our board of directors approved the Plan of Liquidation and on September 13, 2013, our board of directors declared the Special Dividend.
The Nominating Committee consists entirely of non-employee directors and recommends guidelines to our board of directors regarding the size and composition of our board of directors and criteria for the selection of nominees. It also recommends the slate of director nominees to be included in this proxy statement/prospectus and recommends candidates for vacancies which may occur. The Nominating Committee has a written charter, which is available on the Company’s website, www.gyrodyne.com. Each member of the Nominating Committee is an independent director as defined by the listing standards of NASDAQ. The Nominating Committee will accept for consideration shareholders’ nominations for directors if made in writing and otherwise in accordance with the procedures set forth in Sections 313 and 314 of the Company’s By-laws. The nominee’s written consent to the nomination and sufficient background information on the candidate must be included to enable the Nominating Committee to make proper judgments as to his or her qualifications. Nominations must be addressed to the Corporate Secretary of the Company at the Company’s headquarters and must be received no later than the deadline for submissions of shareholders’ proposals in order to be considered for the next annual election of directors. The Nominating Committee believes that having directors with relevant experience in business and industry is beneficial and the Nominating Committee seeks to monitor the skills and experience of the Company’s directors. Our board of directors does not have a formal policy with respect to diversity. All identified candidates, including shareholder-proposed candidates, are evaluated by the Nominating Committee using generally the same methods and criteria, although those methods and criteria are not standardized and may vary from time to time. The Company typically engages the services of third parties to perform background examinations of potential nominees, for which the Company pays a fee, in order to assist the Nominating Committee in its evaluation. The Nominating Committee met one (1) time during the fiscal year ended December 31, 2012, and its members currently are Messrs. Levine (Chairman) and Salour.
The Strategic Alternatives Committee of our board of directors was formed in 2012 to manage the process of exploring strategic alternatives for the Company and to make recommendations to the full Board. The members of the Strategic Alternatives Committee had been Messrs. Bhatia (Chairman), Levine, Macklin and Salour. On September 26, 2013, Mr. Bhatia resigned from our board of directors and the committees on which he served, effective immediately, to pursue other opportunities. The Strategic Alternatives Committee initially conducted interviews with law firms and investment banks, and recommended to the board in August 2012 that the Company engage Rothschild, Inc., as financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP, as legal advisor. The Committee met over 40 times between August 2012 and August 2013 and made regular reports on the strategic review process to the full board of directors. In a meeting on August 2, 2013, our board of directors met and considered the status of such bidding process as well as other business alternatives available to the Company, including continuing as an operating REIT, distributing a smaller portion of the 2012 Proceeds, and reinvesting all or part of the 2012 Proceeds in qualifying REIT property. At the meeting, the Strategic Alternatives Committee recommended that, if the Company received the PLR (discussed below), the Company should seek to distribute up to $98.7 million, the full amount of the 2012 Proceeds, and that the Company also would need to provide for funding of that distribution amount plus an amount necessary to keep the Company operational during a liquidation process. The Strategic Alternatives Committee also recommended that, in the event that the Company did not receive the PLR, it be authorized to negotiate with bidders regarding potential transactions. The Strategic Alternatives Committee also recommended that the Company enter into confidentiality agreements with the Company’s two largest shareholders. The Company did enter into such agreements and engaged in a dialogue with such holders. In addition to participating in numerous calls and emails, our board of directors had lengthy informal working sessions on August 27, August 30, and September 6, 2013 as well, to consider the Company’s strategic alternatives, including the impact thereon of the PLR.

Shareholder Communications with our Board of Directors
Other than in connection with the strategic process, where our board of directors had designated Naveen Bhatia as the contact for shareholder communications until his resignation from the board of directors on September 26, 2013, our board of directors does not currently provide a process for shareholders to send communications to our board of directors or any of the directors. The Company believes that senior management, as opposed to individual directors, provides the public voice of the Company, and that shareholders can effectively communicate with the Company by contacting the management of the Company through either regular mail, telephone, email or in person. Shareholders also have meaningful access to our board of directors through the shareholder proposal process, which is described below in “2013 Shareholder Proposals.”
Board Leadership Structure and Oversight of Risk Management
The current leadership structure of our board of directors reflects a separation of the roles of chairman and principal executive officer. This leadership structure is intended to provide our board of directors with an appropriate level of independence from management and encourage a high degree of autonomy within our board of directors. Our board of directors, as a whole and through its committees, oversees the Company’s risk management process, including operational, financial, legal, and strategic risks. The Audit Committee assists our board of directors in the oversight of the risk management process. In addition, our board of directors is guided by management presentations at meetings of our board of directors and throughout the fiscal year that serve to provide visibility to our board of directors about the identification, evaluation and management of risks the Company is facing as well as how to mitigate such risks.
Attendance Policy for Directors at Annual Shareholder Meetings
The Company encourages, but does not require, all of its directors to attend annual shareholders meetings of the Company. Last year all of the directors were in attendance at the annual meeting of the Company’s shareholders.
REPORT OF THE AUDIT COMMITTEE
Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings or this proxy statement/prospectus, this Report of the Audit Committee of our board of directors does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of the Company’s other filings under the Exchange Act, except to the extent that we specifically incorporate this Report by reference in such other filings. Pursuant to rules of the SEC and FINRA, the Audit Committee of Gyrodyne Company of America, Inc. has issued the following report and affirmed that:
(i)
  We have reviewed and discussed with management the audited financial statements for fiscal year ended December 31, 2012.
(ii)
  The Company’s independent accountants have discussed with the Audit Committee the conduct of the audit of the Company’s financial statements and have represented to the Audit Committee that their presentations include all matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and Rule 2-07 of Regulation S-X. The Audit Committee has met with our independent accountants, Baker Tilly, with and without management present, to discuss the overall scope of Baker Tilly’s audit, the results of its examinations, and the overall quality of its financial reporting. The Audit Committee has reviewed and discussed the audited financial statements with management and management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the U.S.
(iii)
  We have received from the Company’s independent accountants the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and we have discussed with the independent accountants its independence with respect to the Company.

(iv)
  Based on the review and discussions referred to above, we recommended to our board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.
Members of the Audit Committee
Richard B. Smith (Chairman)
Elliot H. Levine
Ronald J. Macklin
EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES WHO ARE NOT DIRECTORS
Frederick C. Braun III, 72, joined the Company in February 2013 as its Chief Executive Officer. He is currently the Chairman of the Brookhaven Industrial Development Agency (“Brookhaven IDA”), a public benefit corporation of the State of New York that assists in the acquisition, construction, reconstruction, and equipping of commercial and industrial facilities, and he has served in such capacity for approximately 25 years. Mr. Braun also serves as a member ex-officio on the Brookhaven IDA’s Audit, Finance and Governance Committees. From 2000 to September 2009, Mr. Braun served as Executive Vice President of State Bank of Long Island, a commercial bank subsidiary of State Bancorp, Inc. (acquired by Valley National Bancorp effective January 1, 2012). Mr. Braun earned a BS degree in Finance from Lehigh University.
Gary J. Fitlin, age 47, joined the Company in October 2009 as its Chief Financial Officer and Treasurer. On August 17, 2012, Mr. Fitlin was also appointed Interim President and Chief Executive Officer following the resignation of Stephen V. Maroney from such positions; he held that position until Mr. Braun’s appointment in February 2013. Prior to joining the Company, Mr. Fitlin was Director of Accounting Implementation for Lexington Realty Trust, a publicly traded real estate investment trust on the NYSE, from July 2006 to March 2008, where he was responsible for mergers and acquisitions. Prior to that, Mr. Fitlin served as Vice President and Corporate Controller for Source Media (f/k/a Thomson Media), a publisher and software solution provider, from June 2005 to July 2006, where he was responsible for global accounting, management reporting, tax compliance and planning, financial systems, risk management and contract administration. Prior to that, he served as a senior financial officer for various publicly traded companies where he was responsible for mergers and acquisitions, global accounting, management reporting, tax compliance and planning, financial systems, risk management and contract administration. He is a Certified Public Accountant, an alumnus of Arthur Andersen & Co., and holds a BS degree in Accounting and Economics from the State University of New York at Oswego.
Peter Pitsiokos, age 53, joined the Company in July 1992 as its Assistant Secretary and served as its General Counsel from 1992-2004. He has been the Company’s Chief Operating Officer and Chief Compliance Officer since 2004. He has also been Secretary of the Company for over five years. Mr. Pitsiokos was formerly the Executive Assistant District Attorney in Suffolk County, New York. He also served as the Assistant Director of Economic Development and the Director of Water Resources in the Town of Brookhaven. Mr. Pitsiokos also maintained a private law practice in which he represented several national and local owners, managers and developers of real estate. He holds a law degree from Villanova University and a BA degree from Stony Brook University.
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the principles underlying the material components of our executive compensation program for our executive officers, including the Named Executive Officers in the “Summary Compensation Table” below. We also provide an overview of the overall objectives of the program and the factors relevant to an analysis of these policies and decisions.
The Compensation Committee of the Company’s board of directors consists of Messrs. Lamb, Levine, Macklin, Palmedo, Salour and Smith, all of whom our board of directors has determined are independent pursuant to the listing requirements of NASDAQ. The Compensation Committee oversees and administers the Company’s executive compensation programs and is therefore responsible for establishing guidelines and making recommendations for all compensation paid to executive officers and directors. The Compensation Committee adopted a charter in March of 2012, which is available on the Company’s website, www.gyrodyne.com. The Compensation Committee also negotiates the terms of all employment arrangements with executive officers which may include compensation arrangements designed to reward management for achieving certain performance goals and which are revisited on an as needed basis.
The Company’s compensation program for executives is intended to motivate and retain key executives to manage the business affairs of the Company in the best interests of the Company and its shareholders. Beginning in 2006, the overriding objective of the Company’s executive compensation program has been to incentivize management to carry out the Company’s strategic plan for the future direction of the Company. The goal of the strategic plan, which was first announced at the Company’s annual shareholder meeting in December 2005, is to position the Company so that it is best able to achieve one or more shareholder liquidity events in a reasonable period of time that would put the maximum amount of cash or marketable securities in the hands of the Company’s shareholders in a tax efficient manner. The plan called for achieving this objective by pursuing a conversion to a real estate investment trust (completed), reinvestment in a tax efficient manner of the $26 million received from New York State which the Company treated as an advance payment for the 245.5 acres of Flowerfield taken by eminent domain (completed) and maximization of the value for the remaining 68 acres at Flowerfield. On September 12, 2013, our board of directors approved the Plan of Liquidation and on September 13, 2013, our board of directors declared the Special Dividend.
The Company’s executive officers are Frederick C. Braun III, our President and Chief Executive Officer, Gary J. Fitlin, our Chief Financial Officer and Treasurer, and Peter Pitsiokos, our Chief Operating Officer, Chief Compliance Officer and Secretary. Historically, the Compensation Committee has structured executive compensation packages to consist of base cash compensation, a bonus that is purely discretionary on the part of the Compensation Committee and some form of change-in-control incentive component. In the case of Messrs. Braun and Fitlin, the incentive component is contained in their respective employment agreement as a right to earn a bonus equal to $125,000 if they are employed by the Company as of the effective date of a “change-in-control” as defined in the Code. In the case of Mr. Pitsiokos, he is a participant in the Incentive Compensation Plan, under which benefits are realized upon either a change-in-control or the issuance of an “excess dividend” following certain asset sales. Neither Frederick Braun, the Company’s Chief Executive Officer who joined the Company in February 2013, nor Gary Fitlin, the Company’s Chief Financial Officer who joined the Company in 2009, is a participant in the Incentive Compensation Plan. Factors considered by the Compensation Committee in determining the amount (and, where applicable, the formula) for each of the foregoing components of compensation are typically subjective, such as the Compensation Committee’s perception of management’s performance and any changes in management responsibility. The compensation program is designed to reward both prudent management of the Company’s business operations, namely the operational and financial management of the Company’s assets, and the successful pursuit of the Company’s strategic plan.
Our board of directors approved amendments to the Incentive Compensation Plan in February 2, 2010 to better align the interests of the participants with those of the Company’s shareholders as the Company pursued its strategic plan to position itself over a reasonable period of time for one or more liquidity events that will maximize shareholder value. Prior to the 2010 amendments, payments under the Incentive Compensation Plan were triggered only by a “change-in-control”, defined generally as the acquisition by a person of 30% or more of the Company’s outstanding shares, sale of assets having a total gross fair market value equal to or more than 90% of the fair market value of the Company’s assets, or any merger, share exchange or consolidation of the Company other than a merger where the Company’s shareholders immediately before the merger own immediately following the merger at least 70% of the combined voting power of the Company’s outstanding securities. The 2010 amendments expanded the trigger for payments to include any “excess dividend”, defined generally as a dividend in excess of income from operations paid to shareholders following certain sales of assets. This change was made to remove any bias participants may otherwise have as between change-in-control transactions and asset dispositions followed by distributions of proceeds.
The 2010 amendments also vested all participants currently. Previously, a participant was required to be either an employee or a director at the time of a triggering event to be eligible to receive a payment. The current vesting of all participants has the potential to reduce the incentive of an executive to remain employed until a triggering event. Although no executive participant has terminated his employment with the Company since adoption of the 2010 amendments, two directors did resign from the board since that time (Stephen Maroney and Naveen Bhatia). To mitigate against the potential reduction in incentive to remain with the Company, the 2010 amendment also provided for an adjustment in the calculation of a departed participant’s payment designed to ensure that such participant could not benefit from any post-departure increase in the value of the Company.
In July 2012, the Company received $167,530,657 from the State of New York in payment of the judgments in the Company’s favor in the Company’s condemnation litigation with the State, of which $98,685,000 was deferred for income tax purposes and $68,845,657 was considered REIT taxable income in 2012. On November 19, 2012, the Company declared a special cash dividend of $56,786,644 or $38.30 per share of Common Stock, which was paid on December 14, 2012 to shareholders of record on December 1, 2012, and approved an aggregate payment of $4,213,000 as required under the terms of the Incentive Compensation Plan to be allocated and paid to individual participants in accordance with the rules of the Incentive Compensation Plan. Mr. Pitsiokos was allocated $568,755 of such payment. On September 13, 2013, our board of directors declared a special dividend of $98,685,000 or $66.56 per share of Common Stock, payable on December 30, 2013 to shareholders of record as of November 1, 2013, and approved an aggregate payment of up to $7,321,600 as required under the terms of the Incentive Compensation Plan to be allocated and paid to individual participants in accordance with the rules of the Incentive Compensation Plan.
The Company’s shareholders will be voting at the Annual Meeting on whether to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. This is identified as item 4 on the enclosed proxy card. Shareholders will also be voting, on an advisory (non-binding) basis, on the frequency (every one, two or three years) with which the non-binding shareholder vote to approve the compensation of the named executive officers should be conducted (item 5 on the enclosed proxy card), and on the “golden parachute” compensation arrangements for certain executive officers (item 6 on the enclosed proxy card). Smaller reporting companies (companies with a public float of less than $75 million) are not required to provide their shareholders with the foregoing advisory votes on executive compensation. Effective in 2013, the Company is no longer a smaller reporting company. Because these votes are advisory, they are not binding on our board of directors or the Company. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and our board of directors and, accordingly, our board of directors and the Compensation Committee intend to consider the results of these votes in making determinations in the future regarding executive compensation arrangements.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management of the Company. Based on this review and discussion, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION COMMITTEE
Paul L. Lamb
Elliot H. Levine
Ron J. Macklin
Philip F. Palmedo
Nader G. M. Salour
Richard B. Smith
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION
Executive Summary
The following table sets forth the total compensation awarded to, earned by or paid to each of the following persons (collectively referred to as the “Named Executive Officers”) for services rendered during the years ended December 31, 2012 and 2011:
(a)
  our principal executive officers;
(b)
  each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended December 31, 2012 and 2011; and
(c)
  up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended December 31, 2012 and 2011.
SUMMARY COMPENSATION TABLE

Name and principal position	Year		Salary ($)	Bonus ($)		Stock awards #	Option awards	Non-equity incentive compensation plan ($)		Non-qualified deferred compensation earnings ($)	All other compensation ($)		Total ($)
Frederick C. Braun III(1)	(A	)	0	0		0	0	0		0	0		0
President and CEO
Stephen V. Maroney	2012		174,583	0		0	0	779,405	(E)	0	0		953,988
Former President and CEO	2011		220,000	25,000	(C)	0	0	0		0	0		245,000
Peter Pitsiokos	2012		185,712	25,000	(B)			568,755	(E)				779,467
COO and Secretary	2011		176,869	25,000	(C)	0	0	0		0	0		201,869
Gary Fitlin	2012		195,335	25,000	(B)	0	0	0		0	60,500	(D)	280,835
CFO and Treasurer(F)	2011		158,000	0		0	0	0		0	75,000	(D)	233,000

(A)
  Frederick C. Braun III was appointed President and Chief Executive Officer effective February 25, 2013.
(B)
  Consists of 2012 performance bonuses issued on December 21, 2012 to each of Mr. Pitsiokos and Mr. Fitlin for $25,000.
(C)
  Consists of 2011 performance bonuses issued on March 14, 2012 to each of Mr. Maroney and Mr. Pitsiokos for $25,000.
(D)
  Consists of deferred cash compensation that vests annually each October and is payable at the earlier of termination, resignation, or October 2012.
(E)
  The Company declared and paid a special dividend of $38.30 per share in December 2012 which triggered a payment under the Company’s Incentive Compensation Plan to each of Mr. Maroney and Mr. Pitsiokos of $779,405 and $568,755. Mr. Maroney vested in his benefits and will receive future compensation payments under the Incentive Compensation Plan upon any triggering events as if he remained with the Company, provided that as a departed employee Mr. Maroney’s payout may not benefit from any post-departure increase in the Company’s stock price above the 10-day average prior to his departure. Mr. Pitsiokos’ benefit under the Incentive Compensation Plan also vested but he remains with the Company.
(F)
  In addition to serving as CFO and Treasurer, Mr. Fitlin also served as interim President and CEO from August 23, 2012 until February 25, 2013.

The Registrant has concluded that aggregate amounts of perquisites and other personal benefits, securities or property to any of the current executives does not exceed $10,000 and that the information set forth in tabular form above is not rendered materially misleading by virtue of the omission of such personal benefits.
Employment Agreements
During the fiscal years ended December 31, 2012 and 2011, the Company was a party to separate employment agreements with each of Mr. Maroney (the Company’s President and CEO at the time) and Mr. Pitsiokos (the Company’s COO and Secretary). Each employment agreement provided for an annual base salary and discretionary annual incentive cash bonus. The employment agreements also provided for certain severance and change-in-control benefits. On June 12, 2009, the Company and the two officers mutually agreed to terminate the automatic extension provisions of the agreements which had originally provided for an evergreen three-year term. As a result, the term of the employment agreements ended on June 12, 2012.
During the fiscal years ended December 31, 2012, 2011 and 2010, the compensation arrangements between the Company and Gary Fitlin, the Company’s Chief Financial Officer, were set forth in an Offer Letter (the “Offer Letter”) and a Deferred Bonus Agreement (the “Bonus Agreement”), each executed on October 22, 2009. Pursuant to the Offer Letter and the Bonus Agreement, Mr. Fitlin joined the Company at a base salary of $158,000 per year and became eligible to receive deferred bonus payments equal to $75,000 for each full year (or portion thereof) of service during the three-year period ended October 21, 2012. The deferred bonus payments vested on October 21 of each of 2010, 2011 and 2012, respectively. Pursuant to the Bonus Agreement, the aggregate deferred bonus was paid on October 26, 2012. The obligations of the Company and Mr. Fitlin have been fulfilled under the Bonus Agreement.
On May 17, 2013, the “Company entered into new employment agreements with Frederick C. Braun III and Gary J. Fitlin, respectively (the “Employment Agreements”), each dated May 15, 2013 and effective April 1, 2013, pursuant to which Messrs. Braun and Fitlin continued to serve as President and Chief Executive Officer and as Senior Vice President and Chief Financial Officer, respectively. The Employment Agreements provide for substantially identical compensation and severance provisions. Pursuant to the Employment Agreements, each of Mr. Braun and Mr. Fitlin earn a base salary at the rate of $250,000 per year plus a bonus equal to $125,000 if he is employed by the Company as of the effective date of a change-in-control (the “Change-in-Control Bonus”). The Employment Agreements define a change-in-control as the first to occur of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as each such term is defined under Section 409A of the Code. Pursuant to the terms of the Employment Agreements, there is no required minimum period of employment, and either the Company or the executive may terminate at any time, with or without cause. If the executive is terminated without cause, the Company must provide him with at least 60 days’ prior written notice of termination, and must pay him (i) the pro rata share of his base salary through those 60 days, (ii) the Change-in-Control Bonus, and (iii) severance pay equal to six months’ base salary from the date of termination. If the executive is terminated for cause (as defined in the Employment Agreements), he will be paid the pro rata share of his base salary through the date of termination. Each of the executives may also terminate upon 60 days’ prior written notice.
Outstanding Equity Awards at Fiscal Year End
As of the year ended December 31, 2012, there were no unexercised options, stock that has not vested or equity incentive compensation plan awards held by any of the Company’s named executive officers.
Severance and Change-in-Control Benefits
Pursuant to the Employment Agreements, each of Mr. Braun and Mr. Fitlin earn a bonus equal to $125,000 if he is employed by the Company as of the effective date of a change-in-control (the “Change-in-Control Bonus”). The Employment Agreements define a change-in-control as the first to occur of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as each such term is defined under Section 409A of the Code. Pursuant to the terms of the Employment Agreements, there is no required minimum period of employment, and either the Company or the executive may terminate at any time, with or without cause. If the executive is terminated without cause, the Company must provide him with at least 60 days’ prior written notice of termination, and must pay him (i) the pro rata share of his base salary through those 60 days, (ii) the Change-in-Control Bonus, and (iii) severance pay equal to six months’ base salary from the date of termination. If the executive is terminated for cause (as defined in the Employment Agreements), he will be paid the pro rata share of his base salary through the date of termination. Each of the executives may also terminate upon 60 days’ prior written notice.
Incentive Compensation Upon a Change-in-Control or Payment of Certain Dividends Following an Asset Sale
The Company believes that providing incentive payments in a change-in-control situation is beneficial to shareholders because it encourages management and our board of directors to remain impartial when evaluating a transaction that may be beneficial to shareholders yet could negatively impact the continued employment or board position of an executive officer or director, and to promote long term value maximization. Toward that end, the Company established an incentive compensation plan in 1999, and our board of directors approved amendments to the plan on February 2, 2010 which are set forth in an Amended and Restated Incentive Compensation Plan dated as of February 2, 2010 (as amended, the “Incentive Compensation Plan”), a copy of which was included as an exhibit to the Company’s Current Report on Form 8-K, filed with the SEC on February 8, 2010. Our board of directors approved the amendments to the Incentive Compensation Plan to better align the interests of the participants with those of the Company’s shareholders as the Company pursued its strategic plan to position itself over a reasonable period of time for one or more liquidity events that will maximize shareholder value. Full-time employees and members of our board of directors are eligible to participate, and rights of all participants vested immediately on February 2, 2010. Neither Frederick C. Braun III (the Company’s Chief Executive Officer), who joined the Company in February 2013, nor Gary Fitlin (the Company’s Chief Financial Officer), who joined the Company in 2009, is a participant in the Incentive Compensation Plan.
The benefits are realized upon either a change-in-control of the Company, or upon the issuance by the Company of an “Excess Dividend” following certain asset sales.
Change-in-control is defined as the accumulation by any person, entity or group of 30% or more of the combined voting power of the Company’s voting stock or the occurrence of certain other specified events. In the event of a change-in-control, the Incentive Compensation Plan provides for a cash payment equal to the difference between the Incentive Compensation Plan’s “establishment date” price of $15.39 per share and the per share price of the Common Stock on the closing date, multiplied by the equivalent of 110,000 shares of Common Stock (such number of shares subject to adjustments to reflect changes in capitalization).
An “Excess Dividend” is defined as a dividend in excess of income from operations, paid to shareholders following certain sales of assets, in which the sale of assets equals or exceeds 15 percent of the total gross fair market value of all assets of the Company immediately prior to the sales. In the event of an Excess Dividend, the Company is obligated to pay to plan participants a “Disposition Dividend” which in the aggregate is equal to the Excess Dividend paid per share multiplied by the number of Incentive Compensation Units in the plan, currently 110,000. This Disposition Dividend is allocated to the plan participants according to their weighted percentages, as described below.
Payments under the Incentive Compensation Plan may be deemed to be a form of deferred compensation (within the meaning of Section 409A of the Code), and if the Incentive Compensation Plan fails certain tests, the Company may have certain income tax withholding obligations under Section 409A and face interest and penalties if it fails to, or has failed to, fulfill these obligations.
For any individual who becomes a participant with an effective date after December 31, 2009, the average trading price of the Company’s stock for the 10 trading days ending on the trading day prior to the participant’s initial date of participation will replace the price of $15.39 for the purpose of calculating the benefit. Currently, Peter Pitsiokos is the only executive officer who is a participant in the Incentive Compensation Plan, as is each of the directors. Neither Frederick C. Braun III (the Company’s Chief Executive Officer), who joined the Company in February 2013, nor Gary Fitlin (the Company’s Chief Financial Officer), who joined the Company in 2009, is a participant in the Incentive Compensation Plan.

The payment amount would be distributed to eligible participants based upon their respective weighted percentages (ranging from 0.5% to 18.5%). Stephen V. Maroney, the Company’s former Chief Executive Officer who resigned in August 2012 and Peter Pitsiokos, the Company’s Chief Operating Officer, are currently entitled to 18.5% and 13.5%, respectively, of any distribution under the Incentive Compensation Plan with the balance being distributable to other eligible employees (11.5%) and members of our board of directors (56.5%). In the case of Mr. Maroney and other former employees, however, as departed employees and director, his payout may not benefit from any post-departure increase in the Company’s stock price above the 10-day average prior to his departure adjusted for any distributions made following his departure. There are currently 110,000 units granted under the Incentive Compensation Plan, equal to 110,000 shares of Common Stock.
In July 2012, the Company received $167,530,657 from the State of New York in payment of the judgments in the Company’s favor in the Company’s condemnation litigation with the State; as of December 31, 2013 the Company intended to defer recognition of $98,685,000 for federal income tax purposes and recognize $68,845,657 as REIT taxable income in 2012. On November 19, 2012, the Company declared a special cash dividend of $56,786,644 or $38.30 per share of Common Stock, which was paid on December 14, 2012, to shareholders of record on December 1, 2012, and approved an aggregate payment of $4,213,000 as required under the terms of the Incentive Compensation Plan to be allocated and paid to individual participants in accordance with the rules of the Incentive Compensation Plan. On September 13, 2013, our board of directors declared a Special Dividend of $98,685,000 or $66.56 per share of Common Stock, of which approximately $68,000,000, or $45.86 per share, will be paid in cash with the balance payable in the form of cash proceeds from any further asset dispositions effected prior to payment of the dividend, notes payable by Gyrodyne (which we refer to as “Dividend Notes”), interests in Gyrodyne, LLC or any other limited liability company to which Gyrodyne may transfer its remaining assets (or into which it may merge), or a combination of such forms at the discretion of our board of directors, payable on December 30, 2013 to shareholders of record as of November 1, 2013. In connection with the Special Dividend, the board of directors also approved an aggregate payment of up to $7,321,600 as required under the terms of the Incentive Compensation Plan to be allocated and paid to individual participants in accordance with the rules of the Incentive Compensation Plan. As to such Incentive Compensation Plan payments corresponding to the non-cash portion of the Special Dividend, the board determined that any such payments will be made only at such times as and proportionately with actual cash distributions made to the shareholders on the Dividend Notes or limited liability company interests.
Pension Plan
The Company maintains the Gyrodyne Company of America, Inc. Pension Plan, which is a traditional defined benefit pension plan. The Pension Plan is believed to provide a reasonable retirement benefit for the executives and all other employees. The [underfunded]/overfunded status of the Company’s pension plan is included in pension costs and prepaid pension costs in the consolidated balance sheets contained in the Company’s Annual Report for the year ended December 31, 2012, included in this mailing, and is $[492,656] and $1,064,843 at December 31, 2012 and 2011, respectively. In compliance with minimum funding requirements, the Company did not have a minimum funding requirement for the year ended December 31, 2012 or 2011. The Company does not maintain any nonqualified deferred compensation programs (other than the Incentive Compensation Plan) or any qualified Profit Sharing or Section 401(k) Plans intended to qualify under Sections 401(a) and 501(a) of the Code. The Pension Plan has a significant investment in the Company’s Common Stock which reflected a closing price per share on the last trading day of 2012 and 2011 of $72.06 and $102, respectively. The approximate 27% increase in the market price of Gyrodyne stock during 2011 was the primary factor responsible for maintaining the overfunded status of the pension plan as of December 31, 2011. The drop in interest rates (discount rate) was the primary factor for the plan’s status transitioning from overfunded to underfunded.

COMPENSATION OF DIRECTORS
Effective January 1, 2010, our board of directors approved a change in the structure of director’s compensation to a flat annual fee payable monthly. Beginning January 1, 2010, each director is entitled to an annual director fee of $30,000 per year, which includes attendance at meetings of our board of directors and committee meetings. Prior to 2010, each director was entitled to receive an annual fee ($12,000 in 2009) and a per-meeting fee for each board and committee meeting attended ($1,000 and $500, respectively, in 2009). The Chairman of our board of directors is also entitled to receive a Chairman’s fee of $24,000 per year. Directors are reimbursed for travel and other expenses related to Company business.
In addition, on December 14, 2012, each Director and the Chairman of our board of directors received a payment under the Company’s Incentive Compensation Plan. Members of our board of directors received a payment of $315,975 each. The Chairman of our board of directors received a total payment of $484,495.
Effective January 1, 2013, our board of directors authorized an increase in annual director fees to $42,000 per year (which includes attendance at board meetings and committee meetings) and an increase in the Chairman’s fee. to $36,000 per year for a total of $78,000 per year.
The following table shows the compensation earned by each of the Company’s non-officer directors for the year ended December 31, 2012:

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive compensation plan ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Paul L. Lamb	54,000	0	0	484,495	0	0	538,495
Naveen Bhatia*	30,000	0	0	315,975	0	0	345,975
Philip F. Palmedo	30,000	0	0	315,975	0	0	345,975
Elliot H. Levine	30,000	0	0	315,975	0	0	345,975
Richard B. Smith	30,000	0	0	315,975	0	0	345,975
Ronald J. Macklin	30,000	0	0	315,975	0	0	345,975
Nader G.M. Salour	30,000	0	0	315,975	0	0	345,975
Total	234,000			2,380,345			2,614,345

*
  Resigned, effective September 26, 2013.
Members of our board of directors are eligible to participate in the Company’s Amended and Restated Incentive Compensation Plan dated as of February 2, 2010, described above under “Incentive Compensation Upon a Change-in-Control or Payment of Certain Dividends Following an Asset Sale.” Rights of all participants, including the directors named in the table above, vested immediately on February 2, 2010.
TRANSACTIONS WITH CERTAIN RELATED PERSONS
There were no transactions in effect since January 1, 2011 (the beginning of the fiscal year preceding the Company’s last fiscal year) or currently proposed in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person (as such term is defined in Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest.
All of the members of our board of directors are independent directors as defined by the listing requirements of NASDAQ. Such independent directors are Messrs. Lamb, Levine, Macklin, Palmedo, Salour and Smith. The Company has compensation, nominating, audit and strategic alternatives committees, the members of which are also independent as defined by the listing requirements of NASDAQ.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that the Company’s directors, officers and any person holding more than ten percent of the Company’s Common Stock file with the SEC reports of ownership and changes in ownership, and that such individuals furnish the Company with copies of the reports.
Based solely on the Company’s review of copies of Forms 3 and 4 and amendments thereto received by it during fiscal 2012 and Forms 5 and amendments thereto received by the Company with respect to fiscal 2012 and any written representations from certain reporting persons that no Form 5 is required, Gyrodyne believes that none of the Company’s executive officers, directors or 10% shareholders failed to file on a timely basis reports required by section 16(a) of the Exchange Act during fiscal 2012.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, the Company’s shareholders are now entitled to vote whether to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement/prospectus in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement/prospectus.
The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement/prospectus. We believe that our executive compensation program is appropriately designed and responsible in that it is designed to promote the Company’s strategic plan without encouraging our executives to assume excessive risks. Our Compensation Committee believes that the Company’s execution compensation program must be tailored to meet the demands of the Company’s strategic goal, which is to position the Company to maximize shareholder value through one or more liquidity events.
The Compensation Committee believes the Company’s executive compensation program is well-aligned with the Company’s strategic plan and the long-term interests of shareholders.
Accordingly, our board of directors is asking the shareholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement/prospectus by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
Because the vote is advisory, it is not binding on our board of directors or the Company. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and our board of directors and, accordingly, our board of directors and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ADVISORY APPROVAL OF EXECUTIVE COMPENSATION.
THIS IS IDENTIFIED AS ITEM 3 ON THE ENCLOSED PROXY CARD.

PROPOSAL 4: FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
The Dodd-Frank Act and the Exchange Act require that the Company include in the proxy materials an advisory resolution subject to a non-binding shareholder vote to approve the compensation of the named executive officers. The approval of this resolution is included as Proposal 4 in this proxy statement/prospectus. The Dodd-Frank Act and the Exchange Act also require that we enable the shareholders to vote to approve, on an advisory (non-binding) basis, the frequency (one, two or three years) with which the non-binding shareholder vote to approve the compensation of the named executive officers should be conducted. In accordance with such rules, the Company is requesting that shareholders vote to advise whether this non-binding shareholder vote to approve the compensation of the named executive officers should occur every one, two or three years, or abstain.
Our board of directors believes that a non-binding advisory shareholder vote on executive compensation should occur every three years. A triennial vote will provide our board of directors time to obtain information on shareholders’ views of the compensation of the executive officers. It will also provide our board of directors and Compensation Committee with sufficient time to implement any appropriate changes to the executive compensation program.
Accordingly, the Company is giving shareholders an opportunity to cast an advisory vote to determine the frequency of future advisory votes on executive compensation. When voting on this proposal, shareholders may indicate whether they would prefer an advisory vote every one, two or three years.
OUR BOARD OF DIRECTORS RECOMMENDS
THAT THE SHAREHOLDERS VOTE FOR 3 YEARS ON THIS PROPOSAL.
THIS IS IDENTIFIED AS ITEM 4 ON THE ENCLOSED PROXY CARD.

PROPOSAL 5: ADVISORY VOTE ON CERTAIN COMPENSATION ARRANGEMENTS FOR
CERTAIN EXECUTIVE OFFICERS IN CONNECTION WITH THE TAX LIQUIDATION
Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the “golden parachute” compensation arrangements for certain executive officers. We are asking our shareholders to indicate their approval of the various payments which Frederick C. Braun III, our Chief Executive Officer, Gary J. Fitlin, our Chief Financial Officer, and Peter Pitsiokos, our Chief Operating Officer, will or may be eligible to receive in connection with the Plan of Liquidation. These payments are set forth above under “Background; The Tax Liquidation — Interests of Our Directors and Executive Officers — Golden Parachute Compensation.” These arrangements were adopted and approved by our board of directors, based on the recommendation of the Compensation Committee of our board of directors, which is composed solely of independent directors, and are believed to be reasonable and in line with marketplace norms.
Accordingly we are seeking approval of the following resolution at the annual meeting:
“RESOLVED, that the shareholders of Gyrodyne Company of America, Inc. (the “Company”) approve, solely on an advisory basis, the golden parachute compensation which may be paid to Frederick C. Braun III, the Chief Executive Officer of the Company, Gary J. Fitlin, the Chief Financial Officer of the Company, and Peter Pitsiokos, the Chief Operating Officer of the Company, in connection with the Plan of Liquidation of the Company, as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “Background; The Tax Liquidation — Interests of Our Directors and Executive Officers — Golden Parachute Compensation,” in this proxy statement/prospectus for the annual meeting.”
Shareholders should note that this non-binding proposal regarding certain compensation arrangements is merely an advisory vote which will not be binding on the Company or our board of directors. Further, the underlying agreements and arrangements are contractual in nature and not, by their terms, subject to shareholder approval.
The approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal at the annual meeting.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ADVISORY APPROVAL OF CERTAIN COMPENSATION ARRANGEMENTS
THAT WILL BE REALIZED BY THE TAX LIQUIDATION.
THIS IS IDENTIFIED AS ITEM 5 ON THE ENCLOSED PROXY CARD.

PROPOSAL 6: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
Our board of directors, upon the recommendation of the Audit Committee, which is comprised entirely of independent directors, has appointed the accounting firm of Baker Tilly as independent public accountants of the Company and its subsidiaries for the current fiscal year. The appointment of Baker Tilly has been ratified by the shareholders every year since 1990. Our board of directors is requesting ratification of Baker Tilly as independent public accountants for the fiscal year ending December 31, 2013. This firm has no financial interest in the Company or any connection with the Company other than as auditors and independent public accountants. The report of Baker Tilly with respect to the Company’s financial statements appears in the Company’s annual report for the fiscal year ended December 31, 2012.
In the event the proposal is defeated, the adverse vote will be considered a direction to our board of directors to select other independent public accountants for the next fiscal year. However, because of the expense and difficulty of making any substitution of independent public accountants after the beginning of a fiscal period, it is contemplated that the appointment for fiscal year 2013 will be permitted to stand unless our board of directors finds other reasons for making the change.
Audit and Other Fees
The following is a summary of the fees billed to the Company by Baker Tilly, its principal accountants, for professional services rendered for the years ended December 31, 2012 and December 31, 2011:

Fee Category	Fiscal December 31, 2012	Fiscal December 31, 2011
Audit Fees(1)	$120,000	$90,000
Audit-Related Fees(2)	$2,500	$16,568
Tax Fees(3)	$32,500	$29,827
All Other Fees(4)	—	—
Total Fees	$155,000	$136,395

(1)
  Audit Fees consist of aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements, review of the interim financial statements included in quarterly reports, and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2012 and December 31, 2011, respectively.
(2)
  Audit-Related Fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” Such services include review of Form 8-K filings, Form S-3 filings, proxy filings and research into various accounting issues.
(3)
  Tax Fees consist of aggregate fees billed for professional services rendered by the Company’s principal accountant for tax compliance, tax advice and tax planning. The amounts disclosed consist of fees paid for the preparation of federal and state income tax returns and research into the tax implications of the Company’s REIT election.
(4)
  All Other Fees would consist of aggregate fees billed for products and services provided by Baker Tilly, the Company’s principal accountant, other than those disclosed above.
None of the services performed by Baker Tilly for the Company were performed by non-full-time Baker Tilly employees.
The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and approves in advance any services to be performed by the independent auditors, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors. The Audit Committee has determined not to adopt any blanket pre-approval policies or procedures. All of the fees shown above were pre-approved by the Audit Committee.

A representative of Baker Tilly is expected to be present at the annual meeting, will be given an opportunity to make a statement if he or she desires to do so and is expected to be available at a designated time during the annual meeting to respond to appropriate questions.
______________________
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS
VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF BAKER TILLY AS INDEPENDENT
ACCOUNTANTS. THIS IS IDENTIFIED AS ITEM 6 ON THE ENCLOSED PROXY CARD.
______________________

STATUTORY APPRAISAL RIGHTS TO TRANSACTIONS CONTEMPLATED BY PROPOSAL 1
The following summary of the applicable provisions of Sections 623 and 910 of the New York Business Corporation Law is not intended to be a complete statement of the provisions and is qualified in its entirety by reference to the full text of Sections 623 and 910 of the New York Business Corporation Law, copies of which are included as Annex E to this proxy statement/prospectus.
THIS SUMMARY AND ANNEX E SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER SHARES OF COMMON STOCK WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO. FAILURE TO STRICTLY COMPLY WITH ANY OF THE PROCEDURAL REQUIREMENTS OF SECTION 623 OR SECTION 910 OF THE NEW YORK BUSINESS CORPORATION LAW MAY RESULT IN A TERMINATION OR WAIVER OF APPRAISAL RIGHTS. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF COMMON STOCK THAT ARE HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW PROPERLY AND IN A TIMELY MANNER TO PERFECT WHATEVER APPRAISAL RIGHTS THE BENEFICIAL OWNER MAY HAVE.
If the Plan of Merger is authorized and implemented, holders of shares of Common Stock who did not vote for the Plan of Merger and who timely dissent and follow the procedures in Sections 623 and 910 of the New York Business Corporation Law (“Dissenting Holders”) will have certain rights to demand payment for the “fair value” of their shares of Common Stock to the extent and on the basis provided in Sections 623 and 910. Failure to follow precisely any required procedure on a timely basis may result in the loss of those rights. Proposal 1 Dissenting Holders receiving payment pursuant to those rights would not also be entitled to receive Gyrodyne, LLC Shares.
Any Dissenting Holder must file a written objection to the proposal with Gyrodyne before the annual meeting, or at the annual meeting but before the vote on the Plan of Merger is taken. The written objection must include (i) a notice of the holder’s election to dissent, (ii) the holder’s name and residence address, (iii) the number of shares of Common Stock as to which the holder dissents, and (iv) a demand for payment of the fair value of the holder’s shares of Common Stock if the Plan of Merger is authorized and implemented. An objection is not required from any Dissenting Holder to whom Gyrodyne did not give notice of the annual meeting in accordance with the New York Business Corporation Law. Any written objection must be addressed to Gyrodyne Company of America, Inc., One Flowerfield, Suite 24, Saint James, New York 11780, Attention: Corporate Secretary.
For purposes of perfecting appraisal rights pursuant to Section 623 of the New York Business Corporation Law, the written objection of any Dissenting Holder, which is addressed as provided above, shall be deemed filed with Gyrodyne upon receipt of the objection by Gyrodyne. Neither voting against nor failure to vote for the Plan of Merger will constitute the written objection required to be filed by any such Dissenting Holder. Failure to vote against the Plan of Merger, however, will not constitute a waiver of rights under Sections 623 and 910 of the New York Business Corporation Law, provided that a written objection has been properly filed. Conversely, a shareholder voting to adopt Proposal 1 to authorize the Plan of Merger will be deemed to have waived such shareholder’s appraisal rights.
A Dissenting Holder may not dissent as to less than all the shares of Common Stock held of record that such holder beneficially owns. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all the shares of Common Stock of the beneficial owner, as to which the nominee or fiduciary has a right to dissent, held of record by the nominee or fiduciary. Furthermore, if the shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand must be made in that capacity, and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be made by or for all owners of record. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the record owner or owners and expressly state in the demand that the agent is acting as agent for the record owner or owners of the shares of Common Stock. A record holder, such an a broker or an agent, who holds shares of Common Stock as a nominee for beneficial owners, some of whom desire to demand appraisal, must exercise appraisal rights on behalf of the beneficial owners who desire to demand appraisal with respect to the shares of Common Stock held for the beneficial owners.
Within ten days after the date Proposal 1 is approved, thereby authorizing the Plan of Merger, by vote of Common Stock, Gyrodyne or Gyrodyne, LLC, as the case may be, will give written notice of the authorization by registered mail to each Dissenting Holder. At the time of filing a notice of election to dissent, or within one month thereafter, a Dissenting Holder must submit the certificate or certificates representing the holder’s shares of Common Stock to Gyrodyne, for a notation thereon of the election to dissent, after which the certificates will be returned to the holder or other person who submitted them on behalf of the holder. Any Dissenting Holder who fails to submit the certificates for notation will, at the election of Gyrodyne or Gyrodyne, LLC, as the case may be (exercised by written notice to such holder within 45 days from the date of filing of the notice to dissent), lose such Dissenting Holder’s appraisal rights unless a court, for good cause shown, otherwise directs.
Dissenting Holders, within 15 days after the expiration of the period within which holders of shares of Common Stock may file their notices of election to dissent, or within 15 days after the implementation of the Plan of Merger, whichever is later (but in no case later than 90 days after the shareholders’ vote authorizing the Plan of Merger), Gyrodyne or Gyrodyne, LLC, as the case may be, is required to make a written offer (which, if the Plan of Merger has not been implemented, may be conditioned on such implementation) by registered mail to each Dissenting Holder to pay for the holder’s shares of Common Stock at a specified price which Gyrodyne or Gyrodyne, LLC, as the case may be, considers to be their fair value. If Gyrodyne or Gyrodyne, LLC, as the case may be, and a Dissenting Holder are unable to agree as to the value, Gyrodyne or Gyrodyne, LLC, as the case may be, in accordance with Section 623(h) of the New York Business Corporation Law intends to institute a special proceeding in the New York Supreme Court, New York County to determine the fair value.

FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of federal income tax consequences that may be relevant to you as a result of the Special Dividend and the Plan of Merger. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “Gyrodyne,” “we,” “our” and “us” mean only Gyrodyne Company of America, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department (“Treasury”), rulings and other administrative pronouncements issued by the Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary is for general information only and is not tax advice. The Code provisions governing the federal income tax treatment of REITs and their shareholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof. Moreover, this summary does not purport to discuss all aspects of federal income taxation that may be important to a particular holder in light of such holder’s investment or tax circumstances or to investors subject to special tax rules, such as:
•
  financial institutions;
•
  insurance companies;
•
  broker-dealers;
•
  regulated investment companies;
•
  partnerships and trusts;
•
  persons who hold our Common Stock on behalf of other persons as nominees;
•
  persons who receive our Common Stock through the exercise of employee stock options or otherwise as compensation;
•
  persons holding our Common Stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•
  U.S. expatriates;
•
  passive foreign investment companies and controlled foreign corporations;
•
  persons whose functional currency is not the U.S. dollar;
•
  persons subject to the alternative minimum tax; and
•
  persons subject to the mark-to-market method of accounting for their securities;
and, except to the extent discussed below:
•
  tax-exempt organizations; and
•
  foreign investors.
This summary assumes that investors will hold their stock as a capital asset, which generally means as property held for investment.
The federal income tax treatment of the Special Dividend and the Plan of Merger depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder will depend on the shareholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our Common Stock that, for federal income tax purposes, is
•
  a citizen or individual resident of the U.S.;
•
  a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;
•
  an estate the income of which is includible in gross income for federal income tax purposes regardless of its source; or
•
  a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in place to be treated as a U.S. person.
If an entity or arrangement treated as a partnership for federal income tax purposes is a holder of shares of our Common Stock, the federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold shares of our Common Stock (and partners in such partnerships) should consult their tax advisors as to the particular federal income tax consequences applicable to them.
A “Non-U.S. Holder” means any beneficial owner of our Common Stock that is not a U.S. Holder or an entity or arrangement treated as a partnership for federal income tax purposes.
General
REIT Distribution Requirements
We elected to be subject to tax as a REIT under the Code beginning with our taxable year ended December 31, 2006. We believe that we have been organized and have operated in a manner that has allowed and will allow us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 2006. To qualify and be subject to tax as a REIT, we must generally distribute at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain) each year to our shareholders. We must generally make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the applicable year and if paid before our first regular dividend payment after such declaration. Distributions are treated by us as made in the taxable year to which they relate, and by taxpayers as received in the year in which paid. To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate rates on the retained portion. We may elect to retain, rather than distribute, some or all our net long-term capital gains and pay tax on such gains. In this case, we could elect for our shareholders to include their proportionate shares of such undistributed longterm capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our shareholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income.
As discussed above, we received a private letter ruling in August 2013 that permits us to recognize the 2012 Proceeds as income in 2012 without incurring a built-in gains tax. In order to satisfy our distribution requirement for 2012 following the inclusion of the 2012 Proceeds in 2012 income, we declared the Special Dividend. The Special Dividend was declared before we filed our federal income tax return for our taxable year ending December 31, 2012, and will be paid prior to any other dividend being paid by us in 2013. We therefore have designated the Special Dividend (both the cash component and the non-cash portion) as a dividend paid with respect to our taxable year ending December 31, 2012. We expect such distribution to be counted toward our distribution requirement for 2012 and to be eligible for the dividends paid deduction with respect to our taxable year ending December 31, 2012. Therefore, subject to the discussion below regarding excise tax, we would not expect to be subject to REIT-level corporate tax with respect to the 2012 Proceeds.

Excise Tax
If a REIT does not distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods (the sum of (a)-(c), the “Required Distribution”), the REIT would be subject to a non-deductible 4% excise tax on the excess of such Required Distribution over the sum of (x) the amounts actually distributed, plus (y) the amount of income the REIT retained and on which it paid corporate income tax.
As we recognized the 2012 Proceeds as income in 2012, and as we did not, after including the 2012 Proceeds in income for 2012, distribute the Required Distribution during the 2012 calendar year, we are required to pay the 4% excise tax on the amount by which the Required Distribution exceeded our distributions during the 2012 calendar year. As a result, in September 2013 we remitted excise tax of $3,342,597 and interest on this amount of $53,723.
REIT Status
While we expect to continue to qualify as a REIT for the period through the merger (if consummated), or until such date as our board of directors determines it is no longer in the best interests of our shareholders, no assurance can be given that we will not lose or terminate our status as a REIT as a result of unforeseen circumstances. Should we lose our status as a REIT, either inadvertently or because our board of directors deems such loss to be in the best interests of our shareholders, we would be subject to tax as a corporation for federal income tax purposes and would be liable for federal income taxes at the corporate rate with respect to our entire income from operations and from liquidating sales and distributions of our assets for the taxable year in which our qualification as a REIT terminates and in any subsequent years.
The foregoing discussion is applicable to each of the scenarios discussed below.
If the Plan of Merger is Authorized
General
The following summary describes federal income tax consequences to us and our shareholders if the Plan of Merger is authorized. Although the merger is, for state law purposes, a merger of us with and into Gyrodyne, LLC, we intend to treat the merger for federal income tax purposes as a taxable liquidating distribution by us of all of our assets at the time of the merger to our shareholders, followed by a contribution by our shareholders of our assets to Gyrodyne, LLC in exchange for Gyrodyne, LLC Shares.
Consequences to Us
If the Merger is Completed in 2013.   The cash component of the Special Dividend will constitute a liquidating distribution by us. Assuming our treatment of the merger as a liquidating distribution for federal income tax purposes is respected, we will recognize gain or loss upon the liquidating distribution as if we had sold our assets to our shareholders for fair market value and our shareholders had assumed our liabilities as part of the consideration for the sale. We expect to obtain a third party valuation with respect to our real property assets, and to obtain a good faith determination from our board of directors that the values determined in the valuation report represent the fair market values of our assets at the time of the merger. You should be aware, however, that the IRS will not be bound by our board of director’s determination of the fair market value of our assets. As a result, the amount of gain we recognize could vary, perhaps significantly, from the expected amount. Any gain realized on the deemed asset sale to our shareholders will constitute income for us in the taxable year ending on the date of the merger. Gyrodyne, LLC’s tax basis in the assets received in the merger will be equal to the fair market value of those assets at the time of the merger.
We expect that we will receive total dividends paid deductions equal to the cash component of the Special Dividend plus the amount by which the fair market value of our assets at the time of the merger exceeds our liabilities (the difference between the fair market value of our assets and our liabilities at the time of the merger, the “Merger Distribution”). As discussed above in “— General — REIT Distribution Requirements,” we have designated the cash component of the Special Dividend (equal in total to

$68,000,000), plus $30,650,000 of the Merger Distribution (an aggregate distribution equal to the 2012 Proceeds), as dividends paid with respect to our taxable year ending December 31, 2012. We expect such distribution to be counted toward our distribution requirement for 2012 and to be eligible for the dividends paid deduction with respect to our taxable year ending December 31, 2012. We expect to designate the amount of the Merger Distribution that is in excess of $30,650,000 as a dividend paid with respect to our taxable year ending on the effective date of the merger, to be counted toward our distribution requirement for such year, and to be eligible for the dividends paid deduction with respect to such taxable year.
If the Merger is not Completed in 2013.   If the merger is not completed in 2013, we intend to pay the Special Dividend, on December 30, 2013, in a combination of cash and other consideration, and to complete the merger in a timely fashion in 2014 or 2015, thereby completing the Tax Liquidation within the two year period following the adoption of the Plan of Liquidation. For federal income tax purposes, we will treat all distributions within this two year period, including any distribution of interests in GSD, as liquidating distributions to our shareholders in exchange for their stock.
Provided that we complete the merger within the two year period following the adoption of the Plan of Liquidation, we expect that we will receive total dividends paid deductions equal to the amount of the Special Dividend plus the amount of all other distributions we make during such period. As discussed above in “— General — REIT Distribution Requirements,” we have designated the entire amount of the Special Dividend (including the non-cash portion) as a dividend paid with respect to our taxable year ending December 31, 2012. We expect such distribution to be counted toward our distribution requirement for 2012 and to be eligible for the dividends paid deduction with respect to our taxable year ending December 31, 2012. Distributions (including distributions made pursuant to the merger) made subsequent to the Special Dividend should be counted toward our distribution requirement for the year of such distribution, and be eligible for the dividends paid deduction with respect to such taxable year.
The non-cash portion of the Special Dividend may consist of interests in GSD or of Dividend Notes. If we distribute interests in GSD to our shareholders, we intend to treat the portion of any distribution represented by GSD interests as being equal to the fair market value, as determined in good faith by our board of directors, of that portion of GSD’s assets represented by such interests for purposes of calculating our deduction for dividends paid, and consequently, for purposes of determining our compliance with the REIT distribution requirement for 2012. We will, upon the distribution of GSD interests, recognize gain or loss as if we had sold that portion of GSD’s assets represented by the interests distributed to our shareholders for fair market value. Any gain so recognized pursuant to the Special Dividend will be income to us in 2013. To the extent we have REIT taxable income in 2013 (i.e., our income recognized in 2013 including any gain realized on the distribution of GSD interests) is in excess of our expenses, we may not satisfy our distribution requirement for 2013 by December 31,2013. We would intend to distribute any undistributed 2013 income in 2014, and therefore may be subject to an excise tax in 2014, as discussed above under “— General — Excise Tax.” Alternatively, we may elect to pay corporate tax on our gains recognized in 2013 and pass through a credit to our shareholders as discussed above under “— General — Excise Tax.”
If the Special Dividend includes Dividend Notes, while the matter is not entirely free from doubt, we intend to report the portion of the Special Dividend represented by the Dividend Notes as being equal to the initial principal balance (the face amount) of the Dividend Notes for purposes of calculating our deduction for dividends paid, and consequently, for purposes of determining our compliance with the REIT distribution requirement for 2012.
Upon the completion of the merger in 2014 or 2015, we intend (as discussed above in “— If the Plan of Merger is Authorized — General”) to treat the merger as a liquidating distribution by us of the Merger Distribution (as determined at the time of the merger). We intend, for purposes of determining our gain recognized in the taxable year ending on the date of the merger, as well for purposes of determining our deduction for dividends paid and compliance with the REIT distribution requirements for such year, to treat the Merger Distribution as being equal to the fair market value, as determined in good faith by our board of directors, of our assets immediately prior to the merger.

If a regular C corporation converts into a REIT in a transaction in which the adjusted tax basis of the assets in the REIT’s hands is determined by reference to the adjusted tax basis of the assets in the hands of the regular C corporation, and if the REIT subsequently disposes of any such assets (including through a taxable merger) during a specified period (the “recognition period”) following the REIT conversation from the regular C corporation, the REIT will be subject to tax at the highest corporate tax rates on any gain from such assets to the extent of the excess of the fair market value of the assets on the date of the REIT conversion over the basis of such assets on such date (such tax, the “built-in gains tax”). In connection with our REIT conversion in 2006, we acquired assets that are subject to the built-in gains tax. Under current law, a 10-year recognition period would not apply in 2013, but would apply to assets disposed of in taxable years beginning in 2014 or later. As a result, if we complete the merger in our 2014 or 2015 taxable years, we could be subject to the built-in gains tax on the merger transaction.
Consequences to U.S. Holders
If the Merger is Completed in 2013.   Each U.S. Holder will receive liquidating distributions equal to such holder’s pro rata share of (i) the cash component of the Special Dividend and (ii) the Merger Distribution, with the value of the Merger Distribution to be determined in good faith by our board of directors, as discussed above under “— If the Plan of Merger is Authorized — Consequences to Us and to Gyrodyne, LLC — If the Merger is Completed in 2013.” Liquidating distributions we make will not be dividend income to a U.S. Holder, notwithstanding our treatment of such distributions as dividends for purposes of the dividends paid deduction. Instead, liquidating distributions will first be treated as a tax-free return of each U.S. Holder’s basis in our Common Stock, with any liquidating distributions in excess of such shareholder’s basis constituting a capital gain. If the sum of all liquidating distributions received by a U.S. Holder is less than the U.S. Holder’s basis in its shares, the difference will constitute a capital loss which will be recognized as of the effective date of the merger. As noted above, the IRS will not be bound by our valuation; as a result, the amount of gain or loss a U.S. Holder recognizes could vary, perhaps significantly from the expected amount. Such gain or loss will constitute long-term capital gain or loss if the U.S. Holder held such shares for more than one year. Capital gains of corporate shareholders are generally subject to tax at the regular tax rates applicable to corporations. The deductibility of capital losses may be subject to limitations. A U.S. Holder’s basis in its Gyrodyne, LLC Shares will be equal to the fair market value, as determined in good faith by our board of directors, of such holder’s pro rata portion of the Merger Distribution, and such U.S. Holder’s holding period for such shares will begin on the effective date of the merger. Although, as described above, we expect that part of our liquidating distributions will be treated as paid in our taxable year ending December 31, 2012 for purposes of our dividends paid deduction for such taxable year, shareholders will be treated as receiving such liquidating distribution on the effective date of the merger.
If the Merger is not Completed in 2013.   If the merger is not completed in 2013, the tax treatment of the Special Dividend to shareholders will be substantially the same as in the preceding paragraph. If we distribute interests in GSD to our shareholders as the non-cash portion of the Special Dividend, we intend to treat the portion of any distribution represented by GSD interests as equal to the fair market value, as determined in good faith by our board of directors, of that portion of GSD’s assets represented by such interests. If the Special Dividend includes Dividend Notes, while the matter is not entirely free from doubt, we intend to report each shareholder as receiving a distribution in an amount equal to such shareholder’s pro rata share of the Special Dividend, with the portion of the Special Dividend represented by the Dividend Notes as being equal to the shareholder’s pro rata portion of the initial principal balance (the face amount) of the Dividend Notes. In addition, upon the consummation of the merger in 2014 or 2015, shareholders will be treated as receiving, as of the effective date of the merger, a liquidating distribution as described in the preceding paragraph in an amount equal to the Merger Distribution (as determined at the time of the merger).
If a U.S. Holder receives Gyrodyne, LLC or GSD interests (for purposes of this discussion, the term the “Partnership” is used where the discussion is applicable to each of Gyrodyne, LLC and GSD), as part of the Special Dividend or merger, the tax treatment to such shareholder will be as described below under “— If the Plan of Merger is Authorized — Consequences to U.S Holders of Investments in Partnership Shares.” If a U.S. Holder receives Dividend Notes as part of the Special Dividend, the tax treatment to such shareholder will be as described below under “— If the Plan of Merger is Authorized — Consequences to U.S Holders of Investments in the Dividend Notes.”
Consequences to Non-U.S. Holders
Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), liquidating distributions, to the extent attributable to gains from dispositions of U.S. real property interests that we held directly or through pass-through subsidiaries (such interests, “USRPIs,” and such gains, “USRPI capital gains”), will, except as described below, be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations. We anticipate that substantially all, if not all, of our liquidating distributions (including the Special Dividend) will be attributable to USRPI capital gains, and we will, subject to the discussion below regarding the “5% Exception,” be required to withhold tax equal to 35% on the applicable amount of any such liquidating distribution. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation.
Liquidating distributions that would otherwise have been treated as USRPI capital gains will not be so treated, and generally will not be treated as income that is effectively connected with a U.S. trade or business, but will instead be treated in the same manner as ordinary dividends, provided that (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S., and (2) the recipient Non-U.S. Holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the dividend is received (such exception, the “5% Exception”). Accordingly, we intend to withhold federal income tax at a rate of 35% from the portion of any liquidating distribution that is, or is treated as, USRPI capital gain and paid to a Non-U.S. Holder unless such holder qualifies (and has provided appropriate documentation evidencing that such holder so qualifies) for the 5% Exception, in which case we will withhold at 30% (or a lower applicable treaty rate).
A Non-U.S. Holder may be entitled to a refund or credit against the holder’s U.S. tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. Holders should consult their tax advisor regarding withholding tax considerations.
If a Non-U.S. Holder receives Partnership interests, as part of the Special Dividend or merger, the tax treatment to such shareholder will be as described below under “— If the Plan of Merger is Authorized — Consequences to U.S Holders of Investments in Partnership Shares.” If a Non-U.S. Holder receives Dividend Notes as part of the Special Dividend, the tax treatment to such shareholder will be as described below under “— If the Plan of Merger is Authorized — Consequences to U.S Holders of Investments in the Dividend Notes.”
Taxation of the Partnership
An entity that is treated as a partnership for federal income tax purposes is not a taxable entity and incurs no federal income tax liability. Each of Gyrodyne, LLC and GSD (if interests in GSD are first distributed pursuant to the Special Dividend), intends to be treated as a partnership for federal income tax purposes.
An entity that would otherwise be classified as a partnership for federal income tax purposes may nonetheless be subject to tax as a corporation if it is a “publicly traded partnership” and certain exceptions do not apply. A partnership is a publicly traded partnership if interests in the partnership are traded on an established securities market or interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. It is expected that Gyrodyne, LLC will be publicly traded and would therefore be a publicly traded partnership. If 90% or more of the income of a publicly traded partnership during each taxable year consists of “qualifying income” and the partnership would not be included in the definition of regulated investment company (“a RIC”) under Section 851 of the Code if it were a domestic corporation, then the partnership will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for federal income tax purposes. Qualifying income generally includes rents, dividends, interest and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities. Interest is not qualifying income if it is derived in the “conduct of a financial or insurance business” or is based, directly or indirectly, on the income or profit of any person. It is anticipated that Gyrodyne, LLC’s income will consist primarily of qualifying income (and that Gyrodyne, LLC would not be included in the definition of a RIC) and consequently, even if Gyrodyne, LLC constituted a publicly traded partnership, it would not be taxable as a corporation for federal income tax purposes.
Certain State and Local Tax Matters.   The Partnership may be subject to state or local taxation in various jurisdictions, including those in which the Partnership transacts business, owns property or resides. The Partnership may be required to file tax returns in some or all of those jurisdictions. The state and local tax treatment of the Partnership may not conform to the federal income tax treatment discussed herein.
Consequences to Us of a Distribution of GSD Shares
If we distribute interests in GSD as the non-cash portion of the Special Dividend, we expect that we will be, until such time as the merger is completed, a partner in an entity that is treated as a partnership for U.S. federal income tax purposes. Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is generally based on our capital interest in the partnership. In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of GSD will be treated as our assets and items of income for purposes of applying the REIT requirements.
Consequences to U.S. Holders of Investments in Partnership Shares
For federal income tax purposes, a shareholder’s allocable share of recognized items of income, gain, loss, deduction or credit of the Partnership will be determined by the limited liability company agreement of the Partnership. The Partnership may derive taxable income from an investment that is not matched by a corresponding distribution of cash. Accordingly, it is possible that a shareholder’s federal income tax liability with respect to its allocable share of the Partnership’s income for a particular taxable year could exceed any cash distribution such shareholder receives for the year, thus giving rise to an out-of-pocket tax liability for such shareholder.
Basis.   If the merger is completed in 2013, a shareholder will have an initial tax basis for its Gyrodyne, LLC Shares equal to the fair market value, as determined in good faith by our board of directors as of the date of the merger, of that portion of the Merger Distribution represented by such holder’s interests in Gyrodyne, LLC. Similarly, if interests in GSD are distributed pursuant to the Special Dividend, a shareholder will have an initial tax basis in its GSD shares equal to the fair market value, as determined in good faith by our board of directors as of the date of the distribution, of that portion of GSD’s assets represented by such holder’s interests. In each case, that basis will be increased by the holder’s share of the Partnership’s income and by increases in the shareholder’s share of the Partnership’s liabilities, if any. That basis will be decreased, but not below zero, by distributions from the Partnership, by the shareholder’s share of the Partnership’s losses, and by any decrease in the shareholder’s share of the Partnership’s liabilities. In addition, where interests in GSD have been distributed pursuant to the Special Dividend, upon the subsequent completion of the merger, a shareholder’s basis in its Gyrodyne, LLC shares will be equal to the shareholder’s basis in its GSD shares as of the date of the merger plus the fair market value, as determined in good faith by our board of directors, of that portion of the Merger Distribution represented by such holder’s interests in Gyrodyne, LLC received pursuant to the merger.
Sale or Exchange of Partnership Shares.   A holder will recognize gain or loss on a sale of Partnership shares equal to the difference, if any, between the amount realized and the holder’s tax basis in the Partnership shares sold. The holder’s amount realized will be measured by the sum of the cash or the fair market value of other property received plus the holder’s share under the partnership tax rules of the Partnership’s liabilities, if any. A shareholder’s adjusted tax basis will be adjusted for this purpose by the holder’s allocable share of our income or loss for the year of such sale or other disposition.

Gain or loss recognized by a holder on the sale or exchange of a Partnership share generally will be taxable as capital gain or loss and will be long-term capital gain or loss if all of the Partnership shares a holder holds were held for more than one year on the date of such sale or exchange. The deductibility of capital losses is subject to limitations.
Passive Losses.   The passive activity loss rules of section 469 of the Code limit the use of losses derived from passive activities, which generally includes an investment in limited partnership interests such as the Partnership Shares. If an investment in a Partnership share is treated as a passive activity, a holder who is an individual investor, as well as certain other types of investors, would not be able to use losses from the Partnership to offset non-passive activity income, including salary, business income, and portfolio income (e.g., dividends, interest, royalties, and gain on the disposition of portfolio investments) received during the taxable year. Passive activity losses that are disallowed for a particular taxable year may, however, be carried forward to offset passive activity income earned by the holder in future taxable years. In addition, if Gyrodyne, LLC were characterized as a publicly traded partnership, each holder would be required to treat any loss derived from Gyrodyne, LLC separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to Gyrodyne, LLC which are carried forward may only be offset against future income of Gyrodyne, LLC. Moreover, unlike other passive activity losses, suspended losses attributable to Gyrodyne, LLC would only be allowed upon the complete disposition of the holder’s “entire interest” in Gyrodyne, LLC.
Treatment of Distributions.   Distributions of cash by the Partnership will not be taxable to a holder to the extent of such holder’s adjusted tax basis (described above) in its Partnership shares. Any cash distributions in excess of a holder’s adjusted tax basis will be considered to be gain from the sale or exchange of Partnership shares. Under current laws, such gain would be treated as capital gain and would be long-term capital gain if the holder’s holding period for its Partnership shares exceeds one year, subject to certain exceptions. A reduction in a holder’s allocable share of the Partnership’s liabilities is treated similarly to a cash distribution for federal income tax purposes.
Reports to Investors.   The Partnership will deliver Schedules K-1 to holders for any given fiscal year; however, holders may not receive such Schedules K-1 until after April 15th of the following year. The board of directors of the Partnership will endeavor to provide holders with estimates of the taxable income or loss allocated to their investment in the Partnership on or before such date. Shareholders in the Partnership may be required to obtain extensions of the filing date for their income tax returns at the federal, state and local levels. You should consult with your tax advisor with respect to applying for such extension.
Consequences to Non-U.S. Holders of Investments in Partnership Shares
Subject to the discussion below regarding FIRPTA, in light of the Partnership’s intended investment activities, the Partnership is expected to be treated as engaged in a U.S. trade or business or to generate effectively connected income (“ECI”) for Non-U.S. Holders of Partnership shares. If a Non-U.S. Holder were treated as being engaged in a U.S. trade or business in any year because of an investment in Partnership shares in such year, such Non-U.S. Holder generally would be (1) subject to withholding by the Partnership on any actual distributions, (2) required to file a federal income tax return for such year reporting its allocable share, if any, of income or loss effectively connected with such trade or business (including, potentially, gain from the sale or exchange of Partnership shares), and (3) required to pay federal income tax at regular federal income tax rates on any such income. Moreover, a corporate Non-U.S. Holder might be subject to a U.S. branch profits tax on its allocable share of the Partnership’s ECI. Any amount so withheld would be creditable against such Non-U.S. Holder’s federal income tax liability, and such Non-U.S. Holder could claim a refund to the extent that the amount withheld exceeded such Non-U.S. Holder’s federal income tax liability for the taxable year.
Even if the Partnership does not generate ECI, Non-U.S. Holders may be subject to U.S. tax under FIRPTA. Generally, under FIRPTA, Non-U.S. persons are subject to federal income tax in the same manner as U.S. persons on any gain realized on the disposition of an interest, other than an interest solely as a creditor, in U.S. real property. FIRPTA tax applies if a Non-U.S. person is a holder of an interest in a partnership that realizes gain in respect of an interest in a USRPI. Certain of the Partnership’s investments will constitute investments in USRPIs. Each Non-U.S. Holder will be subject to federal income tax under FIRPTA on such holder’s allocable share of any gain the Partnership realizes on the disposition of a USRPI and will be subject to the tax return filing requirements regarding ECI discussed above.
Special rules may apply in the case of a Non-U.S. Holder that (1) has an office or fixed place of business in the U.S. or (2) is present in the U.S. for 183 days or more in a taxable year. Any such holder should consult its tax advisors regarding the application of these special rules.
Consequences to Tax-Exempt Holders of Investments in Partnership Shares
A holder of Partnership shares that is a tax-exempt organization for federal income tax purposes and therefore generally exempt from federal income taxation, may nevertheless be subject to unrelated business taxable income (“UBTI”) tax, to the extent, if any, that its allocable share of the Partnership’s income consists of UBTI. A tax-exempt partner of a partnership that regularly engages in a trade or business which is unrelated to the exempt function of the tax-exempt partner must include in computing its UBTI its pro rata share (whether or not distributed) of such partnership’s gross income derived from such unrelated trade or business. Moreover, a tax-exempt partner of a partnership could be treated as earning UBTI to the extent that such partnership derives income from “debt-financed property,” or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is “acquisition indebtedness” (that is, indebtedness incurred in acquiring or holding property).
While we do not expect the Partnership to generate significant amounts of UBTI for tax-exempt holders of Partnership shares as a result of direct investments in operating businesses, no assurance can be given that the Partnership will not generate UBTI and the Partnership would be under no obligation to minimize UBTI. Tax-exempt holders of Partnership shares should consult their tax advisors regarding all aspects of UBTI, including the availability of the so-called “fractions rule” to such tax-exempt organization.
Consequences to U.S. Holders of Investments in the Dividend Notes
Original Issue Discount.   Because no portion of the stated interest on the Dividend Notes will be unconditionally payable in cash at least annually, interest payments on the notes are not qualified stated interest for federal income tax purposes. As a result, the Dividend Notes will be issued with original issue discount (“OID”) for federal income tax purposes in an amount equal to the excess of the total payments of principal and interest on the notes over their issue price. Because the Dividend Notes will, by their terms, be nontransferable, we intend to treat the issue price of the Dividend Notes as equal to their stated principal amount. This determination will be binding on you (but not the IRS) unless you explicitly disclose a contrary position on a statement attached to your timely filed federal income tax return for the taxable year in which you receive the Dividend Notes.
U.S. Holders of Dividend Notes generally will be required to include OID in ordinary income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of such U.S. Holder’s method of tax accounting, and actual distributions of stated interests would generally not be reported as taxable income.
The rules regarding OID are complex and the rules described above may not apply in all cases. Accordingly, U.S. Holders are encouraged to consult their tax advisors to determine the application of these rules to them.
Sale, Exchange or Other Taxable Disposition of the Dividend Notes.   Unless a nonrecognition provision applies, U.S. Holders must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a Dividend Note. The amount of gain or loss equals the difference between (i) the amount the U.S. Holder receives for the Dividend Note in cash or other property, valued at fair market value, less the amount thereof that is attributable to accrued but unpaid interest on the Dividend Note and (ii) the U.S. Holder’s adjusted tax basis in the Dividend Note. A U.S. Holder’s initial tax basis in a Dividend Note generally will equal the issue price of the Dividend Note on the date the holder receives the Dividend Note in the Special Dividend, and any amount of OID not accompanied with cash and included in income will increase the holder’s tax basis in the Dividend Notes.

Gain or loss will generally be long-term capital gain or loss if at the time the debt security is disposed of it has been held for more than one year. Otherwise, it will be a short-term capital gain or loss. The deductibility of capital losses is subject to limitations. Payments attributable to accrued interest which have not yet been included in income will be taxed as ordinary interest income.
Consequences to Non-U.S. Holders of Investments in the Dividend Notes
Interest.   As noted above, the Dividend Notes will be treated as issued with OID. Interest paid to a Non-U.S. Holder (including OID) will not be subject to federal income tax or withholding tax if the interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S., and the Non-U.S. Holder:
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  does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock;
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  is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;
and
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  provides the appropriate certification as to the Non-U.S. Holder’s status. A Non-U.S. Holder can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us or our paying agent. If the Dividend Notes are held through a financial institution or other agent acting on the Non-U.S. Holder’s behalf, the Non-U.S. Holder may be required to provide appropriate documentation to the agent. The agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances, certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.
A Non-U.S. Holder that cannot satisfy the above requirements generally will be exempt from U.S. federal withholding tax with respect to interest paid and any OID on the notes if the Non-U.S. Holder establishes that such interest or OID is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (generally, by providing an IRS Form W-8ECI). However, to the extent that such interest or OID is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the Non-U.S. Holder will be subject to U.S. federal income tax on a net basis in generally the same manner as a U.S. person and, if it is a foreign corporation, may be subject to a U.S. branch profits tax at a rate of 30% (or lower applicable treaty rate).
If a Non-U.S. Holder does not satisfy the requirements described above, and does not establish that the interest or OID is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, the Non-U.S. Holder generally will be subject to U.S. withholding tax on payments of stated interest and any OID, currently imposed at 30%. Under certain income tax treaties, the U.S. withholding rate on payments of interest may be reduced or eliminated, provided the Non-U.S. Holder complies with the applicable certification requirements (generally, by providing a properly completed IRS Form W-8BEN).
Sale, Exchange or Other Taxable Disposition of the Dividend Notes.   Non-U.S. Holders will generally not be subject to federal income tax on any amount which constitutes capital gain upon a sale, exchange, redemption, retirement or other taxable disposition of a Dividend Note, unless either of the following is true:
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  the Non-U.S. Holder’s investment in the Dividend Note is effectively connected with the conduct of a U.S. trade or business; or
•
  the Non-U.S. Holder is a nonresident alien individual holding the Dividend Note as a capital asset, is present in the U.S. for 183 or more days in the taxable year within which the sale, redemption or other disposition takes place, and certain other requirements are met.

For Non-U.S. Holders described in the first bullet point above, the net gain derived from the retirement or disposition of the Dividend Notes generally would be subject to federal income tax at the rates applicable to U.S. persons. In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the Dividend Notes is effectively connected with the foreign corporation’s conduct of a U.S. trade or business. Non-U.S. Holders described in the second bullet point above will be subject to a flat 30% federal income tax on the gain derived from the retirement or disposition of their Dividend Notes, which may be offset by U.S. source capital losses, even though Non-U.S. Holders are not considered residents of the U.S.
If the Plan of Merger is not Authorized
The following discussion assumes that if the Plan of Merger is not authorized, our board of directors will withdraw the Plan of Liquidation prior to the distribution of the Special Dividend. If our board of directors does not so withdraw the Plan of Liquidation, the consequences to us would generally be as described under “— If the Plan of Merger is Authorized — Consequences to Us — If the Merger is not Completed in 2013,” the consequences to U.S. Holders would generally be as described under “— If the Plan of Merger is Authorized — Consequences to U.S. Holders — If the Merger is not Completed in 2013,” and the consequences to Non-U.S. Holders would generally be as described under “— If the Plan of Merger is Authorized — Consequences to Non-U.S. Holders,” in each case provided that we complete our liquidation (via merger or otherwise) within the two year period following the adoption of the Plan of Liquidation.
Consequences to Us
If the Plan of Merger is not authorized, and our board of directors withdraws the Plan of Liquidation, the Special Dividend may consist of cash plus the Dividend Notes. If the Special Dividend includes Dividend Notes, while the matter is not entirely free from doubt, we intend to report the portion of the Special Dividend represented by the Dividend Notes as being equal to the initial principal balance (the face amount) of the Dividend Notes for purposes of calculating our deduction for dividends paid, and consequently, for purposes of determining our compliance with the REIT distribution requirement for 2012.
Tax Treatment of the Special Dividend to U.S. Holders
We intend to designate the entire amount of the Special Dividend, consisting of both the Dividend Notes and cash, as a capital gain dividend. Thus, the Special Dividend will generally be taxed to U.S. Holders as long-term capital gain, to the extent that the Special Dividend does not exceed our actual net capital gain for the 2012 taxable year, without regard to the period for which the holder that receives such distribution has held our Common Stock. Corporate U.S. Holders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at reduced maximum federal rates in the case of U.S. Holders that are individuals, trusts and estates, and ordinary income rates in the case of shareholders that are corporations. While the matter is not entirely free from doubt, we intend to report each shareholder as receiving a dividend in an amount equal to such shareholder’s pro rata share of the Special Dividend, with the portion of the Special Dividend represented by the Dividend Notes as being equal to the shareholder’s pro rata portion of the initial principal balance (the face amount) of the Dividend Notes.
Tax Treatment of the Special Dividend to Non-U.S. Holders
We intend to designate the entire amount of the Special Dividend, consisting of both the Dividend Notes and cash, as a capital gain dividend. Under FIRPTA, a dividend that we make to a Non-U.S. Holder, to the extent attributable to USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations. We will be required to withhold tax equal to 35% of the maximum amount that could have been designated as a USRPI capital gain dividend. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation.

Capital gain dividends received by a Non-U.S. Holder that are attributable to dispositions of our assets other than USRPIs are not subject to federal income tax, unless (1) the gain is effectively connected with the Non-U.S. Holder’s U.S. trade or business, in which case the Non-U.S. Holder would be subject to the same treatment as U.S. Holders with respect to such gain, or (2) the Non-U.S. Holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other requirements are met, in which case the Non-U.S. Holder will incur a 30% tax on its capital gains.
A dividend that would otherwise have been treated as a USRPI capital gain dividend will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, but will instead be treated in the same manner as ordinary dividends, provided that the 5% Exception applies to the recipient. Accordingly, we intend to withhold federal income tax at a rate of 35% from the portion of the Special Dividend that is, or is treated as, USRPI capital gain and paid to a Non-U.S. Holder unless such holder qualifies (and has provided appropriate documentation evidencing that such holder so qualifies) for the 5% Exception, in which case we will withhold at 30% (or a lower applicable treaty rate).
A Non-U.S. Holder may be entitled to a refund or credit against the holder’s U.S. tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. Holders should consult their tax advisor regarding withholding tax considerations.
While the matter is not entirely free from doubt, we intend to report each shareholder as receiving a dividend in an amount equal to such shareholder’s pro rata share of the Special Dividend, with the portion of the Special Dividend represented by the Dividend Notes as being equal to the shareholder’s pro rata portion of the initial principal balance (the face amount) of the Dividend Notes.
Tax Treatment of the Special Dividend to Tax-Exempt Entities
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. Such entities, however, may be subject to taxation on their UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held our Common Stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder), and (2) such Common Stock is not otherwise used in an unrelated trade or business, the Special Dividend generally should not give rise to UBTI to a tax-exempt shareholder.
Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such shareholders to characterize distributions that we make as UBTI.
Consequences to Our Shareholders of Investments in the Dividend Notes
If our shareholders receive Dividend Notes pursuant to the Special Dividend, the tax consequences to our shareholders of investments in the Dividend Notes will be the same as described in “— If the Plan of Merger is Authorized.”
THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE SPECIAL DIVIDEND AND THE PLAN OF MERGER AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE SPECIAL DIVIDEND AND THE PLAN OF MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S., FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

2014 SHAREHOLDER PROPOSALS
If a shareholder wishes to have a particular proposal considered by our board of directors for inclusion in the Company’s proxy statement/prospectus for an annual meeting of shareholders, the shareholder must satisfy the requirements set by the SEC in its proxy rules. The particular proxy rule, Rule 14a-8, requires that shareholders submit their proposals in writing to the Company at least 120 days before the anniversary date of this proxy statement/prospectus mailing date for the prior year’s annual meeting. Thus, shareholders who wish to submit their proposals for inclusion in the Company’s proxy statement/prospectus for next year’s annual meeting must deliver such proposals to the Corporate Secretary on or before [July 26], 2014. The notice must clearly identify the proposal, contain a brief supporting statement and all required information about the proposing shareholder, and otherwise satisfy the SEC’s rule. Proposals should be addressed to the Secretary of the Company, Gyrodyne Company of America, Inc., One Flowerfield, Suite 24, Saint James, New York 11780.
In order for a shareholder nomination or proposal to be raised from the floor during the 2014 annual meeting of shareholders, the requirements set forth in the Company’s by-laws with respect to shareholder proposals must be followed, including the requirement that written notice thereof must be received by the Company not less than 120 days nor more than 150 days before the anniversary date of the prior year’s annual meeting (there are special rules if the current year’s meeting date is held more than 30 days before, or more than 60 days after, the anniversary of the prior year’s meeting date). For the 2014 annual meeting of shareholders, the written notice must be given not later than [August 16], 2014 and no earlier than [July 17], 2014. The shareholder’s written notice must contain the information required in the Company’s by-laws, including (i) all information relating to any nominees proposed by the shareholder that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934 and Rule 14a-11 thereunder, (ii) a brief description of any proposals sought to be presented for a vote at the meeting, (iii) the shareholder’s name and record address and (iv) the class and number of shares of Common Stock that are beneficially owned. Shareholders proposing nominees for election to our board of directors must have continuously held at least $2,000 in market value, or 1%, of the Company’s outstanding Common Stock entitled to vote for at least one year by such date of giving of notice or be entitled to cast votes with respect to at least 5% of the outstanding Common Stock. Nominations and proposals should be submitted in writing to the Secretary of the Company, Gyrodyne Company of America, Inc., One Flowerfield, Suite 24, Saint James, New York 11780, who will submit them to our board of directors for its consideration.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus or incorporated by reference subsequent to the date of this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement/prospectus.
The following Gyrodyne filings with the SEC are incorporated by reference:
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  Gyrodyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012;
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  Gyrodyne’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013;
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  Gyrodyne’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013; and
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  Gyrodyne’s Current Reports on Form 8-K dated as of June 1, 2013, September 12, 2013 and September 26, 2013.
Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this proxy statement/prospectus, nor are any other documents or information that is deemed to have been “furnished” and not “filed” with the SEC.
We also incorporate by reference into this proxy statement/prospectus additional documents that we may file with the SEC between the date of this proxy statement/prospectus and the date of the annual meeting. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement/prospectus, and therefore is not incorporated by reference herein.
You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by Gyrodyne through the Investor Relations section of our website, and the “SEC Filings” tab therein.
You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:
Gyrodyne Company of America, Inc.
Attn: Investor Relations
One Flowerfield, Suite 24
Saint James, New York 11780
Telephone: (631) 584-5400
Facsimile: (631) 584-7075
If you would like to request documents from us, please do so by [•], 2013, to receive them before the annual meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.gyrodyne.com, and the “SEC Filings” tab therein. The information included on our website is not incorporated by reference into this proxy statement/prospectus.

If you have any questions concerning the annual meeting, the proposals to be considered at the annual meeting or this proxy statement/prospectus, or if you would like additional copies of this proxy statement/prospectus or need help voting your shares of Gyrodyne Common Stock, please contact our proxy solicitor: MacKenzie Partners, Inc., toll-free at 1-800-322-2885.

Annex A
GYRODYNE COMPANY OF AMERICA, INC.
PLAN OF LIQUIDATION AND DISSOLUTION
This plan of liquidation and dissolution, dated as of September 12, 2013 (this “Plan”), of Gyrodyne Company of America, Inc., a self-managed and self-administered real estate investment trust formed under the laws of the State of New York (the “Company”), is intended to accomplish the liquidation and dissolution of the Company in accordance with the requirements of the New York Business Corporation Law (the “NYBCL”) and provides as follows:
1. Adoption and Authorization of Plan.   The Company’s Board of Directors (the “Board”) has adopted this Plan and called a meeting of the Company’s shareholders (the “Shareholders”) to take action on this Plan. If at said meeting of the Company’s Shareholders, at least two-thirds of the outstanding shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company vote for the authorization of this Plan, this Plan shall constitute the authorized Plan of the Company as of the date on which such Shareholder authorization is obtained (the “Authorization Date”).
2. Liquidation.   On and after the Authorization Date, within the twenty-four month period beginning on the Authorization Date (the “Liquidation Period”), in accordance with Article 10 of the NYBCL, the Company shall not engage in any business activities, except to the extent necessary for preserving the values of the Company’s assets, winding up its business and affairs, discharging and paying all of the Company’s liabilities and distributing the Company’s assets to its Shareholders in accordance with this Plan.
3. The Disposition.   Both prior to the Authorization Date and during the Liquidation Period, the Company shall have the authority to engage in such transactions as may be appropriate to effect the sale, exchange or other disposition of (i) the stock of any subsidiary of the Company and (ii) any assets held directly or indirectly by the Company.
4. Sale or Transfer of Other Assets.   Both prior to the Authorization Date and during the Liquidation Period, the Company shall have the authority to engage in such other transactions as may be appropriate to its complete liquidation and dissolution, including without limitation, the authority to mortgage, pledge, sell, lease, exchange or otherwise dispose of all or any part of its other assets for cash and/or shares, bonds, or other securities or property upon such terms and conditions as the Board shall determine, with no further approvals by the Company’s Shareholders, except as required by law. Without limitation of the foregoing, prior to the Authorization Date the Company may, in its discretion, contribute all of its assets to a limited liability company of which the Company is the sole member, and such entity may thereafter become the “LLC” (as described in Section 8 below).
Authorization of this Plan by two-thirds of the outstanding shares of Common Stock shall constitute the approval of the Company’s Shareholders of the sale, exchange, or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange, or other disposition that are conditioned on authorization of this Plan.
5. Provisions for Liabilities.   As promptly as practicable on or after the Authorization Date in the discretion of the Board, the Company shall pay or discharge or set aside funds reasonably likely to be sufficient to pay for, or otherwise provide for the payment or discharge of, any liabilities and obligations of the Company.
6. Distribution to Shareholders.   The Company may pay a dividend in an aggregate amount of $98,685,000 to its Shareholders (the “Dividend”) on or prior to December 31, 2013. If the Board declares such a Dividend, it will include at least $68,000,000 in cash and the remaining amount, if any, will be distributed in kind, in the form of dividend notes, interests in a liquidating trust or interests in a limited liability company, as the case may be. Thereafter the Company would distribute pro rata to the Company’s Shareholders any other available cash including the cash proceeds of any sale, exchange or disposition, of any of its assets except such cash, property or assets as are required for paying or making provision for the claims and obligations of the Company. Such distribution may occur all at once or in a series of distributions and shall be in cash in such amounts, and at such time or times as the Board, in its sole discretion, may determine.

If any distribution to a Shareholder cannot be made, whether because the Shareholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder, or for any other reason, the distribution to which the Shareholder is entitled (unless transferred to the Trust established pursuant to Section 8 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction as is authorized by applicable law to receive the proceeds of the distribution. The proceeds of the distribution shall thereafter be held solely for the benefit of and for ultimate distribution to the Shareholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distributions revert to or become the property of the Company.
7. Cancellation of Outstanding Shares of Stock.   The distributions contemplated by Section 6 above shall be in complete liquidation of the Company and in cancellation of all issued and outstanding shares of stock, and all certificates representing such issued and outstanding shares of stock shall thereupon be cancelled. The Board of Directors shall make such provisions as it deems appropriate regarding the cancellations, in connection with the making of distributions hereunder, of certificates representing the outstanding shares of stock. As a condition to receipt of any distribution to the Company’s Shareholders, the Board, in its sole discretion, may require Shareholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of the loss, theft, or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board (“Satisfactory Evidence and Indemnity”). As a condition to receipt of any final distribution to the Company’s Shareholders, the Board, in its sole discretion, may require Shareholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for cancellation or (ii) furnish the Company with Satisfactory Evidence and Indemnity.
The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the earlier to occur of (i) the close of business on the record date fixed by the Board for the final liquidating distribution, or (ii) the date on which the Company ceases to exist under the NYBCL whether by merger, dissolution (following any post-dissolution continuation period thereunder) or otherwise, and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law.
8. Liquidating Trust or Other Entity.    The Board, in its sole discretion, in furtherance of the liquidation and distribution of the Company’s assets to the Company’s Shareholders, may choose to enter into a merger or otherwise transfer any or all of the assets of the Company if the Board determines that such a merger or transfer is in the best interests of the Shareholders and reasonably likely to provide either a larger final liquidating distribution to the Shareholders, minimize the potential liability of the Shareholders with respect to any potential or actual liquidating distribution or otherwise provide a benefit to the Shareholders, including: (a)(i) merging the Company with and into a liquidating trust (the “Trust”) or (ii) transferring any or all of the assets of the Company to one or more liquidating trustees, for the benefit of the Company’s Shareholders (the “Trustees”), under the Trust, or (b)(i) merging the Company with and into a LLC (the “LLC”) or (ii) transferring any or all of the assets of the Company to Gyrodyne, LLC, for the benefit of the Company’s Shareholders (the “Members”), under Gyrodyne, LLC. Any such merger or transfer shall be pursuant to such documentation as shall be approved by the Board from time to time. If the Board determines that a transfer to the Trust or LLC (whether by merger or otherwise) is in the best interests of the Shareholders then upon consummation of such transfer, the Shareholders will, unless the Board shall otherwise determine in its sole discretion and take appropriate steps to make the interests transferrable, receive a distribution of uncertificated, nontransferable interests in the Trust or LLC, as applicable, and the Trust or LLC will take the necessary actions to effect a final liquidating distribution from the Trust or LLC generally in accordance with the procedures set forth for the Company in this Plan, subject to applicable law.
The Board is hereby authorized to appoint one or more individuals, corporations, partnerships, or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents, or representatives of the Company, to act as the Trustee or Trustees, or Member, for the benefit of the Company’s Shareholders and to receive any assets of the Company. Any

Trustees or Member appointed as provided in the preceding sentence shall succeed to all right, title, and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, the Trustees or Member shall have the full power to liquidate, deal with, give receipt for and manage all of the property and assets conveyed to the Trustees or Member by the Company (whether by merger or otherwise), to the exclusion of the Company and its officers and directors (if the Company’s existence has not been terminated), and any conveyance of assets to the Trustees or Member (whether by merger or otherwise) shall be deemed to be a distribution of property and assets by the Company to its Shareholders for the purposes of this Plan. Any such conveyance to the Trustees or Member shall be solely in their capacity as Trustees or Member. The Company, subject to this Section 8 and as authorized by the Board, in its sole discretion, may enter into (a) a liquidating trust agreement or merger agreement with the Trust or the Trustees or (b) a merger agreement with Gyrodyne, LLC or the Member, on such terms and conditions as the Board, in its sole discretion, may deem necessary, appropriate, or desirable.
Authorization of this Plan by at least two-thirds of the outstanding shares of Common Stock shall constitute the approval of the Company’s Shareholders of the Plan of Merger, any appointment of Trustees or of the Member and any liquidating trust agreement and/or merger agreement as their act and as a part hereof as if herein written.
9. Dissolution.   After the Authorization Date, assuming the Company is not merged into the Trust or otherwise ceases to exist, the officers of the Company shall, at such time as the Board, in its sole discretion, deems necessary, appropriate or desirable, file with the Secretary of State a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the Sections 1003 and 1004 of the NYBCL and obtain any certificates required from the New York tax authorities related to such dissolution.
10. Expenses.   In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.
11. Compensation.   In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole discretion of the Board, pay to the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Authorization of this Plan by at least two-thirds of the outstanding shares of Common Stock shall constitute the approval of the Company’s Shareholders of the payment of any such compensation.
12. Indemnification.   The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, as amended, and its by-laws and any contractual arrangements, for actions taken in connection with the Plan and the winding up of the affairs of the Company as well as for actions taken theretofore. The Company’s obligation to indemnify such persons may also be satisfied out of the assets of the Trust or LLC. The Board and the Trustees or Member, in their sole discretion, are authorized to obtain and maintain insurance as may be necessary to cover the Company’s obligations hereunder.
13. Tax Liquidation.   This Plan, and the transactions contemplated hereby, together are intended to constitute a plan of complete liquidation of the Company, within the meaning of Sections 331 and 562(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted consistent with such treatment.
14. Filing of Forms.   The officers of the Company are authorized and directed to execute and file United States Treasury Form 966 pursuant to Section 6043 of the Code within 30 days after the adoption of this Plan, and such other forms and reports as may be necessary to comply with the requirements of any foreign, state or local law, and such additional forms and reports with and to the Internal Revenue Service or other taxing authorities as may be necessary, desirable or appropriate in connection with the execution of the Plan.

15. Modification.   Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Shareholders, the Board may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Company’s Shareholders if it determines such action to be in the best interest of the Company or the Shareholders; provided, however, that if the Board determines that the amendment or modification of this Plan will materially and adversely affect the interests of the Shareholders, it will submit such amendment or modification to the Shareholders for approval.
16. Termination.   The Board of Directors may terminate this Plan for any reason. The power of termination shall be exercisable both before and after approval of this Plan by the Shareholders, but such power shall not continue after the Certificate of Dissolution has been accepted for record by the Secretary of State. Notwithstanding approval of this Plan by the Shareholders, the Board of Directors may modify or amend this Plan without further action by such Shareholder of the Company to the extent permitted under then current law.
17. Further Action.   The Board is hereby authorized, without further action by the Shareholders, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the sole discretion of the Board, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

Annex B
SOLVENCY OPINION OF VALUATION RESEARCH CORPORATION

September 13, 2013
The Board of Directors of
GYRODYNE COMPANY OF AMERICA, INC.
One Flowerfield, Suite 24
St. James, NY 11780
Gentlemen:
For purposes of this letter, Gyrodyne Company of America, Inc., together with all of its subsidiaries on a consolidated basis, is referred to as “Gyrodyne” or the “Company”.
It is our understanding that currently Gyrodyne has more than $92.0 million of cash and marketable securities on their balance sheet and no long-term debts. VRC understands that on or about September 12, 2013 the Board of Directors adopted a plan of liquidation and dissolution of the Company (the “Plan”) and on September 13, 2013 (the “Distribution Approval Date”) will vote on a distribution (the “Distribution”) that is contemplated whereby Gyrodyne (i) will make a cash dividend to its shareholders of approximately $68.0 million (ii) an additional distribution to its shareholders of $30.7 million (face value) payable in the form of dividend notes (“Dividend Notes”), or in-kind interests of a liquidating trust or similar vehicle, and (iii) pay certain taxes, fees and expense associated with the transaction.
In connection with the Distribution, the Board has retained VRC and requested VRC’s written opinion (the “Opinion”), as of the Distribution Approval Date as to the capital surplus and solvency of the Company on a consolidated pro forma basis immediately after and giving effect to the consummation of the Distribution (assuming that the Distribution were to be fully consummated on the Distribution Approval Date). VRC’s Opinion has been addressed to and prepared for the sole benefit and use of the Company and the Board and may not be disclosed or made available to third parties without the prior written consent of VRC, which shall not be unreasonably withheld. The provisions hereof shall only inure to the benefit of and be binding upon the successors and assigns of VRC, the Company, and the Board.
Notwithstanding the foregoing, the Board, and the Company may (a) deliver information copies of the Opinion to its legal counsel and other professional advisors that are advising the Board or the Company, with respect to the Distribution (provided that such advisors agree or are otherwise under a duty to keep such information confidential), (b) produce an information copy of the Opinion and any other materials in its possession in response to any subpoena, court order, or similar legal demand, provided that prompt prior written notice thereof shall be given to VRC so that VRC may, seek a protective order or other appropriate remedy, and, if VRC fails to obtain such remedy, the Company and the Board, as the case may be, may disclose only that information which its counsel advises it is compelled to disclose, and (c) include a copy and description of the opinion in an proxy statement to be filed with the Securities and Exchange commission (“SEC”) in connection with the distribution as required by SEC regulations provided such disclosure language has been reviewed and approved by VRC which shall not be unreasonably withheld.
This Opinion does not address the following: (i) the fairness of the Distribution, in whole or in part, or any terms associated therewith to the holders of any class of securities, creditors or other stakeholders or members of the Company; (ii) the relative risks or merits of the Distribution or any other business strategies or transactional alternatives that may be available to the Company; (iii) the underlying business decisions of the Board to consummate the Distribution; (iv) any specific legal, tax, accounting, or financial reporting matters related to or associated with the Company or the Distribution; (v) the fair value of the Company, under any state or federal laws or principle in equity relating to appraisal rights or similar matters; (vi) the book value of the assets and liabilities of the Company; (vii) the projections provided by the management of the Company following consummation of the Distribution; (viii) what the value of the common stock or any other security will be in the future; (ix) any agreements entered into in connection with the Distribution; or (x) any matters relating to fees paid by the Company to its advisors in connection with the Distribution.
For purposes of the Opinion, the following terms are defined:
Fair Value — The amount at which the aggregate or total assets of the subject entity (including goodwill) would change hands between an independent willing buyer and an independent willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts and neither being under any compulsion to act.
Present Fair Saleable Value — The amount that may be realized by an independent willing seller from an independent willing buyer if the subject entity’s aggregate or total assets (including goodwill) are sold with reasonable promptness in an arm’s-length transaction under present conditions in an existing and not theoretical market.
Statutory Capital — The aggregate par value of the issued capital stock of the subject entity plus any additional amounts that the board of directors of such subject entity has determined by resolution to be capital.
Stated Liabilities — The recorded liabilities of the subject entity as presented on the most recent consolidated balance sheet provided to VRC.
Identified Contingent Liabilities — The maximum reasonably estimated contingent liabilities that may result from, without limitation, threatened or pending litigation, asserted claims and assessments, environmental conditions, guaranties, indemnities, contract obligations, uninsured risks, purchase obligations, taxes, and other contingent liabilities as identified and explained to VRC by the Company in terms of their nature, expected timing and estimated dollar amount by responsible officers of the Company. Because Identified Contingent Liabilities are estimates of responsible officers of the Company, VRC expresses no opinion as to the completeness or propriety of such items or amounts. Except for the Identified Contingent Liabilities, VRC will assume that there are no hidden, unapparent, or unexpected conditions or circumstances (contingent or otherwise) that could affect the operating or financial conditions of the Company and accepts no responsibility for discovering any such conditions or circumstances.
Unreasonably Small Capital — This phrase means the Company will not have the ability to continue as a going concern and it lacks sufficient capital for the businesses in which it is engaged, and will be engaged, as Management has indicated such business is now conducted and are proposed to be conducted, and its current and anticipated needs, including, without limitation, Identified Contingent Liabilities.
VRC makes no representation as to the legal sufficiency for any purpose of the above definitions. Such definitions are used solely for setting forth the scope of the Opinion.
In rendering the Opinion, VRC conducted such reviews, analyses and inquiries deemed necessary and appropriate under the circumstances. Among other things, VRC has:
•
  Reviewed Gyrodyne’s 10-K SEC filings for the fiscal years ended 2011 and 2012, as well as Gyrodyne’s 10-Q SEC filings for the first and second quarter of 2013;
•
  Reviewed appraisal reports for the Company’s real estate assets prepared by Cushman & Wakefield dated as of December 1, 2012 (Port Jefferson and Flowerfield), October 1, 2012 (Fairfax) and December 27, 2012 (Cortlandt Manor);
•
  Reviewed a report compiled by Rothschild outlining broker opinions of value for the Company’s real estate assets dated February 2013;
•
  Reviewed the Plan of Liquidation;
•
  Reviewed a draft of the document outlining the terms of the Dividend Note;
•
  Reviewed a draft of the press release regarding the announcement of the Board’s declaration of a special dividend dated September 13, 2013;

•
  Reviewed a draft of the resolutions of the Board of Directors of Gyrodyne dated September 13, 2013;
•
  Reviewed operating assumptions and forecasts for the Company for the fiscal years ending 2013 through 2016 (the “Forecast”), which included sources and uses of cash and earnings and cash flow assumptions for the Company;
•
  Had discussions with Management concerning the past, present, and future operating results, financial condition and legal affairs of the Company, among other subjects;
•
  Visited the Company’s Flowerfield real estate asset located in Long Island, New York and the Port Jefferson real estate asset located in Jefferson Station, New York;
•
  Reviewed the industry in which the Company operates, which included an analysis of certain companies deemed comparable to the Company by VRC as well as a review of analyst reports involving companies deemed comparable to the Company by VRC;
•
  Obtained a written representation from a responsible officer of the Company that there are no Identified Contingent Liabilities;
•
  Obtained a written representation from a responsible officer of the Company that there have not been any material adverse changes in the assets or liabilities of the Company, on a consolidated basis, between June 30, 2013 (the date of the most recent audited balance sheet made available to VRC) and the date hereof, that would reasonably be expected to materially affect, without limitation, the Company’s business operations or conditions (financial or otherwise);
•
  Received a written representation from a responsible officer of the Company that the financial forecasts prepared by the Company, on a consolidated and pro-forma basis, and provided to VRC reflect Management’s best estimates, and are reasonable and have been prudently prepared;
•
  Performed a cash flow and debt repayment analysis for the Company;
•
  Reviewed information concerning businesses similar to each of the Company, and investigated their financial performance;
•
  Developed indications of value for the Company using generally accepted valuation methodologies; and
•
  Conducted such other reviews, analyses and inquiries and considered such other economic, industry, market, financial and other information and data deemed appropriate by VRC.
VRC believes such areas of review, analysis and inquiry are sufficient and reasonable as a basis for rendering the Opinion. In rendering the Opinion, VRC assumed there has not been and will not be any material adverse changes in any information or data related to or associated with the Company or the Distribution with which VRC has been furnished and which is in the possession of VRC as of the date hereof.
In rendering the Opinion, VRC assumed and relied upon, without independent verification other than as described above, the accuracy and completeness of all financial and other information and data publicly available or furnished to VRC, or discussed with VRC by Management and other representatives and advisors of the Company. VRC does not assume any responsibility or liability whatsoever for the sufficiency or accuracy of any information or data publicly available or provided to VRC, or discussed with VRC by Management and other representatives and advisors of the Company. Such information and data has been accepted as reasonably reflecting the business operations and financial conditions of each of the Company as well as the pro forma financial position of the Company following the consummation of the Distribution. All items subject to audit pursuant to generally accepted auditing standards and in conformity with U.S. generally accepted accounting principles have been relied upon without review, check, or verification.
In rendering the Opinion, VRC conducted such reviews, analyses, and inquiries and considered such information, data and other material, reasonably deemed necessary and appropriate based on the facts and circumstances of the assignment. In conducting its reviews and analyses, and as a basis for arriving at its conclusions, VRC utilized methodology, procedures and considerations reasonably deemed relevant, appropriate and customary under the circumstances. VRC also considered its assessment of general economic, industry, market, financial and other conditions, which may or may not prove to be accurate, as well as its experience as a financial advisor in general.
Based on the foregoing, and in reliance thereon, and subject to the General Limiting Conditions and Assumptions in Exhibit A, VRC expresses the following Opinion as of the date hereof and as of the date herein, that, immediately after and giving effect to the consummation of the Distribution:
(i)
  Each of the Fair Value and the Present Fair Saleable Value of the aggregate assets of the subject entity, exceeds the sum of its total liabilities (including, without limitation, the, Stated Liabilities, the Identified Contingent Liabilities and Dividend Notes);
(ii)
  The subject entity will be able to pay its respective debts (including its respective Stated Liabilities, Identified Contingent Liabilities and the Dividend Notes), as such debts mature or otherwise become absolute or due; and
(iii)
  The subject entity does not have Unreasonably Small Capital.
(iv)
  Each of the Fair Value and the Present Fair Saleable Value of the aggregate assets of the subject entity exceeds the sum of (i) its total liabilities (including, without limitation, the, Stated Liabilities, the Identified Contingent Liabilities and Dividend Notes) and (ii) its Statutory Capital.
Respectfully submitted,
VALUATION RESEARCH CORPORATION
SIGNED
Engagement Number: 10656

EXHIBIT A
GENERAL LIMITING CONDITIONS AND ASSUMPTIONS
•
  In accordance with recognized professional standards as generally practiced in the valuation industry, the fee for these services is not contingent upon the conclusion contained herein. VRC has determined to the best of its knowledge and in good faith that neither it nor its agents or employees have any material financial interest in the Company.
•
  Neither all nor any part of the Opinion should be disseminated to the public through, without limitation, filings with the Securities and Exchange Commission, advertising media, public relations, news media, sales media, mail, direct transmittal, or any other public means of communication, without prior written consent and approval of VRC, except as may otherwise be required by law or by a court of competent jurisdiction.
•
  The Opinion is in no way given as an indication as to the fairness of the Distribution to any shareholder or any other stakeholder of the Company or their respective subsidiaries. Furthermore, the Opinion and the conclusions associated therewith are not intended by the author, and should not be construed by the reader, to be investment advice in any manner whatsoever.
•
  The Opinion is valid only for the pro forma capital structure of each of the Company immediately after and giving effect to the consummation of the Distribution and is not valid for any subsequent dividend, share repurchase, debt or equity financing, restructuring or other actions or events not specifically referred to in the Opinion. Furthermore, the Opinion does not represent an assurance, guarantee, or warranty that the Company will not default on any of its debt obligations, nor does VRC make any assurance, guarantee, or warranty that any covenants, financial or otherwise, associated with any financing will not be broken in the future.
•
  Neither VRC, nor any of its agents or employees assumes any responsibility for matters legal in nature. VRC assumes that the Company are in compliance in all material respects with any and all applicable laws, rules or regulations of any and all legal or regulatory authorities and that the Distribution will be consummated in a manner that complies in all material respects with any and all applicable laws, rules and regulations of any and all legal or regulatory authorities.
•
  The Opinion is necessarily based on economic, industry, market, financial and other conditions and circumstances as they exist and to the extent that they can be evaluated by VRC as of the date hereof. VRC assumes no responsibility to update or revise the Opinion based upon any events or circumstances occurring subsequent to the date hereof.
•
  VRC’s opinion as to Fair Value and Present Fair Saleable Value are for the aggregate or total assets (including goodwill) of each of the Company. VRC has not performed any individual appraisals of any specific assets or liabilities of any of the Company for the purpose of this Opinion and VRC has not made and will not make any evaluation or individual appraisal of any specific assets or liabilities for the purpose of this Opinion.
•
  While various judgments and estimates which VRC considers reasonable and appropriate under the circumstances are made by VRC in the determination of value, no assurance can be given by VRC that the sale price which might ultimately be realized in any actual transaction, if and when effected, will be at the amount or range of amounts VRC believes to be Fair Value or Present Fair Saleable Value.
•
  VRC assumes there are no hidden, unapparent, or unexpected conditions or circumstances (contingent or otherwise) that could affect the operating or financial conditions of the Company and accepts no responsibility for discovering any such conditions or circumstances. Further, amounts payable with respect to Identified Contingent Liabilities cannot be predicted with exact certainty. In addition, Identified Contingent Liabilities exclude obligations under executory contracts including, without limitation, operating leases. VRC assumes that the exclusion of any such obligations has no material effect on the excess of Fair Value and Present Fair Saleable Value of assets over liabilities.

•
  Identified Contingent Liabilities may not meet the criteria for accrual under Statement of Financial Accounting Standards No. 5 and, therefore, may not be recorded as liabilities under Generally Accepted Accounting Principles. VRC does not give any opinion as to whether any Identified Contingent Liabilities meet the criteria for accrual under Statement of Financial Accounting Standards Number 5.
•
  As a basis for providing this Opinion, VRC has assumed that Management will operate the businesses in a manner consistent with the projections they provided to VRC.
•
  VRC has assumed that, after making the Distribution the Company will pay no other dividends to shareholders while the Dividend Notes are outstanding and that the Dividend Notes will pay interest in-kind over the life of the notes and that all net proceeds from future property sales will be used to repay the Dividend Notes.
•
  The Forecast provided by the Company does not reflect the Company paying off the principal on the Dividend Notes using funds from operations. The Company has represented that it anticipates selling various properties it owns to repay the Dividend Notes and VRC has assumed that net cash proceeds from the sale of such properties will be used to pay principal or interest on the Dividend Notes, in event such notes are not fully paid off at maturity, management has represented that the terms of the Dividend Notes provide that they can be paid off through an “in-kind” interest in a liquidating trust or similar pass through vehicle or refinancing the Dividend Notes using commercially available loans.

Annex C
AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger, dated as of October 15, 2013 (this “Plan of Merger”), is made and entered into by and among Gyrodyne Company of America, Inc., a self-managed and self-administered real estate investment trust formed under the laws of the State of New York (“Gyrodyne”), Gyrodyne, LLC, a New York limited liability company (“Gyrodyne, LLC”) and Gyrodyne Special Distribution, LLC, a New York limited liability company (“GSD”).
RECITALS
WHEREAS, the Board of Directors of Gyrodyne, on behalf of Gyrodyne and in Gyrodyne’s capacity as the sole member of Gyrodyne, LLC and the managing member of GSD, has approved the merger of Gyrodyne and GSD with and into Gyrodyne, LLC (the “Merger”), upon the terms and subject to the conditions set forth in this Plan of Merger, whereby (i) each outstanding share of common stock, par value $1.00 par value (“Gyrodyne Common Stock”), of Gyrodyne and (ii) each outstanding common membership interest of GSD automatically will be converted into such number of shares representing a common membership interests (each, an “LLC Share”) of Gyrodyne, LLC as provided herein.
NOW, THEREFORE, the parties agree as follows:
1.   Merger.
1.1
  Merger.   Upon the terms and subject to the conditions set forth in this Plan of Merger, and in accordance with the New York Business Corporation Law (the “NYBCL”) and the New York Limited Liability Company Law (the “NYLLCL”), each of Gyrodyne and GSD shall be merged with and into Gyrodyne, LLC at the Effective Time of the Merger (as defined in Section 1.2).
1.2
  Effective Time.   Subject to the provisions of this Plan of Merger, the parties shall duly prepare, execute and file a certificate of merger (the “Certificate of Merger”) in accordance with Section 1003 of the NYLLCL with the Department of State of New York. The Merger shall become effective upon the foregoing filing of the Certificate of Merger. The date and time when the Merger shall become effective is hereinafter referred to as the “Effective Time.”
1.3
  Effects of the Merger.   The Merger shall have the effects set forth in Section 1004 of the NYLLCL and Section 906 of the NYBCL. Following the Effective Time of the Merger and without limiting the foregoing sentence, the separate corporate existence of each of Gyrodyne and GSD shall cease and Gyrodyne, LLC shall continue as the surviving entity (the “Surviving Entity”) and shall succeed to and assume all the rights and obligations of each of Gyrodyne and GSD in accordance with the NYLLCL and the NYBCL and, without further transfer, succeed to and possess all the rights, privileges and powers of each of Gyrodyne and GSD, and all the assets and property of whatever kind and character of each of Gyrodyne and GSD shall vest in the Surviving Entity without further act or deed. Thereafter, Gyrodyne, LLC, as the Surviving Entity, shall be liable for all of the liabilities and obligations of each of Gyrodyne and GSD, and any claim or judgment against each of Gyrodyne and GSD may be enforced against Gyrodyne, LLC, as the Surviving Entity.
2.   Name, Articles of Organization and LLC Agreement of Surviving Entity.
2.1
  Name of Surviving Entity.   The name of the Surviving Entity shall be “Gyrodyne, LLC”.
2.2
  Articles of Organization.   The Articles of Organization of Gyrodyne, LLC as in effect immediately prior to the Effective Time, shall, from and after the Effective Time, be the articles of organization of the Surviving Entity until thereafter changed or amended as provided therein or by applicable law.
2.3
  LLC Agreement.   The Amended & Restated Limited Liability Company Agreement of Gyrodyne, LLC as in effect immediately prior to the Effective Time, shall, from and after the Effective Time, be the Amended & Restated Limited Liability Company Agreement of the Surviving Entity until thereafter changed or amended as provided therein or by applicable law.

2.4
  Management.   From and after the Effective Time, the business and affairs of the Surviving Entity shall be managed in accordance with the Amended & Restated Limited Liability Company Agreement of Gyrodyne, LLC.
3.   Conversion and Exchange of Stock.
3.1
  Conversion.   At the Effective Time, by virtue of the Merger and without any action on the part of any other person, the following shall occur:
(a)
  each share of Gyrodyne Common Stock issued and outstanding (including any such shares that are owned by Gyrodyne as treasury stock) immediately prior to the Effective Time (other than Dissenting Shares) shall be converted into such number of validly issued LLC Shares as shall be determined by the Board of Directors of Gyrodyne and announced at least ten days prior to Gyrodyne’s annual meeting of shareholders or such other meeting of shareholders at which shareholders of Gyrodyne shall consider and act upon this Plan of Merger;
(b)
  each common membership interest of GSD issued and outstanding immediately prior to the Effective Time will be converted into such number of validly issued LLC Shares as shall be determined by the Board of Directors of Gyrodyne and announced at least ten days prior to Gyrodyne’s annual meeting of shareholders or such other meeting of shareholders at which shareholders of Gyrodyne shall consider and act upon this Plan of Merger;
(c)
  each holder of shares of Gyrodyne Common Stock (other than Dissenting Shareholders) and each member of GSD automatically will be admitted to Gyrodyne, LLC as a Member; and
(d)
  each LLC Share issued and outstanding immediately prior to the Effective Time shall cease to be outstanding, automatically shall be canceled and retired and each person that was a member of Gyrodyne, LLC immediately prior to the Effective Time automatically shall cease to be a member of Gyrodyne, LLC, and, in each case, any consideration paid by any such member shall be returned in connection with the cancellation and retirement of such interest in Gyrodyne, LLC.
3.2
  Certificates.
(a)
  Certificates.   As of the Effective Time, all outstanding shares of Gyrodyne Common Stock and all outstanding membership interests of GSD shall no longer be outstanding and automatically shall be converted as described above, and, subject to Section 3.3, each holder of a certificate (or evidence of shares in book-entry form) which immediately prior to the Effective Time represented shares of Gyrodyne Common Stock or membership interests of GSD shall cease to have any rights with respect to such shares or membership interests of GSD, except (A) in the case of Gyrodyne Common Stock, with respect to any Dissenting Shares, (B) as otherwise provided by applicable law and (C) any dividends or other distributions to which such holder is entitled to prior to the Effective Time, without any interest thereon.
(b)
  No Exchange is Required.   Subject to Section 3.3, each outstanding certificate (or evidence of shares in book-entry form) all certificates representing each share of Gyrodyne Common Stock (other than those certificates representing Dissenting Shares) or membership interest of GSD shall be deemed for all purposes to represent the same number of LLC Shares into which the shares of Gyrodyne Common Stock or the membership interests of GSD such certificates previously represented were converted in accordance with this Plan of Merger. Holders of such outstanding certificates shall not be asked to surrender them for cancellation in connection with the Merger. Subject to Section 3.3, the registered owner on the books and records of each of Gyrodyne and GSD immediately prior to the Merger of all such outstanding certificates (or evidence of shares in book-entry form) shall have and be entitled to exercise all voting and other rights, if any, with respect to, and to receive dividends and other distributions upon the LLC Shares represented by such outstanding certificates (or evidence of shares in book-entry form) after the Effective Time. If, after the Effective Time, certificates representing shares of Gyrodyne or membership interests of GSD are presented to Gyrodyne, LLC, or its designated transfer agent, such certificates shall be canceled and exchanged for evidence of shares in book-entry form representing LLC Shares.
3.3
  Dissenting Shares.   Notwithstanding anything in this Agreement to the contrary, any shares of Gyrodyne Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a shareholder who has not voted or consented in writing to adopt this Agreement and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section pursuant to Section 623 of the NYBCL by the shareholders of Gyrodyne (such shareholders, the “Dissenting Shareholders” and such shares of Gyrodyne Common Stock, the “Dissenting Shares”), shall not be converted into LLC Shares, but instead shall be cancelled and Dissenting Shareholders shall cease to have any rights with respect to such Dissenting Shares other than the right to be paid the fair value of such Dissenting Shares as may be granted pursuant to Section 623 of the NYBCL, unless and until such Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn his demand or his lost rights to appraisal under the NYBCL. If, after the Effective Time, any Dissenting Shareholder shall have failed to perfect, or shall have effectively withdrawn his demand or lost his rights to appraisal under the NYBCL, (i) such Dissenting Shareholder’s shares shall no longer be considered Dissenting Shares for the purposes of this Plan of Merger and such holder’s shares shall thereupon be deemed to have been converted into, as of the Effective Time, the LLC Shares in accordance with Sections 3.1, and any dividends or other distributions to which such holder is entitled, without any interest thereon and (ii) such Dissenting Shareholder shall cease to be Dissenting Shareholder, shares of Gyrodyne Common Stock owned by such person shall cease to be Dissenting Shares and such person shall be automatically admitted to Gyrodyne, LLC as a member of Gyrodyne, LLC.
3.4
  No Fractional Shares.   No shares, certificates or scrip representing fractional LLC Shares shall be issued as a result of the Merger.
3.5
  No Further Transfers.   From and after the Effective Time, there shall be no further registration of transfers of shares of Gyrodyne Common Stock or membership interests of GSD.
4.   Conditions.   At all times prior to the Effective Time, the respective obligations of Gyrodyne, GSD and Gyrodyne, LLC to consummate the Merger shall be subject to compliance with or satisfaction of or, to the extent not prohibited by applicable law, waiver of the following conditions:
4.1
  No Injunction or Prohibition.   No governmental authority shall have enacted, issued, promulgated, enforced or entered into law (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, conditions, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Plan of Merger.
4.2
  Consents Obtained.   All necessary material consents, waivers, approvals, authorizations or orders required to be obtained, and the making of all material filings required to be made, by any party hereto for the authorization, execution and delivery, and performance of this Agreement by such party, and the consummation by Gyrodyne, GSD and Gyrodyne, LLC of the Merger, on or before (and to remain in effect at) the Effective Time, shall have been obtained or made.
4.3
  Appraisal.   Appraisal rights shall not have been perfected pursuant to Section 623 of the NYBCL by the shareholders of Gyrodyne with respect to more than 5% of the issued and outstanding shares of Common Stock of Gyrodyne as of immediately prior to the Effective Time.
5.   Liquidation.
5.1
  Plan of Liquidation.   To the extent of any conflict between the provisions of this Plan of Merger and the provisions of the Plan of Liquidation and Dissolution, dated as of September 12, 2013, of Gyrodyne, the provisions of this Plan of Merger shall supersede such provisions and control for all purposes.
5.2
  Tax Liquidation.   This Plan of Merger, and the transactions contemplated hereby, together are intended to constitute a plan of complete liquidation of Gyrodyne, within the meaning of Sections 331 and 562(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted consistent with such treatment.

5.3
  Filing of Forms.   The officers of Gyrodyne are authorized and directed to execute and file United States Treasury Form 966 pursuant to Section 6043 of the Internal Revenue Code of 1986, as amended, within 30 days after the adoption of this Plan, and such other forms and reports as may be necessary to comply with the requirements of any foreign, state or local law, and such additional forms and reports with and to the Internal Revenue Service or other taxing authorities as may be necessary, desirable or appropriate in connection with the execution of the Plan of Merger.
6.   Termination; Effect of Termination.
6.1
  To the fullest extent permitted by applicable law, this Plan of Merger may be terminated, and the Merger herein provided for may be abandoned, by the Board of Directors of Gyrodyne, on behalf of Gyrodyne and in Gyrodyne’s capacity as the sole member of Gyrodyne, LLC and the managing member of GSD at any time prior to the Effective Time, notwithstanding any approval of this Plan of Merger by the shareholders of Gyrodyne, the sole member of Gyrodyne, LLC or the managing member of GSD.
6.2
  In the event of termination of this Plan of Merger and abandonment of the Merger pursuant to this Article VII, this Agreement shall forthwith become null and void and have no effect and no party hereto (or any of its directors, members, stockholders or officers) shall have any liability or further obligation to any other party to this Plan of Merger.
7.   General Provisions.
7.1
  Entire Agreement; No Third Party Beneficiaries.   This Plan of Merger (including the documents and instruments referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Plan of Merger and (b) except for the provisions of Article 3, are not intended to confer upon any person other than the parties any rights or remedies.
7.2
  Legal Enforceability.   In case any provision of this Plan of Merger is fully or in part invalid or unenforceable, the validity and enforceability of the other provisions of this Plan of Merger shall not be affected thereby. The invalid or unenforceable provision will then be considered replaced by a valid and enforceable provision, which comes as close as possible to the economic purpose intended by the invalid or unenforceable provision.
7.3
  Amendment.   To the fullest extent permitted by applicable law, this Plan of Merger may be amended by the parties hereto at any time prior to the Effective Time, notwithstanding any approval of this Plan of Merger by the shareholders of Gyrodyne, the sole member of Gyrodyne, LLC or the managing member of GSD. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
7.4
  No Third Party Beneficiaries.   This Plan of Merger is not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights or remedies hereunder.
7.5
  Successors and Assigns.   This Plan of Merger will be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and permitted assigns.
7.6
  Governing Law.   This Plan of Merger shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles to the extent that the application of the law of another jurisdiction would be required thereby.

IN WITNESS WHEREOF, Gyrodyne, Gyrodyne, LLC and GSD have caused this Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.
Gyrodyne Company of America, Inc.
By: /s/ Frederick C. Braun III
Name: Frederick C. Braun III
Title: President and Chief Executive Officer
Gyrodyne, LLC
By: Gyrodyne Company of America, Inc.
Its: Sole Member
By: /s/ Frederick C. Braun III
Name: Frederick C. Braun III
Title: President and Chief Executive Officer
Gyrodyne Special Distribution, LLC
By: Gyrodyne Company of America, Inc.
Its: Sole Member
By: /s/ Frederick C. Braun III
Name: Frederick C. Braun III
Title: President and Chief Executive Officer

Annex D
Form of Note
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THIS NOTE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 4 OF THIS NOTE.
No. [•]
US $[•]
GYRODYNE COMPANY OF AMERICA, INC.
FORM OF
5% SUBORDINATED NOTE DUE [•]2
Gyrodyne Company of America, Inc., a self-managed and self-administered real estate investment trust formed under the laws of the State of New York (the “Company”), for value received, hereby promises to pay upon surrender hereof the principal sum of [•] UNITED STATES DOLLARS (U.S. $[•]) or such lesser principal amount then outstanding, together with interest thereon calculated in accordance with the provisions of this 5% Subordinated Note due [•] (individually, this “Note” and, collectively with any other of the Company’s 5% Subordinated Note due [•], the “Notes”).

Interest Rate:	5% per annum.
Interest Payment Dates:	June 15 and December 15 of each year, commencing June 15, 2014.
Interest Record Dates:	June 1 and December 1.
PIK Period:	The Company may, in its sole discretion, pay interest on the Notes in cash or in the form of additional Notes in an amount reflecting the applicable accrued and unpaid interest.
Reference is hereby made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Note shall not be valid or obligatory for any purpose until authenticated by the manual signature of the Company or an authenticating agent.

2
  Maturity Date shall be, if the Plan of Liquidation has not been approved by shareholders or if the original issuance date is after December 31, 2013, June 30, 2017, and if the Plan of Liquidation has been approved by shareholders and the issuance date is prior to December 31, 2013, the earlier of two years from the second anniversary of the adoption date of the Plan of Liquidation or the day prior to the day pursuant to which the assets of the Company are to be transferred to a liquidating trust or LLC pursuant to the Plan of Liquidation.

[Reverse of Note]
5% Subordinated Note due [•]
1. Interest.   This Note shall accrue interest at the rate of 5% per annum. For any interest period through maturity, the Company may, in its sole discretion, pay interest on the Notes (a) in cash (“Cash Interest”), or (b) in-kind, by issuing new Notes (“PIK Notes”), in an amount equal to the amount of accrued and unpaid interest for the applicable interest period (rounded up to the nearest whole dollar) on the applicable Interest Payment Date (as defined below).
The Company will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid, either as Cash Interest or PIK Notes, or, if no interest has been paid, from the date of issuance; if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 15, 2014. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2. Method of Payment.   The Company shall pay interest on the Notes to the Persons who are registered holders (the “Holders”) at the close of business on the June 1 and December 1 (whether or not a Business Day) next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. Payment of Cash Interest may be made by check mailed to the Holders at their addresses set forth in the register of the Holders. Such payments shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. Payments of interest in additional PIK Notes may be effected either by an issuance of additional physical Notes or by credit to the Holder’s account on the Notes register. A “Person” means any individual, firm, association, corporation, partnership (including, without limitation, any general and limited partnership), limited liability company, joint venture, estate, trust, public or governmental body, and other legal entities.
3. Payment of Principal and Interest.
a. Scheduled Payment.   The Company shall pay the outstanding principal amount of this Note on [•] (the “Maturity Date”), together with all accrued and unpaid interest thereon.
b. Optional Prepayment.   The Company may, in its sole discretion, at any time and from time to time without premium or penalty, prepay all or any portion of the outstanding principal amount of, or interest on, this Note. In connection with each prepayment of principal hereunder, the Company shall also pay all accrued and unpaid interest hereunder. The Company shall be required to effect any optional prepayment on a pro rata basis, provided that such restriction shall not apply to, and the Company may redeem from a Holder one or more Notes with an aggregate principal amount of $10,000 or less. The Company shall be permitted to repurchase Notes on a voluntary basis in a transaction with one or more Holders from time to time on such terms as the Company determines, in its sole discretion, and such repurchase shall not be required to be effected on a pro rata basis.
c. Mandatory Prepayment.   Upon the first to occur of (i) a sale or (ii) a complete liquidation of the Company, the Company shall pay, in cash or in kind, the outstanding principal amount of this Note, together with all accrued and unpaid interest on the principal amount being repaid. In the case of a complete liquidation, the valuation of any interest distributed in-kind in redemption of the Notes shall be made in good faith by the Board of Directors of the Company and shall be conclusively binding on the Holders.
d. Application of Payments.   Payments under this Note shall be applied as follows: (i) first to the payment of accrued interest hereunder until all such interest is paid and (ii) second to the repayment of the principal outstanding hereunder.
e. Allocation of Payments.   All payments of principal and interest by the Company shall be applied to all of the outstanding Notes ratably in accordance with the unpaid principal amount thereof, except as permitted by Section 3(b).

4. Transfer.   The Notes shall be registered and may not be assigned or transferred, voluntarily or involuntarily. Any attempted assignment or transfer shall be void, except as provided in the following sentence, in which case the Notes may be transferred only on the books of the Company. The Company will permit transfers pursuant to the laws of bankruptcy, inheritance, descent or distribution, or to the successor to any holder which is a corporate or other entity. If a transfer is requested, the Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.
5. Persons Deemed Owners.   The Notes register shall be maintained by the Secretary of the Company (or an agent appointed by the Company for such purpose) and shall record the names and addresses of, and principal amounts owing to, each Holder pursuant to the terms hereof from time to time. The Notes register shall be conclusive, and the Company shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes, notwithstanding notice to the contrary.
6. Unclaimed Money.   If money for the payment of principal or interest on any Note remains unclaimed for two years, Holders entitled to money must look to the Company for payment as general creditors unless an “abandoned property” law designates another person.
7. No Prior Payments.   For so long as any of the Notes are outstanding, the Company shall not make any payments with respect to its capital stock, including paying dividends thereon or making distributions in respect thereof, except (i) as specifically permitted under the Company’s Plan of Liquidation, dated September 12, 2013 and (ii) such distributions as are required for the Company to qualify as, and maintain its qualification as, a REIT or to avoid the payment of federal or state income or excise tax.
8. Amendment, Supplement and Waiver.
a. Except as otherwise provided, the Notes and any related documents or agreements may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Notes and any related documents or agreements may be waived with the consent of Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class.
b. Without the consent of any Holder of Notes, the Company may amend or supplement the Notes and any related documents or agreements for the following purposes:
i. to cure any ambiguity, defect or inconsistency, to provide for uncertified Notes in addition to or in place of certified Notes;
ii. to provide for the assumption of the Company’s obligations to the Holders of the Notes in case of a merger or consolidation or sale or transfer of all or substantially all of the Company’s assets; and
iii. to make any change that would provide for additional rights or benefits to the Holders of the Notes or does not adversely affect the rights of any such Holder.
9. Defaults and Remedies.
a. For purposes of this Note, an Event of Default shall be deemed to have occurred if:
i. the Company fails to pay when due and payable (whether at maturity or otherwise) (A) the full amount of interest then accrued on this Note, (B) the full amount of any principal payment on this Note; or
ii. if the Company shall voluntarily file for relief under any bankruptcy, insolvency or other debtor relief statute enacted by any state or the United States Bankruptcy Code, or any involuntary proceeding shall be filed against the Company under any such statute and not discharged within 120 days, or if the Company shall make an assignment for the benefit of creditors or admit that it is insolvent.

b. If any Event of Default occurs and is continuing, the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from bankruptcy or insolvency, all of the outstanding Notes will become due and payable immediately without further action or notice, provided, however, that Holders of a majority in aggregate principal amount of the Notes by notice to the Company may on behalf of the Holders of all of the Notes waive any Event of Default.
10. No Recourse Against Others. A director, officer, employer, incorporator or shareholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or any related agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
11. Abbreviations.   Customary abbreviations may be used in the name of a holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).
12. CUSIP Numbers.   Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Company may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
13. Cancellation.   After all principal and accrued interest at any time owed on this Note has been paid in full in cash or in kind, this Note shall be surrendered to the Company for cancellation and shall not be reissued.
14. Governing Law.   THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE NOTES.
15. Usury Laws.   It is the intention of the Company and the Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Company.
16. Agreement to Subordinate.   Notwithstanding anything to the contrary set forth in this Note, the Company agrees, and the Holder by accepting a Note agrees, that the obligations evidenced by the Notes are subordinated in right of payment, to the extent and in the manner provided in this Section 16, to the prior payment in full of all senior debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) (other than unasserted contingent indemnification obligations and any unasserted contingent expense reimbursement obligations that, at such time, have not been incurred) (“Senior Debt”), and that the subordination is for the benefit of the holders of Senior Debt. Each holder of Senior Debt, whether such Senior Debt is now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Section 16. The Holder agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens and security interests securing the Senior Debt.

17. Severability.   In the event that any provision of this Note is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Note shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Note.
18. Authentication.   This Note shall not be valid or obligatory for any purpose until authenticated by the manual signature of the Company or an authenticating agent.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

GYRODYNE COMPANY OF AMERICA, INC.
By:
Name:
Title:
By:
Name:
Title:
AUTHENTICATION:
By:
Name:
Title:

Annex E
APPRAISAL STATUTE
Sections 623 AND 910 of New York Business Corporation Law
§ 623. Procedure to enforce shareholder’s right to receive payment for shares
(a)
  A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.
(b)
  Within ten days after the shareholders’ authorization date, which term as used in this section means the date on which the shareholders’ vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.
(c)
  Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the Plan of Merger or exchange or an outline of the material features thereof under section 905 or 913.
(d)
  A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.
(e)
  Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters’ rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.
(f)
  At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter’s rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.
(g)
  Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders’ authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters’ rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders’ authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders’ authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the Securities Exchange Act of 1934, as amended. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

(h)
  The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:
(1)
  The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.
(2)
  If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter’s rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.
(3)
  All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.
(4)
  The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders’ authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder’s right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert’s reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.
(5)
  The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.
(6)
  The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.
(7)
  Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.
(8)
  Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.
(i)
  Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be canceled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the Plan of Merger or consolidation may otherwise provide.
(j)
  No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:
(1)
  Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or
(2)
  Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.
(3)
  The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.
(k)
  The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.
(l)
  Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).
(m)
  This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).
§ 910. Right of shareholder to receive payment for shares upon merger or consolidation, or sale, lease, exchange or other disposition of assets, or share exchange
(a)
  A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder’s right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

(1)
  Any shareholder entitled to vote who does not assent to the taking of an action specified in clauses (A), (B) and (C).
(A)
  Any Plan of Merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:
(i)
  To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); or
(ii)
  To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subclause (i), unless such merger effects one or more of the changes specified in subparagraph (b) (6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder; or
(iii)
  Notwithstanding subclause (ii) of this clause, to a shareholder for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the Plan of Merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.
(B)
  Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders’ approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.
(C)
  Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange or to a shareholder for the shares of any class or series of stock, which shares or depository receipt in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of exchange, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.
(2)
  Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.
(3)
  Any shareholder, not entitled to vote with respect to a Plan of Merger or consolidation to which the corporation is a party, whose shares will be canceled or exchanged in the merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation.

Annex F
FORM OF
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
GYRODYNE, LLC

ARTICLE I
DEFINITIONS

Section 1.1 Definitions	F-2
Section 1.2 Construction	F-6
ARTICLE II
ORGANIZATION

ARTICLE III
MEMBERS AND LLC SHARES

ARTICLE IV
ALLOCATIONS AND DISTRIBUTIONS

ARTICLE V
MANAGEMENT AND OPERATION OF BUSINESS

i

ARTICLE VI
OFFICERS

ARTICLE VII
INDEMNIFICATION

Section 7.1 Mandatory Indemnification	F-23
ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1 Records and Accounting	F-26
Section 8.2 Fiscal Year	F-26
Section 8.3 Reports	F-26
ARTICLE IX
TAX MATTERS

ARTICLE X
DISSOLUTION AND LIQUIDATION

ii

ARTICLE XI
AMENDMENT OF AGREEMENT

ARTICLE XII
VOTING; MEMBER MEETINGS

ARTICLE XIII
GENERAL PROVISIONS

iii

AMENDED AND RESTATED LIMITED LIABILITY
COMPANY AGREEMENT OF GYRODYNE, LLC
This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF GYRODYNE, LLC (together with the schedules and exhibits attached hereto, and as amended, restated, supplemented or otherwise modified from time to time), effective immediately prior to the Effective Time, is entered into by Gyrodyne Company of America, Inc., a self-managed and self-administered real estate investment trust formed under the laws of the State of New York (“Gyrodyne”), as sole member. Capitalized terms used in this Agreement and not otherwise defined have the meanings set forth in Section 1.1 hereto.
WHEREAS, the Company was formed under the NYLLCL pursuant to articles of organization filed with the Secretary of State of the State of New York on October 3, 2013, and a Limited Liability Company Agreement of Gyrodyne, LLC, dated as of October 3, 2013 (the “Original LLC Agreement”), executed by Gyrodyne, as sole member;
WHEREAS, the Board of the Company have authorized and approved an amendment and restatement of the Original LLC Agreement on the terms set forth herein;
WHEREAS, the Company is a party to that certain Agreement and Plan of Merger, dated as of October 15, 2013 (the “Plan of Merger”), between the Company, Gyrodyne and Gyrodyne Special Distribution, LLC (“GSD”), pursuant to which, at the Effective Time, Gyrodyne and GSD will merge with and into the Company with the Company being the surviving entity (the “Merger”);
WHEREAS, at the Effective Time, pursuant to the Plan of Merger and without any action on the part of any other Person (a) each share of common stock, par value $1.00 per share, of Gyrodyne (“Gyrodyne Common Stock”) issued and outstanding (including any such stock that are owned by Gyrodyne as treasury stock) immediately prior to the Effective Time (other than Dissenting Shares) shall be converted into [•] validly issued LLC Share, (b) all certificates representing shares of Gyrodyne Common Stock (other than those certificates representing Dissenting Shares) shall be deemed for all purposes to represent the number of LLC Shares into which the shares of Gyrodyne Common Stock they previously represented were converted in accordance with the Plan of Merger and (c) each holder of shares of Gyrodyne Common Stock (other than Dissenting Shareholders) automatically will be admitted to the Company as a Member;
WHEREAS, at the Effective Time, pursuant to the Plan of Merger and without any action on the part of any other Person (a) each share of limited liability interests of GSD (“GSD Shares”) issued and outstanding (including any such shares that are owned by GSD as treasury shares) immediately prior to the Effective Time shall be converted into [-] validly issued LLC Shares, (b) all certificates representing GSD Shares shall be deemed for all purposes to represent the number of LLC Shares into which the GSD Shares they previously represented were converted in accordance with the Plan of Merger and (c) each holder of GSD Shares automatically will be admitted to the Company as a Member; and
WHEREAS, at the Effective Time, pursuant to the Plan of Merger and without any action on the part of any other Person, each LLC Share in the Company issued and outstanding immediately prior to the Effective Time shall cease to be outstanding, automatically shall be canceled and retired and each Person that was a member of the Company immediately prior to the Effective Time shall automatically cease to be a member of the Company, and, in each case, any consideration paid by any such member shall be returned in connection with the cancellation and retirement of such interest in the Company.

NOW THEREFORE, the limited liability company agreement of the Company is hereby amended and restated to read in its entirety as follows:
ARTICLE I
DEFINITIONS
Section 1.1   Definitions.
The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
“Additional Member” means a Person admitted as a Member of the Company in accordance with Article III as a result of an issuance of LLC Shares to such Person by the Company.
“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each fiscal year of the Company, (a) increased by any amounts that such Member is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Member in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Member in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Member’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 4.1(d)(i) or Section 4.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Member in respect of a Share shall be the amount that such Adjusted Capital Account would be if such LLC Share were the only interest in the Company held by such Member from and after the date on which such LLC Share was first issued.
“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 3.7(d)(i) or Section 3.7(d)(ii).
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Board, without taking into account any liabilities to which such Contributed Property was subject at such time. The Board shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Company in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.
“Agreement” means this Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC, as it may be amended, supplemented or restated from time to time.
“Articles of Organization” means the Articles of Organization of the Company filed with the Secretary of State of the State of New York as referenced in Section 5.21, as such Articles of Organization may be amended, supplemented or restated from time to time.
“Board” has the meaning assigned to such term in Section 5.1.
“Book-Tax Disparity” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.
“Capital Account” means the capital account maintained for a Member pursuant to Section 3.7. The “Capital Account” of a Member in respect of a Share shall be the amount that such Capital Account would be if such LLC Share were the only interest in the Company held by such Member from and after the date on which such LLC Share was first issued.
“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Member contributes to the Company pursuant to this Agreement.
“Carrying Value” means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Members’ Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 3.7(d)(i) and Section 3.7(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Board.
“Chairman of the Board” has the meaning assigned to such term in Section 5.1.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.
“Commission” means the United States Securities and Exchange Commission.
“Company” means Gyrodyne, LLC, a New York limited liability company, and any successors thereto.
“Company Group” means the Company and each Subsidiary of the Company.
“Company Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).
“Contributed Property” means each property or other asset, in such form as may be permitted by the NYLLCL, but excluding cash, contributed to the Company. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 3.7(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.
“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 4.1(d)(ix).
“Depositary” means, with respect to any LLC Shares issued in global form, The Depository Trust Company and its successors and permitted assigns.
“Director” means the individuals elected to the Board from time to time in accordance with this Agreement in their capacity as managers of the Company within the meaning of the NYLLCL.
“Dissenting Shares” has the meaning set forth in the Plan of Merger.
“Dissenting Shareholders” has the meaning set forth in the Plan of Merger.
“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).
“Effective Time” has the meaning set forth in the Plan of Merger.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.
“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Indemnified Person” means (a) any Person who was or is a Director or officer of Gyrodyne and who is or was a Director or officer of the Company, (b) any Person who is or was serving at the request of the Company as an officer, Director, member, manager, partner, fiduciary or trustee of another Person (including any Subsidiary); provided, that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (c) any Person on the Board designates as an “Indemnified Person” for purposes of this Agreement.
“Independent Director” means a Director who meets the then current independence and other standards required of audit committee members established by the Exchange Act and the rules and regulations of the Commission thereunder and by each National Securities Exchange on which LLC Shares are listed for trading.
“Initial Member” means Gyrodyne.
“Liquidation Date” means the date on which an event giving rise to the dissolution of the Company occurs.
“Liquidator” means one or more Persons selected by the Board to perform the functions described in Section 8.2 as liquidating trustee of the Company within the meaning of the NYLLCL.
“LLC Shares” means common shares of limited liability company interests in the Company that are authorized and issued, evidencing a Member’s rights, powers and duties with respect to the Company, in accordance with the terms of this Agreement and the NYLLCL after the Effective Time.
“Member” means each member of the Company, including, unless the context otherwise requires, each Initial Member, each Substitute Member, and each Additional Member.
“Member Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).
“Member Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).
“Member Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Member Nonrecourse Debt.
“Merger” has the meaning set forth in the recitals to this Agreement.
“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act, or the NASDAQ National Market or any successor thereto.
“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Member by the Company, the Company’s Carrying Value of such property (as adjusted pursuant to Section 3.7(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.
“Net Income” means, for any taxable year, the excess, if any, of the Company’s items of income and gain for such taxable year over the Company’s items of loss and deduction for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 3.6(b) and shall not include any items specially allocated under Section 4.1(d).
“Net Loss” means, for any taxable year, the excess, if any, of the Company’s items of loss and deduction for such taxable year over the Company’s items of income and gain for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 3.6(b) and shall not include any items specially allocated under Section 4.1(d).
“NYBCL” means the New York Business Corporation Law of the State of New York, as amended, supplemented or restated from time to time, and any successor to such statute.

“NYLLCL” means the New York Limited Liability Company Law, as amended, supplemented or restated from time to time, and any successor to such statute.
“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 4.2(b)(i)(A), Section 4.2(b)(ii)(A) and Section 4.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such Nonrecourse Liabilities and for no other consideration.
“Nonrecourse Deductions” means any and all items of loss, deduction, or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.
“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).
“Outstanding” means, with respect to LLC Shares, all LLC Shares that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination.
“Percentage Interest” means, as of any date of determination, with respect to any Member, the product obtained by multiplying (a) 100% less the percentage applicable to the LLC Shares (such percentage, as determined by the board of directors as a part of the issuance of such LLC Shares) by (b) the quotient obtained by dividing (x) the number of LLC Shares held by such Member by (y) the total number of all outstanding LLC Shares. No Member may beneficially own a percentage interest greater than 20%. As used herein, the term “beneficially own” shall have the meaning ascribed to it under Rule 13d-3 promulgated under the Exchange Act.
“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.
“Plan of Merger” has the meaning set forth in the recitals to this Agreement.
“Qualified Member” has the meaning set forth in Section 12.4 of this Agreement.
“Recapture Income” means any gain recognized by the Company (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Company, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.
“Record Date” means the date established by the Company for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.
“Record Holder” or “holder” means, with respect to the LLC Shares, the Person in whose name such LLC Shares are registered on the books that the Company has caused to be kept as of the opening of business on such Business Day.
“Required Allocations” means (a) any limitation imposed on any allocation of Net Losses under Section 4.1(b) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Sections 4.1(d)(i), 4.1(d)(ii), 4.1(d)(iii), 4.1(d)(vi) or 4.1(d)(viii).
“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Company recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 4.2(b)(i)(A) or Section 4.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.
“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.
“Share Majority” means a majority of the total votes that may be cast in the election of Directors by holders of all Outstanding LLC Shares.

“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.
“Substitute Member” means a Person who is admitted as a Member of the Company pursuant to Section 3.5(d) as a result of a transfer of LLC Shares to such Person.
“transfer” means, with respect to a LLC Share, a transaction by which the Record Holder of a LLC Share assigns such LLC Share to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.
“Transfer Agent” means, with respect to any class of LLC Shares, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class of LLC Shares; provided that if no Transfer Agent is specifically designated for such class of LLC Shares, the Company shall act in such capacity.
“Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 3.7(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 3.7(d) as of such date).
“Unrealized Loss” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 3.7(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 3.7(d)).
“U.S. GAAP” means United States generally accepted accounting principles consistently applied.
Section 1.2   Construction.
Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.
ARTICLE II
ORGANIZATION
Section 2.1   Formation.
The Company has been formed as a limited liability company pursuant to the provisions of the NYLLCL. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the “NYLLCL” means the New York Limited Liability Company Law, as amended, supplemented or restated from time to time, and any successor to such statute. All LLC Shares shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific Company property.
Section 2.2   Name.
The name of the Company shall be “Gyrodyne, LLC.” The Company’s business may be conducted under any other name or names, as determined by the Board. The words “Limited Liability Company,” “LLC,” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.

Section 2.3   Registered Office; Registered Agent; Principal Office; Other Offices.
The principal office shall be in the Village of St. James, Town of Smithtown, County of Suffolk, State of New York. The address to which the Secretary of State shall mail a copy of any process against the Company served upon him pursuant to law is: Gyrodyne, LLC, 7 Flowerfield, Suite 28, St. James, New York 11780, or such other place as the Board may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of New York as the Board determines to be necessary or appropriate.
Section 2.4   Purposes.
The purpose for which the Company is formed is to:
(a) engage in any and all lawful acts or activities for which limited liability companies may be formed under the NYLLCL;
(b) notwithstanding anything in this Agreement to the contrary, (i) without the consent of any Person, the Merger is hereby authorized, approved, ratified and confirmed, and (ii) in order to effectuate the Merger, the Company is hereby authorized to execute, deliver and perform, and Gyrodyne or any officer (as an “authorized person” within the meaning of the NYLLCL, as member, as an officer or otherwise) is hereby authorized to execute and deliver on behalf of the Company, the Plan of Merger, a Certificate of Merger of Gyrodyne and GSD into the Company to be filed in the office of the Secretary of State of the State of New York, and all documents, agreements, or certificates contemplated thereby or related thereto, in each case without further authorization or approval of any other Person (and any such execution, delivery and performance that has already occurred is hereby authorized, approved, ratified and confirmed in all respects). The foregoing authorization shall not be deemed a restriction on the powers of any Person to enter into other agreements on behalf of the Company in accordance with this Agreement.
Section 2.5   Powers.
The Company shall have, in furtherance of the purposes described in Section 2.4, all of the powers conferred upon limited liability companies organized under the NYLLCL subject to any limitations contained in this Agreement or in the laws of the State of New York.
Section 2.6   Term.
The Company’s term shall be perpetual, unless and until it is dissolved in accordance with the provisions of Article VIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Articles of Organization as provided in the NYLLCL.
Section 2.7   Title to Company Assets.
Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, Director or officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more nominees, as the Board may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.
ARTICLE III
MEMBERS AND LLC SHARES
Section 3.1   Members.
(a) A Person shall be admitted as a Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any LLC Share and becomes the Record Holder of such LLC Share in accordance with the provisions of Article IV hereof. A Person may become a Record Holder without the consent or approval of any of the Members. A Person may not become a Member without acquiring a LLC Share.

(b) The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Secretary of the Company shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).
(c) Except as otherwise provided in the NYLLCL, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.
(d) Subject to Articles X and XI, Members may not be expelled from or removed as Members of the Company. Members shall not have any right to withdraw from the Company; provided, that when a transferee of a Member’s LLC Shares becomes a Record Holder of such LLC Shares, such transferring Member shall cease to be a member of the Company with respect to the LLC Shares so transferred.
(e) Except to the extent expressly provided in this Agreement: (i) no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Company may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or distributions; (iii) no interest shall be paid by the Company on Capital Contributions; and (iv) no Member, in its capacity as such, shall participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Member.
(f) Any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.
Section 3.2   Authorization to Issue LLC Shares.
(a) The aggregate number of LLC Shares which the Company is authorized to issue is four million (4,000,000).
(b) All of the LLC Shares which the Company is authorized to issue shall be of one class, and shall be designated common shares.
(c) No holder of LLC Shares shall be entitled as a matter of right to subscribe for, purchase or receive any LLC Shares, whether out of the number of LLC Shares authorized by the Section 3.2(a) hereof or by amendment thereof, or out of the LLC Shares acquired by it after the issuance thereof, or any rights or options to subscribe for, purchase or receive LLC Shares which it may issue or sell, nor shall any holder of LLC Shares be entitled as a matter of right to subscribe for, purchase or receive any bonds, debentures or other securities which the Company may issue or sell that shall be convertible into or exchangeable for LLC Shares or to which shall be attached or appertain any warrant or warrants or other instrument or instruments or rights that shall confer upon the holder or owner of such securities the right to subscribe for, purchase or receive from the Company any of its LLC Shares; but any LLC Shares, whether now or hereafter authorized or acquired by the Company, and any rights or options to subscribe for, purchase or receive LLC Shares from the Company, and any bonds, debentures or other securities of the Company convertible into or exchangeable for LLC Shares or to which shall be attached or appertain any warrant or warrants or other instrument or instruments or rights that shall confer upon the holder or owner of such securities the right to subscribe for, purchase or receive from the Company any of its LLC Shares, may be issued and disposed of by the Board to such persons, firms, corporations or associations for such consideration, upon such terms and in such manner as the Board may in its discretion determine, without offering any thereof on the same terms or on any terms to the Members then of record.
Section 3.3   Outstanding LLC Shares.
(a) At the Effective Time, automatically, by virtue of the Merger and without any action on the part of any other Person (i) each share of Gyrodyne Common Stock issued and outstanding (including any such stock that is owned by Gyrodyne as treasury stock) immediately prior to the Effective Time (other than Dissenting Shares) is converted into one validly issued LLC Share, (ii) all certificates representing shares of Gyrodyne Common Stock (other than those certificates representing Dissenting Shares) shall be deemed for all purposes to represent the number of LLC Shares into which the shares of Gyrodyne Common Stock they previously represented were converted in accordance with the Plan of Merger and (iii) each holder of shares of Gyrodyne Common Stock (other than Dissenting Shareholders) automatically will be admitted to the Company as a Member. Notwithstanding Section 603 of the NYLLCL, any LLC Shares acquired by the Company by virtue of the Merger shall not be automatically deemed canceled and instead may be deemed to be authorized and issued LLC Shares held in the treasury of the Company and may subsequently be transferred in accordance with this Agreement.
(b) At the Effective Time, pursuant to the Plan of Merger and without any action on the part of any other Person (a) each share of limited liability interests of GSD (“GSD Shares”) issued and outstanding (including any such shares that are owned by GSD as treasury shares) immediately prior to the Effective Time shall be converted into [•] validly issued LLC Shares, (b) all certificates representing GSD Shares shall be deemed for all purposes to represent the number of LLC Shares into which the GSD Shares they previously represented were converted in accordance with the Plan of Merger and (c) each holder of GSD Shares automatically will be admitted to the Company as a Member.
(c) At the Effective Time, automatically, by virtue of the Merger and without any action on the part of any other Person, each limited liability company interest in the Company outstanding immediately prior to the Effective Time hereby ceases to be outstanding, is automatically canceled and retired, and each Person that was a member of the Company immediately prior to the Effective Time automatically ceases to be a member of the Company, and, in each case, any consideration paid by any such member shall be returned in connection with the cancellation and retirement of such interest in the Company.
(d) If a Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn his, her or its demand or lost his, her or its rights to appraisal under the NYBCL, (i) such Dissenting Stockholder’s shares shall no longer be considered Dissenting Shares and such Dissenting Stockholder’s shares of Gyrodyne Common Stock, if any, shall thereupon be deemed to have been converted pursuant to, and certificates representing such LLC Shares shall thereupon be treated in accordance with, Section 3.1(a)(i) hereof, and (ii) such Dissenting Stockholder automatically shall be admitted to the Company as a Member.
Section 3.4   Uncertificated Shares.
The LLC Shares shall be uncertificated and a listing of the Record Holders thereof shall be maintained solely on the registrar of the Company’s shares and, if applicable, in the book-entry account system of any transfer agent appointed by the Company. No certificates evidencing such shares shall be issued. Upon written request of a registered holder of LLC Shares, the Company shall send to such registered owner a statement of the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 3.5   Record Holders.
The Company shall be entitled to recognize the Record Holder as the owner of a LLC Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such LLC Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such LLC Shares are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding LLC Shares, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such LLC Shares.
Section 3.6   Registration and Transfer of LLC Shares; Limitation on Ownership.
(a) The term “transfer,” when used in this Agreement with respect to a Share, shall be deemed to refer to a transaction by which the Record Holder of a LLC Share assigns such LLC Share to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b) The Company shall keep or cause to be kept on behalf of the Company a register that will provide for the registration and transfer of LLC Shares. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering LLC Shares and transfers of such LLC Shares as herein provided. Transfers of LLC Shares shall be made upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes or other governmental charge and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Company shall determine to waive such requirement.
(c) By acceptance of the transfer of any LLC Share, each transferee of a LLC Share (including any nominee holder or an agent or representative acquiring such LLC Shares for the account of another Person) (i) shall be admitted to the Company as a Substitute Member with respect to the LLC Shares so transferred to such transferee when any such transfer or admission is reflected in the books and records of the Company, (ii) shall be deemed to agree to be bound by the terms of this Agreement, (iii) shall become the Record Holder of the LLC Shares so transferred, (iv) grants powers of attorney to the officers of the Company and any Liquidator of the Company, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The transfer of any LLC Shares and the admission of any new Member shall not constitute an amendment to this Agreement.
(d) Nothing contained in this Agreement shall preclude the settlement of any transactions involving LLC Shares entered into through the facilities of any National Securities Exchange on which such LLC Shares are listed for trading.
(e) No Member’s Percentage Interest shall exceed 20% (the “Cap”) at any time. If any Member’s Percentage Interest, at any time, is greater than the Cap for any reason whatsoever, including but not limited to additional contributions by Members, purchases or other acquisitions by Members, mergers, consolidations, acquisitions, or other business combinations involving the Member (such Member, the “Capped Member”), then the Percentage Interests resulting in such an increase over the Cap (the “Excess Interest”) shall be transferred by the Capped Member to an irrevocable trust formed and administered by the Company (the “Trust”). The Excess Interest shall have no voting rights when held in the Trust and shall be disregarded in computing any required votes under this Agreement. The Company shall be responsible for all expenses relating to the Trust. The Capped Member will be the beneficiary of the Trust. At the end of each fiscal quarter, or at such other earlier date as determined by the Board, the Company, on behalf of the Trust, shall have the option to purchase the Excess Interests from the Trust at a price (the “Excess Interests Price”) determined by an independent appraiser selected by the Board or to offer such Excess Interests to third parties. The Board may, at its discretion, offer such Excess Interests to the other Members in proportion to their Percentage Interests, or to other Persons at the Excess Interests Price. However, in the event a Capped Member’s Percentage Interests including the Excess Interest held beneficially in the Trust on behalf of such Capped Member, at any time becomes less than the Cap due to the sale of Percentage Interests by the Capped Member or due to additional issuances of LLC Shares by the Company, the Trust (to the extent such Capped Member’s Excess Interest has not been sold pursuant to this Section 3.6(f)) shall return to the Capped Member the lesser of (x) all Excess Interests of such Capped Member held in the Trust and (y) the number of Excess Interests that would increase such Capped Member’s Percentage Interest to 20%. Distributions, if any, made by the Company with respect to the Excess Interests shall be paid to the Capped Member promptly upon receipt thereof by the Trust. The Trust shall distribute the proceeds of any sale of the Excess Interests promptly upon receipt thereof to the Capped Member. Notwithstanding the foregoing, any transfer of Interests pursuant to this Section 3.6(f) that would cause the Company to be treated as a publicly traded partnership taxable as a corporation under Section 7704 of the Code shall be null and void and all transfers shall be made subject to and in compliance with all applicable laws.
Section 3.7   Capital Accounts.
(a) The Company shall maintain for each Member (or a beneficial owner of LLC Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method acceptable to the Company) owning

LLC Shares a separate Capital Account with respect to such LLC Shares in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Company with respect to such LLC Shares pursuant to this Agreement and (ii) all items of Company income and gain (including income and gain exempt from tax) computed in accordance with Section 3.7(b) and allocated with respect to such LLC Shares pursuant to Section 4.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such LLC Shares pursuant to this Agreement and (y) all items of Company deduction and loss computed in accordance with Section 3.7(b) and allocated with respect to such LLC Shares pursuant to Section 4.1. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulation. In the event the Board shall determine that it is prudent to modify the manner in which the Capital Accounts or any adjustments thereto (including adjustments relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Members) are computed in order to comply with such Treasury Regulation, the Board may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article VIII hereof upon the dissolution of the Company. The Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality among the Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b).
(b) For purposes of computing the amount of any item of income, gain, loss or deduction, which is to be allocated pursuant to Article IV and is to be reflected in the Members’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:
(i) All fees and other expenses incurred by the Company to promote the sale of (or to sell) LLC Shares that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Members pursuant to Section 4.1.
(ii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Company and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.
(iii) Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date.
(iv) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined in the manner described in Regulation Section 1.704-3(d)(2). Upon an adjustment pursuant to Section 3.7(d) to the Carrying Value of any Adjusted Property that is subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined in the manner described in Regulation Section 1.704-3(d)(2).
(c) A transferee of LLC Shares shall succeed to a pro rata portion of the Capital Account of the transferor based on the number of LLC Shares so transferred.

(d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional LLC Shares for cash or Contributed Property and the issuance of LLC Shares as consideration for the provision of services, the Capital Account of all Members and the Carrying Value of each Company property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Members at such time pursuant to Section 4.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Company assets (including cash or cash equivalents) immediately prior to the issuance of additional LLC Shares shall be determined by the Board using such method of valuation as it may adopt; provided, however, that the Board, in arriving at such valuation, must take fully into account the fair market value of the LLC Shares of all Members at such time. The Board shall allocate such aggregate value among the assets of the Company (in such manner as it determines) to arrive at a fair market value for individual properties.
(ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Member of any Company property (other than a distribution of cash that is not in redemption or retirement of a Share), the Capital Accounts of all Members and the Carrying Value of all Company property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Members, at such time, pursuant to Section 4.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Company assets (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to Section 8.3 or in the case of a deemed distribution, be determined and allocated in the same manner as that provided in Section 3.7(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 8.3, be determined and allocated by the Liquidator using such method of valuation as it may adopt.
(iii) The Board may make the adjustments described in clause (i) above in the manner set forth therein if the Board determines that such adjustments are necessary or useful to effectuate the intended economic arrangement among the Members (i.e., that equal distributions be paid with respect to each LLC Share), including Members who received LLC Shares in connection with the performance of services to or for the benefit of the Company.
(e) Notwithstanding anything expressed or implied to the contrary in this Agreement, in the event the Board shall determine, in its sole and absolute discretion, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Members (i.e., that equal distributions be paid with respect to each LLC Share), the Board may make such modification.
Section 3.8   Splits and Combinations.
(a) Subject to paragraph (d) of this Section 3.8, the Company may make a pro rata distribution of LLC Shares to all Record Holders of LLC Shares, or may effect a subdivision or combination of LLC Shares so long as, after any such event, each Member shall have the same Percentage Interest in the Company as before such event, and any amounts calculated on a per share basis or stated as a number of LLC Shares are proportionately adjusted.
(b) Whenever such a distribution, subdivision or combination of LLC Shares is declared, the Board shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days nor more than 60 days prior to the date of such notice. The Board also may cause a firm of independent public accountants selected by it to calculate the number of LLC Shares to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Board shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such distribution, subdivision or combination, the Company may issue uncertificated shares to the Record Holders of LLC Shares as of the applicable Record Date representing the new number of LLC Shares held by such Record Holders, or the Board may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes.
(d) The Company shall not issue fractional LLC Shares upon any distribution, subdivision or combination of LLC Shares. If a distribution, subdivision or combination of LLC Shares would otherwise result in the issuance of fractional LLC Shares, each fractional LLC Share shall be rounded to the nearest whole LLC Share (and a 0.5 LLC Share shall be rounded to the next higher LLC Share).
ARTICLE IV
ALLOCATIONS AND DISTRIBUTIONS
Section 4.1   Allocations for Capital Account Purposes.
For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, the Company’s items of income, gain, loss and deduction (computed in accordance with Section 3.7(b)) shall be allocated among the Members in each taxable year (or portion thereof) as provided herein below.
(a) Net Income.   After giving effect to the special allocations set forth in Section 4.1(d), Net Income for each taxable year and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable year shall be allocated to the Members in accordance with their respective Percentage Interests.
(b) Net Losses.   After giving effect to the special allocations set forth in Section 4.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated to the Members in accordance with their respective Percentage Interests; provided that to the extent any allocation of Net Losses would cause any Members to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account), such allocation of Net Loss shall be reallocated among the other Members in accordance with their respective Percentage Interests.
(c) Allocation upon Termination.   With respect to all Section 4.1(a) and (b) allocations following a Liquidation Date, such allocations shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 4.1 and after giving effect to all distributions during such taxable year; provided, however, that solely for purposes of this Section 4.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 8.3.
(d) Special Allocations.   Notwithstanding any other provision of this Section 4.1, the following special allocations shall be made for such taxable period:
(i) Company Minimum Gain Chargeback.   Notwithstanding any other provision of this Section 4.1, if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 4.1(d), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 4.1(d) with respect to such taxable period (other than an allocation pursuant to Sections 4.1(d)(iii) and 4.1(d)(vi)). This Section 4.1(d)(i) is intended to comply with the Company Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.
(ii) Chargeback of Member Nonrecourse Debt Minimum Gain.   Notwithstanding the other provisions of this Section 4.1 (other than Section 4.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company taxable period, any Member with a LLC Share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 4.1(d), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 4.1(d), other than Section 4.1(d)(i) and other than an allocation pursuant to Sections 4.1(d)(v) and 4.1(d)(vi), with respect to such taxable period. This Section 4.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(iii) Qualified Income Offset.   In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Sections 4.1(d)(i) or (ii). This Section 4.1(d)(iii) is intended to qualify and be construed as a “qualified income offset” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(iv) Gross Income Allocations.   In the event any Member has a deficit balance in its Capital Account at the end of any Company taxable period in excess of the sum of (A) the amount such Member is required to restore pursuant to the provisions of this Agreement and (B) the amount such Member is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 4.1(d)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 4.1 have been tentatively made as if this Section 4.1(d)(iv) were not in this Agreement.
(v) Nonrecourse Deductions.   Nonrecourse Deductions for any taxable period shall be allocated to the Members in accordance with their respective Percentage Interests. If the Board determines that the Company’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Board is authorized, upon notice to the other Members, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.
(vi) Member Nonrecourse Deductions.   Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.
(vii) Nonrecourse Liabilities.   Nonrecourse Liabilities of the Company described in Treasury Regulation Section 1.752-3(a)(3) shall be allocated among the Members in a manner chosen by the Board and consistent with such Treasury Regulation.
(viii) Code Section 754 Adjustments.   To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(ix) Curative Allocation.
(A) The Required Allocations are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Required Allocations shall be offset either with other Required Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.1(d)(ix). Therefore, notwithstanding any other provision of this Article IV (other than the Required Allocations), the Board shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Required Allocations were not part of this Agreement and all Company items were allocated pursuant to the economic agreement among the Members.
(B) The Board shall, with respect to each taxable period, (1) apply the provisions of Section 4.1(d)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 4.1(d)(ix)(A) among the Members in a manner that is likely to minimize such economic distortions.
Section 4.2   Allocations for Tax Purposes.
(a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 4.1.
(b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or an Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Members as follows:
(i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 4.1.
(ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Members in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Sections 3.7(d)(i) or 3.7(d)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 4.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 4.1.
(iii) The Board shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities. Notwithstanding the preceding sentence, the Board may cause the Company to eliminate Book-Tax Disparities using another method described in Treasury Regulation Section 1.704-3.
(c) For the proper administration of the Company and for the preservation of uniformity of the LLC Shares, the Board shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including gross income) or deductions; (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the LLC Shares; and (iv) adopt and employ such methods for (A) the maintenance of Capital Accounts for book and tax purposes, (B) the determination and allocation of adjustments under Sections 704(c), 734 and 743 of the Code, (C) the determination and allocation of taxable income, tax loss and items thereof under this Agreement and pursuant to the Code, (D) the determination of the identities and tax classification of

Members, (E) the provision of tax information and reports to the Members, (F) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis, (G) the allocation of asset values and tax basis, (H) the adoption and maintenance of accounting methods, (I) the recognition of the transfer of LLC Shares, (J) tax compliance and other tax-related requirements, including the use of computer software, and to use filing and reporting procedures similar to those employed by publicly-traded partnerships and limited liability companies, as it determines in its sole discretion are necessary and appropriate to execute the provisions of this Agreement and to comply with federal, state and local tax law, and to achieve uniformity of LLC Shares. The Board may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 4.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Members, the holders of any class or classes of LLC Shares issued and Outstanding or the Company, and if such allocations are consistent with the principles of Section 704 of the Code.
(d) The Board may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Company’s common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6) or any successor regulations thereto. If the Board determines that such reporting position cannot be taken, the Board may adopt depreciation and amortization conventions under which all purchasers acquiring LLC Shares in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Company’s property. If the Board chooses not to utilize such aggregate method, the Board may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any LLC Shares, so long as such conventions would not have a material adverse effect on the Members or the Record Holders of LLC Shares.
(e) Any gain allocated to the Members upon the sale or other taxable disposition of any Company asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 4.2, be characterized as Recapture Income in the same proportions and to the same extent as such Members (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.
(f) All items of income, gain, loss, deduction and credit recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Company; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the Board) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.
(g) Pursuant to Section 4.2(c), the Board may adopt and employ such conventions and methods as it determines in its sole discretion to be appropriate for the determination for federal income tax purposes of each item of Company income, gain, loss, and deduction and the allocation of such items among Members and between transferors and transferees under this Agreement and pursuant to the Code (including Section 706 of the Code) and the regulations or rulings promulgated thereunder. The Board may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.
(h) Allocations that would otherwise be made to a Member under the provisions of this Article IV shall instead be made to the beneficial owner of LLC Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Board.
Section 4.3   Distributions to Record Holders.
(a) The Board may fix any time whatsoever not less than ten (10) nor more than sixty (60) days prior to the date of any meeting of Members, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of LLC Shares will be made or will go into effect, as a record date for the determination of the Members entitled to notice of, or to vote at, any such meetings, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of LLC Shares.
(b) Notwithstanding Section 4.3(a), in the event of the dissolution and liquidation of the Company, all distributions shall be made in accordance with, and subject to the terms and conditions of, Section 8.3(a).
ARTICLE V
MANAGEMENT AND OPERATION OF BUSINESS
Section 5.1   Power and Authority of Board.
The business and affairs of the Company shall be managed by its board of Directors (the “Board”), acting, collectively, as managers of the Company within the meaning of the NYLLCL. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board, on the one hand, and of the officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the NYBCL. In addition to the powers that now or hereafter can be granted to managers under the NYLLCL and to all other powers granted under any other provision of this Agreement, the Board may exercise all such powers of the Company and shall have full power and authority to do, and to direct the officers to do, all such lawful acts and things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company.
Section 5.2   Procedure for Election of Directors; Required Vote.
Election of Directors at all meetings of the Members at which Directors are to be elected (an “Election Meeting”) shall be by ballot, a plurality of the votes cast thereat shall elect Directors.
Section 5.3   Number of Directors.
The Board shall consist of not less than three (3) nor more than seven (7) Directors, who need not be Members. Within these limits, the number of Directors of the Company shall be fixed from time to time by resolution of the Board.
Section 5.4   Classification of Directors.
The Directors in office shall be divided, with respect to the time for which they severally hold office, into three classes: Class I, Class II and Class III. The term of office of the Class I Directors will expire at the 2014 annual meeting of Members, the term of office of the Class II Directors will expire at the 2015 annual meeting of Members and the term of office of the Class III Directors will expire at the 2016 annual meeting of Members following their election, and shall hold office until their successors have been duly elected and qualified. At each annual meeting of Members, commencing with the 2014 annual meeting, Directors elected to succeed the Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of Members following their election. Directors shall hold office until their successors have been duly elected and qualified, provided, however, that a Directors may resign. If the number of Directors is not evenly divisible into thirds, the Board shall determine which Class or Classes shall have one extra Directors. Any additional Directors of any Class elected to the Board to fill a vacancy from an increase in such Class shall hold office for the term that expires as to that Class. The tenure of a Director shall not be affected by any decrease in the number of Directors so made by the Board.
Section 5.5   Removal and Vacancies.
Any Director or Directors may be removed at any time, but only for “cause” by the affirmative vote of two-thirds (2/3) of the Directors then in office or by vote of the Members at a special meeting called for that purpose. “Cause” for purposes hereof shall be defined as criminal acts, misfeasance of office or other similar acts. If the office of any Director or Directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, increase in the authorized number of Directors, or otherwise, the remaining Directors, though less than a quorum or by the sole remaining Director shall choose a successor, successors or additional Directors who shall hold office for the remainder of the term of the vacant office. In the event of a vacancy, the Board, may, in its discretion, reduce the number of Directors by allowing the vacated office to remain vacant. In the event that the Board increases the number of Directors, such new Directors will be elected by the Board to a Class or Classes of Directors so designated by the Board for the term(s) to expire at the annual meeting(s) of the Company next electing such Class or Classes, except as otherwise required by law.
Section 5.6   Quorum and Adjournment.
A majority of the Directors shall constitute a quorum at any meeting except as otherwise provided by law but a lesser number may adjourn any meeting from time to time and the meeting may be held as so adjourned without further notice.
Section 5.7   Regular Meetings.
Regular meetings of the Board shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. The Board shall meet at the first regular meeting following the annual meeting of Members at which the Directors are elected. Notice need not be given of regular meetings of the Board that are held at the time and place designated by the Board. If a regular meeting is not to be held at the time and place designated by the Board, notice of such meeting, which need not specify the business to be transacted thereat and shall be given (a) if by mail, at least five (5) days, or (b) if by electronic communications or delivered personally or by telephone, not less than two (2) days before the time of such meeting, excepting the meeting following the election of Directors. Notices shall be given to each Director at the addresses that he/she shall furnish from time to time to the Secretary as the address for such notices.
Except as otherwise provided by law or this Agreement, a majority of those Directors present and voting at any meeting of the Board, if a quorum is present at such time, shall decide each matter considered. A Director cannot vote by proxy, or otherwise act by proxy, at a meeting of the Board.
Sction 5.8   Special Meetings.
Special meetings of the Board may be called by the Chairman of the Board, or in his absence, by the President, or at the request of three or more members of the Board. A special meeting of the Board shall be deemed to be any meeting other than a regular meeting of the Board. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board (a) if by mail, at least seventy-two (72) hours or (b) if by electronic communications or delivered personally or by telephone, not less than eighteen hours before the time of such meeting, excepting the meeting following the election of Directors. Notices shall be given to each Director at the addresses that he/she shall furnish from time to time to the Secretary as the address for such notices.
Waiver of Notice in writing by any Director of any special meeting of the Board or of any committee thereof, whether prior or subsequent to such meeting, or attendance at such meeting by any Director, shall be equivalent to notice to such Directors of such meeting.
Section 5.9   Report and Records.
The reports of officers and Committees and the records of the proceedings of all Committees shall be filed with the Secretary of the Company and presented to the Board, if practicable, at its next regular meeting. The Board shall keep complete records of its proceedings in a minute book kept for that purpose. When a Director shall request it, the vote of each Director upon a particular question shall be recorded in the minutes.
Section 5.10   Committees.
(a) Executive Committee. The Board, in its discretion, may appoint three or more of its Directors to act as an Executive Committee. The Committee shall be comprised of the Chairman and such other Directors as appointed by the Board. Such Committee shall, when the Board is not meeting, assume such duties and perform such services as may be assigned to it by the Board, with the same force and effect as though the Board had performed the same.

The Executive Committee has all the authority of the Board, except with respect to certain matters that by the NYLLCL may not be delegated by the Board. The Committee may act only in the intervals between meetings of the full Board. It acts usually in those cases where it is not feasible to convene a special meeting of the Board or where the agenda is the technical completion of undertakings already approved in principle by the Board.
All action by the Executive Committee shall be reported to the Board at its meeting next succeeding such action, and shall be subject to revision or alteration by the Board; provided that no rights or acts of third parties shall be affected by any such revision or alteration. The Executive Committee shall fix its own rules of procedure and shall meet where and as provided by such rules, or by resolution of the Board, but in every case the presence of a majority of its members shall be necessary to constitute a quorum.
In every case, the affirmative vote of a majority of all members of the Committee present at the meeting shall be necessary to its adoption of any resolution.
Section 5.11   Other Committees of the Board.
The Board may appoint one or more Directors to comprise one or more of the following Committees, or such other committees as may be designated from time-to-time by the Board, who shall serve at the pleasure of the Board:
(a) Audit Committee.   The Committee shall be comprised of non-employee Directors. The duties of the Committee include recommendation of the independent accountants to be appointed by the Board; approval of the scope of the accountants’ examination and other services; review of financial statements, including auditors’ opinions and management letters, and reporting to the Board the Committee’s recommendation with respect thereto; review of financial and/or fiscal policies and policy decisions; determination of the duties and responsibilities of the officer with internal auditing responsibility; approval of the scope of such officer’s work and review of the results thereof and, through review of the results of internal and external audits, monitoring of internal programs to ensure compliance with laws, regulations and the Company’s responsibilities for financial reporting to the public.
(b) Compensation Committee.   The Committee shall be comprised of non-employee Directors. The duties of the Committee include approval of salaries to be paid to senior executive officers; approval of or delegation to the President of the authority to approve the salaries of all other officers; and the annual review of all significant financial relationships which Directors and officers have with the Company, directly or indirectly. The duties also include investigation of any complaints concerning possible conflicts of interests involving Directors or officers of the Company, recommendations to the Board of actions to be taken to remove any such conflicts and recommendation of policies or procedures designed to avoid any such conflicts of interest.
(c) Nominating Committee.   The Committee shall be comprised of the Chairman of the Board and non-employee Directors. The duties of the Committee include recommendation to the Board with respect to nominees for election as Directors; and recommendation to the Board with respect to the composition of all Committees of the Board other than the Executive and Nominating Committees.
A majority of the number of members of any Committee shall constitute a quorum for the transaction of business. The action of a majority of members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.
Section 5.12   Chairman of the Board.
The Board shall elect a Chairman of the Board at the first regular meeting of the Board following each annual meeting of Members at which Directors are elected. The Chairman of the Board shall be a member of the Board and shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board.
Section 5.13   Eligibility to Make Nominations.
Nominations of candidates for election as Directors at any Election Meeting may be made (1) by any Members entitled to vote at such Election Meeting only in accordance with the procedures established by Section 5.15, or (2) by the Board. In order to be eligible for election as a Director, any Director nominee must first be nominated in accordance with the provisions of this Agreement.

Section 5.14   Procedures for Nominations by Members.
(a) Any Member entitled to vote for the election of a Director at an Election Meeting may nominate one or more persons for such election only if written notice of such Member’s intent to make such nomination is delivered to or mailed and received by the Secretary of the Company. Such notice shall be delivered to the Secretary at the principal executive offices of the Company (1) with respect to an annual meeting of Members, not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting, which, in the case of the first annual meeting of Members following the date hereof, the preceding year’s annual meeting shall mean the annual meeting of Gyrodyne’s shareholders held in the preceding year); provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Member to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company; and (2) with respect to a special meeting, not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or the 10th day following the date of public disclosure of the date of such special meeting. In no event shall the public disclosure of an adjournment of an Election Meeting commence a new time period for the giving of a Member’s notice as described above. The written notice of the Member intending to make the nomination (the “Proponent”) shall set forth: (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of LLC Shares that are owned of record and beneficially by each such nominee, (iv) with respect to each nominee for election or reelection to the Board, the completed and signed questionnaire, representation and agreement required by Section 5.15, (v) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a Director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under the rules of the United States Securities and Exchange Commission, and (vi) as to the Proponent: (A) the name and address of the Proponent, and of any holder of record of the Proponent’s LLC Shares as they appear on the Company’s books, (B) the class and number of LLC Shares that are owned by the Proponent (beneficially and of record) and owned by any holder of record of the Proponent’s LLC shares, as of the date of the Proponent’s notice, and a representation that the Proponent will notify the Company in writing of the class and number of such LLC Shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proponent and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any of its affiliates or associates with respect to LLC Shares, and a representation that the Proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (E) a representation that the Proponent has continuously held at least $2000 in market value, or 1%, of the Company’s Outstanding LLC Shares entitled to vote for at least one year (or such lesser period that shall have elapsed since the Merger) by such date of giving written notice or a representation that the Proponent is entitled to cast votes with respect to at least 5% of the Outstanding LLC Shares, (F) a representation that the Proponent intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (G) a representation whether the Proponent intends to deliver a proxy statement and form of proxy to Members of the Company and/or otherwise solicit proxies from Members in support of the nomination. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent Director of the Company or that could be material to a reasonable Member’s understanding of the independence, or lack thereof, of such nominee.
(b) If the chair of the Election Meeting determines that a nomination of any candidate for election as a Director was not made in accordance with the applicable provisions of this Section 5.15, such nomination shall be void. Notwithstanding anything in this Section 5.15 to the contrary, unless otherwise required by law, if a Proponent intending to make a nomination at an Election Meeting pursuant to this Section 5.15 does not provide the information required under clauses (B) through (D) of subparagraph (vi) of paragraph (a) of this Section 5.15 to the Company promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company.
Section 5.15   Submission of Questionnaire.
To be eligible to be a nominee for election or reelection as a Director of the Company, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 5.15 of this Agreement) to the Secretary of the Company at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Company, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Company, and will comply with, applicable law and all applicable publicly disclosed governance, conflict of interest, opportunities, confidentiality and ownership and trading policies and guidelines of the Company.
Section 5.16   Articles of Organization.
The Articles of Organization has been filed with the Secretary of State of the State of New York as required by the NYLLCL, such filing being hereby confirmed, ratified and approved in all respects. The Board shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of New York or any other state in which the Company may elect to do business or own property. To the extent that the Board determines such action to be necessary or appropriate, the Board shall direct the appropriate officers of the Company to file amendments to and restatements of the Articles of Organization and do all things to maintain the Company as a limited liability company under the laws of the State of New York or of any other state in which the Company may elect to do business or own property, and any such officer so directed shall be an “authorized person” of the Company within the meaning of the NYLLCL for purposes of filing any such certificate with the Secretary of State of the State of New York. The Company shall not be required, before or after filing, to deliver or mail a copy of the Articles of Organization, any qualification document or any amendment thereto to any Member.

ARTICLE VI
OFFICERS
Section 6.1   Officers.
The officers of the Company shall be a President, a Secretary, a Treasurer, and such other officers and assistant officers, as the Board may from time to time deem advisable. Except for President and Secretary, the Board may refrain from filling any of the said offices at any time and from time to time. Except as otherwise required by applicable law, the same individual may hold any two (2) or more offices. The officers shall be elected by the Board at the time, in the manner and for such terms as the Board from time to time shall determine. Any officer may be removed at any time, with or without cause, and regardless of the term for which such officer was elected, but without prejudice to any contract right of such officer. Each officer shall hold his office for the current year for which he was elected or appointed by the Board unless he shall resign, becomes disqualified, or be removed at the pleasure of the Board.
Section 6.2   President.
The President shall have general supervision of all of the departments and business of the Company and shall prescribe the duties of the other officers and employees and see to the proper performance thereof. The President shall be responsible for having all orders and resolutions of the Board carried into effect. The President shall execute on behalf of the Company and may affix or cause to be affixed a seal to authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Company by the Board or by the President. The President shall be a member of the Board. In the absence or disability of the Chairman of the Board or his/her refusal to act, the President shall preside at meetings of the Board. In general, the President shall perform all the duties and exercise all of the powers and authorities incident to such office or as prescribed by the Board.
Section 6.3   Secretary.
The Secretary shall act under the supervision of the President or such other officers as the President may designate. Unless the Board has elected a Secretary to the Board, or unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board and all meetings of the Members and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing Committees when required by this Agreement or otherwise. The Secretary shall give, or cause to be given, notice of all meetings of the Members and of the Board. The Secretary shall keep a seal of the Company, and, when authorized by the Board or the President, cause it to be affixed to any documents and instruments requiring it. The Secretary shall perform such other duties as may be prescribed by the Board, the President, or such other supervising officer as the President may designate.
Section 6.4   Treasurer.
The Treasurer shall act under the supervision of the President or such other officer as the President may designate. The Treasurer shall have custody of the Company’s funds and such other duties as may be prescribed by the Board, President or such other supervising officer as the President may designate.
Section 6.5   General Powers.
The officers are authorized to do and perform such acts as are necessary in the carrying on of the business of the Company, subject always to the direction of the Board.

ARTICLE VII
INDEMNIFICATION
Section 7.1   Mandatory Indemnification.
(a) No Director of the Company shall be liable to the Company or its Members for monetary damages for breach of fiduciary duty as a Director, except if a judgment or other final adjudication adverse to the Director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Sections 409(c) and 609 of the NYLLCL. If the NYLLCL hereafter is amended to authorize the further elimination or limitation of the liability of Directors, then the liability of a Director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended NYLLCL. Any repeal or modification of this Section 7.1(a) by the Members of the Company shall be prospective only and shall not adversely affect any limitation on the personal liability of a Director of the Company existing at the time of such repeal or modification.
(b) The Company shall, to the full extent permitted by the NYLLCL, as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a Director, officer or employee of the Company or any of its subsidiaries or was serving at the request of the Company as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (c) of this Section 7.1, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. Any right of indemnification so provided shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Company within 20 days after receipt by the Company of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the NYLLCL requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of such Director or officer to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article VII or otherwise.
(c) To obtain indemnification under this Article VII, a claimant shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (b), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the Members of the Company. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceedings for which indemnification is claimed a Change of Control (as hereinafter defined), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten days after such determination.
(d) If a claim under paragraph (a) of this Article VII is not paid in full by the Company within thirty days after a written claim pursuant to paragraph (b) of this Article VII has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standard of conduct which makes it permissible under the NYLLCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board, Independent Counsel or Members) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the NYLLCL, nor an actual determination by the Company (including its Board, Independent Counsel or Members) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(e) If a determination shall have been made pursuant to paragraph (b) of this Article VII that the claimant is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (c) of this Article VII.
(f) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (c) of this Article VII that the procedures and presumptions of this Article VII are not valid, binding and enforceable and shall stipulate in such proceeding that the Company is bound by all the provisions of this Article VII.
(g) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Organization, this Agreement, vote of Members or Disinterested Directors or otherwise. No repeal or modification of this this Article VII shall in any way diminish or adversely affect the rights of any Director, officer, employee or agent of the Company hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.
(h) The Company may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the NYLLCL. To the extent that the Company maintains any policy or policies providing such insurance, each such Director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (h) of this this Article VII, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such Director, officer, employee or agent.
(i) The Company may, to the extent authorized from time to time by the Board or the Members of the Company by resolution thereof, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the provisions of this this Article VII with respect to the indemnification and advancement of expenses of Directors and officers of the Company, or to any Directors or officers of the Company to the extent such rights are permitted by law and not available under this this Article VII.

(j) If any provision or provisions of this this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this this Article VII (including, without limitation, each portion of any paragraph of this this Article VII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this this Article VII (including, without limitation, each such portion of any paragraph of this this Article VII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
(k) For purposes of this Article VII:
(i) “Change of Control” means
(A) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act a Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding LLC Shares or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control; (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (C) of this Section 7.1(j)(1); or
(B) Individuals who, as of August 1, 2001, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to August 1, 2001 whose election, or nomination for election by the Company’s Members, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(C) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding LLC Shares and outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then Outstanding LLC Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company’s Outstanding LLC Shares and outstanding voting securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then Outstanding LLC Shares resulting from such Business Combination or the combined voting power of the then Outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(D) Approval by the Members of the Company of a complete liquidation or dissolution of the Company.
(ii) “Disinterested Director” means a Director of the Company who is not and was not a party to the action or proceeding in respect of which indemnification is sought by the claimant.
(iii) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporate, securities and limited liability company law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Company or the claimant in an action to determine the claimant’s rights under this Article VII.
(l) Any notice, request or other communication required or permitted to be given to the Company under this Article VII shall be in writing and either delivered in person or sent by overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Company and shall be effective only upon receipt by the Secretary.
ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 8.1   Records and Accounting.
The Board shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Members, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. generally accepted accounting principles.
Section 8.2   Fiscal Year.
The fiscal year for tax and financial reporting purposes of the Company shall be a calendar year ending December 31 unless otherwise required by the Code or permitted by law.
Section 8.3   Reports.
(a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Company, the Board shall cause to be mailed or made available to each Record Holder of a LLC Share, as of a date selected by the Board, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with U.S. generally accepted accounting principles, including a balance sheet and statements of operations, equity and cash flows, such statements to be audited by a registered public accounting firm selected by the Board.
(b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the Board shall cause to be mailed or made available to each Record Holder of a LLC Share, as of a date selected by the Board, a report containing unaudited financial statements of the Company and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the LLC Shares are listed for trading, or as the Board determines to be necessary or appropriate.

ARTICLE IX
TAX MATTERS
Section 9.1   Tax Returns and Information.
The Company shall timely file all returns of the Company that are required for federal, state and local income tax purposes on the basis of the accrual method and its fiscal year. The officers of the Company shall use reasonable efforts to furnish to all Members necessary tax information as promptly as possible after the end of the fiscal year of the Company; provided, however, that delivery of such tax information may be subject to delay as a result of the late receipt of any necessary tax information from an entity in which the Company or any Group Member holds an interest. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.
Section 9.2   Tax Elections.
(a) The Company may make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the Board’s determination that such revocation is in the best interests of the Members. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the Board shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a LLC Share will be deemed to be the lowest quoted closing price of the LLC Shares on any National Securities Exchange on which such LLC Shares are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 4.2(g) without regard to the actual price paid by such transferee.
(b) Except as otherwise provided herein, the Board shall determine whether the Company should make any other elections permitted by the Code.
Section 9.3   Tax Controversies.
The Board shall designate one Member as the Tax Matters Partner (as defined in the Code). The Tax Matters Partner is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner to conduct such proceedings.
Section 9.4   Withholding.
Notwithstanding any other provision of this Agreement, the Board is authorized to take any action that may be required to cause the Company and other Group Members to comply with any withholding requirements established under the Code or any other federal, state, local or foreign law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Member (including by reason of Section 1446 of the Code), the Board may treat the amount withheld as a distribution of cash pursuant to Sections 4.3 or 8.3 in the amount of such withholding from such Member.
Section 9.5   Partnership Treatment.
The Board shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Company as a publicly traded partnership taxable as a partnership for federal (and applicable state) income tax purposes.

ARTICLE X
DISSOLUTION AND LIQUIDATION
Section 10.1   Dissolution.
The Company shall not be dissolved by the admission of Substitute Members or Additional Members. The Company shall dissolve, and its affairs shall be wound up, upon:
(a) an election to dissolve the Company by the Board that is approved by the holders of a Share Majority;
(b) the sale, exchange or other disposition of all of the real properties (or indirect interests) of the Company;
(c) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the NYLLCL; or
(d) at any time that there are no Members of the Company, unless the business of the Company is continued in accordance with the NYLLCL.
Section 10.2   Liquidator.
Upon dissolution of the Company, the Board shall select one or more Persons to act as Liquidator. The Liquidator (if other than the Board) shall be entitled to receive such compensation for its services as may be approved by holders of a Share Majority. The Liquidator (if other than the Board) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a Share Majority. Upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of a Share Majority. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article VIII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.
Notwithstanding the foregoing, in lieu of appointing a Liquidator, the Board may cause the then-remaining real properties (and indirect interests) of the Company to be transferred to a liquidating trust, which shall have the full power and authority to carry out the liquidation in accordance with this Agreement and the NYLLCL.
Section 10.3   Liquidation.
The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 1005 of the NYLLCL and the following:
(a) Subject to Section 8.3(c), the assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 8.3(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. Notwithstanding anything to the contrary contained in this Agreement, the Members understand and acknowledge that a Member may be compelled to accept a distribution of any asset in kind from the Company despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.
(b) Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 8.2) and amounts to Members otherwise than in respect of their distribution rights under Article IV. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.
(c) All property and all cash in excess of that required to discharge liabilities as provided in Section 8.3(b) shall be distributed to the Members in accordance with and to the extent of the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 8.3(c)) for the taxable year of the Company during which the liquidation of the Company occurs (with such date of occurrence being determined by the Board, and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).
(d) Notwithstanding any other provision of this Agreement, if, upon the dissolution and liquidation of the Company pursuant to this Article VIII and after all other allocations provided for in Section 4.1 have been tentatively made as if this section were not in this Agreement, the quotient obtained by dividing the positive balance of a Member’s Capital Account with respect to LLC Shares by the aggregate of all Members’ Capital Account balances with respect to LLC Shares at such time would differ from such Member’s Percentage Interest, then Net Income (and items thereof) and Net Loss (and items thereof) for the Fiscal Year in which the Company dissolves and liquidates pursuant to Article VIII shall be allocated among the Members in a manner such that the positive balance in the Capital Account of each Member with respect to LLC Shares on a share by share basis, immediately after giving effect to such allocation, is, as nearly as possible, equal to each such Member’s Percentage Interest on a share by share basis.
Section 10.4   Cancellation of Articles of Organization.
Upon the completion of the distribution of Company cash and property as provided in Section 8.3 in connection with the liquidation of the Company, the Articles of Organization and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of New York shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.
Section 10.5   Return of Contributions.
None of any member of the Board or any officer of the Company will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.
Section 10.6   Waiver of Partition.
To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.
Section 10.7   Capital Account Restoration.
No Member shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.

ARTICLE XI
AMENDMENT OF AGREEMENT
Section 11.1   General.
Except as provided in Section 11.2, Section 11.3 and Section 11.4, the Board may amend any of the terms of this Agreement but only in compliance with the terms, conditions and procedures set forth in this Section 11.1. If the Board desires to amend any provision of this Agreement other than pursuant to Section 11.3, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then (i) call a special meeting of the Members entitled to vote in respect thereof for the consideration of such amendment, (ii) direct that the amendment proposed be considered at the next annual meeting of the Members or (iii) seek the written consent of the Members. Amendments to this Agreement may be proposed only by or with the consent of the Board. Such special or annual meeting shall be called and held upon notice in accordance with Article XI of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Board shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by a Share Majority, unless a greater percentage is required under this Agreement or by the NYLLCL.
Section 11.2   Super-Majority Amendments.
Notwithstanding Section 11.1, the affirmative vote of the holders of Outstanding LLC Shares representing at least two-thirds of the total votes that may be cast by all Outstanding LLC Shares in the election of Directors, voting together as a single class, shall be required to alter or amend any provision of this Section 11.2 or Section 11.4(b).
Section 11.3   Amendments to be Adopted Solely by the Board.
Notwithstanding Section 11.1, the Board, without the approval of any Member, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:
(a) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;
(b) the admission, substitution, withdrawal or removal of Members in accordance with this Agreement;
(c) a change that the Board determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that the Company will not be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes other than as the Company specifically so designates;
(d) a change that, in the sole discretion of the Board, it determines (i) does not adversely affect the Members (including adversely affecting the holders of any particular class of LLC Shares as compared to other holders of other classes of LLC Shares) in any material respect, (ii) to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the NYLLCL), (iii) to be necessary, desirable or appropriate to facilitate the trading of the LLC Shares (including, without limitation, the division of any class or classes of Outstanding LLC Shares into different classes to facilitate uniformity of tax consequences within such classes of LLC Shares) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which LLC Shares are or will be listed for trading, compliance with any of which the Board deems to be in the best interests of the Company and the Members, (iv) to be necessary or appropriate in connection with action taken by the Board pursuant to Section 3.7, or (v) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e) a change in the fiscal year or taxable year of the Company and any other changes that the Board determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company;
(f) an amendment that the Board determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company or its Directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;
(g) an amendment that the Board determines to be necessary or appropriate in connection with the authorization or issuance of any class of LLC Shares pursuant to Section 3.2 and the admission of Additional Members;
(h) any amendment expressly permitted in this Agreement to be made by the Board acting alone;
(i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 10.3;
(j) a merger, conversion or conveyance pursuant to Section 10.3(d); or
(k) any other amendments substantially similar to the foregoing.
Section 11.4   Amendment Requirements.
(a) Notwithstanding the provisions of Sections 11.1 and 11.3, no provision of this Agreement that establishes a percentage of Outstanding LLC Shares required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote of holders of Outstanding Voting Shares whose aggregate Outstanding LLC Shares constitute not less than the voting requirement sought to be reduced.
(b) Notwithstanding the provisions of Sections 11.1 and 11.3, but subject to the provisions of Section 11.2, no amendment to this Agreement may (i) enlarge the obligations of any Member without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 11.4(c), (ii) change Section 8.1(a), (iii) change the term of the Company or, (iv) except as set forth in Section 8.1(a), give any Person the right to dissolve the Company.
(c) Except as provided in Section 10.3, and without limitation of the Board’ authority to adopt amendments to this Agreement without the approval of any Members as contemplated in Section 11.1, notwithstanding the provisions of Section 11.1, (i) any amendment that would have a material adverse effect on the rights or preferences of any class of LLC Shares in relation to other classes of LLC Shares must be approved by the holders of a majority of the Outstanding LLC Shares of the class affected.
ARTICLE XII
VOTING; MEMBER MEETINGS
Section 12.1   Voting.
Except as otherwise set forth in this Agreement, with respect to any matter submitted to a vote of Members, each holder shall be entitled to one vote per LLC Share. Any LLC Share representing an Excess Interest shall not be eligible to vote.
Section 12.2   Place of Meetings.
All meetings of the Members shall be held at such place or places, within or without the State of New York, as shall be determined by the Board from time to time.

Section 12.3   Annual Meetings.
The annual meeting of the Members shall be held at such date or hour as may be fixed by the Board. At an annual meeting of the Members, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a Member in accordance with (i) this Section 12.1 for any business other than the nomination of a person for election as a Director or (ii) Sections 5.14, 5.15 and 5.16 hereof for any nomination of a person for election as a Director.
Section 12.4   Special Meetings.
Special meetings of the Members may be called at any time by (i) the President, (ii) the Chairman of the Board, (iii) the Board pursuant to a resolution adopted by a majority of the total number of Directors that the Company would have if there were no vacancies, or (iv) by the President of the Company at the request of Qualified Members holding at least thirty percent (30%) of all the votes entitled to be cast on any issue proposed to be considered at the special meeting. For purposes of this Section, a “Qualified Member” shall mean a person who shall have been a Member of the Company for at least six (6) months immediately preceding the request for a special meeting. In connection with any request for a special meeting, each Qualified Member must comply with Section 12.1 for any business proposed for the special meeting other than the nomination of a person for election as a Director. Any Member nominating a Director proposed to be elected at the special meeting must comply with Sections 5.12, 5.13 and 5.14 hereof. Business transacted at all special meetings shall be confined to the objects stated in the notice of the special meeting.
Section 12.5   Notice of the Meeting.
(a) Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given by the Company not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by first class mail. Notice may be given by third class mail, in which event, the notice shall be given not fewer than twenty-four (24) nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the Member at his address as it appears on the stock transfer books of the Company or at such other address given by the Member in accordance with law.
(b) Any previously scheduled meeting of the Members may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting of Members.
Section 12.6   Quorum.
The holders of a majority of the LLC Shares entitled to vote thereat shall constitute a quorum at any meeting of Members for the transaction of business except as otherwise provided by law.
Section 12.7   Conduct of Members’ Meetings; Adjournment.
(a) The Chairman of the Board shall preside at all Member meetings. In the absence of the Chairman of the Board, the President shall preside. The Chairman or the officer presiding over the Members meeting may establish such rules and regulations for the conduct of the meeting as he/she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting, and shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the stockholders’ meeting. Subject to Section 5.2 hereof, unless the Chairman or the officer presiding over the Members’ meeting otherwise requires, stockholders need not vote by ballot on any question.

(b) The Chairman or the presiding officer at a Members meeting or a majority of the LLC Shares of the Company present thereat, represented in person or by proxy, may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The Members present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 12.8   Inspectors of Election.
At least two inspectors of election shall be appointed by the Board to serve at each annual or special meeting of Members. Such inspectors may include individuals who serve the Company in other capacities, including, without limitation, as officers, employees, agents or representatives.
The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. If there are three or more inspectors, the act of a majority shall govern. On request of the presiding officer or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them. Any report made by them shall be prima facie evidence of the facts therein stated, and such report shall be filed with the minutes of the meeting.
Section 12.9   Action of Members.
Except as otherwise provided by law, the Articles of Organization, or this Agreement, in all matters other than the election of Directors, the affirmative vote of a majority of the LLC Shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the Members.
Section 12.10   Notice of Member Proposal For Business Other Than Nominations.
(a) or business to be properly brought before an annual meeting by a Member or before a special meeting called at the request of a Qualified Member (other than, in either case, the nomination of a person for election as a director, which is governed by Section 5.14), the Member intending to propose the business at the annual meeting or the Qualified Member on whose behalf the special meeting is called (each, a “Proponent”) must have given timely notice in writing to the Secretary of the Company of the intention to propose such business and such business must otherwise be a proper matter for Member action. To be timely, such notice shall be delivered to the Secretary at the principal executive offices of the Company (1) in the case of an annual meeting, not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Member to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company; (2) in the case of a special meeting called pursuant to Section 203.(i),(ii) or (iii) of this Article II, not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or the 10th day following the date of public disclosure of the date of such special meeting; and (3) in the case of a special meeting called at the request of a Qualified Member (other than, in either case, the nomination of a person for election as a director, which is governed by Sections 5.14), not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the 90th day prior to the date of such special meeting. In no event shall the public disclosure of an adjournment of an annual meeting or special meeting (each, a “Member Meeting”) commence a new time period for the giving of a Member’s notice as described above. (For purposes of this Agreement, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the Company with the Securities and Exchange

Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). A Proponent’s notice to the Secretary shall set forth as to each matter the Proponent proposes to bring before the Member Meeting: (A) a brief description of the business desired to be brought before the Member Meeting and the reasons for conducting such business at the Member Meeting, (B) the name and address of the Proponent, and of any holder of record of the Proponent’s shares as they appear on the Company’s books, (C) the class and number of shares of the Company which are owned by the Proponent (beneficially and of record) and owned by any holder of record of the Proponent’s shares, as of the date of the Proponent’s notice, and a representation that the Proponent will notify the Company in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) any material interest of the Proponent in such business, (E) a description of any agreement, arrangement or understanding with respect to such business between or among the Proponent and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (F) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any of its affiliates or associates with respect to shares of stock of the Company, and a representation that the Proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (G) a representation that the Proponent is a holder of record or beneficial owner of shares of the Company entitled to vote at the Member Meeting and intends to appear in person or by proxy at the meeting to propose such business, and (H) a representation whether the Proponent intends to deliver a proxy statement and form of proxy to Members of the Company and/or otherwise solicit proxies from Members in support of the proposal.
(b) If the chair of the Member Meeting determines that any business (other than the nomination of a person for election as a director, which is governed by Sections 5.14) was not made in accordance with the applicable provisions of this Agreement, such business shall not be transacted. Notwithstanding anything in this Agreement to the contrary, unless otherwise required by law, if a Proponent intending to propose business at a Member Meeting pursuant to this Section 12.10 does not provide the information required under subparagraphs (C), (E) and (F) of Section 12.10(a). to the Company promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Company. The requirements of this Section 12.10 shall apply to any business to be brought before a Member Meeting by a Member (other than the nomination of a person for election as a director, which is governed by Section 5.14) whether such business is to be included in the Company’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to Members by means of an independently financed proxy solicitation. The requirements of this Section 12.10 are included to provide the Company notice of a Member’s intention to bring business before a Member Meeting and shall in no event be construed as imposing upon any Member the requirement to seek approval from the Company as a condition precedent to bringing any such business before a Member Meeting.

ARTICLE XIII
GENERAL PROVISIONS
Section 13.1   Seal of the Company.
The seal of the Company shall be circular in form and shall contain the name of the Company, the year “2013” and the words “Company Seal, New York.”
Section 13.2   Fiscal Year.
The fiscal year of the Company shall begin on the first (1st) day of January in each year and end on the thirty-first (31st) day of December in each year.
Section 13.3   Emergency Provisions.
In the event of any state of emergency, disaster or catastrophe (whether or not declared by the United States Government or the State of New York), and during the continuance of such emergency, the following By-Laws provisions shall be in effect, notwithstanding any other provisions of the By-Laws:
(a) A meeting of the Board or of any Committee thereof may be called by any officer or director upon one (1) hour’s notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;
(b) The director or directors in attendance at the meeting of the Board or of any Committee thereof shall constitute a quorum; and
(c) These By-Laws may be amended or repealed, in whole or in part, by a majority vote of the directors attending any meeting of the Board, provided such amendment or repeal shall only be effective for the duration of such state.
Section 13.4   Further Action.
The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
Section 13.5   Severability.
If any provision of this Agreement is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of this Agreement and such other provisions shall continue in full force and effect.
Section 13.6   Amendment or Repeal.
This Agreement may be altered or amended or repealed by the affirmative vote of a majority of the LLC Shares issued and outstanding and entitled to vote thereat, at any annual meeting of the Members or at any special meeting of the Members if notice of the proposed alteration or amendment or repeal be contained in the notice of such special meeting, or by the affirmative vote of a majority of the Board at any regular meeting of the Board, or at any special meeting of the Board if notice of the proposed alteration or amendment or repeal be contained in the notice of such special meeting.
Section 13.7   Binding Effect.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 13.8   Integration.
This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
Section 13.9   Creditors.
None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 13.10   Waiver.
No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.
Section 13.11   Counterparts.
This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a LLC Share, upon receipt of such issuance or transfer.
Section 13.12   Applicable Law.
This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflict of laws.
Section 13.13   Invalidity of Provisions.
If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
Section 13.14   Consent of Members.
Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.
Section 13.15   Facsimile Signatures.
The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Company is expressly permitted by this Agreement.
Remainder of page intentionally left blank.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

GYRODYNE COMPANY OF AMERICA, INC.
By:	Name: Title:
[Signature Page to Amended and Restated LLC Agreement of Gyrodyne, LLC]

Annex G
FORM OF
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
GYRODYNE SPECIAL DISTRIBUTION, LLC

ARTICLE I
DEFINITIONS

Section 1.1 Definitions	G-1
Section 1.2 Construction	G-6
ARTICLE II
ORGANIZATION

ARTICLE III
MEMBERS AND GSD LLC SHARES

ARTICLE IV
ALLOCATIONS AND DISTRIBUTIONS

ARTICLE V
MANAGEMENT AND OPERATION OF BUSINESS

i

ARTICLE VI
OFFICERS

ARTICLE VII
INDEMNIFICATION

Section 7.1 Mandatory Indemnification	G-22
ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1 Records and Accounting	G-25
Section 8.2 Fiscal Year	G-25
Section 8.3 Reports	G-25
ARTICLE IX
TAX MATTERS

ARTICLE X
DISSOLUTION AND LIQUIDATION

ii

ARTICLE XI
AMENDMENT OF AGREEMENT

ARTICLE XII
MEMBER MEETINGS

ARTICLE XIII
GENERAL PROVISIONS

iii

AMENDED AND RESTATED LIMITED LIABILITY
COMPANY AGREEMENT OF GYRODYNE SPECIAL DISTRIBUTION, LLC
This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF GYRODYNE SPECIAL DISTRIBUTION, LLC (together with the schedules and exhibits attached hereto, and as amended, restated, supplemented or otherwise modified from time to time), effective immediately prior to the Effective Time, is entered into by Gyrodyne Company of America, Inc., a self-managed and self-administered real estate investment trust formed under the laws of the State of New York (“Gyrodyne”), as sole member. Capitalized terms used in this Agreement and not otherwise defined have the meanings set forth in Section 1.1 hereto.
WHEREAS, the Company was formed under the NYLLCL pursuant to articles of organization filed with the Secretary of State of the State of New York on October 15, 2013, and a Limited Liability Company Agreement of Gyrodyne Special Distribution, LLC, dated as of October 15, 2013 (the “Original LLC Agreement”), executed by Gyrodyne, as sole member;
WHEREAS, the Board of the Company have authorized and approved an amendment and restatement of the Original LLC Agreement on the terms set forth herein;
WHEREAS, on December 31, 2013, Gyrodyne plans to distribute ____ GSD LLC Shares to holders of each share of common stock, par value $1.00 per share, of Gyrodyne, on a pro rata basis (the “Distribution”);
WHEREAS, the Company is a party to that certain Agreement and Plan of Merger, dated as of October 15, 2013 (the “Plan of Merger”), among the Company, Gyrodyne and Gyrodyne, LLC (“Gyrodyne LLC”), pursuant to which, at the Effective Time, Gyrodyne and the Company will merge with and into Gyrodyne LLC with Gyrodyne LLC being the surviving entity (the “Merger”); and
WHEREAS, at the Effective Time, pursuant to the Plan of Merger and without any action on the part of any other Person, each GSD LLC Share issued and outstanding immediately prior to the Effective Time shall automatically shall be converted into ____ validly issued common shares of limited liability company interests in Gyrodyne LLC.
NOW THEREFORE, the limited liability company agreement of the Company is hereby amended and restated to read in its entirety as follows:
article i
DEFINITIONS
Section 1.1   Definitions.
The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
“Additional Member” means a Person admitted as a Member of the Company in accordance with Article III as a result of an issuance of GSD LLC Shares to such Person by the Company.
“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each fiscal year of the Company, (a) increased by any amounts that such Member is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Member in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Member in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Member’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 4.1(d)(i) or Section 4.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and

shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Member in respect of a Share shall be the amount that such Adjusted Capital Account would be if such GSD LLC Share were the only interest in the Company held by such Member from and after the date on which such GSD LLC Share was first issued.
“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 3.7(d)(i) or Section 3.7(d)(ii).
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Board, without taking into account any liabilities to which such Contributed Property was subject at such time. The Board shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Company in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.
“Agreement” means this Amended and Restated Limited Liability Company Agreement of Gyrodyne Special Distribution, LLC, as it may be amended, supplemented or restated from time to time.
“Articles of Organization” means the Articles of Organization of the Company filed with the Secretary of State of the State of New York as referenced in Section 5.21, as such Articles of Organization may be amended, supplemented or restated from time to time.
“Board” has the meaning assigned to such term in Section 5.1.
“Book-Tax Disparity” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date.
“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.
“Capital Account” means the capital account maintained for a Member pursuant to Section 3.7. The “Capital Account” of a Member in respect of a Share shall be the amount that such Capital Account would be if such GSD LLC Share were the only interest in the Company held by such Member from and after the date on which such GSD LLC Share was first issued.
“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Member contributes to the Company pursuant to this Agreement.
“Carrying Value” means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Members’ Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 3.7(d)(i) and Section 3.7(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Board.
“Chairman of the Board” has the meaning assigned to such term in Section 5.1.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the United States Securities and Exchange Commission.
“Company” means Gyrodyne Special Distribution, LLC, a New York limited liability company, and any successors thereto.
“Company Group” means the Company and each Subsidiary of the Company.
“Company Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).
“Contributed Property” means each property or other asset, in such form as may be permitted by the NYLLCL, but excluding cash, contributed to the Company. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 3.7(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.
“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 4.1(d)(ix).
“Depositary” means, with respect to any GSD LLC Shares issued in global form, The Depository Trust Company and its successors and permitted assigns.
“Director” means the individuals elected to the Board from time to time in accordance with this Agreement in their capacity as managers of the Company within the meaning of the NYLLCL.
“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).
“Effective Time” has the meaning set forth in the Plan of Merger.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.
“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.
“GSD LLC Shares” means common shares of limited liability company interests in the Company that are authorized and issued, evidencing a Member’s rights, powers and duties with respect to the Company, in accordance with the terms of this Agreement and the NYLLCL after the Effective Time.
“Indemnified Person” means (a) any Person who was or is a Director or officer of Gyrodyne and who is or was a Director or officer of the Company, (b) any Person who is or was serving at the request of the Company as an officer, Director, member, manager, partner, fiduciary or trustee of another Person (including any Subsidiary); provided, that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (c) any Person on the Board designates as an “Indemnified Person” for purposes of this Agreement.
“Independent Director” means a Director who meets the then current independence and other standards required of audit committee members established by the Exchange Act and the rules and regulations of the Commission thereunder and by each National Securities Exchange on which GSD LLC Shares are listed for trading.
“Initial Member” means Gyrodyne.
“Liquidation Date” means the date on which an event giving rise to the dissolution of the Company occurs.
“Liquidator” means one or more Persons selected by the Board to perform the functions described in Section 8.2 as liquidating trustee of the Company within the meaning of the NYLLCL.
“Member” means each member of the Company, including, unless the context otherwise requires, each Initial Member, each Substitute Member, and each Additional Member.
“Member Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).
“Member Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

“Member Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Member Nonrecourse Debt.
“Merger” has the meaning set forth in the recitals to this Agreement.
“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act, or the NASDAQ National Market or any successor thereto.
“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Member by the Company, the Company’s Carrying Value of such property (as adjusted pursuant to Section 3.7(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.
“Net Income” means, for any taxable year, the excess, if any, of the Company’s items of income and gain for such taxable year over the Company’s items of loss and deduction for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 3.6(b) and shall not include any items specially allocated under Section 4.1(d).
“Net Loss” means, for any taxable year, the excess, if any, of the Company’s items of loss and deduction for such taxable year over the Company’s items of income and gain for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 3.6(b) and shall not include any items specially allocated under Section 4.1(d).
“NYBCL” means the New York Business Corporation Law of the State of New York, as amended, supplemented or restated from time to time, and any successor to such statute.
“NYLLCL” means the New York Limited Liability Company Law, as amended, supplemented or restated from time to time, and any successor to such statute.
“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 4.2(b)(i)(A), Section 4.2(b)(ii)(A) and Section 4.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such Nonrecourse Liabilities and for no other consideration.
“Nonrecourse Deductions” means any and all items of loss, deduction, or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.
“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).
“Outstanding” means, with respect to GSD LLC Shares, all GSD LLC Shares that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination.
“Percentage Interest” means, as of any date of determination, with respect to any Member, the product obtained by multiplying (a) 100% less the percentage applicable to the GSD LLC Shares (such percentage, as determined by the board of directors as a part of the issuance of such GSD LLC Shares) by (b) the quotient obtained by dividing (x) the number of GSD LLC Shares held by such Member by (y) the total number of all outstanding GSD LLC Shares. No Member may beneficially own a percentage interest greater than 20%. As used herein, the term “beneficially own” shall have the meaning ascribed to it under Rule 13d-3 promulgated under the Exchange Act.
“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.
“Plan of Merger” has the meaning set forth in the recitals to this Agreement.

“Qualified Member” has the meaning set forth in Section 12.4 of this Agreement.
“Recapture Income” means any gain recognized by the Company (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Company, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.
“Record Date” means the date established by the Company for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.
“Record Holder” or “holder” means, with respect to the GSD LLC Shares, the Person in whose name such GSD LLC Shares are registered on the books that the Company has caused to be kept as of the opening of business on such Business Day.
“Required Allocations” means (a) any limitation imposed on any allocation of Net Losses under Section 4.1(b) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Sections 4.1(d)(i), 4.1(d)(ii), 4.1(d)(iii), 4.1(d)(vi) or 4.1(d)(viii).
“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Company recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 4.2(b)(i)(A) or Section 4.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.
“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.
“Share Majority” means a majority of the total votes that may be cast in the election of Directors by holders of all Outstanding GSD LLC Shares.
“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.
“Substitute Member” means a Person who is admitted as a Member of the Company pursuant to Section 3.5(d) as a result of a transfer of GSD LLC Shares to such Person.
“transfer” means, with respect to a GSD LLC Share, a transaction by which the Record Holder of a GSD LLC Share assigns such GSD LLC Share to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.
“Transfer Agent” means, with respect to any class of GSD LLC Shares, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class of GSD LLC Shares; provided that if no Transfer Agent is specifically designated for such class of GSD LLC Shares, the Company shall act in such capacity.
“Transferability Date” shall mean the latest of (x) December 31, 2014, (y) the date of termination of the Plan of Merger, and (z) the date upon which all required actions have been taken under applicable law to permit unrestricted transferability of the GSD LLC Shares.
“Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 3.7(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 3.7(d) as of such date).
“Unrealized Loss” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 3.7(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 3.7(d)).

“U.S. GAAP” means United States generally accepted accounting principles consistently applied.
Section 1.2   Construction.
Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.
ARTICLE II
ORGANIZATION
Section 2.1   Formation.
The Company has been formed as a limited liability company pursuant to the provisions of the NYLLCL. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the “NYLLCL” means the New York Limited Liability Company Law, as amended, supplemented or restated from time to time, and any successor to such statute. All GSD LLC Shares shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific Company property.
Section 2.2   Name.
The name of the Company shall be “Gyrodyne Special Distribution, LLC.” The Company’s business may be conducted under any other name or names, as determined by the Board. The words “Limited Liability Company,” “LLC,” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.
Section 2.3   Registered Office; Registered Agent; Principal Office; Other Offices.
The principal office shall be in the Village of St. James, Town of Smithtown, County of Suffolk, State of New York. The address to which the Secretary of State shall mail a copy of any process against the Company served upon him pursuant to law is: Gyrodyne Special Distribution, LLC, 7 Flowerfield, Suite 28, St. James, New York 11780, or such other place as the Board may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of New York as the Board determines to be necessary or appropriate.
Section 2.4   Purposes.
The purpose for which the Company is formed is to:
(a) engage in any and all lawful acts or activities for which limited liability companies may be formed under the NYLLCL;
(b) notwithstanding anything in this Agreement to the contrary, (i) without the consent of any Person, the Merger is hereby authorized, approved, ratified and confirmed, and (ii) in order to effectuate the Merger, the Company is hereby authorized to execute, deliver and perform, and Gyrodyne or any officer (as an “authorized person” within the meaning of the NYLLCL, as member, as an officer or otherwise) is hereby authorized to execute and deliver on behalf of the Company, the Plan of Merger, a Certificate of Merger of the Company and Gyrodyne into Gyrodyne LLC to be filed in the office of the Secretary of State of the State of New York, and all documents, agreements, or certificates contemplated thereby or related thereto, in each case without further authorization or approval of any other Person (and any such execution, delivery and performance that has already occurred is hereby authorized, approved, ratified and confirmed in all respects). The foregoing authorization shall not be deemed a restriction on the powers of any Person to enter into other agreements on behalf of the Company in accordance with this Agreement.

Section 2.5   Powers.
The Company shall have, in furtherance of the purposes described in Section 2.4, all of the powers conferred upon limited liability companies organized under the NYLLCL subject to any limitations contained in this Agreement or in the laws of the State of New York.
Section 2.6   Term.
The Company’s term shall be perpetual, unless and until it is dissolved in accordance with the provisions of Article VIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Articles of Organization as provided in the NYLLCL.
Section 2.7   Title to Company Assets.
Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, Director or officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more nominees, as the Board may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.
ARTICLE III
MEMBERS AND GSD LLC SHARES
Section 3.1   Members.
(a) A Person shall be admitted as a Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any GSD LLC Share and becomes the Record Holder of such GSD LLC Share in accordance with the provisions of Article IV hereof. A Person may become a Record Holder without the consent or approval of any of the Members. A Person may not become a Member without acquiring a GSD LLC Share.
(b) The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Secretary of the Company shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).
(c) Except as otherwise provided in the NYLLCL, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.
(d) Subject to Articles X and XI, Members may not be expelled from or removed as Members of the Company. Members shall not have any right to withdraw from the Company; provided, that when a transferee of a Member’s GSD LLC Shares becomes a Record Holder of such GSD LLC Shares, such transferring Member shall cease to be a member of the Company with respect to the GSD LLC Shares so transferred.
(e) Except to the extent expressly provided in this Agreement: (i) no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Company may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or distributions; (iii) no interest shall be paid by the Company on Capital Contributions; and (iv) no Member, in its capacity as such, shall participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Member.

(f) Any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.
Section 3.2   Authorization to Issue GSD LLC Shares.
(a) The aggregate number of GSD LLC Shares which the Company is authorized to issue is four million (4,000,000).
(b) All of the GSD LLC Shares which the Company is authorized to issue shall be of one class, and shall be designated common shares.
(c) No holder of GSD LLC Shares shall be entitled as a matter of right to subscribe for, purchase or receive any GSD LLC Shares, whether out of the number of GSD LLC Shares authorized by the Section 3.2(a) hereof or by amendment thereof, or out of the GSD LLC Shares acquired by it after the issuance thereof, or any rights or options to subscribe for, purchase or receive GSD LLC Shares which it may issue or sell, nor shall any holder of GSD LLC Shares be entitled as a matter of right to subscribe for, purchase or receive any bonds, debentures or other securities which the Company may issue or sell that shall be convertible into or exchangeable for GSD LLC Shares or to which shall be attached or appertain any warrant or warrants or other instrument or instruments or rights that shall confer upon the holder or owner of such securities the right to subscribe for, purchase or receive from the Company any of its GSD LLC Shares; but any GSD LLC Shares, whether now or hereafter authorized or acquired by the Company, and any rights or options to subscribe for, purchase or receive GSD LLC Shares from the Company, and any bonds, debentures or other securities of the Company convertible into or exchangeable for GSD LLC Shares or to which shall be attached or appertain any warrant or warrants or other instrument or instruments or rights that shall confer upon the holder or owner of such securities the right to subscribe for, purchase or receive from the Company any of its GSD LLC Shares, may be issued and disposed of by the Board to such persons, firms, corporations or associations for such consideration, upon such terms and in such manner as the Board may in its discretion determine, without offering any thereof on the same terms or on any terms to the Members then of record.
Section 3.3   Outstanding GSD LLC Shares.
(a) At the Effective Time, automatically, by virtue of the Merger and without any action on the part of any other Person, each GSD LLC Share outstanding immediately prior to the Effective Time shall be converted into LLC Shares as provided in the Merger Agreement.
(b) As the Plan of Merger has been approved by the Initial Member and the holders of GSD LLC Shares have no vote with respect thereto, no holder of GSD LLC Shares shall be entitled to appraisal rights as a result of the Merger.
Section 3.4   Uncertificated Shares.
The GSD LLC Shares shall be uncertificated and a listing of the Record Holders thereof shall be maintained solely on the registrar of the Company’s shares and, if applicable, in the book-entry account system of any transfer agent appointed by the Company. No certificates evidencing such shares shall be issued. Upon written request of a registered holder of GSD LLC Shares, the Company shall send to such registered owner a statement of the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 3.5   Record Holders.
The Company shall be entitled to recognize the Record Holder as the owner of a GSD LLC Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such GSD LLC Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such GSD LLC Shares are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding GSD LLC Shares, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such GSD LLC Shares.
Section 3.6   Registration and Transfer of GSD LLC Shares; Limitation on Transfer and Ownership.
(a) The term “transfer,” when used in this Agreement with respect to a Share, shall be deemed to refer to a transaction by which the Record Holder of a GSD LLC Share assigns such GSD LLC Share to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.
(b) The Company shall keep or cause to be kept on behalf of the Company a register that will provide for the registration and transfer of GSD LLC Shares. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering GSD LLC Shares and transfers of such GSD LLC Shares as herein provided. Transfers of GSD LLC Shares shall be made upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes or other governmental charge and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Company shall determine to waive such requirement.
(c) By acceptance of the transfer of any GSD LLC Share, each transferee of a GSD LLC Share (including any nominee holder or an agent or representative acquiring such GSD LLC Shares for the account of another Person) (i) shall be admitted to the Company as a Substitute Member with respect to the GSD LLC Shares so transferred to such transferee when any such transfer or admission is reflected in the books and records of the Company, (ii) shall be deemed to agree to be bound by the terms of this Agreement, (iii) shall become the Record Holder of the GSD LLC Shares so transferred, (iv) grants powers of attorney to the officers of the Company and any Liquidator of the Company, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The transfer of any GSD LLC Shares and the admission of any new Member shall not constitute an amendment to this Agreement.
(d) Notwithstanding anything to the contrary in this Section 3.6, and even though GSD LLC Shares will be recorded on the books of the Company, unless and until the Transferability Date shall have occurred, GSD LLC Shares may not be assigned or transferred, voluntarily or involuntarily, by the registered holder and will not be listed on any exchange. Any attempted assignment or transfer driving this period shall be void, except as provided in the following sentence, in which case such GSD LLC Shares may be transferred only on the books of the Company. The Company will permit transfers pursuant to the laws of bankruptcy, inheritance, descent or distribution, or to the successor to any holder that is a corporate or other entity. If a transfer is requested, the Company may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a holder to pay any taxes and fees required by law. Nothing in this Section 3.6(d) will prohibit the Company from acquiring any GSD LLC Shares from any holder thereof.
(e) No Member’s Percentage Interest shall exceed 20% (the “Cap”) at any time. If any Member’s Percentage Interest, at any time, is greater than the Cap for any reason whatsoever, including but not limited to additional contributions by Members, purchases or other acquisitions by Members, mergers, consolidations, acquisitions, or other business combinations involving the Member (such Member, the “Capped Member”), then the Percentage Interests resulting in such an increase over the Cap (the “Excess Interest”) shall be transferred by the Capped Member to an irrevocable trust formed and administered by the Company (the “Trust”). The Excess Interest shall have no voting rights when held in the Trust and shall be disregarded in computing any required votes under this Agreement. The Company shall be responsible for all expenses relating to the Trust. The Capped Member will be the beneficiary of the Trust. At the end of each fiscal quarter, or at such other earlier date as determined by the Board, the Company, on behalf of the Trust, shall have the option to purchase the Excess Interests from the Trust at a price (the “Excess Interests Price”) determined by an independent appraiser selected by the Board or to offer such Excess Interests to third parties. The Board may, at its discretion, offer such Excess Interests to the other Members in proportion to their Percentage Interests, or to other Persons at the Excess Interests Price. However, in the event a Capped Member’s Percentage Interests including the Excess Interest held beneficially in the Trust on behalf of such Capped Member, at any time becomes less than the Cap due to the sale of Percentage Interests by the Capped Member or due to additional issuances of GSD LLC Shares by the Company, the Trust (to the extent such Capped Member’s Excess Interests have not been sold pursuant to this Section 3.6(f)) shall return to the Capped Member the lesser of (x) all Excess Interests of such Capped Member held in the Trust and (y) the number of Excess Interests that would increase such Capped Member’s Percentage Interest to 20%. Distributions, if any, made by the Company with respect to the Excess Interests shall be paid to the Capped Member promptly upon receipt thereof by the Trust. The Trust shall distribute the proceeds of any sale of the Excess Interests promptly upon receipt thereof to the Capped Member. Notwithstanding the foregoing, any transfer of Interests pursuant to this Section 3.6(f) that would cause the Company to be treated as a publicly traded partnership taxable as a corporation under Section 7704 of the Code shall be null and void and all transfers shall be made subject to and in compliance with all applicable laws.
Section 3.7   Capital Accounts.
(a) The Company shall maintain for each Member (or a beneficial owner of GSD LLC Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method acceptable to the Company) owning GSD LLC Shares a separate Capital Account with respect to such GSD LLC Shares in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Company with respect to such GSD LLC Shares pursuant to this Agreement and (ii) all items of Company income and gain (including income and gain exempt from tax) computed in accordance with Section 3.7(b) and allocated with respect to such GSD LLC Shares pursuant to Section 4.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such GSD LLC Shares pursuant to this Agreement and (y) all items of Company deduction and loss computed in accordance with Section 3.7(b) and allocated with respect to such GSD LLC Shares pursuant to Section 4.1. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulation. In the event the Board shall determine that it is prudent to modify the manner in which the Capital Accounts or any adjustments thereto (including adjustments relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Members) are computed in order to comply with such Treasury Regulation, the Board may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article VIII hereof upon the dissolution of the Company. The Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality among the Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b).
(b) For purposes of computing the amount of any item of income, gain, loss or deduction, which is to be allocated pursuant to Article IV and is to be reflected in the Members’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:
(i) All fees and other expenses incurred by the Company to promote the sale of (or to sell) GSD LLC Shares that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Members pursuant to Section 4.1.
(ii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Company and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.
(iii) Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date.
(iv) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined in the manner described in Regulation Section 1.704-3(d)(2). Upon an adjustment pursuant to Section 3.7(d) to the Carrying Value of any Adjusted Property that is subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined in the manner described in Regulation Section 1.704-3(d)(2).
(c) A transferee of GSD LLC Shares shall succeed to a pro rata portion of the Capital Account of the transferor based on the number of GSD LLC Shares so transferred.
(d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional GSD LLC Shares for cash or Contributed Property and the issuance of GSD LLC Shares as consideration for the provision of services, the Capital Account of all Members and the Carrying Value of each Company property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Members at such time pursuant to Section 4.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Company assets (including cash or cash equivalents) immediately prior to the issuance of additional GSD LLC Shares shall be determined by the Board using such method of valuation as it may adopt; provided, however, that the Board, in arriving at such valuation, must take fully into account the fair market value of the GSD LLC Shares of all Members at such time. The Board shall allocate such aggregate value among the assets of the Company (in such manner as it determines) to arrive at a fair market value for individual properties.
(ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Member of any Company property (other than a distribution of cash that is not in redemption or retirement of a Share), the Capital Accounts of all Members and the Carrying Value of all Company property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Members, at such time, pursuant to Section 4.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Company assets (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to Section 8.3 or in the case of a deemed distribution, be determined and allocated in the same manner as that provided in Section 3.7(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 8.3, be determined and allocated by the Liquidator using such method of valuation as it may adopt.
(iii) The Board may make the adjustments described in clause (i) above in the manner set forth therein if the Board determines that such adjustments are necessary or useful to effectuate the intended economic arrangement among the Members (i.e., that equal distributions be paid with respect to each GSD LLC Share), including Members who received GSD LLC Shares in connection with the performance of services to or for the benefit of the Company.

(e) Notwithstanding anything expressed or implied to the contrary in this Agreement, in the event the Board shall determine, in its sole and absolute discretion, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Members (i.e., that equal distributions be paid with respect to each GSD LLC Share), the Board may make such modification.
Section 3.8   Splits and Combinations.
(a) Subject to paragraph (d) of this Section 3.8, the Company may make a pro rata distribution of GSD LLC Shares to all Record Holders of GSD LLC Shares, or may effect a subdivision or combination of GSD LLC Shares so long as, after any such event, each Member shall have the same Percentage Interest in the Company as before such event, and any amounts calculated on a per share basis or stated as a number of GSD LLC Shares are proportionately adjusted.
(b) Whenever such a distribution, subdivision or combination of GSD LLC Shares is declared, the Board shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days nor more than 60 days prior to the date of such notice. The Board also may cause a firm of independent public accountants selected by it to calculate the number of GSD LLC Shares to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Board shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.
(c) Promptly following any such distribution, subdivision or combination, the Company may issue uncertificated shares to the Record Holders of GSD LLC Shares as of the applicable Record Date representing the new number of GSD LLC Shares held by such Record Holders, or the Board may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes.
(d) The Company shall not issue fractional GSD LLC Shares upon any distribution, subdivision or combination of GSD LLC Shares. If a distribution, subdivision or combination of GSD LLC Shares would otherwise result in the issuance of fractional GSD LLC Shares, each fractional GSD LLC Share shall be rounded to the nearest whole GSD LLC Share (and a 0.5 GSD LLC Share shall be rounded to the next higher GSD LLC Share).
ARTICLE IV
ALLOCATIONS AND DISTRIBUTIONS
Section 4.1   Allocations for Capital Account Purposes.
For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, the Company’s items of income, gain, loss and deduction (computed in accordance with Section 3.7(b)) shall be allocated among the Members in each taxable year (or portion thereof) as provided herein below.
(a) Net Income.   After giving effect to the special allocations set forth in Section 4.1(d), Net Income for each taxable year and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable year shall be allocated to the Members in accordance with their respective Percentage Interests.
(b) Net Losses.   After giving effect to the special allocations set forth in Section 4.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated to the Members in accordance with their respective Percentage Interests; provided that to the extent any allocation of Net Losses would cause any Members to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account), such allocation of Net Loss shall be reallocated among the other Members in accordance with their respective Percentage Interests.
(c) Allocation upon Termination.   With respect to all Section 4.1(a) and (b) allocations following a Liquidation Date, such allocations shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 4.1 and after giving effect to all distributions during such taxable year; provided, however, that solely for purposes of this Section 4.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 8.3.
(d) Special Allocations.   Notwithstanding any other provision of this Section 4.1, the following special allocations shall be made for such taxable period:
(i) Company Minimum Gain Chargeback.   Notwithstanding any other provision of this Section 4.1, if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 4.1(d), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 4.1(d) with respect to such taxable period (other than an allocation pursuant to Sections 4.1(d)(iii) and 4.1(d)(vi)). This Section 4.1(d)(i) is intended to comply with the Company Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.
(ii) Chargeback of Member Nonrecourse Debt Minimum Gain.   Notwithstanding the other provisions of this Section 4.1 (other than Section 4.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company taxable period, any Member with a GSD LLC Share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 4.1(d), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 4.1(d), other than Section 4.1(d)(i) and other than an allocation pursuant to Sections 4.1(d)(v) and 4.1(d)(vi), with respect to such taxable period. This Section 4.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(iii) Qualified Income Offset.   In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Sections 4.1(d)(i) or (ii). This Section 4.1(d)(iii) is intended to qualify and be construed as a “qualified income offset” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(iv) Gross Income Allocations.   In the event any Member has a deficit balance in its Capital Account at the end of any Company taxable period in excess of the sum of (A) the amount such Member is required to restore pursuant to the provisions of this Agreement and (B) the amount such Member is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 4.1(d)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 4.1 have been tentatively made as if this Section 4.1(d)(iv) were not in this Agreement.
(v) Nonrecourse Deductions.   Nonrecourse Deductions for any taxable period shall be allocated to the Members in accordance with their respective Percentage Interests. If the Board determines that the Company’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Board is authorized, upon notice to the other Members, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vi) Member Nonrecourse Deductions.   Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.
(vii) Nonrecourse Liabilities.   Nonrecourse Liabilities of the Company described in Treasury Regulation Section 1.752-3(a)(3) shall be allocated among the Members in a manner chosen by the Board and consistent with such Treasury Regulation.
(viii) Code Section 754 Adjustments.   To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.
(ix) Curative Allocation.
(A) The Required Allocations are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Required Allocations shall be offset either with other Required Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.1(d)(ix). Therefore, notwithstanding any other provision of this Article IV (other than the Required Allocations), the Board shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Required Allocations were not part of this Agreement and all Company items were allocated pursuant to the economic agreement among the Members.
(B) The Board shall, with respect to each taxable period, (1) apply the provisions of Section 4.1(d)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 4.1(d)(ix)(A) among the Members in a manner that is likely to minimize such economic distortions.
Section 4.2   Allocations for Tax Purposes.
(a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 4.1.
(b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or an Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Members as follows:
(i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 4.1.
(ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Members in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Sections 3.7(d)(i) or 3.7(d)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 4.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 4.1.
(iii) The Board shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities. Notwithstanding the preceding sentence, the Board may cause the Company to eliminate Book-Tax Disparities using another method described in Treasury Regulation Section 1.704-3.
(c) For the proper administration of the Company and for the preservation of uniformity of the GSD LLC Shares, the Board shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including gross income) or deductions; (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the GSD LLC Shares; and (iv) adopt and employ such methods for (A) the maintenance of Capital Accounts for book and tax purposes, (B) the determination and allocation of adjustments under Sections 704(c), 734 and 743 of the Code, (C) the determination and allocation of taxable income, tax loss and items thereof under this Agreement and pursuant to the Code, (D) the determination of the identities and tax classification of Members, (E) the provision of tax information and reports to the Members, (F) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis, (G) the allocation of asset values and tax basis, (H) the adoption and maintenance of accounting methods, (I) the recognition of the transfer of GSD LLC Shares, (J) tax compliance and other tax-related requirements, including the use of computer software, and to use filing and reporting procedures similar to those employed by publicly-traded partnerships and limited liability companies, as it determines in its sole discretion are necessary and appropriate to execute the provisions of this Agreement and to comply with federal, state and local tax law, and to achieve uniformity of GSD LLC Shares. The Board may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 4.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Members, the holders of any class or classes of GSD LLC Shares issued and Outstanding or the Company, and if such allocations are consistent with the principles of Section 704 of the Code.
(d) The Board may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Company’s common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6) or any successor regulations thereto. If the Board determines that such reporting position cannot be taken, the Board may adopt depreciation and amortization conventions under which all purchasers acquiring GSD LLC Shares in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Company’s property. If the Board chooses not to utilize such aggregate method, the Board may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any GSD LLC Shares, so long as such conventions would not have a material adverse effect on the Members or the Record Holders of GSD LLC Shares.
(e) Any gain allocated to the Members upon the sale or other taxable disposition of any Company asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 4.2, be characterized as Recapture Income in the same proportions and to the same extent as such Members (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.
(f) All items of income, gain, loss, deduction and credit recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Company; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the Board) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(g) Pursuant to Section 4.2(c), the Board may adopt and employ such conventions and methods as it determines in its sole discretion to be appropriate for the determination for federal income tax purposes of each item of Company income, gain, loss, and deduction and the allocation of such items among Members and between transferors and transferees under this Agreement and pursuant to the Code (including Section 706 of the Code) and the regulations or rulings promulgated thereunder. The Board may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.
(h) Allocations that would otherwise be made to a Member under the provisions of this Article IV shall instead be made to the beneficial owner of GSD LLC Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Board.
Section 4.3   Distributions to Record Holders.
(a) The Board may fix any time whatsoever not less than ten (10) nor more than sixty (60) days prior to the date of any meeting of Members, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of GSD LLC Shares will be made or will go into effect, as a record date for the determination of the Members entitled to notice of, or to vote at, any such meetings, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of GSD LLC Shares.
(b) Notwithstanding Section 4.3(a), in the event of the dissolution and liquidation of the Company, all distributions shall be made in accordance with, and subject to the terms and conditions of, Section 8.3(a).
ARTICLE V
MANAGEMENT AND OPERATION OF BUSINESS
Section 5.1   Initial Member.
Prior to the Transferability Date, the Company shall be managed by the Initial Member. Prior to such date, the provisions of Article V (other than this Section 5.1) shall not be applicable, and references to the “Board” in other Articles of this Agreement shall be deemed to be references to the Initial Member.
Section 5.2   Power and Authority of Board.
Subsequent to the Transferability Date, the business and affairs of the Company shall be managed by its board of Directors (the “Board”), acting, collectively, as managers of the Company within the meaning of the NYLLCL. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board, on the one hand, and of the officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the NYBCL. In addition to the powers that now or hereafter can be granted to managers under the NYLLCL and to all other powers granted under any other provision of this Agreement, the Board may exercise all such powers of the Company and shall have full power and authority to do, and to direct the officers to do, all such lawful acts and things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company.
Section 5.3   Procedure for Election of Directors; Required Vote.
Election of Directors at all meetings of the Members at which Directors are to be elected (an “Election Meeting”) shall be by ballot, a plurality of the votes cast thereat shall elect Directors; provided, however, that the initial Directors following the transferability date shall be appointed by the Initial Member and shall continue until their successors are duly elected and qualified in accordance herewith.

Section 5.4   Number of Directors.
The Board shall consist of not less than three (3) nor more than seven (7) Directors, who need not be Members. Within these limits, the number of Directors of the Company shall be fixed from time to time by resolution of the Board.
Section 5.5   Removal and Vacancies.
Any Director or Directors may be removed at any time, but only for “cause” by the affirmative vote of two-thirds (2/3) of the Directors then in office or by vote of the Members at a special meeting called for that purpose. “Cause” for purposes hereof shall be defined as criminal acts, misfeasance of office or other similar acts. If the office of any Director or Directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, increase in the authorized number of Directors, or otherwise, the remaining Directors, though less than a quorum or by the sole remaining Director shall choose a successor, successors or additional Directors who shall hold office for the remainder of the term of the vacant office. In the event of a vacancy, the Board, may, in its discretion, reduce the number of Directors by allowing the vacated office to remain vacant. In the event that the Board increases the number of Directors, such new Directors will be elected by the Board to a Class or Classes of Directors so designated by the Board for the term(s) to expire at the annual meeting(s) of the Company next electing such Class or Classes, except as otherwise required by law.
Section 5.6   Quorum and Adjournment.
A majority of the Directors shall constitute a quorum at any meeting except as otherwise provided by law but a lesser number may adjourn any meeting from time to time and the meeting may be held as so adjourned without further notice.
Section 5.7   Regular Meetings.
Regular meetings of the Board shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. The Board shall meet at the first regular meeting following the annual meeting of Members at which the Directors are elected. Notice need not be given of regular meetings of the Board that are held at the time and place designated by the Board. If a regular meeting is not to be held at the time and place designated by the Board, notice of such meeting, which need not specify the business to be transacted thereat and shall be given (a) if by mail, at least five (5) days, or (b) if by electronic communications or delivered personally or by telephone, not less than two (2) days before the time of such meeting, excepting the meeting following the election of Directors. Notices shall be given to each Director at the addresses that he/she shall furnish from time to time to the Secretary as the address for such notices.
Except as otherwise provided by law or this Agreement, a majority of those Directors present and voting at any meeting of the Board, if a quorum is present at such time, shall decide each matter considered. A Director cannot vote by proxy, or otherwise act by proxy, at a meeting of the Board.
Section 5.8   Special Meetings.
Special meetings of the Board may be called by the Chairman of the Board, or in his absence, by the President, or at the request of three or more members of the Board. A special meeting of the Board shall be deemed to be any meeting other than a regular meeting of the Board. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board (a) if by mail, at least seventy-two (72) hours or (b) if by electronic communications or delivered personally or by telephone, not less than eighteen hours before the time of such meeting, excepting the meeting following the election of Directors. Notices shall be given to each Director at the addresses that he/she shall furnish from time to time to the Secretary as the address for such notices.
Waiver of Notice in writing by any Director of any special meeting of the Board or of any committee thereof, whether prior or subsequent to such meeting, or attendance at such meeting by any Director, shall be equivalent to notice to such Directors of such meeting.

Section 5.9   Report and Records.
The reports of officers and Committees and the records of the proceedings of all Committees shall be filed with the Secretary of the Company and presented to the Board, if practicable, at its next regular meeting. The Board shall keep complete records of its proceedings in a minute book kept for that purpose. When a Director shall request it, the vote of each Director upon a particular question shall be recorded in the minutes.
Section 5.10   Committees.
(a) Executive Committee.   The Board, in its discretion, may appoint three or more of its Directors to act as an Executive Committee. The Committee shall be comprised of the Chairman and such other Directors as appointed by the Board. Such Committee shall, when the Board is not meeting, assume such duties and perform such services as may be assigned to it by the Board, with the same force and effect as though the Board had performed the same.
The Executive Committee has all the authority of the Board, except with respect to certain matters that by the NYLLCL may not be delegated by the Board. The Committee may act only in the intervals between meetings of the full Board. It acts usually in those cases where it is not feasible to convene a special meeting of the Board or where the agenda is the technical completion of undertakings already approved in principle by the Board.
All action by the Executive Committee shall be reported to the Board at its meeting next succeeding such action, and shall be subject to revision or alteration by the Board; provided that no rights or acts of third parties shall be affected by any such revision or alteration. The Executive Committee shall fix its own rules of procedure and shall meet where and as provided by such rules, or by resolution of the Board, but in every case the presence of a majority of its members shall be necessary to constitute a quorum.
In every case, the affirmative vote of a majority of all members of the Committee present at the meeting shall be necessary to its adoption of any resolution.
Section 5.11   Other Committees of the Board.
The Board may appoint one or more Directors to comprise one or more of the following Committees, or such other committees as may be designated from time-to-time by the Board, who shall serve at the pleasure of the Board:
(a) Audit Committee.   The Committee shall be comprised of non-employee Directors. The duties of the Committee include recommendation of the independent accountants to be appointed by the Board; approval of the scope of the accountants’ examination and other services; review of financial statements, including auditors’ opinions and management letters, and reporting to the Board the Committee’s recommendation with respect thereto; review of financial and/or fiscal policies and policy decisions; determination of the duties and responsibilities of the officer with internal auditing responsibility; approval of the scope of such officer’s work and review of the results thereof and, through review of the results of internal and external audits, monitoring of internal programs to ensure compliance with laws, regulations and the Company’s responsibilities for financial reporting to the public.
(b) Compensation Committee.   The Committee shall be comprised of non-employee Directors. The duties of the Committee include approval of salaries to be paid to senior executive officers; approval of or delegation to the President of the authority to approve the salaries of all other officers; and the annual review of all significant financial relationships which Directors and officers have with the Company, directly or indirectly. The duties also include investigation of any complaints concerning possible conflicts of interests involving Directors or officers of the Company, recommendations to the Board of actions to be taken to remove any such conflicts and recommendation of policies or procedures designed to avoid any such conflicts of interest.
(c) Nominating Committee.   The Committee shall be comprised of the Chairman of the Board and non-employee Directors. The duties of the Committee include recommendation to the Board with respect to nominees for election as Directors; and recommendation to the Board with respect to the composition of all Committees of the Board other than the Executive and Nominating Committees.

A majority of the number of members of any Committee shall constitute a quorum for the transaction of business. The action of a majority of members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.
Section 5.12   Chairman of the Board.
The Board shall elect a Chairman of the Board at the first regular meeting of the Board following each annual meeting of Members at which Directors are elected. The Chairman of the Board shall be a member of the Board and shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board.
Section 5.13   Eligibility to Make Nominations.
Nominations of candidates for election as Directors at any Election Meeting may be made (1) by any Members entitled to vote at such Election Meeting only in accordance with the procedures established by Section 5.15, or (2) by the Board. In order to be eligible for election as a Director, any Director nominee must first be nominated in accordance with the provisions of this Agreement.
Section 5.14   Procedures for Nominations by Members.
(a) Any Member entitled to vote for the election of a Director at an Election Meeting may nominate one or more persons for such election only if written notice of such Member’s intent to make such nomination is delivered to or mailed and received by the Secretary of the Company. Such notice shall be delivered to the Secretary at the principal executive offices of the Company (1) with respect to an annual meeting of Members, not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting, which, in the case of the first annual meeting of Members following the date hereof, the preceding year’s annual meeting shall mean the annual meeting of Gyrodyne’s shareholders held in the preceding year); provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Member to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company; and (2) with respect to a special meeting, not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or the 10th day following the date of public disclosure of the date of such special meeting. In no event shall the public disclosure of an adjournment of an Election Meeting commence a new time period for the giving of a Member’s notice as described above. The written notice of the Member intending to make the nomination (the “Proponent”) shall set forth: (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of GSD LLC Shares that are owned of record and beneficially by each such nominee, (iv) with respect to each nominee for election or reelection to the Board, the completed and signed questionnaire, representation and agreement required by Section 5.15, (v) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a Director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under the rules of the United States Securities and Exchange Commission, and (vi) as to the Proponent: (A) the name and address of the Proponent, and of any holder of record of the Proponent’s GSD LLC Shares as they appear on the Company’s books, (B) the class and number of GSD LLC Shares that are owned by the Proponent (beneficially and of record) and owned by any holder of record of the Proponent’s GSD LLC Shares, as of the date of the Proponent’s notice, and a representation that the Proponent will notify the Company in writing of the class and number of such LLC Shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proponent and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any of its affiliates or associates with respect to GSD LLC Shares, and a representation that the Proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (E) a representation that the Proponent has continuously held at least $2000 in market value, or 1%, of the Company’s Outstanding GSD LLC Shares entitled to vote for at least one year (or such lesser period that shall have elapsed since the Merger) by such date of giving written notice or a representation that the Proponent is entitled to cast votes with respect to at least 5% of the Outstanding GSD LLC Shares, (F) a representation that the Proponent intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (G) a representation whether the Proponent intends to deliver a proxy statement and form of proxy to Members of the Company and/or otherwise solicit proxies from Members in support of the nomination. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent Director of the Company or that could be material to a reasonable Member’s understanding of the independence, or lack thereof, of such nominee.
(b) If the chair of the Election Meeting determines that a nomination of any candidate for election as a Director was not made in accordance with the applicable provisions of this Section 5.15, such nomination shall be void. Notwithstanding anything in this Section 5.15 to the contrary, unless otherwise required by law, if a Proponent intending to make a nomination at an Election Meeting pursuant to this Section 5.15 does not provide the information required under clauses (B) through (D) of subparagraph (vi) of paragraph (a) of this Section 5.15 to the Company promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company.
Section 5.15   Submission of Questionnaire.
To be eligible to be a nominee for election or reelection as a Director of the Company, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 5.15 of this Agreement) to the Secretary of the Company at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Company, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Company, and will comply with, applicable law and all applicable publicly disclosed governance, conflict of interest, opportunities, confidentiality and ownership and trading policies and guidelines of the Company.
Section 5.16   Articles of Organization.
The Articles of Organization has been filed with the Secretary of State of the State of New York as required by the NYLLCL, such filing being hereby confirmed, ratified and approved in all respects. The Board shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of New York or any other state in which the Company may elect to do business or own property. To the extent that the Board determines such action to be necessary or appropriate, the Board shall direct the appropriate officers of the Company to file amendments to and restatements of the Articles of Organization and do all things to maintain the Company as a limited liability company under the laws of the State of New York or of any other state in which the Company may elect to do business or own property, and any such officer so directed shall be an “authorized person” of the Company within the meaning of the NYLLCL for purposes of filing any such certificate with the Secretary of State of the State of New York. The Company shall not be required, before or after filing, to deliver or mail a copy of the Articles of Organization, any qualification document or any amendment thereto to any Member.
ARTICLE VI
Officers
Section 6.1   Officers.
The officers of the Company shall be a President, a Secretary, a Treasurer, and such other officers and assistant officers, as the Board may from time to time deem advisable. Except for President and Secretary, the Board may refrain from filling any of the said offices at any time and from time to time. Except as otherwise required by applicable law, the same individual may hold any two (2) or more offices. The officers shall be elected by the Board at the time, in the manner and for such terms as the Board from time to time shall determine. Any officer may be removed at any time, with or without cause, and regardless of the term for which such officer was elected, but without prejudice to any contract right of such officer. Each officer shall hold his office for the current year for which he was elected or appointed by the Board unless he shall resign, becomes disqualified, or be removed at the pleasure of the Board.
Section 6.2   President.
The President shall have general supervision of all of the departments and business of the Company and shall prescribe the duties of the other officers and employees and see to the proper performance thereof. The President shall be responsible for having all orders and resolutions of the Board carried into effect. The President shall execute on behalf of the Company and may affix or cause to be affixed a seal to authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Company by the Board or by the President. The President shall be a member of the Board. In the absence or disability of the Chairman of the Board or his/her refusal to act, the President shall preside at meetings of the Board. In general, the President shall perform all the duties and exercise all of the powers and authorities incident to such office or as prescribed by the Board.
Section 6.3   Secretary.
The Secretary shall act under the supervision of the President or such other officers as the President may designate. Unless the Board has elected a Secretary to the Board, or unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board and all meetings of the Members and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing Committees when required by this Agreement or otherwise. The Secretary shall give, or cause to be given, notice of all meetings of the Members and of the Board. The Secretary shall keep a seal of the Company, and, when authorized by the Board or the President, cause it to be affixed to any documents and instruments requiring it. The Secretary shall perform such other duties as may be prescribed by the Board, the President, or such other supervising officer as the President may designate.
Section 6.4   Treasurer.
The Treasurer shall act under the supervision of the President or such other officer as the President may designate. The Treasurer shall have custody of the Company’s funds and such other duties as may be prescribed by the Board, President or such other supervising officer as the President may designate.

Section 6.5   General Powers.
The officers are authorized to do and perform such acts as are necessary in the carrying on of the business of the Company, subject always to the direction of the Board.
ARTICLE VII
INDEMNIFICATION
Section 7.1   Mandatory Indemnification.
(a) No Director of the Company shall be liable to the Company or its Members for monetary damages for breach of fiduciary duty as a Director, except if a judgment or other final adjudication adverse to the Director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Sections 409(c) and 609 of the NYLLCL. If the NYLLCL hereafter is amended to authorize the further elimination or limitation of the liability of Directors, then the liability of a Director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended NYLLCL. Any repeal or modification of this Section 7.1(a) by the Members of the Company shall be prospective only and shall not adversely affect any limitation on the personal liability of a Director of the Company existing at the time of such repeal or modification.
(b) The Company shall, to the full extent permitted by the NYLLCL, as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a Director, officer or employee of the Company or any of its subsidiaries or was serving at the request of the Company as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (c) of this Section 7.1, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. Any right of indemnification so provided shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Company within 20 days after receipt by the Company of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the NYLLCL requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of such Director or officer to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article VII or otherwise.
(c) To obtain indemnification under this Article VII, a claimant shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (b), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the Members of the Company. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceedings for which indemnification is claimed a Change of Control (as hereinafter defined), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten days after such determination.
(d) If a claim under paragraph (a) of this Article VII is not paid in full by the Company within thirty days after a written claim pursuant to paragraph (b) of this Article VII has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standard of conduct which makes it permissible under the NYLLCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board, Independent Counsel or Members) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the NYLLCL, nor an actual determination by the Company (including its Board, Independent Counsel or Members) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(e) If a determination shall have been made pursuant to paragraph (b) of this Article VII that the claimant is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (c) of this Article VII.
(f) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (c) of this Article VII that the procedures and presumptions of this Article VII are not valid, binding and enforceable and shall stipulate in such proceeding that the Company is bound by all the provisions of this Article VII.
(g) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Organization, this Agreement, vote of Members or Disinterested Directors or otherwise. No repeal or modification of this this Article VII shall in any way diminish or adversely affect the rights of any Director, officer, employee or agent of the Company hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.
(h) The Company may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the NYLLCL. To the extent that the Company maintains any policy or policies providing such insurance, each such Director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (h) of this this Article VII, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such Director, officer, employee or agent.
(i) The Company may, to the extent authorized from time to time by the Board or the Members of the Company by resolution thereof, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the provisions of this this Article VII with respect to the indemnification and advancement of expenses of Directors and officers of the Company, or to any Directors or officers of the Company to the extent such rights are permitted by law and not available under this this Article VII.
(j) If any provision or provisions of this this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this this Article VII (including, without limitation, each portion of any paragraph of this this Article VII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this this Article VII (including, without limitation, each such portion of any paragraph of this this Article VII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
(k) For purposes of this Article VII:
(i) “Change of Control” means
(A) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act a Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding GSD LLC Shares or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control; (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (C) of this Section 7.1(j)(1); or
(B) Individuals who, as of August 1, 2001, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to August 1, 2001 whose election, or nomination for election by the Company’s Members, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(C) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding GSD LLC Shares and outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then Outstanding GSD LLC Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company’s Outstanding GSD LLC Shares and outstanding voting securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then Outstanding GSD LLC Shares resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(D) Approval by the Members of the Company of a complete liquidation or dissolution of the Company.
(ii) “Disinterested Director” means a Director of the Company who is not and was not a party to the action or proceeding in respect of which indemnification is sought by the claimant.
(iii) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporate, securities and limited liability company law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Company or the claimant in an action to determine the claimant’s rights under this Article VII.
(l) Any notice, request or other communication required or permitted to be given to the Company under this Article VII shall be in writing and either delivered in person or sent by overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Company and shall be effective only upon receipt by the Secretary.
ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 8.1   Records and Accounting.
The Board shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Members, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. generally accepted accounting principles.
Section 8.2   Fiscal Year.
The fiscal year for tax and financial reporting purposes of the Company shall be a calendar year ending December 31 unless otherwise required by the Code or permitted by law.
Section 8.3   Reports.
(a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Company, the Board shall cause to be mailed or made available to each Record Holder of a GSD LLC Share, as of a date selected by the Board, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with U.S. generally accepted accounting principles, including a balance sheet and statements of operations, equity and cash flows, such statements to be audited by a registered public accounting firm selected by the Board.
(b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the Board shall cause to be mailed or made available to each Record Holder of a GSD LLC Share, as of a date selected by the Board, a report containing unaudited financial statements of the Company and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the GSD LLC Shares are listed for trading, or as the Board determines to be necessary or appropriate.

ARTICLE IX
TAX MATTERS
Section 9.1   Tax Returns and Information.
The Company shall timely file all returns of the Company that are required for federal, state and local income tax purposes on the basis of the accrual method and its fiscal year. The officers of the Company shall use reasonable efforts to furnish to all Members necessary tax information as promptly as possible after the end of the fiscal year of the Company; provided, however, that delivery of such tax information may be subject to delay as a result of the late receipt of any necessary tax information from an entity in which the Company or any Group Member holds an interest. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.
Section 9.2   Tax Elections.
(a) The Company may make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the Board’s determination that such revocation is in the best interests of the Members. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the Board shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a GSD LLC Share will be deemed to be the lowest quoted closing price of the GSD LLC Shares on any National Securities Exchange on which such GSD LLC Shares are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 4.2(g) without regard to the actual price paid by such transferee.
(b) Except as otherwise provided herein, the Board shall determine whether the Company should make any other elections permitted by the Code.
Section 9.3   Tax Controversies.
The Board shall designate one Member as the Tax Matters Partner (as defined in the Code). The Tax Matters Partner is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner to conduct such proceedings.
Section 9.4   Withholding.
Notwithstanding any other provision of this Agreement, the Board is authorized to take any action that may be required to cause the Company and other Group Members to comply with any withholding requirements established under the Code or any other federal, state, local or foreign law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Member (including by reason of Section 1446 of the Code), the Board may treat the amount withheld as a distribution of cash pursuant to Sections 4.3 or 8.3 in the amount of such withholding from such Member.
Section 9.5   Partnership Treatment.
The Board shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Company as a publicly traded partnership taxable as a partnership for federal (and applicable state) income tax purposes.

ARTICLE X
DISSOLUTION AND LIQUIDATION
Section 10.1   Dissolution.
The Company shall not be dissolved by the admission of Substitute Members or Additional Members. The Company shall dissolve, and its affairs shall be wound up, upon:
(a) an election to dissolve the Company by the Board that is approved by the holders of a Share Majority;
(b) the sale, exchange or other disposition of all of the real properties (or indirect interests) of the Company;
(c) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the NYLLCL; or
(d) at any time that there are no Members of the Company, unless the business of the Company is continued in accordance with the NYLLCL.
Section 10.2   Liquidator.
Upon dissolution of the Company, the Board shall select one or more Persons to act as Liquidator. The Liquidator (if other than the Board) shall be entitled to receive such compensation for its services as may be approved by holders of a Share Majority. The Liquidator (if other than the Board) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a Share Majority. Upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of a Share Majority. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article VIII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.
Notwithstanding the foregoing, in lieu of appointing a Liquidator, the Board may cause the then-remaining real properties (and indirect interests) of the Company to be transferred to a liquidating trust, which shall have the full power and authority to carry out the liquidation in accordance with this Agreement and the NYLLCL.
Section 10.3   Liquidation.
The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 1005 of the NYLLCL and the following:
(a) Subject to Section 8.3(c), the assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 8.3(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. Notwithstanding anything to the contrary contained in this Agreement, the Members understand and acknowledge that a Member may be compelled to accept a distribution of any asset in kind from the Company despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.
(b) Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 8.2) and amounts to Members otherwise than in respect of their distribution rights under Article IV. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.
(c) All property and all cash in excess of that required to discharge liabilities as provided in Section 8.3(b) shall be distributed to the Members in accordance with and to the extent of the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 8.3(c)) for the taxable year of the Company during which the liquidation of the Company occurs (with such date of occurrence being determined by the Board, and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).
(d) Notwithstanding any other provision of this Agreement, if, upon the dissolution and liquidation of the Company pursuant to this Article VIII and after all other allocations provided for in Section 4.1 have been tentatively made as if this section were not in this Agreement, the quotient obtained by dividing the positive balance of a Member’s Capital Account with respect to GSD LLC Shares by the aggregate of all Members’ Capital Account balances with respect to GSD LLC Shares at such time would differ from such Member’s Percentage Interest, then Net Income (and items thereof) and Net Loss (and items thereof) for the Fiscal Year in which the Company dissolves and liquidates pursuant to Article VIII shall be allocated among the Members in a manner such that the positive balance in the Capital Account of each Member with respect to GSD LLC Shares on a share by share basis, immediately after giving effect to such allocation, is, as nearly as possible, equal to each such Member’s Percentage Interest on a share by share basis.
Section 10.4   Cancellation of Articles of Organization.
Upon the completion of the distribution of Company cash and property as provided in Section 8.3 in connection with the liquidation of the Company, the Articles of Organization and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of New York shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.
Section 10.5   Return of Contributions.
None of any member of the Board or any officer of the Company will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.
Section 10.6   Waiver of Partition.
To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.
Section 10.7   Capital Account Restoration .
No Member shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.

ARTICLE XI
AMENDMENT OF AGREEMENT
Section 11.1   General.
Except as provided in Section 11.2, Section 11.3 and Section 11.4, the Board may amend any of the terms of this Agreement but only in compliance with the terms, conditions and procedures set forth in this Section 11.1. If the Board desires to amend any provision of this Agreement other than pursuant to Section 11.3, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then (i) call a special meeting of the Members entitled to vote in respect thereof for the consideration of such amendment, (ii) direct that the amendment proposed be considered at the next annual meeting of the Members or (iii) seek the written consent of the Members. Amendments to this Agreement may be proposed only by or with the consent of the Board. Such special or annual meeting shall be called and held upon notice in accordance with Article XI of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Board shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by a Share Majority, unless a greater percentage is required under this Agreement or by the NYLLCL.
Section 11.2   Super-Majority Amendments.
Notwithstanding Section 11.1, the affirmative vote of the holders of Outstanding GSD LLC Shares representing at least two-thirds of the total votes that may be cast by all Outstanding GSD LLC Shares in the election of Directors, voting together as a single class, shall be required to alter or amend any provision of this Section 11.2 or Section 11.4(b).
Section 11.3   Amendments to be Adopted Solely by the Board.
Notwithstanding Section 11.1, the Board, without the approval of any Member, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:
(a) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;
(b) the admission, substitution, withdrawal or removal of Members in accordance with this Agreement;
(c) a change that the Board determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that the Company will not be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes other than as the Company specifically so designates;
(d) a change that, in the sole discretion of the Board, it determines (i) does not adversely affect the Members (including adversely affecting the holders of any particular class of GSD LLC Shares as compared to other holders of other classes of GSD LLC Shares) in any material respect, (ii) to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the NYLLCL), (iii) to be necessary, desirable or appropriate to facilitate the trading of the GSD LLC Shares (including, without limitation, the division of any class or classes of Outstanding GSD LLC Shares into different classes to facilitate uniformity of tax consequences within such classes of GSD LLC Shares) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which GSD LLC Shares are or will be listed for trading, compliance with any of which the Board deems to be in the best interests of the Company and the Members, (iv) to be necessary or appropriate in connection with action taken by the Board pursuant to Section 3.7 or (v) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e) a change in the fiscal year or taxable year of the Company and any other changes that the Board determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company;
(f) an amendment that the Board determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company or its Directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;
(g) an amendment that the Board determines to be necessary or appropriate in connection with the authorization or issuance of any class of GSD LLC Shares pursuant to Section 3.2 and the admission of Additional Members;
(h) any amendment expressly permitted in this Agreement to be made by the Board acting alone;
(i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 10.3;
(j) a merger, conversion or conveyance pursuant to Section 10.3(d); or
(k) any other amendments substantially similar to the foregoing.
Section 11.4   Amendment Requirements.
(a) Notwithstanding the provisions of Sections 11.1 and 11.3, no provision of this Agreement that establishes a percentage of Outstanding GSD LLC Shares required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote of holders of Outstanding GSD LLC Shares whose aggregate Outstanding GSD LLC Shares constitute not less than the voting requirement sought to be reduced.
(b) Notwithstanding the provisions of Sections 11.1 and 11.3, but subject to the provisions of Section 11.2, no amendment to this Agreement may (i) enlarge the obligations of any Member without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 11.4(c), (ii) change Section 8.1(a), (iii) change the term of the Company or, (iv) except as set forth in Section 8.1(a), give any Person the right to dissolve the Company.
(c) Except as provided in Section 10.3, and without limitation of the Board’ authority to adopt amendments to this Agreement without the approval of any Members as contemplated in Section 11.1, notwithstanding the provisions of Section 11.1, (i) any amendment that would have a material adverse effect on the rights or preferences of any class of GSD LLC Shares in relation to other classes of GSD LLC Shares must be approved by the holders of a majority of the Outstanding GSD LLC Shares of the class affected.
ARTICLE XII
MEMBER MEETINGS
Section 12.1   Voting.
Except as otherwise set forth in this Agreement, with respect to any matter submitted to a vote of Members, each holder shall be entitled to one vote per GSD LLC Share. Any GSD LLC Share representing an Excess Interest shall not be eligible to vote.
Section 12.2   Place of Meetings.
All meetings of the Members shall be held at such place or places, within or without the State of New York, as shall be determined by the Board from time to time.

Section 12.3   Annual Meetings.
The annual meeting of the Members shall be held at such date or hour as may be fixed by the Board. At an annual meeting of the Members, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a Member in accordance with (i) this Section 12.1 for any business other than the nomination of a person for election as a Director or (ii) Sections 5.14, 5.15 and 5.16 hereof for any nomination of a person for election as a Director.
Section 12.4   Special Meetings.
Special meetings of the Members may be called at any time by (i) the President, (ii) the Chairman of the Board, (iii) the Board pursuant to a resolution adopted by a majority of the total number of Directors that the Company would have if there were no vacancies, or (iv) by the President of the Company at the request of Qualified Members holding at least thirty percent (30%) of all the votes entitled to be cast on any issue proposed to be considered at the special meeting. For purposes of this Section, a “Qualified Member” shall mean a person who shall have been a Member of the Company for at least six (6) months immediately preceding the request for a special meeting. In connection with any request for a special meeting, each Qualified Member must comply with Section 12.1 for any business proposed for the special meeting other than the nomination of a person for election as a Director. Any Member nominating a Director proposed to be elected at the special meeting must comply with Sections 5.12, 5.13 and 5.14 hereof. Business transacted at all special meetings shall be confined to the objects stated in the notice of the special meeting.
Section 12.5   Notice of the Meeting.
(a) Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given by the Company not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by first class mail. Notice may be given by third class mail, in which event, the notice shall be given not fewer than twenty-four (24) nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the Member at his address as it appears on the stock transfer books of the Company or at such other address given by the Member in accordance with law.
(b) Any previously scheduled meeting of the Members may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting of Members.
Section 12.6   Quorum.
The holders of a majority of the GSD LLC Shares entitled to vote thereat shall constitute a quorum at any meeting of Members for the transaction of business except as otherwise provided by law.
Section 12.7   Conduct of Members’ Meetings; Adjournment.
(a) The Chairman of the Board shall preside at all Member meetings. In the absence of the Chairman of the Board, the President shall preside. The Chairman or the officer presiding over the Members meeting may establish such rules and regulations for the conduct of the meeting as he/she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting, and shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the stockholders’ meeting. Subject to Section 5.2 hereof, unless the Chairman or the officer presiding over the Members’ meeting otherwise requires, stockholders need not vote by ballot on any question.
(b) The Chairman or the presiding officer at a Members meeting or a majority of the GSD LLC Shares of the Company present thereat, represented in person or by proxy, may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The Members present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 12.8   Inspectors of Election.
At least two inspectors of election shall be appointed by the Board to serve at each annual or special meeting of Members. Such inspectors may include individuals who serve the Company in other capacities, including, without limitation, as officers, employees, agents or representatives.
The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. If there are three or more inspectors, the act of a majority shall govern. On request of the presiding officer or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them. Any report made by them shall be prima facie evidence of the facts therein stated, and such report shall be filed with the minutes of the meeting.
Section 12.9   Action of Members.
Except as otherwise provided by law, the Articles of Organization, or this Agreement, in all matters other than the election of Directors, the affirmative vote of a majority of the GSD LLC Shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the Members.
Section 12.10   Notice of Member Proposal For Business Other Than Nominations.
(a) For business to be properly brought before an annual meeting by a Member or before a special meeting called at the request of a Qualified Member (other than, in either case, the nomination of a person for election as a director, which is governed by Section 5.14), the Member intending to propose the business at the annual meeting or the Qualified Member on whose behalf the special meeting is called (each, a “Proponent”) must have given timely notice in writing to the Secretary of the Company of the intention to propose such business and such business must otherwise be a proper matter for Member action. To be timely, such notice shall be delivered to the Secretary at the principal executive offices of the Company (1) in the case of an annual meeting, not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Member to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company; (2) in the case of a special meeting called pursuant to Section 203.(i),(ii) or (iii) of this Article II, not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or the 10th day following the date of public disclosure of the date of such special meeting; and (3) in the case of a special meeting called at the request of a Qualified Member (other than, in either case, the nomination of a person for election as a director, which is governed by Sections 5.14), not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the 90th day prior to the date of such special meeting. In no event shall the public disclosure of an adjournment of an annual meeting or special meeting (each, a “Member Meeting”) commence a new time period for the giving of a Member’s notice as described above. (For purposes of this Agreement, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). A Proponent’s notice to the Secretary shall set forth as to each matter the Proponent proposes to bring before the Member Meeting: (A) a brief description of the business desired to be brought before the Member Meeting and the reasons for conducting such business at the Member Meeting, (B) the name and address of the Proponent, and of any holder of record of the Proponent’s shares as they appear on the Company’s books, (C) the class and number of shares of the Company which are owned by the Proponent (beneficially and of record) and owned by any holder of record of the Proponent’s shares, as of the date of the Proponent’s notice, and a representation that the Proponent will notify the Company in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) any material interest of the Proponent in such business, (E) a description of any agreement, arrangement or understanding with respect to such business between or among the Proponent and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (F) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any of its affiliates or associates with respect to shares of stock of the Company, and a representation that the Proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (G) a representation that the Proponent is a holder of record or beneficial owner of shares of the Company entitled to vote at the Member Meeting and intends to appear in person or by proxy at the meeting to propose such business, and (H) a representation whether the Proponent intends to deliver a proxy statement and form of proxy to Members of the Company and/or otherwise solicit proxies from Members in support of the proposal.
(b) If the chair of the Member Meeting determines that any business (other than the nomination of a person for election as a director, which is governed by Sections 5.14) was not made in accordance with the applicable provisions of this Agreement, such business shall not be transacted. Notwithstanding anything in this Agreement to the contrary, unless otherwise required by law, if a Proponent intending to propose business at a Member Meeting pursuant to this Section 12.10 does not provide the information required under subparagraphs (C), (E) and (F) of Section 12.10(a). to the Company promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Company. The requirements of this Section 12.10 shall apply to any business to be brought before a Member Meeting by a Member (other than the nomination of a person for election as a director, which is governed by Section 5.14) whether such business is to be included in the Company’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to Members by means of an independently financed proxy solicitation. The requirements of this Section 12.10 are included to provide the Company notice of a Member’s intention to bring business before a Member Meeting and shall in no event be construed as imposing upon any Member the requirement to seek approval from the Company as a condition precedent to bringing any such business before a Member Meeting.
ARTICLE XIII
GENERAL PROVISIONS
Section 13.1   Seal of the Company.
The seal of the Company shall be circular in form and shall contain the name of the Company, the year “2013” and the words “Company Seal, New York.”
Section 13.2   Fiscal Year.
The fiscal year of the Company shall begin on the first (1st) day of January in each year and end on the thirty-first (31st) day of December in each year.

Section 13.3   Emergency Provisions.
In the event of any state of emergency, disaster or catastrophe (whether or not declared by the United States Government or the State of New York), and during the continuance of such emergency, the following By-Laws provisions shall be in effect, notwithstanding any other provisions of the By-Laws:
(a) A meeting of the Board or of any Committee thereof may be called by any officer or director upon one (1) hour’s notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;
(b) The director or directors in attendance at the meeting of the Board or of any Committee thereof shall constitute a quorum; and
(c) These By-Laws may be amended or repealed, in whole or in part, by a majority vote of the directors attending any meeting of the Board, provided such amendment or repeal shall only be effective for the duration of such state.
Section 13.4   Further Action.
The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
Section 13.5   Severability.
If any provision of this Agreement is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of this Agreement and such other provisions shall continue in full force and effect.
Section 13.6   Amendment or Repeal.
This Agreement may be altered or amended or repealed by the affirmative vote of a majority of the GSD LLC Shares issued and outstanding and entitled to vote thereat, at any annual meeting of the Members or at any special meeting of the Members if notice of the proposed alteration or amendment or repeal be contained in the notice of such special meeting, or by the affirmative vote of a majority of the Board at any regular meeting of the Board, or at any special meeting of the Board if notice of the proposed alteration or amendment or repeal be contained in the notice of such special meeting.
Section 13.7   Binding Effect.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 13.8   Integration.
This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
Section 13.9   Creditors.
None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.
Section 13.10   Waiver.
No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.
Section 13.11   Counterparts.
This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a GSD LLC Share, upon receipt of such issuance or transfer.

Section 13.12   Applicable Law.
This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflict of laws.
Section 13.13   Invalidity of Provisions.
If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
Section 13.14   Consent of Members.
Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.
Section 13.15   Facsimile Signatures.
The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Company is expressly permitted by this Agreement.
Remainder of page intentionally left blank.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

GYRODYNE COMPANY OF AMERICA, INC.
By:	Name: Title:
[Signature Page to Amended and Restated LLC Agreement of Gyro Special Distribution, LLC]

Annex H
GYRODYNE COMPANY OF AMERICA, INC.
COMPENSATION COMMITTEE CHARTER
Purpose:
The purpose of the Company’s Compensation Committee is to aid our board of directors in meeting its responsibilities with regard to oversight and determination of executive compensation, which includes evaluating and determining compensation of the members of our board of directors, the Chief Executive Officer and all other executive officers and administering equity and other incentive compensation plans for all employees.
Membership:
The Compensation Committee shall consist of all directors on our board of directors who are independent in accordance with Section 952 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and NASDAQ listing standards or any other standards that law or regulation may require or that our board of directors shall determine to apply, and be chaired by the Chairman of our board of directors. Given the fact that the Compensation Committee is comprised of all of the independent members of our board of directors, decisions issued by the Compensation Committee will constitute the decisions of our board of directors with regard to the payment of executive compensation, but the Compensation Committee may form and delegate authority to one or more members or subcommittees when appropriate.
Responsibilities and Duties:
The Compensation Committee shall:
1.
  Review and adopt the Company’s goals and objectives relevant to CEO and executive officer compensation, evaluate the performance of the CEO and executive officers in light of those stated goals and objectives and determine and set annual compensation (consisting of salary and bonus awards) levels for the CEO and all executive officers based on individual performance evaluations.
2.
  Annually review and approve the compensation policies of the Company, including, as appropriate in the discretion of the Compensation Committee, consideration of peer companies and other data sources.
3.
  Annually review and evaluate the level and form of compensation for our board of directors and committee service by non-employee members of our board of directors and adopt changes when appropriate.
4.
  Consider policies with respect to shareholder proposals related to compensation matters.
5.
  Consider any incentive compensation plans including any amendments thereto, considering the Company’s business objectives and an intention to promote appropriate practices and not excessive risk-taking.
6.
  Administer the Company’s qualified benefit plans and nonqualified benefit plans, including retirement and other employee benefit and perquisite plans, and grant and ratify awards under such plans as provided in the applicable plan documents, including the review and approval of management recommendations to all eligible employees under any existing plans.
7.
  As requested by Company management, review, consult and make recommendations and/or determinations regarding employee compensation and benefit plans generally, including employee bonus and retirement plans and programs.
8.
  With the assistance of counsel, draft, review and approve the annual Report of the Compensation Committee on executive compensation to be included in Company’s annual proxy statement/prospectus as required under applicable law, regulation or listing standards.
H-1

9.
  When necessary and appropriate, be authorized to designate one or more of its members to perform certain of its duties on its behalf, subject to any reporting to and ratification by the Compensation Committee as the Compensation Committee shall direct.
10.
  Periodically review the adequacy of its charter and recommend any changes it deems appropriate or as required for compliance purposes, etc.
11.
  Review and analyze any materials and data prepared by consultants and advisors engaged to assist the Compensation Committee in fulfilling its responsibilities and duties.
12.
  Evaluate the need for, and provisions of, any employment contracts/severance arrangements for the CEO and other executive officers.
13.
  Record adequate minutes of its proceedings, which minutes shall be kept by legal counsel to the Compensation Committee or, in the absence of independent counsel, by legal counsel to the Company. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent.
Outside Consultants and Advisors:
In fulfilling its responsibilities and duties, the Compensation Committee has the authority, as it deems necessary or appropriate and at the Company’s expense, to retain, determine the fees and other terms of engagement of, and terminate the engagement of independent compensation consultants, legal counsel and other advisors, which assist the Compensation Committee in the discharge of its responsibilities and duties. The Compensation Committee shall select a compensation consultant, legal counsel, or other adviser only after taking into consideration the independence of the compensation consultant, legal counsel, or other adviser using factors established by law, the rules and regulations of the SEC, and NASDAQ listing standards.
H-2

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.
  Indemnification of Directors and Officers.
Section 420 of the New York Limited Liability Company Law (the “NYLLCL”) provides that a limited liability company may indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.
The limited liability company agreement of Gyrodyne, LLC provides that none of its directors shall be liable to Gyrodyne, LLC or its members for monetary damages for breach of fiduciary duty as a director, except if a judgment or other final adjudication adverse to the director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Sections 409(c) and 609 of the NYLLCL. If the NYLLCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Gyrodyne, LLC, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended NYLLCL.
Item 21.
  Exhibits and Financial Statement Schedules.
(a)
  Exhibits
Below are the exhibits which are included, either by being filed herewith or by incorporation by reference, in this registration statement.

Exhibit Number	Exhibit Title
2.1
Agreement and Plan of Merger, dated as of October 15, 2013, by and among Gyrodyne Company of America, Inc., Gyrodyne, LLC and Gyrodyne Special Distribution, LLC included as Annex C to the proxy statement/prospectus that is part of this registration statement and is incorporated herein by reference

3.1	Articles of Organization of Gyrodyne, LLC, dated as of October 3, 2013
3.2	Limited Liability Company Agreement of Gyrodyne, LLC, dated as of October 3, 2013
3.3
Form of Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC included as Annex F to the proxy statement/prospectus that is a part of this registration statement and is incorporated herein by reference. The Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC will be adopted as Gyrodyne, LLC’s limited liability company agreement prior to the effective time of the merger

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as to the validity of the securities being issued*
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as to tax matters*
23.1	Consent of Baker Tilly Virchow Krause, LLP (as successor by merger of Holtz Rubenstein Reminick LLP) re: Gyrodyne Company of America, Inc.
23.2	Consent of Baker Tilly Virchow Krause, LLP (as successor by merger of Holtz Rubenstein Reminick LLP) re: Gyrodyne, LLC
23.3	Consent incorporated by reference to Exhibit 5.1 of this Registration Statement on Form S-4

Exhibit Number	Exhibit Title
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (incorporated by reference to Exhibit 8.1 to this Registration Statement on Form S-4)*
24.1	Powers of Attorney (included on the signature page hereto)
99.1	Form of Proxy Card for Gyrodyne Company of America, Inc. Annual Meeting

*
  To be filed by amendment.
(b)
  Financial Statement Schedules
Financial statement schedules are incorporated herein by reference to Gyrodyne Company of America, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 beginning on page F-1 thereto.
Item 22.
  Undertakings.
The undersigned registrant hereby undertakes:
(1)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(2)
  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
(3)
  The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(4)
  The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(5)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(6)
  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.
(7)
  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.
[Remainder of Page Intentionally Left Blank]

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. James, State of New York on October 18, 2013.

GYRODYNE, LLC
By:	Gyrodyne Company of America, Inc. its sole member
By:	/s/ Frederick C. Braun III Name: Frederick C. Braun III Title: President and Chief Executive Officer
SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers of Gyrodyne, LLC and directors of Gyrodyne Company of America, Inc., hereby severally constitute and appoint Frederick C. Braun III and Gary J. Fitlin and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us, and in our names in the capacities indicated below, the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers of Gyrodyne, LLC and directors of Gyrodyne Company of America, Inc. to enable Gyrodyne, LLC, as registrant, and Gyrodyne Company of America, Inc., as sole member of the registrant, to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement, or amendment thereto, on Form S-4 has been signed by the following persons on behalf of Gyrodyne, LLC and Gyrodyne Company of America, Inc., respectively, in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frederick C. Braun III Frederick C. Braun III	President and Chief Executive Officer of Gyrodyne, LLC (Principal Executive Officer)	October 18, 2013
/s/ Gary J. Fitlin Gary J. Fitlin	Senior Vice President and Chief Financial Officer of Gyrodyne, LLC (Principal Financial Officer and Principal Accounting Officer)	October 18, 2013
/s/ Paul L. Lamb Paul L. Lamb	Chairman of the Board of Directors of Gyrodyne Company of America, Inc.	October 18, 2013
/s/ Elliot H. Levine Elliot H. Levine	Director of Gyrodyne Company of America, Inc.	October 18, 2013
/s/ Ronald J. Macklin Ronald J. Macklin	Director of Gyrodyne Company of America, Inc.	October 18, 2013
/s/ Philip F. Palmedo Philip F. Palmedo	Director of Gyrodyne Company of America, Inc.	October 18, 2013
/s/ Nader G.M. Salour Nader G.M. Salour	Director of Gyrodyne Company of America, Inc.	October 18, 2013
/s/ Richard B. Smith Richard B. Smith	Director of Gyrodyne Company of America, Inc.	October 18, 2013

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
2.1
Agreement and Plan of Merger, dated as of October 15, 2013, by and among Gyrodyne Company of America, Inc., Gyrodyne, LLC and Gyrodyne Special Distribution, LLC included as Annex C to the proxy statement/prospectus that is part of this registration statement and is incorporated herein by reference

3.1	Articles of Organization of Gyrodyne, LLC, dated as of October 3, 2013
3.2	Limited Liability Company Agreement of Gyrodyne, LLC, dated as of October 3, 2013
3.3
Form of Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC included as Annex F to the proxy statement/prospectus that is a part of this registration statement and is incorporated herein by reference. The Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC will be adopted as Gyrodyne, LLC’s limited liability company agreement prior to the effective time of the merger

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as to the validity of the securities being issued*
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as to tax matters*
23.1	Consent of Baker Tilly Virchow Krause, LLP (as successor by merger of Holtz Rubenstein Reminick LLP) re: Gyrodyne Company of America, Inc.
23.2	Consent of Baker Tilly Virchow Krause, LLP (as successor by merger of Holtz Rubenstein Reminick LLP) re: Gyrodyne, LLC
23.3	Consent incorporated by reference to Exhibit 5.1 of this Registration Statement on Form S-4
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (incorporated by reference to Exhibit 8.1 to this Registration Statement on Form S-4)*
24.1	Powers of Attorney (included on the signature page hereto)
99.1	Form of Proxy Card for Gyrodyne Company of America, Inc. Annual Meeting

*
  To be filed by amendment.